LEASE AGREEMENTS FOR REGISTRANTS PRINCIPLE OFFICES SUBSTANTIALLY
IN THE FORM OF THIS EXHIBIT                                        EXHIBIT 10(l)

                                  OFFICE LEASE

     This Office Lease, which includes the preceding Summary of Basic Lease Information (the "SUMMARY") attached hereto and incorporated herein by this reference (the Office Lease and Summary are collectively referred to herein as the "LEASE"), dated as of the date set forth in SECTION 1 of the Summary is made
                                                ---------
by and between TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("LANDLORD"), and 20TH CENTURY INDUSTRIES, a California corporation ("TENANT").

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT AND COMMON AREAS

     1.1     The  Premises.  The  "Premises"  consists  of all of the occupiable
             -------------
area  in  the "Building" as that term is defined in SECTION 1.2, below, with the
                                                    -----------
exception  of  the space located on the first (ground) floor of the Building and indicated  on  Exhibit  A, attached hereto, as the "Retail Areas" or "Management
               -----------
Office", and not including any basement storage areas (which are to be leased by Tenant pursuant to the terms of Article 4). The number of rentable square feet
                                 ---------
of  each  floor  of  the  Premises  is  as  provided  below.

                  Floor                     Rentable Square Feet
                  -----                     --------------------
                    1                             11,140
                    2                             21,550
                    3                             21,550
                    4                             21,550
                    5                             21,550
                    6                             21,550
                    7                             21,550
                    8                             21,550
                    9                             21,550
                    10                            21,913
                    11                            22,200

             PREMISES TOTAL                      227,653


                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. An outline of each floor of the Premises is set forth in EXHIBIT A attached hereto.
----------

     1.2     The  Building  and  The  Project.  The  Premises are a part of the
              --------------------------------
building set forth in SECTION 4.1 of the Summary (the "BUILDING").  The Building
                      -----------
is part of an office project to be known as 20th Century Plaza, consisting of the Building and the additional office building to be constructed by Landlord and located at 6303 Owensmouth Avenue, Woodland Hills, California 91367 (the "ADJACENT BUILDING"). The term "Project," as used in this Lease, shall mean (i) the Building, the Adjacent Building and the "Common Areas," as that term is defined in SECTION 1.3 below, including the parking structure and parking areas
            -----------
to  be constructed on the land containing the Project (the "PARKING STRUCTURE"),
(ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building, the Adjacent Building and the Common Areas are located, and (iii) at Landlord's discretion, any additional improvements added thereto pursuant to the terms of SECTION 1.4 of this Lease.
                                                      -----------
Notwithstanding the foregoing, in those areas of this Lease where Tenant is granted a right or privilege, or Landlord or Tenant undertakes an obligation, contingent on Tenant's occupying "all of the Project", "the entire Project", or "100% of the Project" (or such other phrase indicating the entirety of the
Project), Tenant shall be deemed to have achieved such occupancy level notwithstanding the fact that Tenant does not lease those areas on the ground floor of the Building which are currently leased to certain retail tenants other than Tenant. The Project, as initially designated by Landlord, is approximately set forth on EXHIBIT B, attached hereto. In the event that, during any Option
               ---------
Term, Tenant no longer leases the Adjacent Building, Landlord shall have the right to change the name of the Project. Tenant acknowledges that the Parking Structure is to be constructed by Landlord in accordance with the terms of the Adjacent Building Lease, and is not anticipated to be fully completed until the last quarter of 1998.

     1.3     Common  Areas.  Tenant  shall  have  the non-exclusive right to use
             -------------
in common with other tenants in the Project, and subject to the rules and regulations referred to in ARTICLE 5 of this Lease, those portions of the
                               ----------
Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project designated as such by Landlord, and may include, without limitation, any fixtures, systems, signs, facilities, parking facilities and areas (including the Parking Structure), gardens, parks or other landscaping contained, maintained or used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project. The term "Building Common Areas," as used in this Lease, shall mean the Common Areas, to the extent located within the Building, designated as such by Landlord, and may include, without limitation, the common entrances, lobbies, atrium areas, restrooms, elevators, stairways and accessways, loading docks, ramps, drives, platforms, passageways, serviceways, common pipes, conduits, wires, equipment, loading and unloading areas, parking facilities and trash areas servicing the Building.


                                      -2-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     1.4     Landlord's Use and Operation of  the  Building, Project, and Common
             -------------------------------------------------------------------
Areas.  Landlord  reserves  the right from time to time (i) to close temporarily
-----
any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to add additional improvements to the Common Areas; (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (v) to do and perform such other acts and make such other changes in, to or with respect to the Project as Landlord may, in the exercise of reasonable discretion, deem to be appropriate. Notwithstanding the foregoing, except with respect to Landlord's initial construction of Adjacent Building, Parking Structure and Common Areas, if any of the foregoing actions by Landlord is reasonably considered by Tenant as likely to have a material and adverse affect on Tenant's use of or access to the Premises or the "Storage Area", as that term defined in SECTION 4.1, or the Common Areas, including the
                                 -----------
Parking Structure, or the Adjacent Building, Landlord's right to take any such action shall be subject to the prior written consent of Tenant, which consent shall not unreasonably be withheld, conditioned or delayed. Moreover, Landlord may take the foregoing actions without the prior consent of Tenant in the event of an emergency, in connection with Landlord's actions pursuant to the terms of ARTICLES 6, 8, 13 and 19 of this Lease, or in order to comply with "Laws", as
---------------------------
that  term  is defined in SECTION 19.27, below.  Landlord shall use commercially
                          -------------
reasonably efforts to minimize any interruption of Tenant's use of or access to the Premises, the Storage Area or the Common Areas, including the Parking Structure, and, if parking spaces would otherwise be lost, albeit temporarily, shall use commercially reasonable efforts to provide to Tenant alternative parking within or in close proximity to the Project, with reasonably adequate security and, when appropriate, shuttle service to and from such alternative parking area so as to minimize the inconvenience to Tenant resulting from such interruption of Tenant's use of or access to the Premises or the Parking Structure.


     1.5     Rentable  Square Footage of Premises and Building.  For purposes of
             -------------------------------------------------
this Lease, "rentable square feet" contained in the Premises and Building shall be deemed to be as set forth in SECTION 4.2 of the Summary, and shall not be subject to remeasurement during the Lease Term.


                                    ARTICLE 2

                                   LEASE TERM

     2.1     Initial  Term.  The  terms  and  provisions  of this Lease shall be
             -------------
effective as of the date of this Lease, except as otherwise set forth herein. The term of this Lease (the "LEASE TERM") shall be as set forth in SECTION 5.1
                                                                     -----------
of  the  Summary,  shall  commence  on  the date set forth in SECTION 5.2 of the
                                                              -----------
Summary (the "LEASE COMMENCEMENT DATE"), and shall expire on the date determined as provided in SECTION 5.3 of the Summary (the "LEASE EXPIRATION DATE") unless
                 -----------
the  Lease  Term  is sooner terminated or extended as hereinafter provided.  For


                                      -3-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve
(12) month period during the Lease Term for the initial Premises; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh calendar month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. Landlord shall, within ninety (90) days after the commencement of the Adjacent Building Lease, deliver to Tenant a supplemental agreement in the form as set forth in EXHIBIT D, attached hereto, which Tenant
                                        ---------
shall  execute  and  return to Landlord within ten (10) days of receipt thereof.

     2.2  Intentionally Omitted.
          ----------------------

     2.3  Renewal Option Terms.
          ---------------------

          2.3.1     Renewal  Option Right.  Landlord hereby grants to Tenant two
                    ---------------------
(2) options to extend the initial Lease Term (each of which is deemed a "RENEWAL OPTION RIGHT") for a period of five (5) years each (each such term to be known as a "RENEWAL OPTION TERM"), which Renewal Option Rights shall be exercisable only by notice delivered by Tenant to Landlord as provided below. Upon the exercise of any such Renewal Option Right, the then-current Lease Term, as it applies to the entire Premises then leased by Tenant, shall, in accordance with
Section 2.3.3, be extended for the Renewal Option Term. The Renewal Option Rights contained in this SECTION 2.3 shall be exercised only by the original
                             -----------
Tenant named in the Summary (the "ORIGINAL TENANT") and any assignee of the Original Tenant's interest in this Lease to which the Original Tenant transfers such rights, provided that such assignment is permitted pursuant to the terms of
ARTICLE  11  of  this  Lease.  The  terms  and  conditions applicable during the
-----------
Renewal Option Terms shall be the same terms and conditions that apply during the initial Lease Term, except that (i) the Rent and certain other terms applicable during the Renewal Option Term shall be as set forth in SECTION 2.3.2
                                                                   -------------
below, and (ii) Tenant may not extend the Lease Term beyond the expiration of second Renewal Option Term. Tenant shall have the Renewal Option Right for the second Renewal Option Term only if Tenant has previously extended the initial Lease Term for the first Renewal Option Term. Tenant shall not have the right to exercise any Renewal Option Right hereunder if, as of the date of such attempted exercise, Tenant is in default with respect to its obligation to pay Base Rent under this Lease, after expiration of any applicable cure period.

          2.3.2     Option  Rent.  The  Rent  ("OPTION  RENT") payable by Tenant
                    ------------
during the first Renewal Option Term or second Renewal Option Term, as the case may be, shall be equal to ninety-five percent (95%) of the "Fair Market Rental Rate" for the Premises. The term "Fair Market Rental Rate" shall mean the annual amount per rentable square foot that a willing, non-equity, non-sublease, non-encumbered, non-expansion, comparable third-party tenant, represented by a commercial real estate broker, would pay and a willing, comparable landlord would accept, at arm's length, for unencumbered space (specifically not including transactions in which one or more components of the terms and conditions of the same are pre-determined on a fixed basis in executed lease documentation or in which the terms and conditions are calculated using a formula which involves the discounting of one or more components of the terms and conditions to the benefit of a tenant) comparable to the Premises in "Comparable Buildings," as that term is defined in this SECTION 2.3.2 below,
                                                            -------------
giving appropriate consideration to concessions including the following (collectively, the "RENEWAL CONCESSIONS"): (i) rental abatement concessions, if


                                      -4-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
any,  being  granted  such tenants in connection with such comparable space; and
(ii) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Tenant; and (iii) other typical monetary concessions being granted such comparable third-party tenants in connection with such comparable space. In calculating the Fair Market Rental Rate, no consideration shall be given to (Y) the fact that Landlord is or is not required to pay the real estate brokerage commission in connection with Tenant's exercise of its right to lease the Premises during the Renewal Option Term, or the fact that comparable landlords are or are not paying real estate brokerage commissions in connection with such comparable space, or (Z) any period of rental abatement, if any, granted to comparable third-party tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable space. Consideration shall be given, however, to the creditworthiness of Tenant as compared to that of the tenants involved in the comparable transactions and the effect that the lack of creditworthiness of Tenant, if any, should have on rental rates and/or security requirements. Such Fair Market Rental Rate shall be increased to take into account the value of the free parking (based on prevailing rates in the Comparable Buildings) granted to Tenant during any Renewal Option Term pursuant to the terms of ARTICLE 18 of this Lease. The
                                                  ----------
Annual Direct Expense Allowance applicable during each Option Term shall be adjusted to be the amount of Direct Expenses for the Building attributable to the twelve (12) month period which has most recently ended prior to the first day of the Renewal Option Term; provided, however, that the Fair Market Rental Rate shall take into consideration that the Annual Direct Expense Allowance applicable during the Renewal Option Term shall be as set forth in this sentence. If in determining the Option Rent, Tenant is entitled to any Renewal Concessions, Landlord may, at Landlord's sole option, elect any or a portion of the following: (X) to grant the Renewal Concessions to Tenant in the form as described above (e.g., as free rent and/or an improvement allowance), and/or (Y) to grant Tenant the amount, of any or all of the Renewal Concessions in the form of free rent or reduced "face" or "stated" rental rate during the applicable Option Term or lease of First Offer Space, which reduction in rental shall be made in equal monthly installments and shall be calculated, except as otherwise provided below, over all or a portion of the Option Term or lease of First Offer Space, as determined by Landlord, and in equal monthly installments commencing as of the first day of the applicable Option Term or lease of First Offer Space (in which case the Renewal Concession or Renewal Concessions converted into free rent shall not be granted to Tenant). The term "Comparable Buildings" shall mean the Adjacent Building and other office buildings completed after the calendar year 1985 and containing at least 200,000 rentable square feet, which are otherwise comparable to the Building in terms of quality of construction, level of services, amenities and appearance, and are located in Woodland Hills, California and within the area bounded by the 101 Freeway, DeSoto Avenue, Topanga Boulevard, and Vanowen Street ("WARNER CENTER").

          2.3.3     Exercise of Renewal Option Rights.    Landlord shall deliver
                    ---------------------------------
to Tenant a notice ("EXTENSION OPTION REMINDER NOTICE") not more than thirty-six
(36) months prior to the expiration of the initial Lease Term or first Renewal Option Term, as applicable, which Extension Option Reminder Notice shall specifically state that: "If Tenant wishes to exercise a Renewal Option Right


                                      -5-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
pursuant  to  SECTION  2.3.1 of Tenant's Office Lease at 6301 Owensmouth Avenue,
              --------------
Woodland Hills, California, Tenant must deliver the 'Exercise Notice,' as that term is defined therein, on or before the 'Lapse Date,' as that term is defined in such Office Lease." If Tenant wishes to exercise a Renewal Option right described in this SECTION 2.3.3, Tenant shall exercise the Renewal Option Right
                   -------------
by delivering notice ("EXERCISE NOTICE") thereof to Landlord. The Exercise Notice must be delivered, if at all, after the date which is thirty-five (35) months prior to the expiration of the initial Lease Term or first Renewal Option Term, as applicable, and prior to the date ("LAPSE DATE") which is the later of
(a) the date which is thirty (30) days after the date of Tenant's receipt of the Extension Option Reminder Notice, or (b) the date which is twenty-four (24) months prior to the expiration of the initial Lease Term or first Renewal Option Term, as applicable.

          2.3.4     Determination of Option Rent.  If Tenant timely delivers the
                    ----------------------------
Exercise Notice, Landlord shall deliver notice (the "OPTION RENT NOTICE") to Tenant on or before the later of (i) the date which is thirty (30) days after Landlord's receipt of the Exercise Notice, or (ii) the date which is twenty-three (23) months prior to the expiration of the initial Lease Term or first Renewal Option Term, as applicable, which Option Rent Notice shall set forth Landlord's initial determination of the "Option Rent," as that term is defined in SECTION 2.3.2 above, and which shall be applicable to this Lease
             --------------
during the Renewal Option Term. Tenant shall have thirty (30) days ("TENANT'S DETERMINATION PERIOD") after receipt of Landlord's Option Rent Notice within which to accept Landlord's initial determination of the Option Rent or to object thereto in writing to Landlord. If Tenant fails to so object to Landlord's initial determination of the Option Rent within Tenant's Determination Period, the Option Rent shall be as set forth in the Option Rent Notice. If, however, Tenant timely objects in writing to the Option Rent initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the Option Rent using their good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's objection to the Option Rent (the "OUTSIDE AGREEMENT DATE"), then each party shall submit to the other party a separate written determination of the Option Rent within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with SECTIONS 2.3.4.1 through 2.3.4.7 below. Failure
                                ----------------         -------
of Tenant or Landlord to submit a written determination of the Option Rent within such ten (10) business day period shall conclusively be deemed to be the non-determining party's approval of the Option Rent submitted within such ten
(10)  business  day  period  by  the  other  party.

               2.3.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate attorney and/or broker, as either party shall, in its sole discretion elect, who is then active and have then been active over the ten (10) year period ending on the date of such appointment in the leasing of comparable office properties in Los Angeles County, provided that such individual shall not have been engaged or employed by the party appointing the same within the five (5) year period preceding the date of such appointment. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted determination of Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of SECTION 2.3.2 of this
                                                           -------------
Lease. Each such arbitrator shall be appointed within fifteen (15) business days after the Outside Agreement Date.


                                      -6-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

               2.3.4.2  The  two  (2)  arbitrators so appointed shall within ten
(10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

               2.3.4.3 The three (3) arbitrators shall within thirty (30) days after the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted determination of Option Rent and shall notify Landlord and Tenant thereof.

               2.3.4.4  The  decision  of  the  majority  of  the  three  (3)
arbitrators  shall  be  binding  upon  Landlord  and  Tenant.

               2.3.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               2.3.4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in SECTION 2.3.4.2
                                                                 ---------------
above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days after the expiration of the time period provided in SECTION 2.3.4.2 above, then
                                                     ---------------
either party may, upon at least five (5) days prior notice to the other party, request the Presiding Judge of the Los Angeles County Superior Court to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Option Rent shall be used and shall notify Landlord and Tenant thereof.

               2.3.4.7 Each party shall pay the fees of the arbitrator appointed by such party and the fees of the third (3rd) arbitrator and any other costs of such arbitration shall be split between Landlord and Tenant equally.

          2.3.5     Rent  Payable Pending Determination.  In  the  event  that a
                    -----------------------------------
final determination of Option Rent has not been reached prior to the commencement of a Renewal Option Term pursuant to the provisions of this SECTION
                                                                         -------
2.3,  the Base Rent and Additional Rent payable by Tenant as of the first day of
---
such Renewal Option Term shall be as set forth in Landlord's written determination of the Option Rent submitted to arbitration in accordance with
SECTION 2.3.4 above.  If Landlord's determination of Option Rent is not selected
-------------
in such arbitration proceedings, then within thirty (30) days after the determination of the arbitrators, Landlord shall pay to Tenant the difference between the amount of Base Rent and Additional Rent paid by Tenant for the Premises during such Renewal Option Term to the date of such payment by Landlord, less the amount of Base Rent and Additional Rent for the Premises for such Renewal Option Term which Tenant was required to pay as determined in arbitration.


                                      -7-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                    ARTICLE 3

                                      RENT

     3.1     Base  Rent.  Tenant  shall  pay, without prior notice or demand, to
             ----------
Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate by notice to Tenant, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in SECTION 6 of the
                                                                ---------
Summary, payable in monthly installments in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction, except as specifically provided in this Lease. Landlord agrees that, with respect to each of the months of January, 1998, and January, 1999, Tenant shall receive a credit against Base Rent in the amount of $300,000.00. If any "Rent," as that term is defined in SECTION 3.2, below, payment date (including
                                     -----------
the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall be prorated on the basis of the number of days in that calendar month. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

     3.2     Additional  Rent.  In addition to paying the Base Rent specified in
             ----------------
SECTION  3.1  of  this  Lease,  Tenant  shall pay "Tenant's Share" of the annual
------------
"Direct  Expenses,"  as  those  terms are defined in SECTIONS 3.3.7 and 3.3.2 of
                                                     --------------     -----
this Lease, respectively, to the extent such Direct Expenses are in excess of the amount of the "Annual Direct Expense Allowance" as that term is defined in
SECTION  3.3.1 of this Lease multiplied by the number of rentable square feet in
--------------
the Premises. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this ARTICLE 3 as Additional Rent shall be payable for the
                           ---------
same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this ARTICLE 3
                                                                       ---------
shall survive the expiration of the Lease Term. If Tenant's Share of the Direct Expenses (as defined in SECTION 3.3.2) incurred during the twelve (12) month
                           -------------
period commencing on the "Lease Commencement Date" as defined in the Adjacent Building Lease (the "STOP YEAR"), on a per rentable square foot basis, exceeds the Annual Direct Expense Allowance, Landlord shall elect, which election shall be subject to the approval of the entities, if any, holding trust deed liens on the Building (collectively, the "Lien Holders"), to either (A) permanently increase the Annual Direct Expense Allowance to be equal to the amount of Tenant's Share of Direct Expenses incurred during the Stop Year, or (B) grant Tenant a one-time credit from Landlord against the next installments of Base Rent, estimated Additional Rent and parking charges coming due, in an amount equal to the net present value of the annuity stream which consists of monthly payments in the amount of one-twelfth (1/12) of said excess of Tenant's Share of the Direct Expenses on a per rentable square foot basis over the Annual Direct Expense Allowance which monthly payments would have continued over the remaining fourteen (14) years of the Lease Term, calculated utilizing the discount rate of


                                      -8-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
the Federal Reserve Bank of San Francisco plus 1% at the time of payment. Alternatively, if Tenant's Share of the Direct Expenses, on a per rentable square foot basis, incurred during the Stop Year are actually less than the Annual Direct Expense Allowance, the Annual Direct Expense Allowance shall be permanently reduced for the entire Lease Term to the amount of the Direct Expenses per rentable square foot actually incurred during the first Stop Year. For example, if the Direct Expenses on a per rentable square foot basis for the Stop Year are Eight Dollars and seventy-two cents ($8.72) and if the discount rate of the Federal Reserve Bank of San Francisco is 5%, then, Tenant shall be entitled to either (i) a permanent increase in the Annual Direct Expense Allowance to $8.72, or (ii) a one-time credit as aforesaid equal to Six Dollars and eighty cents ($6.80) per square foot of rentable area in the Premises. If the Direct Expenses on a per rentable square foot basis for the Stop Year are Seven Dollars and eighty cents ($7.80), then the Annual Direct Expense Allowance shall be reduced to Seven Dollars and eighty cents ($7.80) for the balance of the initial Lease Term.

     3.3     Definitions  of  Key Terms Relating to Additional Rent.  As used in
             ------------------------------------------------------
this  ARTICLE  3,  the  following  terms shall have the meanings hereinafter set
      ----------
forth.

          3.3.1     The  "Annual  Direct  Expense Allowance" shall be the amount set  forth  in  SECTION  7.2  of  the  Summary.
                ------------

          3.3.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses".

          3.3.3 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls through and including the calendar year in which the Lease Term expires; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period. In the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

          3.3.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays during any Expense Year because of or in connection with the ownership, management, maintenance, repair or operation of the Project, except as is hereinafter expressly provided.
Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections (not due to Landlord's negligence or willful misconduct in the management of the Project) and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal, private or public shuttle service or parking program; (iii) the cost of all insurance carried by Landlord in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking structure and parking


                                      -9-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
area repair, restoration, and maintenance including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting and professional fees, of all contractors and consultants engaged by Landlord or reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project, or any portion thereof; (vii) payments under any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder, or, if Landlord manages the Project or Building itself, without a third party manager, an imputed management fee); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Project, or any portion thereof, including employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project, or any portion thereof; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, covenants, conditions, or restrictions or instrument pertaining to the sharing of costs by the Building or Project, or any portion thereof; (x) operation, repair and maintenance of all "Systems and Equipment," as that term is defined in SECTION 3.3.5 of this Lease, and components thereof; (xi) the cost of
    --------------
janitorial services, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements, or repairs to the Project, or other costs incurred in connection with the Project which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord, or made to the Project, or any portion thereof, after the Lease Commencement Date that are required under any governmental law or regulation that was not a requirement for the Project on the date this Lease was fully executed and delivered; provided, however, that each such permitted capital expenditure, as well as those permitted pursuant to SECTIONS 6.1.1 or 19.27,
                                                        --------------    -----
below (but not including any "Premises Obligations" or "Compliance Obligations," as those terms are defined in such Sections), shall be amortized (including interest on the unamortized cost at Landlord's actual cost of funds) over its useful life as reasonably determined by Landlord; and (xiv) costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in SECTION 3.3.6, below.
                                                           -------------
If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, including the Stop Year, Landlord shall make an appropriate adjustment


                                      -10-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

("GROSS-UP ADJUSTMENT") to the variable components of Operating Expenses for such year employing sound real estate accounting and management principles as now or hereafter accepted, to determine the amount of Operating Expenses that would have been paid had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Notwithstanding the terms of this SECTION
                                                                         -------
3.3,  Operating  Expenses  shall  not  include:
---


                     (A) costs associated with the operation of the business of the ownership or entity which constitutes Landlord, as distinguished from the costs of Building and Project operations, including, but not limited to, partnership, corporation or limited liability company accounting and legal matters, costs of defending any lawsuits with any mortgagee or ground lessor (except as the actions of Tenant may be at issue), costs of selling, syndicating, financing or refinancing, mortgaging or hypothecating any of Landlord's interest in the Building or Project, costs of any disputes between Landlord and its employees (if any) not engaged directly in Building and Project operations, disputes of Landlord with Building management or outside fees paid in connection with disputes with other individual tenants;

                     (B) costs incurred in connection with the original construction of the Building or Project (including the Parking Structure), or in connection with the addition or deletion of floors or construction of additional buildings or parking structures;

                     (C) depreciation, interest and principal payments on mortgages or other debt costs, if any, except as otherwise provided in this
     SECTION  3.3.4;
     --------------

                     (D) costs of correcting defects or deficiencies in the initial design or construction of the Common Areas or Parking Structure, which defects or deficiencies are discovered during the first two (2) Lease Years, or costs of correction resulting from the failure to comply with laws, codes and regulations in effect prior to the date of completion, as applicable, of the Parking Structure or relevant portion of the Common Areas;

                     (E) expenses directly resulting from the gross negligence or willful misconduct of Landlord, its agents, contractors or employees;

                     (F) legal fees, space planner fees, real estate broker leasing commissions and advertising expenses incurred in connection with this Lease or future leasing of the Building or Project;

                     (G)     costs  resulting  from  the  occurrence  of  actual
     losses against which Landlord is required to carry property damage insurance pursuant to this Lease to the extent Landlord is actually reimbursed by its insurance carrier or Tenant's or any other insurance carrier for such costs or, if Landlord elects to self-insure such costs (as permitted pursuant to SECTION 7.2.3.2), to the extent Landlord would have
                             ---------------
     been entitled to reimbursement by its insurance carrier had Landlord actually obtained the property damage insurance required to be carried by
     Landlord  pursuant  to  SECTION  7.2  hereof;
                             ------------


                                      -11-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                     (H) costs of restoration of, or repair to, the Building or improvements in the Project as a result of the condemnation thereof for which an award has been made to Landlord;

                     (I) any bad debt loss, rent loss or reserves for bad debt loss or rent loss;

                     (J) the cost of services not included in Standard Tenant Services provided to other tenants in the Building or Project and not provided to Tenant;

                     (K) the salaries of executives and employees of Landlord or any Affiliate above the level of property manager (other than the Building's engineers), except to the extent they may be engaged in directly providing management and building operation services described in this SECTION 3.3.4;
           ---------------

                     (L) fees (including legal and accounting fees), wages, salaries and other compensation to the extent allocable to services not rendered in connection with the management, operation, security, repair or maintenance of the Building or the Project;

                     (M) fines and penalties, except to the extent incurred as a consequence of Tenant's failure to perform any of its obligations hereunder;

                     (N) amounts paid by Landlord pursuant to any ground lease, if any;

                     (O) costs of new types of insurance coverage obtained during the Lease Term and not included within the types of insurance required to be carried by Landlord pursuant to the terms of SECTION 7.2,
                                                                    ------------
     below,  unless  (a)  Landlord has or will have retroactively grossed-up the
     Annual Direct Expense Allowance by the amount which would have been incurred by Landlord during the Stop Year or the first twelve (12) months of the Lease Term had such costs actually then been incurred, (b) such insurance coverage is a new type of insurance which was not required to be carried by Landlord hereunder as of the Lease Commencement Date but which is then customarily being carried by landlords of the Comparable Buildings, or (c) if such new insurance coverage replaces or supersedes insurance coverage previously carried pursuant to the terms of SECTION 7.2, below,
                                                             -----------
     then the costs for such coverage shall be excluded from Operating Expenses only to the extent the cost of such new insurance exceeds the cost of the original insurance;

                     (P) costs of decreasing the amount of the "deductible" (or otherwise increasing the amount of coverage, not including any increase based on an inflationary increase in the replacement cost of the Project, against which Landlord is protected by insurance) after the first twelve
     (12) months of the Lease Term, under the types of insurance required to be carried by Landlord pursuant to SECTION 7.2, below, unless Landlord has or
                                      -----------
     will have retroactively grossed-up the Annual Direct Expense Allowance by the amount which would have been incurred by the Landlord during the first


                                      -12-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
     twelve (12) months of the Lease Term had the amount of the deductible been so decreased or the amount of coverage been so increased at that time;

                     (Q) any Operating Expenses incurred in connection with space in the Building or Project devoted to retail use except to the extent such space is included in the denominator when calculating Tenant's Share;

                     (R) costs of Alterations or tenant improvements to the Premises or the premises of other existing tenants except as otherwise provided  in  this  SECTION  3.3.4;
                         --------------

                     (S) costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed for such costs other than through Operating Expense pass throughs;

                     (T) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or the Project except as otherwise provided in this SECTION 3.3.4, or incurred in renovating or otherwise
                         --------------
     improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building or the Project;

                     (U) costs incurred by Landlord for improvements which are considered capital expenditures under generally accepted accounting principles, consistently applied, except those set forth in SECTIONS 3.3.4
                                                                  --------------
     (XII)  or  (XIII)  above  or  SECTION  6.1.1  or  19.27  below;
     -----       ----              -------------       -----

                     (V) costs of the initial construction or costs directly related to the initial construction of the Building or Adjacent Building, the Tenant Improvements, or Parking Structure and/or, during the two (2) year period following the "Lease Commencement Date" of the Adjacent Building Lease, for correcting structural or latent defects in construction of the Parking Structure or Common Areas;

                     (W) expenses in connection with Standard Tenant Services or other benefits which are not provided to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building or Project without direct charge;

                     (X) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (excluding parking);

                     (Y) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be part of the original construction of the Building or Project, except equipment not affixed to the Building which is used in providing janitorial, landscaping or similar services or except as otherwise expressly provided in item (T) above;


                                      -13-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                     (Z) electric power costs to the extent any tenant directly contracts with the local public service company;

                     (AA) advertising and promotion expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs, except for building directories or building standard signage;

                     (BB) any recalculation of or additional Operating Expenses which were ostensibly incurred more than three (3) years prior to the Lease Year in which Landlord proposes that such costs be included in Operating Expenses;

                     (CC) the costs for any repairs or replacements of machinery or equipment in the Building or Project, if such costs would not have been necessary had Landlord properly maintained such machinery or equipment or had maintained service and/or maintenance contracts after the Lease Commencement Date with respect to such machinery or equipment, and such service and/or maintenance contracts would typically have been carried by landlords of Comparable Buildings; provided that this exclusion shall only apply to the extent that the costs so expended on repairs or replacements after the first 12 months of the Lease Term actually and materially exceed the amount which Landlord would have paid for the service and/or maintenance contract which Landlord failed to maintain;

                     (DD) costs for maintenance and/or service contracts for Systems and Equipment, as that term is defined in SECTION 3.3.5, in the
                                                           -------------
     Building or the Project, unless (i) the cost of such maintenance or service contracts was included in the calculation of Direct Expenses for the first twelve (12) months of the Lease Term, (ii) Landlord has or will have retroactively grossed-up the amount of the Annual Direct Expense Allowance by the amount which would have been incurred by Landlord during the first twelve (12) months of the Lease Term had such maintenance and/or service contract then been maintained, (iii) such maintenance and/or service contracts are for new equipment or systems that replaced previous equipment or systems, where the amortized cost of such replacement equipment is includable in Operating Expenses pursuant to SECTION 3.3.4(XIII) above,
                                                      ------------------
     (iv) such maintenance and/or service contract improves the level of services being provided to Tenant (provided that Tenant gives it prior written consent thereto, which consent shall not be unreasonably withheld), or (v) such maintenance and/or service contract is first typically carried by landlords of Comparable Buildings after (and not before) the expiration of the first twelve (12) months of the Lease Term; and

                     (EE) management fees (actual or imputed) in excess of three and one-half percent (3-1/2%) of the annual gross revenues for the Building and Real Property (including parking revenues) adjusted to reflect a one hundred percent (100%) occupancy of the Building with all tenants paying rent.

          Operating Expenses shall be net of all cash, trade or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the operation of the


                                      -14-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Building or Project. Landlord shall use reasonable efforts to make payments for goods, utilities and services in a timely manner to avoid any late payment penalties. In the calculation of Operating Expenses, no expense shall be charged more than once, and all payments from tenants made to Landlord for goods and services provided, the cost of which are included in Operating Expenses, shall be treated as an offset.

          3.3.5 "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, conduit, pipe, bus duct, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity, elevators or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Project in whole or in part (but not including such items to the extent they form a part of the Tenant Improvements).

          3.3.6 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project.

               3.3.6.1  Tax  Expenses  shall  include,  without  limitation:

                     (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof;

                     (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants and, in further recognition of the decrease in the level and quality of


                                      -15-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
          governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

                     (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

                     (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

               3.3.6.2 With respect to any assessment that may be levied against, upon, or in connection with the Project, or any portion thereof, and may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year.

               3.3.6.3 If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed upon the owner or owners of the Project, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Project, or any portion thereof, shall be included within the term "Tax Expenses" except that the same shall not include any enhancement of said tax attributable to income other than from the Property.

               3.3.6.4 Any expenses reasonably incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

               3.3.6.5 Tax refunds shall be deducted from Tax Expenses in the Expense Year to which such refunds apply.

               3.3.6.6 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Correspondingly, if Tax Expenses for any period during the Lease Term or any extension thereof are decreased after payment thereof for any reason including, without limitation, error or reassessment by


                                      -16-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
applicable governmental or municipal authorities, and Landlord receives a refund of same, Landlord shall forthwith refund to Tenant Tenant's Share of any such refund. The provisions of this SECTION 3.3.6.6 shall survive the expiration or
                                 ---------------
earlier  termination  of  the  Lease  Term.

               3.3.6.7 Notwithstanding anything to the contrary contained in this SECTION 3.3.6 (except as set forth in SECTIONS 3.3.6.1 and 3.3.6.3, above),
     -------------                         ----------------     -------
there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) penalties or interest for late payment of Tax Expenses (unless due to Tenant's failure to timely pay such amounts to Landlord under this Lease), (iv) Tax Expenses allocable to any capital improvement  to  the  Building  made  by  Landlord,  if the cost of such capital improvement  is  excluded from Operating Expenses pursuant to SECTION 3.3.4, and
                                                              -------------
(v)  any  items  paid  by  Tenant  under  ARTICLE  9  of  this  Lease.
                                          ----------

               3.3.7     "Tenant's  Share"  shall  have the meaning set forth in
SECTION  7  of  the Summary. To the extent the number of rentable square feet of
----------
the Premises changes throughout the Lease Term, Tenant's Share shall be appropriately adjusted and, as to the Expense Year in which such change occurs, Tenant's Share for such Expense Year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

     3.4     Allocation  of  Direct  Expenses.  Direct  Expenses  are determined
             --------------------------------
annually for the Project as a whole. Since the Building is only one of the buildings which constitute the Project, Direct Expenses shall be allocated by Landlord, as provided below, to both the tenants of the Building and to the tenants of the Adjacent Building. The portion of Direct Expenses allocated to the tenants of the Building shall consist of (i) all Direct Expenses attributable solely to the Building and (ii) an equitable portion (based upon the ratio of the number of rentable square feet in the Building to the total number of rentable square feet in the Project) of Direct Expenses attributable to the Project as a whole after subtracting the Direct Expenses attributable solely to the Building and the Adjacent Building.

     3.5     Calculation  and  Payment  of Additional Rent.  Tenant shall pay to
             ---------------------------------------------
Landlord,  in  the manner set forth in SECTION 3.5.1, below, as Additional Rent,
                                       -------------
an amount equal to the amount by which Tenant's Share of Direct Expenses for each Expense Year exceeds Tenant's Share of the Annual Direct Expense Allowance.

          3.5.1     Statement  of  Actual Direct Expenses and Payment by Tenant.
                    -----------------------------------------------------------
Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of such Direct Expenses in excess of Tenant's Share of the Annual Direct Expense Allowance. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year in


                                      -17-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
excess of Tenant's Share of the Annual Direct Expense Allowance, less the amounts, if any, paid during such Expense Year as "Estimated Additional Rent," as that term is defined in SECTION 3.5.2, below. If the first or last Lease
                               -------------
Year does not coincide with an Expense Year, Direct Expenses and the Annual Direct Expense Allowance shall be appropriately prorated based upon the actual number of days of the Lease Term in such Expense Year. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this ARTICLE 3. Even though
                                                         ---------
the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord any unpaid amounts described herein within thirty (30) days of invoice. The provisions of this
SECTION  3.5.1  shall survive the expiration or earlier termination of the Lease
--------------
Term.

          3.5.2     Statement  of  Estimated  Direct  Expenses.  In addition, as
                    ------------------------------------------
soon as possible after the start of each Expense Year, but no later than concurrently with the delivery of the Statement, Landlord shall furnish Tenant with a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year will be and the estimated amount of Tenant's Share of Direct Expenses for the then-current Expense Year in excess of Tenant's Share of the Annual Direct Expense Allowance (the "ESTIMATED ADDITIONAL RENT"). Landlord shall have the right to adjust the Estimate Statement from time to time during any Expense Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Additional Rent under this ARTICLE 3. Thereafter, Tenant shall pay, with its next
                   ----------
installment of Base Rent due, a fraction of the Estimated Additional Rent for the then-current Expense Year (reduced by any amounts paid pursuant to the penultimate sentence of this SECTION 3.5.2). Such fraction shall have as its
                                -------------
numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Additional Rent set forth in the previous Estimate Statement delivered by Landlord to Tenant.

     3.6     Landlord's  Books  and Records.  Landlord shall utilize or cause to
             ------------------------------
be utilized accounting records and procedures for each Expense Year conforming to sound real estate accounting principles consistently applied with respect to all of the Direct Expenses for each Expense Year including, without limitation, all payments of Direct Expenses. In the event that any other tenant in the Project performs an audit of Landlord's books and records and an adjustment to Direct Expenses is made, the results of such audit shall be sent to Tenant, promptly, to allow Tenant to determine whether Tenant is entitled to a corresponding adjustment, irrespective of the expiration of the Review Period (as hereinafter defined) for the particular Expense Year for which the adjustment was made. For a period of ninety (90) days after receipt by Tenant of a Statement (the "REVIEW PERIOD"), Tenant shall have the right to dispute the amount of Additional Rent due from Tenant as set forth in the Statement, by giving written notice to Landlord, whereupon Tenant's employees or an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm) designated by Tenant, shall have the


                                      -18-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
right during normal business hours, to inspect and/or audit Landlord's books and records with respect to both the Statement most recently received by Tenant, as well as with respect to the Statement applicable to the previous Expense Year, at Landlord's or the Building Managers office. However, Tenant's right to inspect and/or audit Landlord's books and records, as aforesaid, shall be subject to the following: (i) Tenant is not then in default of the payment of Base Rent after expiration of any applicable cure period, and (ii) Tenant is not then in default of the payment of Tenant's Share of Direct Expenses after expiration of any applicable cure period, provided that for purposes of this item (ii), only, Tenant shall not be deemed to be in default of the payment of Tenant's Share of Direct Expenses if Tenant is disputing, and withholding, a portion of Tenant's Share of Direct Expenses reasonably and in good faith, by notice delivered to Landlord on or prior to the due date of such Direct Expenses, and the amount of Direct Expenses withheld by Tenant does not exceed an amount equal to the amount of Additional Rent set forth in the most recent Statement received by Tenant minus the amount of Additional Rent set forth in the Statement for the immediately preceding Expense Year. Landlord shall be obligated to keep such books and records for all Expense Years until three (3) years following the expiration of the Review Period, or such longer period as may reasonably be required in order to conduct an audit or arbitration, should Tenant become entitled to same, pursuant to the provisions of this SECTION 3.6
                                                                     -----------
or  SECTION  19.41.  Tenant  and  such  accountant  shall use their commercially
    --------------
reasonable efforts to cause their respective agents and employees to maintain all information contained in Landlord's records in strict confidence, and such accountant shall agree, in writing, that it will not represent any other tenants or occupants of the Project in connection with any review of the Building Operating Expenses. Landlord shall cooperate with Tenant during the course of such inspection or audit, and Landlord agrees, during normal Building hours, to make those of its personnel available to Tenant as are reasonably necessary to conduct such inspection or audit, in which event no inspection or audit shall last more than ten (10) business days (or, provided Tenant is conducting such inspection or audit with due diligence, such longer period as may reasonably be required) in duration for any Expense Year audited. Tenant's representatives shall be entitled to make photostatic copies of such records at Landlord's or the Building manager's office , provided Tenant bears the expense of such copying. If, after such inspection, Tenant still disputes such Additional Rent, Landlord and Tenant shall submit such dispute to arbitration pursuant to the terms of SECTION 19.41, below, at Tenant's sole cost and expense; provided that
          -------------
if the determination of such arbitration is that the Direct Expenses set forth in the Statement were overstated by more than three percent (3%), then, the cost of such arbitration and of Tenant's audit or inspection of Landlord's books and records shall be paid for by Landlord. Promptly following the parties receipt of such determination, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification, with interest at the Interest Rate from the date due until paid, in the case of payments by Tenant to Landlord, or with interest at the Interest Rate from the date paid until reimbursed, in the case of reimbursements by Landlord to Tenant. The payment by Tenant of any Additional Rent pursuant to this ARTICLE 3 shall not preclude Tenant from questioning the
                        ---------
correctness of any Statement delivered by Landlord, provided that the failure of Tenant to object thereto prior to the expiration of the


                                      -19-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
applicable Review Period shall be conclusively deemed Tenant's approval of all Statements no longer subject to inspection and/or audit by Tenant, as provided above, except in the case of fraud by Landlord or its employees or agents. Once Tenant invokes the rights set forth in this SECTION 3.6 pursuant to the terms of
                                            -----------
this  SECTION  3.6, Landlord and Tenant agree that this SECTION 3.6 shall be the
      ------------                                      -----------
sole method to be used by them to dispute the amount of any Direct Expenses payable or not payable by Tenant pursuant to the terms of this Lease, and Landlord and Tenant hereby waive any right at law or in equity or as otherwise provided by this Lease relating to any such subject matter.

                                    ARTICLE 4

                                  STORAGE SPACE

     4.1     Storage  Area.  Commencing  as  of  the Lease Commencement Date and
             -------------
continuing throughout the initial Lease Term and the Renewal Option Terms (if applicable), Tenant shall lease from Landlord and Landlord shall lease to Tenant certain storage area located in the basement level of the Building ("STORAGE AREA") shown as cross hatched on EXHIBIT G attached hereto. The parties hereby
                                  ---------
stipulate that the Storage Area consists of a total of approximately 6,645 square feet. Up to 1,781 square feet of the Storage Area may be used by Tenant for "human occupancy". The Storage Area shall be delivered by Landlord to Tenant in its "as-is" condition. Any use of the Storage Area for "human occupancy" shall be in compliance with applicable law, which compliance shall be at Tenant's sole cost and expense.

     4.2     Annual  Storage  Rent.  The annual rental rate for the Storage Area
             ---------------------
("ANNUAL  STORAGE  RENT")  shall  be  as  set forth in SECTION 12 of the Summary
                                                       ----------
during the initial Lease Term, and shall be determined as a separate component of the Option Rent during any Renewal Option Terms. Such Annual Storage Rent shall be payable in twelve (12) equal monthly installments on the first day of each month in advance during the Lease Term at the same time and in the same manner as Base Rent for the Premises. In the event the Annual Storage Rent is not paid when due, Landlord shall have the same rights as provided in ARTICLE 12
                                                                      ----------
of this Lease for unpaid Rent. Tenant's Share shall not be increased as a result of Tenant's leasing of the Storage Area.

     4.3     Indemnification.  Except  to  the  extent  any loss, costs, damage,
             ---------------
expense or liability is caused by (i) any default by Landlord in the observance or performance of any of the terms, covenants or conditions to be observed or performed by Landlord under this Lease, or (ii) the negligence or willful misconduct of Landlord or any of its agents, employees, contractors, or licensees, Tenant hereby indemnifies, defends, protects and holds Landlord harmless from any and all loss, cost, damage, expense and liability, whether foreseeable or not, from any cause whatsoever, that Tenant may suffer to its personal property located anywhere in the Storage Area or that it or its agents, employees, principals, invitees, or licensees may suffer as a direct or indirect consequence of Tenant's lease of or use of the Storage Area or access areas to the Storage Area. In addition, Tenant hereby agrees to indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, damage, liability, expense, claim, action or cause of action of any third party, whether foreseeable or not, resulting as a direct or indirect consequence of Tenant's lease or use of the Storage Area or access areas to the Storage Area.


                                      -20-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     4.4     Use  of  Storage Area.  Except as herein expressly provided, Tenant
             ---------------------
agrees not to store any flammable or highly combustible materials in the Storage Area. Tenant also agrees not to store excess or highly concentrated waste in the Storage Area; it shall be Tenant's responsibility to obtain from Landlord the tolerable limits thereof. Tenant agrees to use the Dead Storage Area solely for storage purposes (e.g., files, clerical supplies, business forms) and not as office space. Tenant agrees that Landlord and its agents may enter and inspect the Storage Area and any goods stored therein during regular business hours upon giving twenty-four (24) hours prior notice to Tenant and so long as accompanied by a representative of Tenant. Tenant shall, at its sole cost and expense, deliver to Landlord a key for any locks installed by Tenant for Landlord's emergency entrance purposes. Except as the provisions of ARTICLE 10 may be
                                                               ----------
applicable to the use of the Storage Area, Landlord shall have no obligation to maintain or repair the Storage Area. Tenant shall have the right to use that portion of the Storage Area identified as permitting "human occupancy" for any lawful purpose, provided that Tenant fully complies with all laws, rules, regulations, ordinances and the recommendations of Insurance Service Offices, and provided that Tenant performs such alterations and improvements, (i) in such "human occupancy" Storage Area as may be required by the Building Department of the City of Los Angeles and (ii) in such other portions of the Storage Area as may be required by the City for hallways, restrooms, shafts, ducts, machine and equipment rooms and all other purposes collateral to or in support of human occupancy of such portion of Tenant's Storage Area. Landlord agrees to provide its regular building HVAC and electrical services at Tenant's expense as Additional Rent. Subject to the foregoing, Tenant shall have the right at any time during the Lease Term, to change any portion of the Storage Area from "dead storage" to "human occupancy" storage or from "human occupancy storage" to "dead storage"; provided that before doing so Tenant shall give Landlord at least sixty (60) days written notice of such intended change. Whenever that occurs, Landlord and Tenant shall execute an amendment to this Lease modifying EXHIBIT G
                                                                       ---------
and  ARTICLE  12 of the Lease Summary, accordingly.  Tenant agrees not to permit
     -----------
any odors, fumes or gases to escape from any portion of the Storage Area or in to the Building HVAC system, nor shall Tenant permit any vibrations or noise to emanate from said Storage Area if that would impact other tenants in the Building.

     4.5     Assignment  and  Sublease.  The  Storage Area may not be separately
             -------------------------
assigned or subleased by Tenant or otherwise transferred by Tenant, except in connection with any transfer permissible pursuant to the terms of ARTICLE 11 of
                                                                   ----------
this  Lease.

     4.6     Incorporation  of  Lease  Provisions.  The provisions of this Lease
             ------------------------------------
with regard to the Premises, to the extent applicable and not inconsistent with the provisions of this ARTICLE 4, shall be deemed to apply to the Storage Area
                         ---------
as though the Storage Area is part of the Premises, and as though the Annual Storage Rent is part of the Base Rent.

                                    ARTICLE 5

                                 USE OF PREMISES

     5.1     Permitted  Use.  Tenant  shall  use the Premises solely for general
             --------------
office purposes as herein provided and, also, for any other legally permitted use which is consistent with the character of the Project (i.e., as a first-class office building project), and Tenant shall not use or


                                      -21-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, Storage Area, all Building Common Area and all Project Common Area, including the Parking Structure, twenty-four (24) hours per day, seven (7) days per week, during the Lease Term. Tenant shall have the right to use the ground floor of the Premises to service drive-in claims. Landlord hereby agrees that, (i) during the Lease Term, as required by and subject to the terms of
SECTION 19.27, below, Landlord shall comply with all laws, statutes, ordinances,
-------------
building codes and governmental regulations, all covenants and restrictions of record applicable to the Project, and (ii) during the Lease Term, and any Renewal Term, all requirements of Landlord's insurance carriers covering the Project will permit Tenant to use and occupy the Premises for general office purposes.

     5.2     Prohibited  Uses.  Tenant  further covenants and agrees that Tenant
             ----------------
shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT E, attached hereto, or in violation of the
                              ---------
laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local, municipal or county governing body or other lawful authorities or quasi-governmental agencies having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to "Hazardous Material", as that term is defined in SECTION 19.25.4 below. Landlord agrees that, with
                             ----------------
respect to the space on the ground floor of the Building currently used by retail tenants, Landlord shall use commercially reasonable efforts to keep such space occupied by tenants in similar retail businesses during the Lease Term and any Renewal Option Term.

     5.3     CC&Rs.  Tenant  agrees  to  subordinate  this Lease to the terms of
             ------
that certain "Declaration and Agreement Establishing Covenants, Conditions and Restrictions and Grants of Easements" (as and to the extent amended from time to time, the "CC&RS") attached hereto as EXHIBIT P, which CC&Rs may be recorded on
                                       ---------
the Property after the date hereof. To evidence Tenant's subordination of this Lease to the CC&Rs, Tenant shall execute and deliver to Landlord, concurrently herewith, a "Subordination Agreement" in the form attached hereto as EXHIBIT Q.
                                                                      ---------
Landlord covenants and agrees that the provisions of the CC&Rs and Tenant's subordination thereto under the terms of the Subordination Agreement referred to below, may never be construed in a manner that would materially impair (i) Tenant's use of the Premises or (ii) the exercise by Tenant of the rights conferred upon Tenant pursuant to the terms of this Lease, or that would include in Operating Expenses pursuant to Section 3.3.4(ix) any "costs, expenses and amounts" falling within the definition of "Common Expenses" in the CC&Rs (including administrative fees), that would otherwise not be included in (or would be expressly excluded from) Operating Expenses under the provisions of
Section 3.3 hereof. Tenant agrees that Landlord may, without Tenant's prior consent, modify the terms of the CC&Rs without affecting Tenant's agreement to subordinate this Lease thereto, so long as such modifications do not materially and adversely affect Tenant's rights or obligations under this Lease. Except as aforesaid, Landlord may modify the CC&Rs only with Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed and which shall be deemed to have been given by Tenant to Landlord if Tenant does not respond to Landlord's request for consent within fifteen (15) business days after Landlord's delivery of such request to Tenant.


                                      -22-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                    ARTICLE 6

                 MAINTENANCE, REPAIRS, ADDITIONS AND ALTERATIONS

     6.1  Repairs.
          -------

          6.1.1     Duties  to  Repair.  The  construction  of  the  tenant
                    ------------------
improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this ARTICLE 6. Except as provided in ARTICLES 8,
                                   ---------                         -----------
13  AND  19,  Landlord shall maintain and repair the Building, the Common Areas,
-----------
and  the "Parking Structure," as that term is defined in SECTION 1.2.  All costs
                                                         -----------
incurred by Landlord in performing such maintenance and repairs pursuant to the terms of this SECTION 6.1.1 (but not including the "Premises Obligations") as
                 -------------
that term is defined below) shall be included in Operating Expenses to the extent permitted under the terms of ARTICLE 3 of this Lease. Landlord shall
                                        ---------
also  maintain  and  repair  the Tenant Improvements (as that term is defined in
SECTION  2.1  of  the  Tenant  Work Letter) and the Alterations (as that term is
------------
defined  in  SECTION  6.2  hereof)  (the  maintenance  and  repair of the Tenant
             ------------
Improvements and the Alterations being collectively referred to as the "PREMISES OBLIGATIONS"). Costs incurred by Landlord in connection with the Premises Obligations shall not be included in Operating Expenses, but shall be billed directly to Tenant as Additional Rent, and paid by Tenant to Landlord concurrent with the next payment of Base Rent due hereunder. Landlord may enter the Premises at all reasonable times to perform its Premises Obligations, and when reasonably required, to perform maintenance and repairs to other parts of the Project or to any equipment located in the Project, as Landlord shall desire or deem necessary, or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided that, in any event, Landlord shall use commercially reasonable efforts to perform any such work other than during "Building Hours," as that term is defined below in
SECTION 10.1.1.  Subject to SECTION 6.1.2, Tenant hereby waives and releases its
      --------              -------------
right  to make repairs at Landlord's expense under SECTIONS 1941 and 1942 of the
                                                   -------------     ----
California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

          6.1.2     Tenant's  Right  to  Make  Repairs.
                    ----------------------------------

               6.1.2.1     Tenant's  Actions.  If  Tenant  provides  notice  to
                           -----------------
Landlord of an event or circumstance which requires the action of Landlord with respect to an obligation of Landlord under the terms of SECTION 6.1.1 or 10.1 of
                                                        -------------    ----
this Lease, and Landlord fails, within a reasonable time period, to provide or commence to provide such action as required by the terms of this Lease, then, Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice to Landlord and any beneficiary of a trust deed or other similar instrument encumbering the Building or ground lessor under a ground lease encumbering the Building (collectively, the "LENDER") (provided that Tenant has been given the name and address of any such Lender) specifying that Tenant is taking such required action, and if such action was required under the terms of SECTION 6.1.1 or 10.1 of this Lease to be taken by Landlord
                     -------------    ----
(and if such action does not relate to the Premises Obligations), then, notwithstanding the provisions of SECTION 7.1, Tenant shall be entitled to
                                      ------------
prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action, and such costs and expenses actually reimbursed by Landlord shall, notwithstanding anything to the contrary set forth in this Lease, be


                                      -23-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
included in Operating Expenses. If such action relates to the Premises Obligations, Tenant shall, notwithstanding anything to the contrary set forth in this Lease, not be entitled to reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action, but such costs and expenses shall not be included in Operating Expenses. Notwithstanding the foregoing, in the event of  an  "Emergency  Condition,"  as  that  term is defined below in this SECTION
                                                                         -------
6.1.2.1,  Tenant shall immediately notify Landlord and Lender, either in writing
-------
or orally with an immediate follow-up notice in writing, that an Emergency Condition exists. If an Emergency Condition exists and Tenant has so notified Landlord, but Landlord fails to initiate the required remedial action within a reasonable period of time and fails to continuously work to correct or commence to correct the Emergency Condition, then Tenant shall have the right, but not the obligation, to initiate such remedial action itself. In the event Tenant takes such action, whether or not an Emergency Condition, and such work will affect the Systems and Equipment, structure of the Building or exterior appearance of the Building, Tenant shall use only those contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in the Comparable Buildings. The term "Emergency Condition" shall mean a condition or circumstance, the repair of which is Landlord's responsibility under SECTION 6.1.1 or 10.1 of this Lease, and the correction of which would not
      -------------    ----
require governmental approval or permits and which, if not repaired immediately, would either (i) cause an imminent risk of personal injury to Tenant's employees or customers, or (ii) result in significant damage to Tenant's property.

               6.1.2.2     Payment  of  Costs.  If  Landlord  does not deliver a
                           ------------------
detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action for which Tenant is entitled to be reimbursed by Landlord under SECTION 6.1.2.1, above, and which Tenant
                                        ---------------
claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then, notwithstanding the provisions of SECTION 7.1, Tenant shall be entitled to deduct from Rent
                     ------------
payable  by  Tenant  under  this  Lease  the  amount  set forth in such invoice, provided that the total amount of such credit shall be amortized over the remaining Lease Term, with interest on the unamortized portion of such amount accruing at the Interest Rate. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that (i) such action did not have to be taken by Landlord pursuant to the terms of this Lease, (ii) Tenant is not entitled to reimbursement under SECTION 6.1.2.1, or (iii) the charges are excessive (in
                      ----------------
which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent (and shall repay to Landlord any such amounts previously deducted), but as Tenant's sole remedy, Tenant may proceed to institute arbitration proceedings against Landlord pursuant to SECTION 19.41 of this Lease to collect the amount set forth
                     -------------
in the subject invoice. To the extent Tenant appropriately deducts any sums from Rent under this SECTION 6.1.2, and if such sums, had the same been expended
                     -------------
by Landlord, been includable in Operating Expenses pursuant to the terms of this Lease (the "INCLUDABLE DEDUCTED SUMS"), then the amount of such Includable Deducted Sums shall be included in Operating Expenses.


                                      -24-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          6.1.3     Telecommunications  Risers.  Upon  the expiration or earlier
                    --------------------------
termination of the Lease Term, provided the same is requested by Landlord prior to Tenant having vacated the Premises, Tenant shall, at Tenant's sole cost and expense, remove the telecommunications cabling located and installed by Tenant or its agents on the floors of Tenant's Premises and in the riser closets of the Building (collectively, the "RISER AREAS") and shall repair any damage to the Premises, Building and/or the systems of the Building, at Tenant's sole cost and expense, resulting from such removal by Tenant. Landlord shall, as an Operating Expense for the Building or the Project, as the case may be, maintain and repair the Riser Areas and the conduit (excluding the lines or cabling located therein) installed in the Riser Areas and the Project Common Area by Landlord, and Landlord shall have access to the Riser Areas in order to satisfy such maintenance and repair responsibilities and to provide telecommunications service (including roof top telecommunications services) to other tenants of the Building or third parties.

     6.2     Alterations  and  Additions.  Tenant  may  make  alterations  and
             ---------------------------
additions to the Premises (collectively, "ALTERATIONS") that will not materially or adversely affect the Building structure, appearance of the Building or the Building Systems and Equipment or other systems or equipment in the Premises without Landlord's consent. Tenant shall give Landlord at least five (5) business days prior notice of such Alterations which do not require Landlord's consent, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria as set forth above in this SECTION 6.2. Any
                                                               -----------
Alterations which will materially or adversely affect the Building structure, appearance of the Building or the Building Systems and Equipment or other systems and equipment in the Premises shall require the prior written consent of Landlord, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed.

     6.3     Manner  of Construction.  When Landlord's consent to Alterations is
             -----------------------
required  as provided in SECTION 6.2, Landlord may impose, as a condition of its
                         -----------
consent to any and all Alterations to the Premises or repairs to the Premises, such reasonable requirements as Landlord in its sole discretion may deem desirable, including, but not limited to the requirements (which may be imposed, if at all, only at the time of Landlord's consent to the Alterations) (i) that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord, or (ii) that Tenant shall, at Tenant's expense, remove any and all Alterations upon the expiration or any early termination of the Lease Term. In any event, any contractor performing mechanical, electrical, plumbing, lifesafety, sprinkler or structural work, shall be approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, all in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the


                                      -25-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
work performed in such manner so as not to obstruct access to the Project or any portion thereof by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to Tenant's obligations under
SECTION  19.18  of this Lease, upon completion of any Alterations, Tenant agrees
--------------
to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with SECTION 3093 of the Civil Code of
                                               ------------
the State of California or any successor statute, and Tenant shall deliver to the Project management office copies of all applicable permits, lien releases, and appropriate architectural certifications, as well as a reproducible copy of the "as built" drawings of the Alterations.

     6.4     Payment  for  Alterations.  In  the  event  Tenant  orders  any
             -------------------------
Alterations directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable within ten (10) business days of billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. If payment for Alterations is made by Tenant directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to such contractors. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a fee in the amount of fifteen percent (15%) of the cost of such Alterations to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. With respect to all Alterations performed by Tenant requiring the prior written consent of Landlord, Tenant agrees to reimburse Landlord for Landlord's reasonable out-of-pocket expenses incurred in connection with Landlord's review and approval of such work, provided that in no event shall such expenses exceed seven and one-half percent (7 1/2%) of the total cost of such work.

     6.5     Construction Insurance.  In addition to the requirements of ARTICLE
             ----------------------                                      -------
7  of this Lease, in the event that any "Transferee," as that term is defined in
ARTICLE  11 of this Lease (but not the originally-named Tenant or any Affiliate)
-----------
makes any Alterations, prior to the commencement of such Alterations, such Transferee shall provide Landlord with evidence that it carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Landlord pursuant to SECTION 7.2.1 of this Lease. If Tenant
                                         -------------
does not carry such insurance, Tenant shall be deemed to have self-insured for all of the risks covered by such insurance, which self-insurance shall be governed by the terms of SECTION 7.3.5, below. In addition, Landlord may, in
                            ------------
its discretion, require such Transferee to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     6.6     Landlord's  Property.  All Alterations or improvements which may be
             --------------------
installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and, upon the expiration or sooner termination of the Lease Term, shall be and become the property of Landlord. Notwithstanding the foregoing, upon the expiration or earlier termination of the Lease, Tenant may remove all of its personal property, including, without limitation, the items listed on SCHEDULE 5 to
                                                                   ----------
EXHIBIT  C,  and,  additionally,  any  Alterations,  improvements or signs which
---------
Tenant  can  reasonably


                                      -26-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
substantiate to Landlord were not paid for with any tenant improvement allowance funds provided to Tenant by Landlord, and provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, required that Tenant, at Landlord's election, remove any Alteration upon the expiration or earlier termination of the Lease Term, and with respect to any "Tenant Improvement Removal Items," as that term is defined in SECTION 2.1 of the Tenant Work
                                                  -----------
Letter, Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Lease Term, or given concurrently with any earlier notice of termination of this Lease, require Tenant, at Tenant's expense, to remove such Alterations or Tenant Improvement Removal Items and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

     6.7     Additional  Costs.  To  the  extent  that,  as  a  result  of  any
             -----------------
Alterations, the real estate taxes payable with respect to the Building, or the net cost of insurance (required to be carried by Landlord pursuant to the terms of this Lease), are increased, Tenant shall pay to Landlord as Additional Rent one hundred percent (100%) of any such increase in cost; provided, that if Tenant rejects Landlord's assertion, as Landlord's sole remedy, Landlord may proceed to institute arbitration proceedings against Tenant pursuant to SECTION
                                                                         -------
19.41 of this Lease to collect the amount of such claimed increase in Landlord's
-----
cost  of  real  estate  taxes  and/or  insurance.

                                    ARTICLE 7

                                    INSURANCE

     7.1     Indemnification  and  Waiver.  To the extent not prohibited by law,
             ----------------------------
Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD
PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant due to the Project (including claims for worker's compensation of Tenant's employees) or any part thereof or any appurtenances thereof needing repair (including any improvements, materials, or equipment relating to telephone or telecommunication systems), or due to the occurrence of any accident or event in or about the Project, or due to any act or neglect of any tenant or occupant of the Project, including the Premises, or of any other person. The provisions of this SECTION 7.1 shall apply particularly, but not
                                   -----------
exclusively, to damage caused by gas, electricity, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different nature. Tenant further agrees that all personal property upon the Project shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Except as hereinafter provided, Tenant shall indemnify, defend, protect, and hold harmless Landlord and the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in the Premises, including, without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed; (ii) the use or occupancy of the Premises by Tenant, its partners, subpartners and their respective officers,


                                      -27-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
agents, servants, employees, and independent contractors, or any person claiming by, through or under Tenant (collectively, "TENANT PARTIES"); (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever; (iv) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in, on or about the Premises or the Project, either prior to, during, or after the expiration of the Lease Term; (v) Tenant's installation, maintenance or operation of its own security system for the Premises (which Tenant shall be entitled to install subject to the terms of SECTION 10.1.7) and/or for Tenant's
                                             --------------
"tie-in" of the security system for the Premises into the Building's security system; and (vi) Tenant's maintenance and repairs performed pursuant to SECTION
                                                                         -------
6.1.2  of  this Lease, except as therein is expressly provided.  Notwithstanding
-----
the foregoing, Tenant shall not be required to indemnify and hold Landlord and/or the Landlord Parties harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "CLAIMS"): (i) to any person, property or entity resulting from the negligence or willful misconduct of Landlord or its agents, servants, employees or licensees, in connection with Landlord's activities in the Building (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises), or the Project, or (ii) resulting from damage to the structure of the Building or to the Systems and Equipment which damage is covered by the insurance policies carried by Landlord or required to be carried by Landlord with respect to the Project (and not within the amount of any deductible permitted pursuant to SECTION 7.2.1 and
                                                               -------------
required to be paid under any such policy), or (iii) results from any default by Landlord in the observance or performance of any of the terms, covenants or conditions of this Lease on Landlord's part to be observed or performed; and Landlord hereby so indemnifies and holds Tenant harmless from any such Claims; provided further that because Landlord is required to maintain insurance on the Building and Tenant compensates Landlord for such insurance as part of Tenant's Share of Direct Expenses and because of the existence of waivers of subrogation set forth in SECTION 7.4 of this Lease, Landlord hereby indemnifies and holds
                -----------
Tenant harmless from any Claims to any property outside of the Premises or the Common Areas (including the Parking Structure) to the extent such Claims are covered by insurance required to be carried by Landlord, even if resulting from the negligent acts, omissions or willful misconduct of Tenant or those of its agents, contractors, servants, employees or licensees. Similarly, since Tenant must carry insurance pursuant to this ARTICLE 7 to cover its personal property
                                        ---------
within the Premises, Tenant hereby indemnifies and holds Landlord harmless from any Claims with respect to property within the Premises, to the extent such Claims are required to be covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees. The provisions of this
SECTION  7.1  shall  survive  the expiration or sooner termination of this Lease
------------
with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from, all liability for consequential damages other than those consequential damages incurred by Landlord in connection with (i) a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, as more particularly provided in SECTION 19.7 of this
                                                        ------
Lease, (ii) Tenant's use or storage of "Hazardous Materials," as that term is defined in SECTION 19.25.4, below, (iii) Tenant's use of the rights set
                    ---------------
forth  in SECTION 6.1.2, above; or (iv) Tenant's breach of the terms of SECTIONS
          -------------                                                 --------
19.1  or  19.11  of  this  Lease.
----      -----


                                      -28-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     7.2     Landlord's  Insurance.  From  and after the Lease Commencement Date
             ---------------------
and throughout the Lease Term, Landlord shall maintain in full force and effect the policies of insurance set forth below in SECTIONS 7.2.1 THROUGH 7.2.3.
                                                   ----------------------------

          7.2.1     Landlord's  Fire  and  Casualty  Insurance.  Property damage
                    ------------------------------------------
insurance covering the Building (including the Systems and Equipment and the Building telecommunications riser system), the Parking Structure, the Tenant Improvements and the Alterations (but excluding Tenant's personal property) and all other improvements in and about the Common Areas in which Landlord may have an insurable interest, providing protection against all risks of physical loss, inclusive of standard fire and extended coverage insurance, including endorsements against vandalism, malicious mischief and other perils, but excluding, except as set forth below in SECTION 7.2.3, endorsements against
                                             -------------
earthquake, all in amounts not less than one hundred percent (100%) of their full replacement cost valuation from time to time during the Lease Term with deductible amounts which shall not be in excess of the commercially reasonable deductibles under insurance policies as are carried, generally, by prudent landlords of Comparable Buildings. Landlord's obligation to insure the Alterations shall commence only after thirty (30) days prior notice from Tenant setting forth a list of the Alterations to be insured. Landlord's policy shall contain at least twelve (12) months of "rental income loss" coverage payable in instances in which Tenant is entitled to Rent abatement hereunder, and shall include (i) an "extended coverage" endorsement, (ii) a "building laws" and/or "law and ordinance" coverage endorsement (which endorsement may, notwithstanding the foregoing provisions of this SECTION 7.2.1, contain a commercially
                                      --------------
reasonable sublimit) that covers "costs of demolition," "increased costs of construction" due to changes in building codes and "contingent liability" with respect to undamaged portions of the Building, and (iii) an "earthquake sprinkler leakage" endorsement, with each such endorsement to be of a kind required by Landlord or by Lender to assist Landlord in funding its obligations under this Lease to repair and restore the Building (including the Systems and Equipment), the Parking Structure, the Tenant Improvements, the Alterations and the Common Areas. Such policy shall also contain a "stipulated value" endorsement deleting any co-insurance provisions. In addition, Landlord shall maintain "boiler machinery" coverage (and a joint loss agreement if the boiler machinery coverage is issued by a different insurance company than the basic property insurance).

          7.2.2     General  Liability  Insurance.  Comprehensive  general
                    -----------------------------
liability insurance for bodily injury and property damage, adequate to protect Landlord and all additional insureds against liability for (i) the actions of Landlord and Landlord's agents, employees and contractors and (ii) injury to or death of any one or more persons in an occurrence, and for damage to property, arising in connection with the (a) construction or alteration of the Building, the Parking Structure and all improvements in and about the Building Common Areas, (b) the use, operation or condition of the Common Areas, or (c) the condition of the Premises unrelated to Tenant's use. Such insurance shall be in an amount of not less than Ten Million Dollars ($10,000,000.00) Combined Single Limit, which amount shall be increased throughout the Lease Term to the extent of such coverage customarily carried by landlords of Comparable Buildings, and which shall insure against any and all liability of the insured as aforesaid.

          7.2.3     Earthquake  Coverage.
                    --------------------


                                      -29-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

               7.2.3.1  Landlord  Required Earthquake Insurance.  Subject to the
                        ---------------------------------------
terms  of  SECTION 7.2.3.3, below, Landlord shall, at all times during the Lease
           ---------------
Term, maintain difference in conditions insurance providing earthquake coverage in an amount at least equal to the "Minimum Coverage Amount," as that term is defined below in this SECTION 7.2.3.1, which insurance (the "EARTHQUAKE
                          -----------------
INSURANCE") (i) is in a coverage amount equal to at least thirty percent (30%) of the "Replacement Cost", as that term is defined below, and which covers the Building and the Tenant Improvements (but excluding Tenant's personal property) (the aggregate estimated replacement cost of the Building and Tenant Improvements shall be known as the "REPLACEMENT COST"), and (ii) has a deductible equal the lessor of (A) ten percent (10.0%) (the "DEDUCTIBLE PERCENTAGE") of the Replacement Cost, or (B) $2,000,000.00. The requirements set forth in items (i) and (ii), above, are referred to herein as the "Minimum Coverage Amount." Notwithstanding anything to the contrary set forth in this
Section 7.2.3, the Minimum Coverage Amount may be satisfied by Landlord carrying a single building policy wherein Replacement Cost, for purposes of calculating the coverage amount and deductible, only relates to the Building, or a blanket policy, wherein Replacement Cost, for purposes of calculating the coverage amount and deductible, relates to all of the structures covered by such policy.

               7.2.3.2     Self-Insurance.  At  such times during the Lease Term
                           --------------
that Landlord satisfies the "Net Worth Amount" and "Liquidity Amount," as those terms are defined in Section 7.3.5.2, below, (collectively, the "FINANCIAL
                         ----------------
REQUIREMENTS")Landlord shall have the right to self-insure the requirement of this SECTION 7.2.3 (the "EARTHQUAKE SELF-INSURANCE").
      --------------

               7.2.3.3  Self-Insurance  Gross-Up.  In  any  Expense  Year during
                        ------------------------
which  Landlord  elects  the  Earthquake Self-Insurance, as set forth in SECTION
                                                                         -------
7.2.3.2,  above,  at  Landlord's election, Direct Expenses for such Expense Year
------
shall be deemed to be increased by an amount equal to what a Minimum Coverage Amount earthquake policy would have cost Landlord during the first Lease Year (even in the event Landlord carried Earthquake Insurance in a greater coverage amount than the Minimum Coverage Amount during such first Lease Year) (the "SELF-INSURANCE GROSS-UP"). If Landlord elects the Earthquake Self-Insurance during only a portion of a particular Expense Year, the Self-Insurance Gross-Up for such Expense Year shall be prorated based on the portion of such Expense Year that Landlord elected the Earthquake Self-Insurance. By way of example only, which example in no way modifies the foregoing if, but for the Self-Insurance Gross-Up, Direct Expenses in the fifth Lease Year would be $9.00 per square foot; if the annual Direct Expense Allowance is $8.00; and if during that Lease Year the Landlord incurred no costs for Earthquake Insurance because it was entitled to self-insure the same; and if the premium paid by Landlord for the Minimum Coverage Amount during the first Lease Year was $.25 per square foot, then, Tenant's Share of the Annual Direct Expenses that year would be grossed-up to $1.25 per square foot.

          7.2.4     Availability  of  Landlord's  Insurance.  Notwithstanding
                    ---------------------------------------
anything to the contrary set forth in this Lease, Landlord shall not be required to maintain all or any portion of any insurance coverage required under this
SECTION  7.2,  including any endorsements thereto and/or the "Best's Rating," as
------------
that  term  is  defined  in SECTION 7.3.5 below (all or any portion of the items
                            -------------
described  above  to  be  known as a "COVERAGE ITEM") to the extent the Coverage
Item is not commercially available, or is not available at a commercially reasonable cost; provided that a Coverage Item shall be deemed to be not commercially available, or not available at a commercially reasonable cost, only if most of the landlords of the Comparable Buildings are not carrying such Coverage Item.


                                      -30-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          7.2.5     Other  Terms.  Additionally,  at  the  option  of  Landlord,
                    ------------
Landlord's insurance policies may include one or more loss payee endorsements in favor of the Lender. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree that the premiums for all insurance maintained by Landlord from and after the Lease Commencement Date in connection with the terms of SECTION 7.2.1 THROUGH 7.2.2, above shall be deemed to be
                      -----------------------------
Operating Expenses under this Lease. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of such coverage carried by Landlord. The minimum limits of policies of insurance required of Landlord under the Lease shall limit the liability of Landlord under this Lease with respect to claims covered by such insurance. The insurance obtained by Landlord pursuant to this SECTION 7.2
                                                                     -----------
shall:  (i)  specifically  cover the indemnification liability of Landlord under
SECTION  7.1  of this Lease; (ii) be issued by an insurance company (in the case
------------
of the Earthquake Insurance, only the lead insurance company) having a rating of not less than A-X in Best's Insurance Guide (the "BEST'S RATING") or which is otherwise reasonably acceptable to Tenant and licensed to do business in the State of California; (iii) be primary insurance (with respect to the insurance described in SECTION 7.2.1 and 7.2.3 above) as to all claims thereunder and
               --------------       -----
provide that any such insurance carried by Tenant is excess and is non-contributing with any such insurance requirement of Landlord; and (iv) provide that said insurance shall not be canceled or coverage materially reduced unless thirty (30) days' prior notice shall have been given to Tenant. With respect to the insurance described in SECTION 7.2.2, Tenant shall be named as an
                                      -------------
additional  insured.  With  respect to the insurance described in SECTION 7.2.1,
                                                                  -------------
Tenant  shall  be  named  as  an  additional insured as its interests pertain to solely any improvement or betterment to the physical realty. Tenant shall neither use the Premises nor permit the Premises to be used or acts to be done therein which will (a) increase the premium of any insurance described in this
SECTION  7.2;  (b)  cause  a  cancellation  of  or  be in conflict with any such
------------
insurance policies; or (c) result in a refusal by insurance companies of good standing to insure the Building in amounts reasonably satisfactory to Landlord, provided, however, that Tenant shall at all times be permitted to use the Premises for the uses permitted by ARTICLE 5 of this Lease without being
                                         ----------
required to pay any insurance premiums for Landlord's insurance attributable to such use. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises which uses are not inconsistent with the uses permitted by Article 5. If Tenant's conduct or use of the Premises causes any increase in the premium for Landlord's insurance policies and such conduct or use is not permitted by the terms of this Lease, then Tenant shall reimburse Landlord for any such increase.

     7.3     Tenant's  Insurance.  Tenant shall maintain the following coverages
             -------------------
in  the  following  amounts.

          7.3.1     General  Liability  Insurance.  Comprehensive  General
                    -----------------------------
Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in SECTION 7.1 of
                                                                  -----------


                                      -31-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
this  Lease,  for  limits  of  liability  not  less  than:

     Bodily Injury and               $10,000,000 each occurrence
     Property Damage Liability       $10,000,000 annual aggregate
                                     $10,000,000 each occurrence
     Personal Injury Liability       $10,000,000 annual aggregate
                                     0% Insured's participation

     The annual aggregate amounts set forth above shall apply solely to the Premises.

          7.3.2     Property  Damage  Insurance.  Physical  Damage  Insurance
                    ---------------------------
covering all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, including "boiler machinery coverage" as necessary to cover any applicable property of Tenant. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

          7.3.3     Workers'  Compensation Insurance.  Workers' compensation and
                    --------------------------------
employer's  liability  insurance  as  required  by  law.

          7.3.4     Business Property Insurance.  Business Property Insurance in
                    ---------------------------
the amount of $1,000,000 covering additional expense necessarily incurred to continue normal operations as a result of damage to or destruction of the Premises or Tenant's personal property therein by perils required to be insured against by Tenant hereunder.

          7.3.5     Self-Insurance  By  Tenant.
                    --------------------------

               7.3.5.1     The Financial Requirement.  The Tenant or an assignee
                           -------------------------
of  Tenant's  interest  in  this Lease which is permitted pursuant to ARTICLE 11
                                                                      ----------
(each such entity or individual to be known as a "SELF-INSURING PARTY") shall be entitled to self-insure its insurance requirements set forth under SECTIONS
                                                                        --------
7.3.1,  7.3.2  AND  7.3.4  of  this Lease, but only so long as the Self-Insuring
-------------------------
Party  meets  the  "Financial  Requirement,"  as that term is defined in SECTION
                                                                         -------
7.3.5.2,  below.  Any  such self-insurance shall be deemed to contain all of the
-------
terms and conditions applicable to such insurance as required pursuant to the terms of this


                                      -32-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

SECTION  7.3,  including,  without limitation, (i) a full waiver of subrogation,
------------
and  (ii)  formal  claims  adjustment, investigation and legal defense programs.
Any such self-insurance shall additionally be deemed to provide "first-dollar" legal defense.

               7.3.5.2     Satisfaction  of the Financial Requirement.  In order
                           ------------------------------------------
to satisfy the "Financial Requirement," the Self-Insuring Party shall, concurrently with a notice (the "SELF-INSURANCE NOTICE") to Landlord electing to self-insure, provide Landlord with a consolidated balance sheet for the Self-Insuring Party and the subsidiaries of the Self-Insuring Party that are "controlled" (as that term is defined in SECTION 11.5 of this Lease) by the
                                              ------------
Self-Insuring Party, as set forth in the Self-Insuring Party's publicly available annual report for the Self-Insuring Party's fiscal year most recently ended prior to the date of the Self-Insurance Notice to Landlord, and as set forth in the Self-Insuring Party's publicly available quarterly report for the quarter of the Self-Insuring Party's fiscal year most recently ended prior to the date of the Self-Insuring Party's delivery of the Self-Insurance Notice to Landlord, which provides that the Self-Insuring Party's "stockholder's equity" is at least $100,000,000 (the "NET WORTH AMOUNT"), and that the value of cash,
                                 ------------------
cash equivalents and marketable securities held by the Self-Insuring Party is at least $50,000,000 (the "LIQUIDITY AMOUNT"). If the Self-Insuring Party at any
                          ----------------
time does not satisfy the Financial Requirement, it shall immediately notify Landlord of the same. Furthermore, if the Self-Insuring Party fails to meet the Financial Requirements, it shall immediately supply Landlord with the insurance policies required under SECTIONS 7.3.1 AND 7.3.2 of this Lease in compliance
                           -------------------------
with  the  terms  of  this  ARTICLE  7.
                            ----------

          7.3.6     Form  of  Policies.  The  minimum  limits  of  policies  of
                    ------------------
insurance required of Tenant under this Lease shall limit the liability of Tenant under this Lease with respect to claims covered by such insurance. Tenant's insurance required under this Lease shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under SECTION 7.1 of this Lease; (iii) be issued by an
                              ------------
insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance (with respect to the insurance described in SECTION 7.3.1 above) as to all claims thereunder and provide that
               -------------
any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) provide that said insurance shall not be canceled or coverage materially reduced unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof, along with proof of payment of premium, or an indication that Tenant elects to self-insure pursuant to SECTION 7.3.5 above to Landlord on or before the Lease Commencement
             -------------
Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five
(5)  days  after  delivery  to  Tenant  of  bills  therefor.

          7.3.7     Additional  Insurance  Obligations.  Tenant  shall carry and
                    ----------------------------------
maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this ARTICLE 7, and such other reasonable types of
      ----------


                                      -33-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, provided that Landlord may only make such request at least ninety (90) days prior to the date such increased amount of insurance or other type of insurance coverage shall become effective and shall only be entitled to make such request if such increased coverage is customarily required of multi-floor office tenants in the Comparable Buildings.

     7.4     Subrogation.  Landlord  and  Tenant  intend  that  their respective
             -----------
property loss risks shall be borne by insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder, or, if coverage is carried that exceeds what is agreed to be provided hereunder, then, to the extent of the coverage actually carried. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waivers of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies shall be endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor. If Landlord or Tenant fails to carry the amounts and types of insurance required to be carried pursuant to ARTICLE 7, in addition to any
                                                   ---------
remedies Landlord or Tenant may have under this Lease, such failure shall be deemed to be a covenant and agreement by the parties failing to carry such insurance to self-insure with respect to the type and amount of insurance such party so failed to carry, with full waiver of subrogation with respect thereto.

                                    ARTICLE 8

                             DAMAGE AND DESTRUCTION

     8.1  Repair  of  Damage  to  Premises  by  Landlord.
          ----------------------------------------------

          8.1.1     Landlord  Repair  Obligations.  The  terms and provisions of
                    -----------------------------
this ARTICLE 8 shall become applicable only after the "substantial completion of
     ---------
the  Tenant  Improvements," as that term is defined in SECTION 5.3 of the Tenant
                                                       -----------
Work  Letter, for the Initial Premises has occurred.  The terms of SECTIONS 6.1,
                                                                   -------------
10.3.2  AND 19.27 of this Lease shall not apply to a "Casualty," as that term is
-----------------
defined  below  in  this  ARTICLE  8.  Tenant  shall  use  reasonable efforts to
                          ----------
promptly notify Landlord of any damage to the Premises resulting from fire, flood, earthquake, windstorm, or any other acts of God or similar casualty (collectively, the "CASUALTY"). If the Building, the Parking Structure or any Common Areas serving or providing access to the Premises shall be damaged by Casualty ("DAMAGED AREA"), subject to Landlord's and Tenant's rights to terminate this Lease or a portion of the Premises as expressly provided in this
ARTICLE  8,  Landlord  shall  be  required,  promptly and diligently, subject to
----------
reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this ARTICLE 8, to restore
                                                           ---------
the Building, the Parking Structure, the Common Areas, the Tenant Improvements and those Alterations of which Tenant has notified Landlord pursuant to SECTION
                                                                         -------
7.2.1  (but  excluding any personal property of Tenant).  The restoration of the
-----
Building, the Parking Structure, the Common Areas, the Tenant Improvements and Alterations shall be to substantially the same condition as they were in prior to the Casualty, except for modifications required by zoning, building codes and other laws (the "USABLE CONDITION"). In connection with such repairs and replacements, Landlord shall, prior to the commencement of construction, promptly submit to Tenant, for Tenant's review and approval, which approval shall not unreasonably be withheld or delayed, plans, specifications and working drawings relating to the Tenant Improvements and Alterations, and Landlord shall select the contractors, subject to Tenant's reasonable approval, to perform such tenant improvement work.


                                      -34-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          8.1.2     Tenant's  Rent  Abatement  Rights.  Landlord  shall  not  be
                    ---------------------------------
liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such Casualty or repair thereof; provided, however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy of the Premises, or shall have resulted in the inaccessibility of the Premises, Landlord shall allow Tenant a proportionate abatement of Base Rent and of Additional Rent, notwithstanding the terms of SECTION 6.1 of this Lease to the contrary, during the time and to the
           -----------
extent (i) the Premises are unfit for occupancy for Tenant's normal business use as a result of the Casualty, (ii) such portion of the Premises is not occupied by Tenant (or is inaccessible to Tenant) as a result thereof, (iii) Landlord is reimbursed or is entitled to be reimbursed under Landlord's rental interruption insurance policy for such rent abatement (or would have been entitled to be reimbursed had it been carrying the rental interruption insurance required of
it),  and  (iv)  Tenant has not been relocated from the damaged area pursuant to
SECTION  8.4.2  below;  provided,  further,  that  if a part of the Premises are
--------------
damaged such that the remaining portion thereof is not sufficient to enable Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Base Rent and Additional Rent during the time and to the extent (A) the Premises are unsuitable for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage,
(B)  Tenant  has  not  been  relocated from the Damaged Area pursuant to SECTION
                                                                         -------
8.4.2  below,  and  (C)  Landlord  is reimbursed or is entitled to be reimbursed
-----
under its rental interruption insurance policy for such rent abatement (or would have been entitled to be reimbursed had it been carrying the rental interruption insurance required of it).

     8.2     Repair  Certificate.  Landlord  shall, within sixty (60) days after
             -------------------
the date of any Casualty affecting Tenant's use of the Premises, deliver a certificate ("REPAIR CERTIFICATE") to Tenant issued by a general contractor retained by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or conditioned and shall be given or reasonably withheld by Tenant within ten (10) days after Tenant's receipt of Landlord's notice setting forth the name and address of Landlord's proposed general contractor. The Repair Certificate shall describe with reasonable specificity the scope of the restoration and repair obligations and estimate the date upon which Landlord's restoration and repair obligations are expected to be sufficiently completed to achieve a Usable Condition of the Premises (the "ESTIMATED COMPLETION DATE").

     8.3  Total  Destruction  and  End  of  Term  Damage.
          ----------------------------------------------

          8.3.1     Total  Destruction  of  the  Building.  If  the  Building is
                    -------------------------------------
damaged or destroyed by a Casualty and such Casualty requires demolition and reconstruction of the entire Building (whether or not including foundations as described in the Repair Certificate) and the Estimated Completion Date will require longer than fifteen (15) months from the date of the Casualty, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other delivered within thirty (30) days of the date of the receipt of the Repair Certificate.

          8.3.2     Damage  Near End of Term.  In the event that the Premises or
                    ------------------------
the  Building  is  destroyed or damaged by a Casualty during the last thirty-six
(36) months of the Lease Term, and if (i) the Estimated Completion Date is greater than one hundred twenty (120) days after the date of the Casualty, and


                                      -35-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

(ii) Tenant has not previously exercised, or does not, within sixty (60) days after the date of such Casualty, exercise, any remaining extension options pursuant to SECTION 2.2.2 of this Lease at the time of the Casualty, then,
              --------------
notwithstanding  anything contained in this ARTICLE 8, Landlord and Tenant shall
                                            ---------
each have the option to terminate this Lease by giving notice to the other of the exercise of such option within (a) thirty (30) days after Landlord's delivery to Tenant of the Repair Certificate, or (b) if Tenant is considering whether to exercise a Renewal Option, within sixty (60) days after the date of the Casualty, in which event this Lease shall cease and terminate as of the date set forth in such notice (which date shall not be greater than one hundred eighty (180) days after the date of the Casualty), Tenant shall, subject to the terms of SECTION 8.1.2 above, pay the Base Rent and Additional Rent, properly
           --------------
apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

     8.4  Tenant's  Partial  and  Total  Termination  Rights.
          --------------------------------------------------

          8.4.1  Tenant's  Initial  Termination  Rights.
                 --------------------------------------

               8.4.1.1          Repair  of  Damage.  Subject  to the termination
                                ------------------
rights  described  in this ARTICLE 8, in the event of a Casualty, Landlord shall
                           ---------
repair  damage  to  the  Damaged  Area  as  indicated  in  SECTION  8.1.1.
                                                           --------------

               8.4.1.2          Less  Than  Or  Equal to Three (3) Floors of the
                                ------------------------------------------------
Premises  Damaged.  If  less  than  or  equal  to  three  (3) full floors of the
-----------------
Premises are included in the Damaged Area, and the Estimated Completion Date will not occur within twelve (12) months after the date of the Casualty (the "12-MONTH PERIOD"), Tenant may terminate this Lease as to the portion of the Premises included in the Damaged Area by providing a notice of termination to Landlord (the "TENANT TERMINATION NOTICE") within thirty (30) days after the date of the Repair Certificate, which termination shall be effective as of the date of such Casualty, and this Lease, including the provisions with respect to Rent, shall be amended to appropriately reflect that the portion of the Premises included in the Damaged Area is no longer included within the Premises.

               8.4.1.3          More  Than  Three  (3)  Floors  of  the Premises
                                ------------------------------------------------
Damaged.  If more than three (3) full floors of the Premises are included in the
-------
Damaged Area, and the Estimated Completion Date will not occur within the 12-Month Period, then, Tenant may elect to terminate this Lease as to either the portion of the Premises included in the Damaged Area (in which case this Lease, including the provisions with respect to Rent, shall be amended to appropriately reflect that the portion of the Premises included in the Damaged Area is no longer included within the Premises), or as to the entire Premises, by providing the Tenant Termination Notice within sixty (60) days after the date of Tenant's receipt of the Repair Certificate. In the case of a termination of only the portion of the Premises included in the Damaged Area, such termination shall be effective as of the date of the Casualty and, in the case of a termination of this Lease, such termination shall be effective as of a date specified in the Tenant Termination Notice as determined by Tenant in its sole and absolute discretion, but in no event may such date exceed the date occurring two (2) years after the date of the Tenant Termination Notice.


                                      -36-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          8.4.2     Landlord  Relocation  Right.  Notwithstanding  the foregoing
                    ---------------------------
provisions  of  this  SECTION  8.4, Landlord shall have the right, at Landlord's
                      ------------
sole cost and expense (except for the payment of rent which shall be payable as provided in this SECTION 8.4.2 below), to relocate Tenant (provided, thereafter,
                 -------------
Landlord  repairs the Damaged Area in accordance with provisions of this ARTICLE
                                                                         -------
8)  from  the portion of the Premises included in the Damaged Area to comparable
-
space at least equal in size to the portion of the Premises included in the Damaged Area ("RELOCATED SPACE") in the area known as the "West San Fernando Valley" (provided that such Relocated Space need not be high-or mid-rise space), by (i) providing notice thereof to Tenant on or before Landlord's delivery of the Repair Certificate to Tenant, and (ii) providing the Relocated Space in a condition ready for Tenant's move-in within sixty (60) days after the Casualty, in which case Tenant shall not have a right to terminate this Lease in its entirety or as to a portion of the Premises, as the case may be, as set forth in SECTIONS 8.4.1.2 or 8.4.1.3, above; provided that Landlord's right to relocate
-----------------     -------
Tenant and thereby eliminate Tenant's termination right shall only apply if the Estimated Completion Date will occur, and the relocation of Tenant's personnel back into the Premises from the Relocated Space will occur, within fifteen (15) months after the Casualty (the "15-MONTH PERIOD"), as reasonably determined by the Repair Contractor. Landlord shall have the obligation for payment of any rent in connection with the Relocated Space during any period in which Tenant is relocated from the portion of the Premises included in the Damaged Area to the Relocated Space; provided, however, that Tenant shall pay to Landlord the Base Rent or the rent Landlord is actually paying for the Relocated Space, whichever is less, and Tenant's Share of Direct Expenses (which Tenant's Share of Direct Expenses shall be calculated using the amount of Tenant's Share of Direct Expenses that Tenant was paying for the month prior to the month in which the Casualty occurred) for the portion of the Premises included in the Damaged Area as Tenant's contribution toward rent for the Relocated Space during the term of such relocation and, because the payment described previously in this sentence shall be a contribution from Tenant toward rent for the Relocated Space (and shall not constitute Rent for the portion of the Premises included in the Damaged Area), Tenant's obligation to pay Base Rent and Additional Rent shall abate with respect to the portion of the Premises included in the Damaged Area as provided in SECTION 8.1.2 above during the period of such relocation. All
                  -------------
expenses reasonably incurred by Tenant for moving from and returning to the Premises, including but not limited to costs of stationery and business cards (if applicable), and equipment installations in connection with such relocation shall be funded by Landlord within thirty (30) days of invoice.


                                      -37-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          8.4.3     Tenant  Repair  Option.  If  this Lease is not terminated as
                    ----------------------
provided  in SECTION 8.4.1, above, and Tenant has not been relocated as provided
             -------------
in  SECTION  8.4.2, above, and the repairs are not actually completed within one
    --------------
(1) year after the Damage Date (or, if the Repair Certificate delivered by Landlord indicates a repair period over one (1) year, then within the repair period indicated in the Repair Certificate), which period shall not be subject to extension as a result of any Force Majeure, below, then Tenant shall have the right, on written notice to Landlord (the "Repair Failure Notice") delivered after the occurrence of the event described above, to either (a) cause Landlord to assign to Tenant any contracts relating to the repairs, or (b) terminate the contractor then engaged to complete the repairs and commence to complete the repairs itself. After Tenant's election of either option (a) or (b), above, any insurance proceeds received by Landlord or to be received by Landlord in connection with such repairs (not including any rental interruption insurance proceeds), shall be assigned to Lien Holder, and held by Lien Holder in a construction escrow account for the benefit of Tenant. Prior to the commencement of the repairs, and from time to time prior to the completion of the repairs as Lien Holder shall reasonably require, Tenant shall deposit into the construction escrow the amount of any short-fall between the cost of such repairs and the available insurance proceeds. Thereafter Tenant shall supervise the completion of the repairs and/or complete the same itself, as soon as reasonably possible in accordance with plans and specifications approved by Lien Holder (the "TENANT REPAIR OPTION"). In the event that Tenant elects the Tenant Repair Option, Tenant shall have the right to deliver to Landlord and Lien Holder from time to time invoices for the costs of construction, which invoices shall contain a reasonably particularized breakdown of such costs. To the extent neither Landlord nor Lender delivers a detailed written objection to
Tenant within ten (10) business days after receipt of such invoice, then, subject to a reasonable procedure established by Lien Holder, Tenant shall be entitled to disbursements from the construction escrow of the amounts set forth in such invoices, provided that upon completion of the repairs, Tenant shall be entitled to deduct from Rent becoming payable by Tenant under this Lease, that amount which represents the difference between (i) amounts expended by Tenant in connection with the completion of the repairs as set forth in such invoices, less (ii) the amount of insurance proceeds paid to Tenant in connection with the completion of the repairs, provided that the total amount of such credit shall be amortized over the remaining Lease Term, with interest on the unamortized portion of such amount accruing at the Interest Rate. If, however, Landlord or Lien Holder in good faith delivers to Tenant, within ten (10) business days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that the charges are excessive (in which case, concurrently with its delivery of such written objection, Landlord shall pay from its own funds or Lien Holder shall pay from the construction escrow, as the case may be, the amount it contends would not have been excessive), then Tenant shall not be entitled to include in its calculation of amounts expended in connection with the repairs either (i) the entire amount of such invoice if payment is made by Landlord, or (ii) the amount of such invoice not paid by Lender if partial payment is made by Lien Holder from the construction escrow; but Tenant may proceed to institute arbitration proceedings against Landlord pursuant to the terms of SECTION 19.41, below, to determine that portion, if any, of the amounts
         -------------
so incurred by Tenant which Landlord or Lien Holder is required to reimburse Tenant under this SECTION 8.4.3. Tenant may deduct the amount of any final,
                     --------------
non-appealable arbitration award from Rent as it becomes payable under this Lease, provided that the total amount of such


                                      -38-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
credit shall be amortized over the remaining Lease Term not including any Renewal Option Term unless Tenant has already exercised a Renewal Option Right, with interest on the unamortized portion of such amount accruing at the Interest Rate. Notwithstanding the foregoing, if Tenant delivers a Repair Failure Notice to Landlord, then Landlord shall have the right, which may only be exercised once with respect to any specific event of damage or destruction, to suspend the occurrence of the Tenant Repair Option for a period ending thirty
(30) days after Landlord's receipt of the Repair Failure Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Repair
Failure Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs to the Tenant Improvements shall be completed within thirty
(30) days after the date of Landlord's receipt of the Repair Failure Notice. If repairs shall be completed prior to the expiration of such thirty-day period, then the Repair Failure Notice shall be of no force or effect, but if the repairs shall not be completed within such thirty-day period, then upon the expiration of such thirty-day period, the Tenant Repair Option shall become effective. At any time, and from time to time, after the date occurring thirty
(30) days after the Damage Date, Tenant may request that Landlord provide Tenant with a certificate from Landlord's architect or contractor described above setting forth such architect's or contractor's reasonable opinion of the date of completion of the repairs to the Tenant Improvements and Landlord shall respond to such request within five (5) business days.

     8.5  Landlord's  Rights  to  Terminate - Insured and Uninsured Casualty.
          ------------------------------------------------------------------

          8.5.1   Uninsured  Casualties.
                  ---------------------

               8.5.1.1       Termination  Rights.  In  addition  to  the
                             -------------------
termination  rights set forth in SECTION 8.3 above, and SECTION 8.5.2, below, if
                                 -----------            -------------
the cost to repair (the "REPAIR COST") the Damaged Area (including the Tenant Improvements and Alterations therein) that is not covered by insurance (with deductible amounts considered to be not covered by insurance) required to be maintained  by  Landlord  hereunder  and  any  additional  insurance  actually maintained by Landlord, is greater than the "Maximum Amount" as that term is defined in this SECTION 8.5.1 (the amount which is not so covered by insurance
                  -------------
and which is in excess of the Maximum Amount may be referred to as the "UNINSURED SHORTFALL"), the following shall apply (and Landlord shall notify
Tenant  of  its  election  on  or before the date which is sixty (60) days after
Landlord's delivery of the Repair Certificate to Tenant): (i) Landlord may elect to repair the Damaged Area in accordance with the terms of this ARTICLE 8
                                                                       ---------
and without affecting Tenant's rights of termination, if any, or (ii) Landlord may elect not to restore the Damaged Area if Tenant declines to pay the Uninsured Shortfall as described in this SECTION 8.5.1.1 below. If Landlord
                                             ---------------
elects not to restore the Damaged Area, then, within thirty (30) days after Landlord notifies Tenant it does not intend to repair the "Damaged Area," as defined in SECTION 8.1.2, above, Tenant may elect to exercise a termination
             --------------
right or to pay the Uninsured Shortfall, as follows: (A) Tenant may elect to terminate this Lease as to either (x) any portion of the Premises included in the Damaged Area (in which case this Lease shall be amended to appropriately reflect that the portion of the Premises included in the Damaged Area is no longer included within the Premises and to provide a corresponding reduction of the Rent), or (y) as to the entire Premises, by providing a termination notice (the "NOTICE OF TERMINATION"), which termination shall be effective as of a date specified by Tenant in the Notice of Termination, but which shall not exceed two
(2) years after the date of the Notice of Termination, or (B) provided that Tenant meets the Financial Requirement, Tenant may elect to pay the Uninsured Shortfall and, thereafter, Landlord shall be obligated to proceed to repair the damage, provided Tenant funds the Uninsured Shortfall, and this Lease shall not terminate. If Landlord fails to timely make an election under items (i) or (ii) of this SECTION 8.5.1.1; then, Landlord shall be deemed to have elected item
          ----------------
(ii), and if Tenant has an elective right, and Tenant fails to timely make an election under item (A) or (B) of this SECTION 8.5.1.1; then, Tenant shall be
                                          ------- -------
deemed to have elected item (A)(x).  The provisions of SECTION 8.1.2 relative to
                                                       -------------
the design and construction of any Tenant Improvements or Alterations shall be applicable with respect to any repair or restoration of Tenant Improvements or Alterations described in this SECTION 8.5.1. The term "Maximum Amount" shall
                                 -------------
mean  an amount equal to the greater of (i) ten percent (10%) of the Replacement


                                      -39-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Cost  of  the  Building and Tenant Improvements, or (ii) One Million Six Hundred
Thousand  and  No/100  Dollars  ($1,600,000.00).

               8.5.1.2          Landlord's  Failure  to  Fund Uninsured Amounts.
                                -----------------------------------------------
If Landlord fails to timely fulfill its obligation to fund any of its repair obligations under SECTION 8.1.1 of this Lease (which funding obligations are
                    --------------
those of Landlord and not of Tenant or any insurer), Tenant shall be entitled to deliver notice (the "FUNDING NOTICE") thereof to Landlord and to any Lender. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord's receipt of the Funding Notice from Tenant, and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining the reasons why Landlord believes that the amounts described in Tenant's funding notice are not due from Landlord (the "FUNDING REFUSAL NOTICE"), Tenant shall be entitled to advance such amounts (the "Funding Amount") to Landlord through a construction control escrow for Landlord's use in complying with its repair obligations under SECTION 8.1.1 of this Lease. Tenant
                                            -------------
may then offset the amount so provided to Landlord, against Tenant's next succeeding monthly installments of Base Rent which become due, provided that the total amount of such credit so provided shall be amortized over the then remaining Lease Term not including any Renewal Option Term unless Tenant has exercised a Renewal Option Right, with interest on the unamortized portion of such amount accruing at the Interest Rate. However, if Tenant is in default pursuant to SECTION 12.1.1 of this Lease (after expiration of any applicable
              ---------------
cure period) at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Funding Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so funded by Landlord, if any, within ten (10) days after Tenant's receipt of a Funding Refusal Notice, Tenant may submit such dispute to arbitration in accordance with SECTION 19.41 of this Lease and Tenant
                                          -------------
shall not be entitled to deliver the Funding Amount nor shall Tenant be entitled to such offset from Base Rent unless the Arbitrator determines that Tenant is entitled to do so pursuant to this SECTION 8.5.1.2. If Tenant prevails in any
                                     ---------------
such arbitration, the award by the Arbitrator shall include interest at the Interest Rate calculated from the date of funding by Tenant, if any, until the date of Landlord's payment of such award or, if Landlord and Tenant then agree that Tenant shall be entitled to apply such award as a credit against Tenant's obligations to pay Base Rent, the award shall include interest at the Interest Rate calculated from the date of funding by Tenant, if any, until the date of Tenant's application of such amounts as a credit against Base Rent.

          8.5.2     Retirement  of Debt with Insurance Proceeds.  In addition to
                    -------------------------------------------
any  other  rights to terminate this Lease set forth in this SECTION 8.5, if (i)
                                                             -----------
the Lien Holder shall, in accordance with the terms of its loan contract with Landlord, be entitled to require that the insurance proceeds or any portion thereof be used to retire the then-existing debt, and (ii) the cost of repair of


                                      -40-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
the Damaged Area not covered (the "INSURANCE SHORTFALL") by available insurance proceeds (provided that "available" insurance proceeds shall not include those used to retire debt as set forth in this SECTION 8.5.2, above, but shall include
                                         -------------
insurance proceeds which would have been available but for Landlord's failure to maintain the insurance required under SECTION 7.2.1 of this Lease) exceeds the
                                        -------------
Maximum  Amount,  then  Tenant  shall be notified of such matters within fifteen
(15) days following the later of (a) Landlord's receipt of notice from the Lien Holder with respect to item (i) above, and (b) Landlord's determination of those matters set forth in item (ii) above, and the following shall apply: Landlord may terminate this Lease within thirty (30) days after Tenant has been notified that the circumstances in items (i) and (ii), above, apply ("LANDLORD'S TERMINATION PERIOD"), and the effective date of such termination as scheduled by Landlord shall take into account Tenant's orderly relocation, but shall in no event be in excess of two (2) years from the date of Landlord's election to terminate. If Tenant (or Tenant and an Affiliate of Tenant that joins Tenant in giving a notice as hereinafter provided and agrees to be bound by the obligations under this SECTION 8.5.2) meets the Financial Requirement, then,
                         -------------
Landlord shall not have the right to terminate this Lease, even if Landlord has elected to do so, if within sixty (60) days after receipt of Landlord's notice electing to terminate this Lease, Tenant and/or an Affiliate of Tenant, as the case may be, agree(s) by notice to Landlord to advance the Insurance Shortfall, in an amount not greater than the amount of insurance proceeds used to retire the then-existing debt, to Landlord. Tenant and/or Tenant's Affiliate shall deposit such amount of the Insurance Shortfall in an escrow account pursuant to escrow instructions and with an escrow company, that are both reasonably approved by Landlord and Tenant. In the alternative, during Landlord's Termination Period, Landlord may elect not to terminate this Lease in connection with the terms of this SECTION 8.5.2 and either proceed to fund such portion of
                        -------------
the Insurance Shortfall and repair the damage to the Premises, or not proceed to repair the Damaged Area. If Landlord does so elect not to repair the Damaged Area, Tenant may, in its sole and absolute discretion and upon notice given to Landlord within sixty (60) days following the expiration of Landlord's Termination Period, either (A) agree to advance such amount of the Insurance Shortfall, in which case, subject to the terms of this ARTICLE 8 and without
                                                           ---------
affecting Tenant's rights of termination, if any, Landlord shall proceed to repair the damage to the Damaged Area, to the extent covered by insurance proceeds and amounts paid by Tenant, or (B) elect to terminate this Lease as to any portion of the Premises included in the Damaged Area (in which case this Lease shall be amended to appropriately reflect that the portion of the Premises included in the Damaged Area is no longer included within the Premises and to provide a corresponding reduction of the Rent). Landlord hereby agrees to proceed with reasonable good faith efforts and reasonable diligence to cause any Lien Holder not to retire the mortgage debt and, if unsuccessful, upon the occurrence of damage to the Building which would give Landlord the right to terminate this Lease pursuant to this SECTION 8.5.2, to use reasonable good
                                           -------------
faith efforts and reasonable diligence to refinance the first mortgage debt on the Building. Upon completion of any repairs to the Damaged Area in accordance with the terms of this SECTION 8.5.2, Tenant shall be entitled to
                                      -------------
deduct from Rent (the "RENT DEDUCTION") payable by Tenant under this Lease the amount of the Insurance


                                      -41-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Shortfall  paid  by  Tenant  in  connection with such repairs under this SECTION
                                                                         -------
8.5.2, provided that the total amount of such credit shall be amortized over the
-----
remaining Lease Term (not including any Renewal Option Term, unless Tenant has already exercised a Renewal Option Right), with interest on the unamortized portion of such amount accruing at the Interest Rate. Landlord may, at any time during the Lease Term, pre-pay the Rent Deduction amount to Tenant by paying the principal amount thereof together with all accrued interest thereon.

     8.6     Waiver  of  Statutory  Provisions.  The  provisions  of this Lease,
             ---------------------------------
including  this  ARTICLE 8, constitute an express agreement between Landlord and
                 ---------
Tenant with respect to any and all damage resulting from a Casualty to all or any part of the Premises, the Building, or the Project, and any statute or regulation of the State of California, including, without limitation, SECTIONS
                                                                        --------
1932(2)  and 1933(4) of the California Civil Code, with respect to any rights or
-------      -------
obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage resulting from a Casualty to all or any part of the Premises, the Building, or the Project.

     8.7     Disposition  of Insurance Proceeds.  If this Lease is terminated by
             ----------------------------------
reason of damage resulting from a Casualty, each party shall be entitled to retain the insurance proceeds awarded to such party by that party's property insurer free and clear of claims by the other party. If this Lease is not terminated by reason of any damage resulting from a Casualty, then, all insurance proceeds payable by reason thereof shall be disbursed for use in reconstruction thereof, as applicable. Upon completion of the repairs or reconstruction, each party shall be entitled to retain any remaining proceeds awarded to such party by that party's insurer. Subject to the terms of SECTIONS
                                                                        --------
8.3  and  8.5  hereof,  any  cost  of  repair or reconstruction in excess of the
---       ---
insurance proceeds made available under the policies of insurance that Landlord is required to maintain under this Lease shall be borne by Landlord. The terms of this ARTICLE 8 shall apply in connection with any damage to the Premises or
          ---------
Building  and  shall  supersede the terms of SECTIONS 6.1.2, 10.3.2 and 19.27 of
                                             --------------  ------     -----
this  Lease.

                                    ARTICLE 9

                              PERSONAL PROPERTY TAX

     Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when: (i) such taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds an amount equal to thirty-five dollars ($35.00) per rentable square foot of the Premises, regardless of whether title to such improvements shall be vested in Tenant or Landlord; (ii) such taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project's parking structure and other parking areas; or (iii) such taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                                   ARTICLE 10

                             SERVICES AND UTILITIES

     10.1     Standard  Tenant  Services.  Landlord  shall provide the following
              --------------------------
services ("STANDARD TENANT SERVICES") on all days (unless otherwise stated below) during the Lease Term, as extended pursuant to SECTION 2.3:
                                                               ------------


                                      -42-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          10.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") and shall operate the HVAC system when necessary in order to provide normal comfort for normal office use in the Premises, during the period ("BUILDING HOURS") Monday through Friday, from 7:30 A.M. to 5:30 P.M. and on Saturday during the period from 9:00 A.M. to 1:00 P.M., except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "HOLIDAYS"). Landlord shall use reasonable efforts to operate the HVAC System in a manner consistent with its designed capacity. During such time as Tenant occupies the entire Project, Tenant shall have the right, after the first (1st) Lease Year, exercisable upon at least ninety (90) days prior written notice, to modify the Building Hours so long as (i) the Building Hours are the same in both the Building and Adjacent Building and (ii) the total of the Building Hours in any one week will not exceed fifty-four (54) hours. For example, if Tenant should adopt a four-day work week for its employees, Tenant would have the flexibility to modify the Building Hours to accommodate that work schedule.

          10.1.2     Subject  to  the  terms  of  SECTION  10.2  of  this Lease,
                                                  -------------
Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and Tenant's office equipment, provided that (i) the connected electrical load of Tenant's office equipment does not exceed an average of three and one-half (3 1/2) watts per usable square foot of the
Premises during Building Hours on a monthly basis, and the electricity so furnished for office equipment will be at a nominal one hundred twenty (120) volts and Tenant will be granted permission to install, at Tenant's expense, circuits containing one hundred twenty/two hundred eight (120/208) voltage, and
(ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one (1) watt per usable square foot of the Premises during Building Hours on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred and seventy-seven/one hundred twenty (277/120 volts); provided, however, that to the extent such electrical usage exceeds either the amount allowed under item (i) or (ii), above, such excess consumption shall be subject to the terms of SECTION 10.2, below. Landlord
                                                  ------------
shall furnish replacement of Building standard lamps (including lamps classified as Building standard when first installed), starters and ballasts, the costs of which shall be included in Operating Expenses.

          10.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes, including hot water in lavatories.

          10.1.4 Landlord shall provide janitorial services, Monday through Friday except the date of observation of Holidays, in and about the Premises in accordance with the specifications attached hereto as EXHIBIT I and made a part
                                                       ---------
hereof; provided, however, that Landlord may make modifications to such janitorial specifications from time to time during the Lease Term, which modifications shall be subject to Tenant's prior written approval which approval shall not unreasonably be withheld or delayed so long as janitorial service to the Premises is not thereby diminished and such janitorial specifications continue to be reasonably consistent with services provided to multi-floor tenants of a similar usage in Comparable Buildings. Any additional cleaning requested by Tenant shall be subject to SECTION 10.4 below.
                                               -------------


                                      -43-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          10.1.5 Landlord shall provide nonexclusive automatic passenger and freight elevator service during Building Hours, and shall have at least one elevator available at all times, but no fewer elevators shall be available than are reasonably required adequately to service the Premises during Building Hours.

          10.1.6 Landlord and/or the owner of the Adjacent Building shall provide at least one (1) on-site Project manager, one (1) on-site engineer, and one (1) on-site day-porter for the Project. The primary responsibility of such management, engineering and day-porter personnel shall be the supervision and operation of the Project. Landlord shall operate its Project management office in the Building or in the Adjacent Building, but Tenant acknowledges that, if Landlord ever no longer owns both the Building and Adjacent Building, a separate management office may operate in each building; provided, however, that in such event Operating Expenses for the Building shall not include rental for such management offices to the extent that the aggregate size of such management offices is in excess of what would be included were there a single management office for the Project, considering the Building's pro-rata percentage of the Project.

          10.1.7 Landlord shall provide twenty-four (24) hours per day, seven (7) days per week, access control systems and personnel for the Building. Landlord shall furnish at least one (1) twenty-four (24) hour security guard at the Building, and either Landlord or the landlord of the Adjacent Building shall provide one (1) additional security guard for the Project, Monday through Friday (not including Holidays) from 7:00 a.m. to 9:00 p.m., and Saturdays from 8:00 a.m. to 7:00 p.m. The duties of the security guard shall include monitoring video feed from security cameras, alarm panels, fire/life safety systems, water and heat alarms. The Project security guard shall be provided with a suitable vehicle to use in performing his or her principal responsibility for patrolling the Project Common Areas. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall be permitted, at Tenant's sole discretion and at Tenant's sole cost, to install a security system for the Premises (which may include, without limitation, card readers, video cameras and video recorders) which does not interfere with the operation of the Systems and Equipment nor with the operation of the Building's access control system. Tenant shall be solely responsible for the monitoring and operation of Tenant's security system. The installation, operation and maintenance of such system shall be coordinated with Landlord. Landlord further grants Tenant the right to "tie into" the Building's access control system, provided that such tie-in does not alter materially the effectiveness or usage of the Building's access control system or the access control services to be provided to other tenants' premises, and Tenant shall be responsible for any additional incremental expense for additional equipment or personnel necessitated because of such tie-in.


                                      -44-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          10.1.8 Landlord shall cause the exterior windows of the Building to be washed at least once every four (4) months during the Lease Term.

     10.2     Overstandard  Tenant  Use.  Tenant  shall  not, without Landlord's
              -------------------------
prior written consent, change its use of the Premises, from general office purposes as provided in SECTION 5.1 to a different use, or (after completion of
                         -----------
their initial installation as initially approved by Landlord) add machines, or equipment or lighting to the Premises, which change or addition would materially affect the temperature designed to be maintained by the HVAC system or materially increase the quantity of water normally required to be furnished for the Premises by Landlord pursuant to the terms of SECTION 10.1 of this Lease.
                                                     ------------
If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the reasonable cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord subject to reasonable verification of all such costs. If Tenant uses water, electricity, heat, ventilation or air conditioning in excess of that required to be supplied by Landlord pursuant to
SECTION 10.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost
------------
of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is required to be installed during the Lease Term in order to supply such excess consumption, and the cost of the increased wear and tear on existing or new equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and, in such event, Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of installing and maintaining such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning other than during Building Hours, Tenant shall give Landlord at least one (1) business day prior notice of Tenant's desired use of such utilities. Tenant acknowledges that Landlord charges a fee per hour (the "HOURLY CHARGE") equal to $153.00 for after-hours heat or air-conditioning and $60.00 for ventilation only (the "AFTER-HOURS HVAC"). Landlord agrees that increases in the Hourly Charge will in no event exceed increases in Landlord's "Actual Cost" of providing the After-Hours HVAC. Likewise, Landlord agrees that in the event of any decrease in the Actual Cost of providing the After-Hours HVAC (e.g., resulting from an upgrade to a more efficient HVAC system, or a material decrease in electrical utility rates), Landlord shall correspondingly reduce the Hourly Charge. "Actual Cost" shall be equal to Landlord's direct cost of providing such service, which direct cost shall be determined by calculating the total kilowatt minimum load multiplied by average electricity cost during those hours (to the extent reasonably determinable) plus any cost incurred for equipment maintenance for such after-hours usage. By way of example, if the utility company provides rate schedules for peak and off-peak demand hours, the electricity costs for After-Hours HVAC should reflect rates actually charged for the time of day to which the hourly charge is applicable. Equipment maintenance cost for such after hours usage shall not exceed the annual operating hourly maintenance cost derived by dividing the total annual equipment maintenance cost by the total annual equipment operating hours, without a profit or overhead charge to Landlord, but including a reasonable administrative charge and, unless the system is automated, an amount reasonably calculated by Landlord to reimburse Landlord for the hourly engineers' salary and fringe benefits.


                                      -45-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     10.3  Interruption  of  Use.
           ---------------------

          10.3.1     No  Liability  for  Damages.  Except as provided in SECTION
                     ---------------------------                         -------
10.3.2  below,  Tenant  agrees that Landlord shall not be liable for damages, by
------
abatement of Rent or otherwise, for failure to furnish or delay in furnishing any Standard Tenant Services (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by necessary repairs, replacements or improvements (provided that Landlord agrees to use commercially reasonable efforts to schedule any such work outside of Building Hours), by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the Tenant Standard Services as set forth in this ARTICLE 10. If any governmental
                                                ----------
or quasi-governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any portion thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions, or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required to make alterations to the Project or any portion thereof in order to comply with such mandatory or voluntary controls or guidelines, then, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Project related thereto without creating any liability of Landlord to Tenant under this Lease (except as provided in SECTION 10.3.2 below), provided that the Premises are not thereby
              ---------------
rendered untenantable, and further provided that Landlord will not voluntarily reduce the level of services provided to the Premises consistent with the first class character of the Project.

          10.3.2     Tenant's  Remedy.  Except as otherwise provided in ARTICLES
                     ----------------                                   --------
8  AND 13 of this Lease, in the event that (A) Tenant is denied access to, or is
---------
unable to conduct Tenant's normal business operations in, the Premises or any portion thereof, and Tenant does not use the Premises or such portion thereof, and (B) such non-use of the Premises is as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and which was required by this Lease, which is not necessitated by the negligence of Tenant or its employees, agents, contractors or invitees, (ii) the presence of Hazardous Material in or about the Premises or the Building which was in violation of Hazardous Materials Laws then in effect when brought upon or used in or about the Premises or the Building and was not brought upon or used in or about the Premises or Building by Tenant or its employees, agents, contractors, or invitees, or (iii) the interruption or substantial reduction in one or more of the following Standard Tenant Services required to be provided by Landlord pursuant to this Lease (whether or not such interruption or reduction is due to Landlord's fault or within Landlord's control, so long as it is not due to the fault or neglect of Tenant, its agents, employees, contractors or invitees): heating, ventilating and air conditioning, janitorial service, electrical service, passenger elevator service or water, or
(iv) Landlord's failure to supply Tenant with all of the parking passes to which


                                      -46-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Tenant  is  entitled  pursuant  to ARTICLE 18 below, where Landlord is unable to
                                   ----------
provide alternative parking within Warner Center for such unusable parking passes (each such set of circumstances as set forth in item (A) and then in either (i), (ii), (iii) or (iv) of item (B), above, to be known as an "Abatement Event"), then, Tenant shall give Landlord and Lender notice ("Abatement Event Notice") of such Abatement Event, and if such Abatement Event continues for five
(5) consecutive business days after Landlord's and Lender's receipt of any such notice or ten (10) consecutive or nonconsecutive days after Landlord's and Lender's receipt of any such notices for each such day in any twelve (12) month period (the "Eligibility Period"), then, the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that the Abatement Event continues, in the proportion that the rentable area of the portion of the Premises that is the subject of the Abatement Event, bears to the total rentable area of the Premises (in the case of the circumstances set forth in items (i), (ii) and (iii) above) or in the proportion that the number of parking passes which Tenant is unable to utilize bears to the total number of parking passes to which Tenant is entitled pursuant to ARTICLE 18 below (in the case of the circumstance set forth in item
             ----------
(iv) above); provided, however, in the event that the Abatement Event applies to a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then, for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Notwithstanding the foregoing, in no event shall the amount of Rent abated hereunder exceed the amount of proceeds Landlord is entitled to receive under the terms of the rental interruption insurance policies Landlord is required to carry hereunder. Such rights to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that, except as otherwise provided in Article 8 and 13 of this Lease,
                                                 ----------------
if Landlord has not cured such Abatement Event within one (1) year after Landlord's receipt of the Abatement Event Notice, and if Landlord does not elect to relocate Tenant as provided in SECTION 10.3.3 below, Tenant shall have the
                                     --------------
right to terminate this Lease during the first five (5) business days of each calendar month following the end of such one (1) year period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of notice to Landlord and Lender (the "Abatement Event Termination Notice") during such five (5) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the "Abatement Event Termination Date"), which Abatement Event Termination Date shall not be less than ten (10) business days, and not more than two (2) years, following the delivery of the Abatement Event Termination Notice. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease pursuant to the terms of this SECTION 10.3.2, if, as of the date of delivery by Tenant of
                     --------------
the Abatement Event Termination Notice, (A) the Lender has recorded a notice of default on the Building or filed a notice evidencing a legal action by the Lender against Landlord on the Building, or (B) the Lender has agreed that,


                                      -47-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
immediately upon recovery of possession of the Building, the Lender will take measures to cure such Abatement Event, and thereafter, the Lender diligently proceeds to gain possession of the Premises and, to the extent the Lender does gain possession of the Premises, the Lender diligently proceeds to cure such Abatement Event.

          10.3.3     Abatement Event Relocation Right.  Notwithstanding anything
                     --------------------------------
to  the  contrary  set  forth  in  SECTION 10.3.2 above, Landlord shall have the
                                   --------------
right, at Landlord's sole cost and expense (except for the payment of rent, which shall be payable as provided in this SECTION 10.3.3), to relocate Tenant
                                             --------------
(provided, thereafter, Landlord cures the Abatement Event) from that portion of the Premises which is affected by the Abatement Event to comparable space at least equal in size to the affected portion of the Premises ("COMPARABLE RELOCATION SPACE") (which Comparable Relocation Space need not be high-rise or mid-rise space) in the West San Fernando Valley by (i) providing notice thereof to Tenant on or before the date which is ten (10) business days after expiration of the Eligibility Period, and (ii) providing the Comparable Relocation Space in a condition ready for Tenant's move-in within sixty (60) days after such notice from Landlord to Tenant, in which case Tenant shall not have a right to terminate  this  Lease  as  set  forth  in  SECTION  10.3.2 above; provided that
                                            ---------------
Landlord's right to relocate Tenant and thereby eliminate Tenant's termination right shall only apply if Landlord reasonably, and in good faith, certifies to Tenant that the Abatement Event will be cured, and the relocation of Tenant's personnel back into the affected portion of the Premises will occur, within fifteen (15) months after Landlord's receipt of the Abatement Event Notice. Landlord shall have the obligation for payment of any rent in connection with such Comparable Relocation Space, during any period in which Tenant is relocated from an affected portion of the Premises to such Comparable Relocation Space; provided, however, that Tenant shall pay to Landlord the Base Rent or the rent Landlord is actually paying for the Relocated Space, whichever is less, and Tenant's Share of Direct Expenses (which Tenant's Share of Direct Expenses shall be calculated using the amount of Tenant's Share of Direct Expenses that Tenant was paying for the month prior to Tenant's delivery of the Abatement Event Notice) for the affected portion of the Premises as Tenant's contribution toward rent for the Comparable Relocation Space during the term of such relocation and, because the payment described previously in this sentence shall be a contribution from Tenant toward rent for the Comparable Relocation Space (and shall not constitute Rent for the affected portion of the Premises), Tenant's obligation to pay Base Rent and Additional Rent shall abate with respect to the affected portion of the Premises as provided in SECTION 10.3.2 above during the
                                                 --------------
term of such relocation. All expenses reasonably incurred by Tenant for moving from and returning to the affected portion of the Premises, including but not limited to costs of stationery and business cards (to the extent applicable), and equipment installations in connection with such relocation shall be funded by Landlord within thirty (30) days of invoice.

     10.4     Additional  Services.  Landlord  shall  also  have  the  exclusive
              --------------------
right, but not the obligation, to provide any services in addition to the Standard Tenant Services which may be required by Tenant, including, without limitation, locksmithing, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administrative fee at a rate equal to ten percent (10%) of the cost of such service. Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.


                                      -48-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     10.5     Year Round Access.  Landlord hereby represents and covenants that,
              -----------------
subject to Force Majeure, Tenant shall have access to the Premises and the Building Common Areas, twenty-four (24) hours per day, seven (7) days per week. Tenant shall be furnished with a master key for the Building, which shall not be duplicated by Tenant and which shall only be used by Tenant's Vice President for Operations (or such other person as may be designated by Tenant in writing, from time to time), that will access all doors in the Premises (the "ACCESS AREAS"). Tenant shall indemnify, defend, protect, and hold Landlord harmless from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys fees) incurred in connection with or arising from Tenant's access to such areas of the Building as a result of Tenants' having such master key. Tenant shall be responsible to pay all costs and expenses incurred in connection with such master key. Tenant shall be entitled to access any Access Areas only for inspection purposes and shall not be entitled to utilize such master key for any other purpose including, without limitation, storage purposes. In the event of any material violation of this provision Landlord shall be entitled to change the locks on all such areas and/or require the delivery of the master key by Tenant to Landlord, and Tenant's rights under this SECTION 10.5 shall terminate and be of no further
                               ------------
force  or  effect.

     10.6     Restricted  Access.  Tenant  may  designate  certain  areas in the
              ------------------
Premises as restricted areas and at its sole cost and expense secure such areas with additional locks to which only Tenant and Building management will have a key; provided, however, that Building management shall only utilize such key in the case of a perceived emergency. Tenant acknowledges that in order for Landlord to provide services as specified in this Lease to such restricted areas, Tenant must provide Landlord or Landlord's agents, employees or contractors access thereto. If Tenant fails to timely provide such access, Landlord shall have no obligation to provide services to such areas during the period access is denied.

     10.7     Emergency  Generator.  Landlord  acknowledges  that  Tenant may be
              --------------------
installing an emergency generator in the basement of the Building (the "EMERGENCY GENERATOR"). Subject to Landlord's prior approval of all plans and specifications, which approval shall not be unreasonably withheld, and at Tenant's sole cost and expense, Landlord shall permit Tenant to install and maintain the Emergency Generator and related fuel storage tank (without the obligation to pay Rent on the space so occupied), and connections between the Emergency Generator and Landlord's electrical systems in the Building and in the Adjacent Building and, all in compliance with all applicable law. Such Emergency Generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) the period of any electrical power outage in the Project. Tenant shall be entitled to operate the Emergency Generator and such connections to the Adjacent Building for testing and regular maintenance only upon notice to Landlord and at times reasonably approved by Landlord. Tenant shall submit the specifications for design, operation, installation and maintenance of the connections to the Emergency Generator and facilities related thereto to Landlord for Landlord's consent, which consent will not be unreasonably withheld or delayed and may be conditioned on Tenant complying with such reasonable requirements imposed by Landlord, based on the advice of Landlord's engineers, so that the Building's Systems and Equipment are not materially and adversely


                                      -49-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
affected by the installation and operation of the Emergency Generator. The cost of design (including engineering costs) and installation of the Emergency Generator and the costs of the Emergency Generator itself shall be Tenant's sole responsibility, but may, at Tenant's option, be a charge to the Tenant Improvement Allowance. All repairs and maintenance of the Emergency Generator shall be the sole responsibility of Tenant, and Landlord makes no representation or warranty with respect to such Emergency Generator. At Landlord's option, Landlord may require that Tenant remove the Emergency Generator and all related facilities upon the expiration or earlier termination of this Lease and the Adjacent Building Lease and repair all damage to the Project resulting from such removal, at Tenant's sole cost and expense. Notwithstanding the foregoing, at such time as this Lease is no longer in effect, but Tenant continues to lease the Adjacent Building, Tenant shall continue to have the right to maintain the Emergency Generator in the Building, provided that, during such time Tenant shall pay rent to the space dedicated to the Emergency Generator at a rate equal to the "Dead Storage Annual Rental Rate", as that term is defined in the Adjacent Building Lease. The terms of the preceding sentence shall survive the termination or earlier expiration of this Lease. The Emergency Generator shall be deemed to be a part of the Premises for purposes of the indemnification and insurance provisions of this Lease, and Tenant shall maintain, at Tenant's cost, industry standard "boiler and machinery" insurance coverage with respect thereto.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

     11.1     Transfers.  Tenant shall not, without the prior written consent of
              ---------
Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any entity to whom any Transfer


                                      -50-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). Any sublease of the Premises shall be for a term which does not exceed the remaining term of this Lease. If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days (or one (1) year, for any proposed assignment of all of Tenant's interest in this Lease or a sublease of substantially all of the Premises for substantially all of the remainder of the Lease Term) after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in SECTION 11.3 below, in
                                                          ------------
connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant. Tenant shall pay Landlord's reasonable legal fees incurred by Landlord in connection with any proposed Transfer within thirty (30) days after the execution of the relevant documents evidencing the Transfer.

     11.2     Landlord's  Consent.  Landlord shall not unreasonably withhold its
              -------------------
consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall grant or deny its consent to any proposed assignment of Tenant's interest in this Lease or any sublease of substantially all of the Premises for substantially all of the remainder of the Lease Term (collectively, an "ASSIGNMENT") within thirty (30) days of Landlord's receipt of the Transfer Notice, and Landlord shall grant or deny its consent to any other Transfer within fifteen (15) days after Landlord's receipt of the Transfer Notice. If Landlord fails to grant or deny its consent within such time periods, Landlord shall be deemed to have given its consent to such Transfer. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

          11.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

          11.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

          11.2.3 The Transferee is either a governmental agency or instrumentality thereof (i) which is that of a foreign country, (ii) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building if such Transferee occupied space in such landlord's building, (iii) which is capable of exercising the power of eminent domain or condemnation, or (iv) which would significantly increase the human traffic in the Premises or Building;

          11.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

          11.2.5 If the Transfer is an Assignment, or if upon the completion of the proposed Transfer more than one hundred twenty-five thousand (125,000) rentable square feet of the Premises will be subject to Transfers or not otherwise occupied by Tenant or an Affiliate of Tenant, and the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the portion of the Lease subject to the assignment or sublease on the date consent is requested; or


                                      -51-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          11.2.6 The proposed Transfer would cause a violation of another lease for space in the Building, which violation relates to an exclusive retail, stock brokerage or banking use.

     If  Landlord consents to any Transfer pursuant to the terms of this SECTION
                                                                         -------
11.2  Tenant  may,  within six (6) months after Landlord's consent but not later
----
than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to
SECTION  11.1 of this Lease; provided that if there are any changes in the terms
-------------
and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this SECTION 11.2, Tenant shall again submit the Transfer to Landlord for its
      -------------
approval  and  other action under this ARTICLE 11.  Notwithstanding any contrary
                                       ----------
provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this ARTICLE 11, Tenant's and
                                                        ----------
such Transferee's only remedies shall be to seek a declaratory judgment and/or injunctive relief by arbitration pursuant to SECTION 19.41.3, and Tenant, on
                                                 ---------------
behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

     11.3  Transfer  Premium.
           -----------------

          11.3.1     Definition  of Transfer Premium.  If Landlord consents to a
                     -------------------------------
Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this SECTION 11.3, received by Tenant from such
                                   -------------
Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer (on a per rentable square foot basis if less than all of the Premises is transferred) after deducting the


                                      -52-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer, (iii) any costs to buy-out or take over the previous lease of a Transferee, (iv) reasonable legal fees incurred in connection with the Transfer, (v) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (a) the date Tenant has contracted with a reputable broker to market the Subject Space, and (b) the date Tenant gives Landlord notice that Tenant has vacated the Subject Space, until the commencement of the term of the Transfer, and (vi) any other "out-of-pocket" monetary concessions reasonably provided in connection with the Transfer including, but not limited to, tenant improvement or decorating allowances (collectively, the "TRANSFER COSTS"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. If part of the Transfer Premium shall be payable by the Transferee other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

          11.3.2     Payment  of  Transfer  Premium.  The  determination  of the
                     ------------------------------
amount of Landlord's applicable share of the Transfer Premium shall be made on an annual basis in accordance with the terms of this SECTION 11.3.2, but an
                                                          --------------
estimate of the amount of Landlord's applicable share of the Transfer Premium shall be made each year and one-twelfth of such estimated annual amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this SECTION 11.3.2
                                                                  --------------
during the twelve (12) months preceding each annual reconciliation exceed the amount of Landlord's applicable share of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant's future obligations under this SECTION 11.3.2 or, if the overpayment occurs during the
                         --------------
last year of the Transfer in question, refund the excess to Tenant. If Tenant has underpaid Landlord's applicable share of the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord, promptly, but in no event later than the next date for payment of Basic Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant's Transfer Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Transfer Costs are exhausted.

          11.3.3     Calculations  of  Rent.  In the calculation of the Rent (as
                     ----------------------
it  relates  to  the  Transfer  Premium  calculated under SECTION 11.3.1 of this
                                                          --------------
Lease), the Rent paid during each annual period for the Subject Space by Tenant shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

     11.4     Effect  of  Transfer.  If Landlord consents to a Transfer, (i) the
              --------------------
terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall


                                      -53-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
not  be deemed consent to any further Transfer by either Tenant or a Transferee,
(iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. No Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and, if understated by more than two percent (2%), Landlord's costs of such audit.

     11.5     Non-Transfers.  Notwithstanding anything to the contrary contained
              -------------
in  this  ARTICLE  11,  an  assignment  or subletting of all or a portion of the
          -----------
Premises  to an "Affiliate" of Tenant  shall not be deemed a Transfer under this
ARTICLE 11, provided that (i) Tenant notifies Landlord of any such assignment or
----------
sublease within thirty (30) days after its effective date and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Affiliate, and (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The term "Affiliate" of Tenant shall mean an entity which is controlled by, controls, or is under common control with Tenant or a corporation which merges with Tenant, whether by statutory merger or an exchange of stock or transfer of assets. The term "control," or "controlled" as used in this SECTION
                                                                         -------
11.5,  shall  mean  the  ownership,  directly  or indirectly, of more than fifty
----
percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, an entity.

     11.6  Miscellaneous  Transfer  Provisions.
           -----------------------------------

          11.6.1     Estoppel  Certificate.  Upon  Tenant's  request,  Landlord
                     ---------------------
shall provide to any proposed Transferee of Tenant's interest in the Subject Space, an estoppel certificate substantially in the form of EXHIBIT F, attached
                                                             ---------
hereto, with contextual modifications due to the fact that such certificate is being provided by Landlord to a Transferee rather than by Tenant to a prospective purchaser or lender of the Building.

          11.6.2     Landlord's Recognition of Transfers Upon Lease Termination.
                     ----------------------------------------------------------
Tenant  may  request,  as part of its Transfer Notice under SECTION 11.1, above,
                                                            ------------
that a sublessee leasing all of the Premises receive a recognition agreement ("RECOGNITION AGREEMENT") from Landlord which provides that in the event this Lease is terminated, Landlord shall recognize the Transfer as a direct lease between Landlord and such subtenant, provided that Landlord shall only be obligated to execute a Recognition Agreement with such sublessee under the following conditions (which conditions must be reflected in the Recognition Agreement): (i) Landlord shall not be bound by any terms or conditions of the Transfer which are inconsistent with the terms and conditions of this Lease, and if the economic terms of such Transfer (as between Tenant and such sublessee and on a per rentable square foot basis) are less favorable to


                                      -54-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Tenant (as the sublessor) than those economic terms set forth in this Lease, the Recognition Agreement shall provide that upon termination of this Lease, as between Landlord and the sublessee, the economic terms shall be adjusted to those set forth in this Lease (on a per rentable square foot basis); provided, however, that if the economic terms of such Transfer (as between Tenant and the sublessee on a per rentable square foot basis) are equal to or more favorable than those set forth in this Lease, such more favorable economic terms shall continue to apply upon the date that this Lease is terminated and Landlord recognizes the Transfer as a direct lease between Landlord and such sublessee;
(ii)  the  terms  and  provisions of SECTION 2.3 shall not be applicable to such
                                     -----------
sublessee unless the sublessee is leasing the entire Premises for the entire remainder of the Lease Term (in which case such sublessee may exercise any remaining Renewal Option Right(s) set forth in SECTION 2.3 above, (iii) Landlord
                                               -----------
shall not be liable for any act or omission of Tenant, (iv) Landlord shall not be subject to any offsets or defenses which the sublessee might have as to Tenant or to any claims for damages against Tenant, (v) Landlord shall not be required or obligated to credit the sublessee with any rent or additional rent paid by the sublessee to Tenant, (vi) Landlord shall be responsible for performance of only those covenants and obligations of Tenant pursuant to the Transfer accruing after the termination of this Lease, (vii) the sublessee shall, upon termination of this Lease, agree to make full and complete attornment to Landlord, as lessor, pursuant to a written agreement executed by Landlord and the sublessee, so as to establish direct privity of contract between Landlord and the sublessee with the same force and effect as though the Transfer was originally made directly between Landlord and the sublessee, and
(viii) as a condition to Landlord's obligation to enter into the Recognition Agreement, in addition to Landlord's rights set forth under SECTION 11.2, above,
                                                            ------------
Landlord shall have the right to reasonably approve the creditworthiness and financial strength of the sublessee, which reasonable approval shall be based upon the creditworthiness and financial strength then generally required by Landlord and landlords of the Comparable Buildings of new tenants leasing space of a rentable area comparable to the rentable area of the Subject Space for a term equal to the remaining Lease Term and at a rental rate equal to the Base Rent rental rate under this Lease. Upon Landlord's written request given at any time after the termination of this Lease, the sublessee shall execute a new lease for the Subject Space upon the same terms and conditions as set forth in the Recognition Agreement.

                                   ARTICLE 12

                               DEFAULTS; REMEDIES

     12.1     Events  of Default.  Subject to the terms of SECTION 19.41, below,
              ------------------                           -------------
the occurrence of any of the following shall constitute a default of this Lease by Tenant:

          12.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, where such failure continues for ten (10) days after written notice from Landlord to Tenant that such amount is due; provided that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
SECTION  1161  or  any  similar  or  successor  law;  or
-------------

          12.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues


                                      -55-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
for thirty (30) days after written notice thereof from Landlord to Tenant; provided that (i) any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure SECTION 1161 or any
                                                             ------------
similar or successor law; (ii) if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible; and (iii) the cure period specified in this SECTION 12.1.2
                                                                  --------------
shall  not  be  applicable  to  Tenant's obligations under SECTIONS 5.3,19.1 and
                                                           -----------------
19.11 of this Lease; i.e., Tenant's failure to comply with any provision, covenant or condition described in such sections and/or articles within the time periods specified in such SECTIONS 5.3,19.1 and 19.11 shall constitute a default
                          -----------------     -----
under  this  SECTION  12.1.2;  or
             ---------------

          12.1.3 Any of the following: (i) if Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within ninety (90) days;
(iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within ninety (90) days; or (iv) if substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within ninety (90) days; or

          12.1.4 A default by Tenant, after expiration of any applicable cure periods, under the Adjacent Building Lease.

     12.2     Remedies  Upon  Default.  Upon  the  occurrence  of  any  event of
              -----------------------
default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          12.2.1 Terminate Tenant's right to possession by any lawful means, in which event this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord may recover from Tenant the following:

                (i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                (iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or


                                      -56-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                (v) At Landlord's election, but subject to the provisions of this Lease, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The  term  "Rent" as used in this SECTION 12.2 shall be deemed to be and to
                                       ------------
mean  all  sums  of  every  nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 12.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in SECTION 19.28 of this Lease, but in
                                             -------------
no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 12.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, subject to any Recognition Agreement entered into pursuant to SECTION 11.6.2, above, and Tenant shall be
                                      --------------
entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder, if mitigation of damages by Landlord is required by applicable law.

          12.2.2 Landlord shall have the remedy described in California Civil Code SECTION 1951.4 (lessor may continue lease in effect after lessee's
             ---------------
breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

     12.3     Sublessees  of Tenant.  If Landlord elects to terminate this Lease
              ---------------------
on  account of any default by Tenant as set forth in this ARTICLE 12, absent any
                                                          ----------
contrary agreement between Landlord and such subtenant, licensee or concessionaire, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of termination of this Lease, have no further right to or interest in the rent or other consideration receivable thereunder.

     12.4     Form  of  Payment  After  Default.  Following the occurrence of an
              ---------------------------------
event of default by any Transferee (but not as to the originally-named Tenant or any Affiliate assignee), Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of wire transfer of immediate funds, cash, money order, cashier's or certified check drawn on an


                                      -57-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

     12.5     Efforts  to  Relet.  For the purposes of this ARTICLE 12, Tenant's
              ------------------                            ----------
right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

     12.6     No Waiver of Redemption by Tenant.  Nothing herein shall be deemed
              ---------------------------------
to constitute a waiver of Tenant's right to redeem, by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     12.7     Landlord's  Default.
              -------------------

          12.7.1     General.  Landlord  shall not be deemed to be in default in
                     -------
the performance of any obligation required to be performed by Landlord under this Lease if (i) in the event of failure by Landlord with respect to the payment of money, Landlord pays any unpaid amount within ten (10) days of written notice from Tenant that the same was not paid when due, or (ii) unless and until it has failed to perform such obligation for thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and, thereafter, diligently prosecutes the same to completion. If Landlord disagrees with Tenant that Landlord is in default, then, Landlord may submit the dispute to arbitration pursuant to the provisions of SECTION 19.41 hereof. Upon any default
                                          -------------
committed by Landlord, after giving effect to any applicable cure period, Tenant may, except as specifically provided in this Lease to the contrary, exercise any of its rights provided in law or in equity.

          12.7.2     Lender's  Right to Cure and Notice.  No failure of Landlord
                     ----------------------------------
to make any payment required to be made by Landlord hereunder, or to observe or perform any covenant, condition or provision of this Lease, shall entitle Tenant to declare a default under this Lease unless (i) Tenant shall have given written notice to Lender of (A) such failure of Landlord, which notice shall have been given concurrently with Tenant's giving of notice of such failure to Landlord and (B) of Landlord's failure to cure within any applicable cure period, and (ii) such Lender has been given ninety (90) days to cure such default after the expiration of Landlord's cure period set forth in SECTION
                                                                         -------
12.7.1, above; provided however, except as set forth in the Nondisturbance Agreement to the contrary, in the absence of such Lender's express written consent, Lender shall not be deemed to have assumed Landlord's obligations under this Lease and Landlord shall remain solely liable for the performance of all terms, covenants and conditions of this Lease both prior and subsequent to such Lender's exercise of any right to cure; and, provided further, however, if the default by Landlord is of such a nature that it may not be cured by such Lender without the Lender becoming the owner of the Building, Tenant shall not exercise any remedy if such Lender (A) commences a non-judicial foreclosure of Landlord's


                                      -58-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
interest in the Building within sixty (60) days of the expiration of Landlord's cure period, (B) thereafter uses reasonable efforts to complete the foreclosure of Landlord's interest in the Building and (C) cures such default within thirty
(30) days after the completion of such foreclosure or, if the cure cannot reasonably be effected within thirty (30) days, commences the cure within such thirty (30) day period and thereafter diligently pursues it to completion. Such Lender shall have the right to perform all obligations of Landlord under this Lease on behalf of Landlord, but such Lender shall have no obligation to cure any default under this Lease unless it becomes an owner of the Building. If Lender effectuates a cure pursuant to this SECTION 12.7.2, then Landlord shall
                                             --------------
not  be  in  default  of  this  Lease  with  respect  to  the  item  so  cured.

                                   ARTICLE 13

                                  CONDEMNATION

     13.1     Building  and  Premises.  If  twenty  percent (20%) or more of the
              -----------------------
number of rentable square feet of the Premises shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (any of such events may be referred to herein as a "TAKING"), Landlord and Tenant shall each have the option to terminate this Lease upon ninety (90) days' prior written notice to the other, provided such notice is given no later than one hundred eighty (180) days after the date of such Taking.

     13.2     Parking  Structure.  If  a portion of the Parking Structure and/or
              ------------------
reasonable access thereto is taken and, thereafter, a substantial portion of Tenant's parking rights under this Lease are terminated, unless Landlord can provide permanent replacement parking for Tenant's terminated rights within the area bounded by Victory Boulevard, Canoga Avenue, Oxnard Street, and Topanga Canyon Boulevard, Tenant shall have the right to terminate this Lease upon ninety (90) days' prior written notice to Landlord (provided such notice is given no later than ninety (90) days after receipt of notice from Landlord that it cannot provide such permanent replacement parking), or to delete such full floors of the Building from the Premises as appropriate in Tenant's reasonable judgment to compensate for the consequent loss of parking. If Tenant elects to delete such full floors from the Premises, then all obligations measured by the number of rentable square feet of the Premises (such as Rent, the number of Tenant's parking passes, and Tenant's Share) shall be adjusted accordingly. Notwithstanding the foregoing, Tenant's right to reduce the size of the Premises to compensate for the consequent loss of parking, as aforesaid, shall be limited to one thousand (1,000) rentable square feet of the Premises for every three and thirty-four one-hundredths (3.34) parking privileges lost as a result of a partial Taking of the Parking Structure or reasonable access thereto. Moreover, if such reduction would result in a portion of the Premises consisting of a partial floor of the Building, such partial floor shall be rounded-off either up or down (whichever is closest) to a full floor and Tenant shall only be entitled to delete full floors.

     13.3     Award.  Landlord  shall be entitled to the entire award or payment
              -----
in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by


                                      -59-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for goodwill and moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.

     13.4     Miscellaneous.  All  Rent  shall  be apportioned as of the date of
              -------------
such termination, or the date of such Taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to SECTION 1265.130 of The
                                                         ----------------
California  Code  of  Civil  Procedure.

                                   ARTICLE 14

                                    BROKERS

     Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in
SECTION  11  of the Summary (the "BROKERS"), and that they know of no other real
-----------
estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Lease pursuant to the terms of agreements between Landlord and the Brokers, and Landlord shall defend and indemnify Tenant against any claim for brokerage commissions by the Brokers arising out of this transaction, including reasonable attorneys fees and disbursements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

                                   ARTICLE 15

                              LANDLORD'S LIABILITY

     It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor Landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord (as opposed to its general or limited partners) in and to the Building and the Project (including the rental income from the same and the proceeds of sale of the same), and neither Landlord, nor any of its constituent partners or subpartners, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and such partners from such personal liability.


                                      -60-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   ARTICLE 16

                         REASONABLENESS AND GOOD FAITH

     Except as specifically provided to the contrary in this Lease, and except for matters which could affect (i) the Systems and Equipment of the Building,
(ii) the structural aspects of the Building, or (iii) the exterior appearance of the Building, in which case Landlord shall have the right to act in its sole and absolute discretion (but at all times in good faith), any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed. The fact that, in various places in the text of this Lease, the foregoing standard limiting discretion to withhold consent or approval is expressly stated only in part or is not expressly stated, at all, shall not be construed as an intended departure from the applicability of said standard in all instances where consent or approval is required other than those instances excepted in the immediately preceding sentence. Likewise, except as provided in the first sentence of this
ARTICLE  16,  whenever  the  Lease  grants  Landlord or Tenant the right to take
-----------
action, exercise discretion, establish rules and regulations, or make a designation, allocation or other determination, Landlord and Tenant shall act reasonably and in good faith. If either Landlord or Tenant withholds any consent or approval requested by the other party, the withholding party shall, on written request, deliver to the other party a written statement specifying in detail the reasons such consent or approval was withheld.

                                   ARTICLE 17

                             INTENTIONALLY OMITTED

                                   ARTICLE 18

                                 TENANT PARKING

     18.1     Number  of  Parking  Passes.  Tenant  shall be provided during the
              ---------------------------
Lease  Term, free of charge, the number of parking passes set forth in SECTION 9
                                                                       ---------
of the Summary (the "BASIC NUMBER"), which parking passes shall pertain to the Project's Parking Structure and parking areas. In addition to the Basic Number, fifteen (15) additional parking passes (subject to the maximum number of spaces available in the Project parking areas) shall be allocated to Tenant at no additional cost to Tenant (the "BONUS PASSES"). Except as provided in SECTION
                                                                         -------
18.3  below,  such  parking  passes  shall  be  unreserved  parking  passes.
----
Notwithstanding the foregoing, Tenant acknowledges and agrees that, during the construction of the Parking Structure and Adjacent Building (the "CONSTRUCTION PERIOD"), Landlord may not be able to provide all of such spaces in the parking areas within the Project. Notwithstanding the foregoing, Landlord agrees that, to the extent parking spaces in the Project are displaced during the Construction Period, Landlord will provide, pursuant to the terms of that certain Temporary Parking License Agreement entered into between Landlord and West Valley Partnership in connection with the construction of the Adjacent Building, Common Areas and Parking Structure as contemplated by this Lease and the Adjacent Building Lease, temporary replacement parking spaces in the paved portion of the property to the West of the Project bordering Topanga Boulevard.


                                      -61-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     18.2     Parking  Rate.  Prior  to  December  1, 1999, Tenant shall pay for
              -------------
sixty-three  (63)  parking  spaces  at  the  rate of $70.00 per space per month.
During the remainder of the Lease Term, including any Renewal Option Term, Tenant shall not be obligated to pay for the use of parking passes or spaces up to the Basic Number since Tenant's parking charges are included in the amount of Base Rent. To the extent Tenant uses parking passes, from time to time, as allowed by Landlord, in excess of the sum of the Basic Number and Bonus Passes, Tenant shall pay to Landlord for Tenant's parking passes, at the same time and in the same manner as Base Rent at rates not exceeding the prevailing rates in Comparable Buildings.

     18.3     Parking  Spaces.  Tenant shall have the right to utilize the Bonus
              ---------------
Passes in connection with designated spaces in the Project parking areas to be initially selected by Tenant and, thereafter, moved only with Landlord's approval. Tenant may use such spaces for customer parking or other specified uses, in Tenant's discretion. In addition, Tenant may request Landlord to designate a limited number of specific parking spaces or areas for the use of Tenant for its pool cars or vans, executive parking, manager parking, claims parking, as well as other specified uses, in each instance subject to Landlord's right to reject any such designation when, and to the extent that, it would materially and adversely affect the efficient operation of the Project parking areas for the benefit of all of the tenants in the Project. In making such designations, Landlord and Tenant shall take into consideration the relative level of occupancy and use of the Project by Tenant in relation to the other tenants in the Adjacent Building. Moreover, if, when and so long as, Tenant leases one hundred percent (100%) of the occupancy space in the Project, Landlord waives its right to reject any such designation. If specific areas of the parking structure are designated for use by particular tenants in the Project, Tenant shall be entitled to priority over all other tenants in the selection of such specific areas. There shall be no tandem parking permitted.

     18.4     Visitor  Parking.  Certain  areas  of  the  Project  Common  Area,
              ----------------
including the Parking Structure may be set aside by Landlord for visitor parking. Visitor parking shall be at a charge to visitors at the rate established by Landlord from time to time. Tenant may purchase validations for visitor parking from Landlord or Landlord's parking operator and may elect to validate such parking for its visitors. Visitor parking rates and the price for validations shall not exceed the rates and prices typically charged in Comparable Buildings. Notwithstanding the foregoing, Landlord agrees that Tenant's "claims" customers (i.e., customers having insurance claims adjusted) shall have the right to use the parking areas free of charge.

     18.5     Passenger  Drop-Off  and Pick-Up.  Landlord agrees that, following
              --------------------------------
construction of the Adjacent Building and Parking Structure, Landlord shall provide free drop-off and pick-up at the Project for Tenant's employees, either through the creation of a special passenger loading and unloading area which does not require entry into the main Project parking areas, or by establishing a "grace period" equal to ten (10) minutes in the mornings and fifteen (15) minutes in the evenings during which visitors can enter and exit the Project parking areas without charge.

     18.6     Miscellaneous Parking Provisions.  Tenant shall abide by all rules
              --------------------------------
and regulations which are prescribed from time to time for the orderly operation and use of the Project's parking facilities, and Tenant shall use its good faith efforts to cause its employees and visitors to comply with such rules and regulations. Landlord may refuse to permit any person who violates the rules and regulations of the Project's parking facilities from parking therein, and any violation of such


                                      -62-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
rules shall subject such person's vehicle to removal. Subject to Tenant's prior written approval (except when required by law), which approval shall not be unreasonably withheld or delayed, Landlord shall have the right to change the size of parking spaces, configuration, design, layout and all other aspects of the Project's parking facilities. Subject to Tenant's prior written approval, Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project's parking facilities for purposes of permitting or facilitating any such construction, alteration or improvements. However, Landlord shall use commercially reasonable efforts to minimize such restrictions upon access and shall use commercially reasonable efforts to provide to Tenant alternative parking during such periods, which shall be within or in close proximity to the Project, and shall provide reasonably adequate security and, when appropriate, shuttle services, to and from such alternative parking area to minimize any inconvenience to Tenant resulting from such temporary closure or restricted access. Landlord may delegate its responsibilities hereunder to a parking operator, in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes provided to Tenant pursuant to this ARTICLE 18 are provided to Tenant solely for use by
                            -----------
Tenant's  own  personnel  and  such  passes  may  not  be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval; provided, however, Tenant may transfer a portion of the parking passes rented by Tenant pursuant to this ARTICLE 18 to a Transferee permitted pursuant to ARTICLE
                        ----------                                       -------
11  of  this  Lease.  Such  portion  shall  be based upon the number of rentable
--
square feet of the Premises subject to the applicable Transfer in relation to the total number of rentable square feet contained within the Premises.

                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS

     19.1     Estoppel  Certificates.  Within  fifteen  (15)  business  days
              ----------------------
following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate which, as submitted by Landlord, shall be substantially in the form of EXHIBIT F, attached hereto (or such other form as
                               ---------
may reasonably be required by any prospective mortgagee or purchaser of the Project, or any portion thereof, in which event Tenant shall have no less than twenty (20) business days in which to execute and deliver the same), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required of a tenant for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

     19.2     Partial Invalidity.  If any term, provision or condition contained
              ------------------
in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.


                                      -63-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     19.3     Time of Essence.  Time is of the essence of this Lease and each of
              ---------------
its  provisions.

     19.4     Captions.  The  captions  of  Articles  and  Sections  are  for
              --------
convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     19.5     Notices.  All  notices,  demands,  statements,  designations,
              -------
approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing (regardless of whether or not such notice is described as "written" notice), shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant and its attorneys at the appropriate addresses set forth in SECTION 10 of the Summary,
                                                      ----------
or to such other places or such other attorneys as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant:

                   TISHMAN  WARNER  CENTER  VENTURE,  LLC
                   6301  Owensmouth  Avenue
                   Woodland  Hills,  California  91367
                   Attn:  Building  Manager

                   and

                   TISHMAN  WARNER  CENTER  VENTURE,  LLC
                   10900  Wilshire  Boulevard,  Suite  510
                   Los  Angeles,  California  90024
                   Attention:  Asset  Manager

                   With  a  copy  to:

                   Tishman  International  Companies
                   10900  Wilshire  Boulevard,  Suite  510
                   Los  Angeles,  California  90024
                   Attention:  Chairman

                   And  with  another  copy  to:

                   Allen,  Matkins,  Leck,  Gamble  &  Mallory
                   1999  Avenue  of  the  Stars,  Suite  1800
                   Los  Angeles,  California  90071
                   Attn:  Anton  N.  Natsis,  Esq.

     Any Notice will be deemed given on the date which is two (2) business days after the date it is mailed as provided in this SECTION 19.5 or, if sooner, upon
                                                ------------
the  date  personal  delivery  is  made.

     19.6     Nonwaiver.  No  provision  of this Lease shall be deemed waived by
              ---------
either party hereto unless expressly waived in a writing signed thereby. The waiver of either party hereto of


                                      -64-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
any breach of any term, covenant or condition herein contained, shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease.

     19.7     Holding  Over.  If  Tenant  holds over after the expiration of the
              -------------
Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and
(ii) one hundred twenty-five percent (125%) during the first three (3) months of such holdover, one hundred thirty-seven point five percent (137.5%) during the next three (3) months of such holdover, and one hundred fifty percent (150%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this SECTION 19.7 shall be construed as consent by Landlord to any holding over
      ------------
by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this
SECTION  19.7  shall  not be deemed to limit or constitute a waiver of any other
-------------
rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days following (i) the effective date of the termination or (ii) the expiration date of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

     19.8     Intentionally  Omitted.
              ----------------------

     19.9     Binding  Effect.  Subject  to  all other provisions of this Lease,
              ---------------
each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of ARTICLE 11 of this
                                                              ----------
Lease.

     19.10     Governing  Law.  This  Lease  shall  be construed and enforced in
               --------------
accordance  with  the  laws  of  the  State  of  California.


                                      -65-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     19.11     Subordination.  Subject  to  Tenant's  receipt  of an appropriate
               -------------
"Nondisturbance Agreement" as set forth below, this Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any future mortgage or trust deed hereafter recorded against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease or to the lien of any particular future Mortgage or deed of trust encumbering the Building or the Project, Landlord shall deliver to Tenant, for Tenant's signature, a commercially reasonable "subordination, non-disturbance and attornment agreement" (the "NONDISTURBANCE AGREEMENT") which shall be executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Tenant and Landlord acknowledge that the Subordination, Nondisturbance and Attornment
Agreement  attached  hereto  as  EXHIBIT  J  is  a  commercially  reasonable
                                 ----------
Nondisturbance Agreement. In connection with any Nondisturbance Agreement with any construction lender, Tenant shall not be required to waive any Landlord obligation under this Lease, other than as expressly provided in EXHIBIT. If
                                                                    -------
the holder of such mortgage or trust deed is a depository institution insured by the Federal Deposit Insurance Corporation, as a further condition of delivery of such Nondisturbance Agreement, Tenant shall be entitled to evidence (in the form of a corporate secretary's certificate or its equivalent) that the Nondisturbance Agreement has been approved by the board of directors or loan committee of the depository institution and such approval is reflected in its minutes. Such certificate (or its equivalent) shall include an agreement by such mortgage or trust deed holder to maintain the Nondisturbance Agreement as an official record of the depository institution during the term of the loan. Tenant covenants and agrees that in the event any proceedings are brought for the foreclosure of any such mortgage or Landlord records a deed in lieu thereof, to attorn, to the purchaser or any successors thereto upon any such foreclosure sale or transfer by deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within fifteen (15) business days of request by Landlord, execute such instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

     19.12     Waiver  of Jury Trial; Attorneys' Fees.  EACH PARTY HEREBY WAIVES
               --------------------------------------
ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF, OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

     19.13     Entry by Landlord.  Landlord reserves the right at all reasonable
               -----------------
times, and upon reasonable notice to Tenant (except in the case of an emergency), to enter the Premises to (i)


                                      -66-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
inspect them; (ii) show the Premises to prospective tenants (but only during the last twenty-four (24) months of the Lease Term or any Option Term where Tenant has not previously exercised an available extension option), purchasers, mortgagees, or ground or underlying lessors; (iii) post notices of nonresponsibility; (iv) subject to SECTIONS 8.1.2 and 10.3.2, to alter, improve
                                    --------------     ------
or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building; provided that Landlord agrees to use commercially reasonable efforts to schedule any such work outside of Building Hours, or (v) to exercise, in compliance with the terms of this Lease, rights and obligations of Landlord under this Lease. Subject to the foregoing, Landlord may make any such entries without the abatement of Rent, may take such reasonable steps as required to accomplish the stated purposes, and Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

     19.14     Authority.  Each  individual  executing  this  Lease on behalf of
               ---------
Tenant hereby represents and warrants that Tenant is a duly formed and existing corporation qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant agrees to deliver reasonable evidence to Landlord evidencing such authorization concurrently with Tenant's execution of this Lease.

     19.15     Surrender  of Premises; Ownership and Removal of Trade Fixtures.
               ---------------------------------------------------------------

          19.15.1     Surrender  of  Premises.  No act or thing done by Landlord
                      -----------------------
or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

          19.15.2     Removal of Tenant Property by Tenant.  Upon the expiration
                      ------------------------------------
of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this SECTION 19.15, quit and surrender possession
                                    -------------
of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or


                                      -67-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Tenant, reasonable wear and tear, loss by Casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal, and restore the Building to its initial condition, as aforesaid.

     19.16     Entire  Agreement.  This  Lease,  the  exhibits  and  schedules
               -----------------
attached hereto, and any side letter or separate agreements entered into by Landlord and Tenant in connection with this Lease and dated of even date herewith (for the purposes, solely, of this SECTION 19.16, the foregoing are
                                                -------------
referred to collectively, as "this Lease") supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease. This Lease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreement between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     19.17     Signs.
               -----

          19.17.1     Interior  of  Premises.  Tenant,  at  its  sole  cost  and
                      ----------------------
expense, may install identification signage anywhere in the Premises including in the elevator lobbies of the Premises, provided that such signs must not be visible from the exterior of the Building. Tenant may not install any signs on the exterior or roof of the Project (except as provided in SECTION 19.17.2
                                                                 ---------------
below) or the Common Areas, except that Tenant shall have the exclusive right to signage in the ground floor lobby of the Building. Such lobby signage and any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

          19.17.2     Exterior  Signage.
                      -----------------

               19.17.2.1     Description.  Tenant shall be entitled to maintain,
                             -----------
during the Lease Term and any Renewal Term, the existing signage identifying Tenant at the Building, in their existing locations, as well as one (1) sign identifying Tenant on an exclusive monument sign in the Project Common Area outside the Building (the "MONUMENT SIGNAGE") (collectively, the "TENANT'S SIGNAGE"). The location of Tenant's Monument Signage shall be subject to


                                      -68-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Landlord's prior written approval, which approval shall not be unreasonably withheld. The graphics, materials, color, design, lettering, lighting, size, and specifications of Tenant's Monument Signage, and any changes to the existing Tenant's Signage (collectively, the "SPECIFICATIONS") shall be subject to the prior written approval of Landlord. All such signage shall be subject to Tenant's receipt and maintenance of all required governmental permits and approvals and shall be subject to all applicable governmental laws and ordinances including, without limitation, the Warner Center Specific Plan (as amended or modified by variance) and subject to the CC&Rs. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for such signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for any of Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining provisions of this Lease shall be unaffected. All costs associated with Tenant's Signage, including, without limitation, utility charges, hook-up fees, permits, maintenance, repair and insurance, shall be the sole responsibility of Tenant. Tenant further acknowledges that any repairs necessitated as a result of window washing equipment cabling passing over the Tenant Signage in the normal course of cleaning the exterior windows of the Building shall be the sole responsibility of Tenant.

               19.17.2.2     Transferability.  The  rights  to  the  signage
                             ---------------
described  in  SECTION  19.17.2.1,  above,  may  not be transferred by Tenant or
               ------------------
changed once such signage is initially installed by Tenant except as set forth in this SECTION 19.17.2.2. In connection with an Assignment, which Assignment
          -----------------
is  permitted  pursuant  to the provisions of ARTICLE 11 of this Lease, Tenant's
                                              ----------
rights with respect to Tenant's Signage shall be deemed transferred to the Transferee (the "PERMITTED USER") so long as (i) such Transferee is not a governmental agency or instrumentality thereof, (ii) the consolidated balance sheet for the Transferee and any subsidiaries of the Transferee "controlled," as that term is defined in SECTION 11.5 of this Lease, by the Transferee, as set
                           ------------
forth in the Transferee's publicly available annual report for the Transferee's fiscal year most recently ended prior to the date of the Assignment and as set forth in the Transferee's publicly available quarterly report for the quarter of the Transferee's fiscal year most recently ended prior to the date of the Assignment, provides that (A) Transferee's Net Worth Amount is at least One Hundred Million Dollars ($100,000,000), and (B) Transferee's Liquidity Amount is at least Fifty Million Dollars ($50,000,000), and (iii) the name of the assignee or sublessee is not an "Objectionable Name," as that term is defined below. Should the name of Tenant be legally changed to another name (the "SUCCESSOR ENTITY"), Tenant shall be entitled to modify, at Tenant's sole cost and expense, Tenant's Signage to reflect Tenant's new name, but only if Tenant's new name is not an "Objectionable Name." The term "Objectionable Name" shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend Landlord or a landlord of a Comparable Building or neighbors taking into consideration the level and visibility of signage rights inherent in Tenant's Signage.


                                      -69-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

               19.17.2.3     Maintenance.  Should  the  Tenant's Signage require
                             -----------
maintenance or repairs, within two (2) business days of Landlord becoming aware of the need for such maintenance or repairs, Landlord shall provide written notice thereof to Tenant, and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord (or, in the event of an immediately visible problem with the Tenant Signage, as expeditiously as reasonably possible after receipt of such notice), at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such maintenance and repairs within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the costs of such work plus interest at the Interest Rate from the date of Landlord's payment of such costs to the date of Tenant's reimbursement to Landlord. During the Lease Term Tenant shall maintain an industry standard maintenance and repair contract with a reputable contractor, and shall maintain an industry standard insurance policy with respect thereto. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause the Tenant's Signage to be removed from the exterior of the Building and shall cause the exterior of the Building to be restored to the condition existing prior to the placement of such signage. If Tenant fails to remove such signage or to restore the exterior of the Building as provided in the immediately preceding sentence within ninety
(90) days following the expiration or earlier termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing plus interest at the Interest Rate from the date of Landlord's payment of such costs to the date of Tenant's reimbursement to Landlord shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

     19.18     Covenant  Against  Liens.  Tenant  has  no  authority or power to
               ------------------------
cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring twenty (20) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be


                                      -70-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days of invoice.

     19.19     Terms.  The  necessary  grammatical  changes required to make the
               -----
provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     19.20     Prohibition  Against  Recording.  Except as hereafter provided in
               -------------------------------
this  SECTION  19.20, neither this Lease, nor any memorandum, affidavit or other
      --------------
writing with respect thereto, shall be recorded by Tenant or Landlord or by anyone acting through, under or on behalf of Tenant or Landlord. Notwithstanding the foregoing, Landlord agrees to execute a short form of lease in the form attached hereto as EXHIBIT M concurrently with the mutual execution
                                ---------
and delivery of this Lease, which short form of lease Tenant may record at its sole cost and expense. Upon the Lease Expiration Date or earlier termination of this Lease, Tenant shall execute and have acknowledged and then deliver to Landlord, a termination of the Lease as set forth on EXHIBIT N attached hereto.
                                                      ---------


     19.21     Confidentiality.  Landlord  and  Tenant  each  hereby acknowledge
               ---------------
that the contents of this Lease and any related documents are confidential information. Until any such information enters the public domain, both parties shall use reasonable efforts to keep, and instruct their respective agents to keep, such information strictly confidential and shall use reasonable efforts not to disclose such confidential information to any person or entity other than such party's financial, legal, and space planning consultants, except as may be legally required by law or in connection with arbitration of a dispute or litigation hereunder, or in connection with any financing or sale.

     19.22     Quiet  Enjoyment.  Landlord  covenants that Tenant, on paying the
               ----------------
Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

     19.23     Improvement of the Premises.  Except as specifically set forth in
               ---------------------------
this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Tenant Work Letter.

     19.24     Force  Majeure.  Any  actual prevention, delay or stoppage due to
               --------------
strikes, lockouts or other labor or industrial disturbance, whether or not on the part of employees of either party hereto; civil disturbance; future order of any government, court or regulatory body claiming jurisdiction; acts of the public enemy, war, riot, sabotage, blockade or embargo; inability to secure customary or required materials, supplies or labor through ordinary sources by reason of shortages, regulations or orders of any government or regulatory body; lightning, earthquake, fire,


                                      -71-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
storm, hurricane, tornado, flood, washout or explosion; court actions; or any similar cause beyond the reasonable control of the party from whom performance is required or any of their contractors or other representatives (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure; provided, however, that nothing contained herein or elsewhere in this Lease shall obligate either party to settle a strike or other labor dispute when it does not wish to do so and Force Majeure shall not include any delays due to a party's inability or failure to make any monetary payments required under this Lease such as, by way of example, the payment of Rent by Tenant. This SECTION 19.24 shall not, however, apply to the construction of Tenant
      --------------
Improvements  in  the  Premises,  as  SECTION  5 of the Tenant Work Letter shall
                                      ----------
control  in  such  instance.

     19.25     Hazardous  Materials  Provisions.
               --------------------------------

          19.25.1  Landlord's  Covenant.  Landlord  agrees  that  Landlord shall
                   --------------------
not, during the course of construction of the Parking Structure or thereafter, cause any "Hazardous Material," as that term is defined in Section 19.25.4, below, to be brought upon or used in or about the Project, by Landlord, its agents or employees in violation of any Hazardous Materials Laws in effect at such time.

          19.25.2  Tenant's  Representations  and  Warranties.  Tenant  hereby
                   ------------------------------------------
represents and warrants to Landlord that neither Tenant nor Tenant's Transferees, agents, employees or contractors shall, at any time during the Lease Term, utilize, store or possess in or about the Premises or the Building, any Hazardous Materials except for ordinary office supplies in commercially reasonable amounts and except for equipment customarily used in offices, all of which shall be utilized strictly in accordance with Hazardous Materials laws in effect at such time. Tenant shall indemnify, defend, protect and hold Landlord harmless from any and all loss, cost, damage, expense and liability (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection with or arising from the breach by Tenant of the representation and warranty set forth in the immediately preceding sentence.

          19.25.3  Landlord  Remediation Obligations.  If at any time during the
                   ---------------------------------
Lease Term, any Hazardous Material is discovered in the Project in violation of any Hazardous Materials laws, and such Hazardous Material was not created or brought upon the Project by any Tenant Parties, then Landlord shall, as an Operating Expense only to the extent permitted under ARTICLE 3, take the action
                                                      ---------
which  Landlord  is  mandated  to take by applicable governmental authorities to bring the Project into compliance with all Hazardous Materials laws, provided that Landlord shall be required to take such action only to the extent that the failure to do so would (i) unreasonably endanger the health or safety of Tenant's employees, or (ii) result in a material interference with Tenant's permitted use of the Premises. Notwithstanding the foregoing portions of this
SECTION 19.25.3, however, Operating Expenses shall not include any costs for the
 --------------
removal or remediation of (A) asbestos or any other Hazardous Material which is introduced to the Project in violation of the terms of SECTION 19.25.1, or (B)
                                                         ---------------
subsurface  or  groundwater


                                      -72-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
contamination, except to the extent any cost of (A) or (B) is a result of the actions of any Tenant Parties.

          19.25.4  Definition.  As  used  herein,  the term "Hazardous Material"
                   ----------
means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government. Accordingly, the term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under SECTIONS 25115, 25117 or 25122.7, or listed pursuant to
                         --------------  -----    -------
SECTION 25140 of the California Health and Safety Code, Division 20, Chapter 6.5
 ------------
(Hazardous  Waste  Control  Law),  (ii) defined as a "hazardous substance" under
SECTION  25316  of  the  California Health and Safety Code, Division 20, Chapter
--------------
6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a "hazardous substance" under SECTION 25281 of the California Health and
                                      -------------
Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under ARTICLE 9 or
                                                                    ---------
defined  as  hazardous or extremely hazardous pursuant to ARTICLE 11 of Title 22
                                                          ----------
of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to SECTION 311 of the Federal Water
                                             ------------
Pollution Control Act (33 U.S.C. 1317), (viii) defined as a "hazardous waste" pursuant to SECTION 1004 of the Federal Resource Conservation and Recovery Act,
             ------------
42 U.S.C. Sec. 6902 et seq. (42 U.S.C. Sec. 6903), or (ix) defined as a "hazardous substance" pursuant to SECTION 101 of the Compensation and Liability
                                   -----------
Act,  42  U.S.C.  Sec.  9601  et  seq.  (42  U.S.C.  Sec.  9601).

          19.26     Transportation  Management.  Tenant  shall fully comply with
                    --------------------------
all present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

     19.27     Compliance  With  Law.  Tenant  shall  not  do anything or suffer
               ---------------------
anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental or quasi-governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated ("LAWS"). Landlord shall be responsible, at Landlord's sole cost and expense (except to the extent such costs may be included as part of Operating Expenses under ARTICLE 3) for making all alterations required by Laws
                          ---------
to the structural portions of the Building and the Common Areas (including the Parking Structure), except to the extent such alterations are triggered by any Alterations in the Premises, in which event such alterations shall be at Tenant's sole cost and expense. Additionally, Landlord shall also make all alterations to the Tenant Improvements and Alterations within the Premises and the Storage Area required by Laws (the "COMPLIANCE OBLIGATIONS"). However, the cost of making such Compliance Alterations shall not be included in Operating Expenses, but


                                      -73-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
shall be billed directly to Tenant as Additional Rent, and paid by Tenant to Landlord concurrent with the next payment of Base Rent hereunder. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then, Landlord or Tenant, as the case may be, agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Landlord or Tenant in any judicial action, regardless of whether the other party is a party thereto, that they have violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

     19.28     Late Charges.  If any installment of Base Rent or that portion of
               ------------
any Additional Rent which is not the subject of a good-faith dispute by Tenant, disputed and withheld in accordance with the terms of SECTION 3.6, above, as set
                                                      -----------
forth in a written notice delivered by Tenant to Landlord on or before the payment of such Additional Rent is due, shall not be received by Landlord or Landlord's designee within ten (10) days after Tenant receives written notice that said amount is due, Tenant shall pay to Landlord a late charge equal to
(i) with respect to the first such overdue amount in any 12-month period, Two Thousand Five Hundred Dollars ($2,500), or (ii) with respect to any further overdue payments, four percent (4%) of the overdue amount, as a one-time late charge applying to such particular amount overdue. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate ("INTEREST RATE") per annum equal to the lesser of (i) the rate per annum announced from time to time by Citibank N.A. as its prime rate (or, if such bank fails to exist or to announce such a rate, then the prime rate announced by the largest state chartered bank operating in the State of California) plus two and one-half percent (2 %), and (ii) the highest rate permitted by applicable law.

     19.29     Landlord's  Right  to  Cure  Default;  Payments  by  Tenant.
               -----------------------------------------------------------

          19.29.1  Landlord's  Cure.  All covenants and agreements to be kept or
                   ----------------
performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

          19.29.2  Tenant's  Reimbursement.  Except  as  may  be  specifically
                   -----------------------
provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor:
(i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's


                                      -74-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
defaults  pursuant  to the provisions of SECTION 19.29.1; (ii) sums equal to all
                                         ---------------
losses,  costs,  liabilities,  damages  and expenses referred to in ARTICLE 7 of
                                                                    ---------
this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this SECTION 19.29 shall survive the
                                                 -------------
expiration  or  sooner  termination  of  the  Lease  Term.

     19.30     No Air Rights.  No rights to any view or to light or air over any
               -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     19.31     Intentionally  Omitted.
               ----------------------

     19.32     Transfer  of  Landlord's  Interest.  Tenant  acknowledges  that
               ----------------------------------
Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of this transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer subject to the express written agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but such an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     19.33     Landlord's  Title.  Landlord's  title  is  and  always  shall  be
               -----------------
paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     19.34     Relationship  of  Parties.  Nothing contained in this Lease shall
               -------------------------
be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     19.35     Application  of Payments.  Unless Tenant specifies the particular
               ------------------------
purpose of any payment to Landlord, Landlord shall have the right to apply payments received from Tenant pursuant to this Lease to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.


                                      -75-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     19.36     No  Warranty.  In executing and delivering this Lease, Tenant has
               ------------
not relied on any representations including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits and schedules attached hereto, or in any side letter or separate agreement between Landlord and Tenant in connection with this Lease and dated of even date herewith.

     19.37     Intentionally  Omitted.
               -----------------------

     19.38     Intentionally  Omitted.
               ----------------------

     19.39     Independent  Covenants.  This  Lease shall be construed as though
               ----------------------
the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, except as expressly set forth in this Lease, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant, in accordance with the provisions of SECTION 12.7.
                                       -------------

     19.40     Office  and  Communications  Services.
               -------------------------------------

          19.40.1  Provider.  Landlord  shall  advise  Tenant  if,  as and when,
                   --------
office and communications services will be offered to tenants of the Building by a concessionaire under contract to Landlord ("PROVIDER"). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. The foregoing, notwithstanding, Tenant shall have the right to install its own, exclusive office and communications services in the Building subject, of course, to the terms of ARTICLE 6 and EXHIBIT C.
                    ----------       ----------

          19.40.2  Other  Terms.  Tenant  acknowledges  and  agrees  that:  (i)
                   ------------
Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors;
(iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any


                                      -76-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

     19.41     Arbitration.
               -----------

          19.41.1  General  Submittals  to  Arbitration.  The  submittal  of all
                   ------------------------------------
matters  to arbitration in accordance with the terms of this SECTION 19.41 shall
                                                             -------------
be the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, except for (i) determination of Option Rent, which shall be determined in accordance with
SECTION  2.3.4  above,  (ii)  all claims by either party which (A) seek anything
--------------
other than enforcement of rights under this Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of intentional tortious action, and seek the award of punitive or exemplary damages, and (iii) claims (not elsewhere herein expressly agreed to be submitted to arbitration) relating to the payment of Rent by Tenant, and Landlord's exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant's right of possession to the Premises in connection therewith. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this SECTION 19.41 and all attempts to circumvent the terms of
                       -------------
this  SECTION  19.41 shall be absolutely null and void and of no force or effect
      --------------
whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential default was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made "under protest," which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this
SECTION  19.41.
--------------

          19.41.2  JAMS.  Any  dispute  to  be  arbitrated  pursuant  to  the
                   ----
provisions  of  this  SECTION  19.41  shall be determined by binding arbitration
                      --------------
before a retired judge of the Superior Court of the State of California (the "ARBITRATOR") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "ARBITRATION NOTICE") of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties shall then agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three (3) available judges and each party may strike one (1). The remaining judge (or if


                                      -77-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
there are two (2), the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

          19.41.3  Arbitration  Procedure.
                   ----------------------

               19.41.3.1     Pre-Decision  Actions.   The  Arbitrator  shall
                             ---------------------
schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production or requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

               19.41.3.2     The  Decision.  The  arbitration shall be conducted
                             -------------
in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of California and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure SECTION 1286.2 (or any
                                                          --------------
successor statute). The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease. The Arbitrator may award costs, including, without limitation, attorneys' fees and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in its discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in its discretion. A party shall be determined to be the prevailing party if its proposal for the resolution of the dispute is the closest to that adopted by the Arbitrator.

          19.42     Prior Lease.  Upon the Lease Commencement Date, that certain
                    -----------
Office Lease, dated January 11, 1979, between Landlord and Tenant, as amended, together with all of the relevant additional leases and/or amendments respecting Tenant's occupancy of the Premises prior to the date of this Lease (collectively, the "PRIOR LEASE"), relating to the Premises, shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under the Prior Lease, except those obligations of Tenant set forth in the Prior Lease which specifically survive the expiration or earlier termination of the Prior Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Prior Lease.


                                      -78-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     19.43     Termination  of  Adjacent  Building  Lease.  Notwithstanding  the
               ------------------------------------------
terms of Section 19.42, above, in the event that the Adjacent Building Lease is legally terminated by Tenant and/or Landlord prior to the "Lease Commencement Date," as that term is defined in the Adjacent Building Lease, including pursuant to the terms of Section 19.42 of the Adjacent Building Lease, this Lease shall likewise terminate, and the Prior Lease shall thereupon be reinstated to be in full force and effect; provided that Landlord and Tenant agree that the dates therein which relate to either (i) the exercise of any renewal or extension option, or (ii) the expiration of the term of the Prior Lease, shall all be deemed to have been extended by the amount of time between the full execution and delivery of this Lease and the termination of this Lease and reinstatement of the Prior Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                          "Landlord":

                                          TISHMAN WARNER CENTER VENTURE, LLC,
                                          a California limited liability company

                                          By:   TIW INVESTMENT CORPORATION,
                                                a California corporation,
                                                Its  Manager

                                                By:
                                                   -----------------------------
                                                        Alan D. Levy,
                                                        Chief Executive Officer

                                          "Tenant":

                                          20TH  CENTURY  INDUSTRIES,
                                          a  California  corporation

                                                By:
                                                   -----------------------------
                                                        William L. Mellick,
                                                        President and Chief
                                                        Executive Officer

                                                By:
                                                   -----------------------------
                                                        William G. Crain,
                                                        Vice President


                                      -79-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                    EXHIBIT A
                                    ---------

                               20TH CENTURY PLAZA

                              OUTLINE OF EACH FLOOR

                                 OF THE PREMISES



                                EXHIBIT A - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                EXHIBIT A - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                EXHIBIT A - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
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




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                                              TISHMAN WARNER CENTER VENTURE, LLC
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




                                EXHIBIT A - Page 5
                                              TISHMAN WARNER CENTER VENTURE, LLC
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




                                EXHIBIT A - Page 6
                                              TISHMAN WARNER CENTER VENTURE, LLC
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




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                                              TISHMAN WARNER CENTER VENTURE, LLC
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




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                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

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                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               EXHIBIT A - Page 10
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               EXHIBIT A - Page 11
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT B
                                   ----------

                               20TH CENTURY PLAZA

                               OUTLINE OF PROJECT




                               EXHIBIT B - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               EXHIBIT B - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT C
                                   ----------

                               20TH CENTURY PLAZA
                               -------------------

                               TENANT WORK LETTER
                               -------------------

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Tenant Improvements in the Premises and the Storage Area. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the planning and construction of the Tenant Improvements, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of ARTICLES 1 THROUGH 20 of the Lease to which this Tenant Work Letter is attached
----------------------
as EXHIBIT C, and all references in this Tenant Work Letter to Sections of "this
   ---------
Tenant  Work Letter" shall mean the relevant portions of SECTIONS 1 THROUGH 6 of
                                                         --------------------
this  Tenant  Work  Letter.

                                   SECTION 1
                                   ---------

                   DELIVERY OF THE PREMISES AND BASE BUILDING
                   ------------------------------------------

     Tenant acknowledges that Tenant has been occupying the Premises pursuant to the Prior Lease and therefore hereby accepts, the base, shell, and core of the Building (i.e., that portion of the Building not constructed for the benefit of Tenant or any prior tenant or occupant of the Building, collectively, the "BASE, SHELL AND CORE") in its currently existing, "as-is" condition. Landlord hereby grants Tenant an improvement allowance equal to One Million and No/100 Dollars ($1,000,000.00) for improvements by Tenant to the Building ground floor lobby, existing elevator systems, and/or the Building HVAC System (including any related structural changes, but not including any non-Base, Shell, and Core HVAC System) (the "Base Building Allowance"). Tenant shall have the right to use such Base Building Allowance for improvements to or renovations of the Building lobby, existing elevator system, structure and/or HVAC System (the "Tenant Base Building Work"). The disbursements of the Base Building Allowance, and the design and construction of the Tenant Base Building Work shall be in accordance with the terms of this Tenant Work Letter, as if the Base Building Allowance were a part of the Tenant Improvement Allowance, and as if the Tenant Base Building Work were a part of the Tenant Improvements

                                   SECTION 2
                                   ----------

                              TENANT IMPROVEMENTS
                              --------------------

     2.1     Tenant  Improvement  Allowance.  Tenant  shall  be  entitled  to a
             ------------------------------
tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of Twenty-Five and 50/100 Dollars ($25.50) per rentable square foot of the Premises. Landlord shall have no other responsibility for the costs relating to the design and construction of Tenant's improvements to be constructed in such space (the "TENANT IMPROVEMENTS"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Base Building Allowance and the Tenant Improvement Allowance.


                               EXHIBIT C - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

With  the  exception  of  the  items  listed  on  SCHEDULE  5 hereto, all Tenant
                                                  -----------
Improvements which are permanently affixed to the Premises for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property and shall be governed by the same restrictions as are set forth in
SECTION  6.6  of the Lease with respect to Alterations, except that Tenant shall
------------
have no obligation to remove Tenant Improvements upon the expiration or sooner termination of the Lease Term (unless, in connection with Landlord's approval of the Final Working Drawings, Landlord notifies Tenant of particular, non-general office improvements which Landlord may require to be removed (the "TENANT IMPROVEMENT REMOVAL ITEMS")).

     2.2     Disbursement  of  Tenant  Improvement  Allowance.
             ------------------------------------------------

          2.2.1  Tenant  Improvement  Allowance  Items.  Except as otherwise set
                 -------------------------------------
forth in this Lease and this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"):

               2.2.1.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work
Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord's and Tenant's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter (provided, however, that the Tenant Improvement Allowance shall only be charged for fees and costs of Landlord's construction consultants incurred subsequent to the date hereof, and the total amount of such fees and costs shall not exceed Ten Thousand Dollars ($10,000));

               2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

               2.2.1.3 The cost of any voice and data wiring for the Premises, any security system installed by Tenant within the Project (which Tenant shall have the right to install as a Tenant Improvement provided that the same does not interfere with the operation of the Building's security system), any signage costs incurred by Tenant pursuant to SECTION 19.17 of the Lease, any built-in
                                        -------------
and/or  movable  furniture  purchased  by  Tenant  for  the  Premises;

               2.2.1.4 The cost of construction consultants (including, without limitation, structural engineering consultants, consultant coordinator, construction manager and other similar professional consultants) and attorneys retained by Tenant relating to any aspect of this Lease transaction and the Project.

               2.2.1.5 The cost of construction of the Tenant Improvements, including, without limitation, the cost of window coverings, ceiling hanger wires, testing and inspection costs and contractors' fees and general conditions (provided that, if Landlord conducts separate tests or inspections, such tests or inspections shall be at Landlord's sole cost and expense unless such tests or inspections reveal faulty workmanship which must be corrected or such tests or inspections are not conducted by Tenant and are reasonable and customary tests conducted in


                               EXHIBIT C - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
connection with Tenant Improvement construction, in which case the costs of such tests or inspections shall be a Tenant Improvement Allowance Item);

               2.2.1.6 The cost of any changes to the Base, Shell and Core when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

               2.2.1.7 The cost of furniture, fixtures and equipment to be installed in the Project;

               2.2.1.8 The net cost of all changes to the Construction Drawings or Tenant Improvements required by Code;

               2.2.1.9  Sales  and  use  taxes  and  Title  24  fees;

               2.2.1.10 The "Landlord Coordination Fee", as that term is defined in SECTION 2.4 of this Tenant Work Letter; and
             ------------

               2.2.1.11  Costs,  if  any,  incurred  pursuant  to  the  terms of
SECTION  6.6  of  this  Tenant  Work  Letter.
------------

          If Tenant does not utilize all of the Tenant Improvement Allowance for Tenant Improvement Items in the Building, Tenant shall be entitled to use such excess amounts (i) as a credit against Tenant's first obligations to pay Base Rent under the Lease after exhaustion of any other initial credits to which Tenant is entitled, or (ii) towards defraying costs for improvements comparable to the Tenant Improvement Allowance Items that Tenant may incur in the Adjacent Building.

          2.2.2     Disbursement  Procedures  for Tenant Improvement Allowance.
                    ----------------------------------------------------------
Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of, Tenant as follows:

               2.2.2.1  Monthly  Disbursements.  On or before the earlier of (a)
                        ----------------------
the date which is ninety (90) days after the full execution and delivery of this Lease, and any related documents and (b) the date which is thirty (30) days after recordation of Landlord's construction loan (provided that, in any event, Landlord shall not be required to make any payments until the date which is thirty (30) days after Landlord's receipt of the "Payment Request," as that term is defined below), Landlord shall deliver to Tenant payment for up to $235,000.00 (in the aggregate for this Lease and the Adjacent Building Lease) for "soft costs" expended by Tenant in connection with the Tenant Improvements (the "EARLY SOFT COST PAYMENT"). Notwithstanding the foregoing, Landlord agrees that Landlord shall disburse $115,000.00 (in the aggregate for this Lease and the Adjacent Building Lease) of the Tenant Improvement Allowance (the "INITIAL PAYMENT") concurrently with the full execution and delivery of this Lease, which Initial Payment shall be a part of, and deducted from, the Early Soft Cost Payment. Thereafter, commencing on the date which is thirty (30) days after the recordation of Landlord's construciton loan, and continuing to and including December 31, 1998 (the "Soft-Cost Reimbursement Period"), Tenant


                               EXHIBIT C - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
may make Payment Requests of up to $100,000.00 per month, in the aggregate between the Building and the Adjacent Building, for additional "soft costs." If Landlord commences construction of the Project prior to June 1, 1998, Landlord shall disburse to Tenant, in accordance with the terms of this SECTION 2.2.2.1,
                                                                ---------------
on or before December 1, 1998, the aggregate of all such amounts for which Landlord received a Payment Request prior to November 5, 1998. If Landlord has not commenced construction of the Project prior to June 1, 1998, Landlord shall disburse to Tenant the amounts set forth in such Payment Requests on a monthly basis in accordance with the terms of this SECTION 2.2.2.1. Following the
                                                 ---------------
Soft-Cost Reimbursement Period, Landlord shall commence to disburse the remaining Tenant Improvement Allowance for all Tenant Improvement Allowance Items, both "Land" and "Soft" costs, pursuant to the terms of this Section
2.2.2. On or before the 10th day of each calendar month, or such other date as designated by Landlord (the "SUBMITTAL DATE"), 1998, Tenant shall deliver to
Landlord: (i) a request for payment of the "Contractor," as that term is defined in SECTION 4.1 of this Tenant Work Letter, approved by Tenant,
             ------------
countersigned by the Architect in substantially the form of AIA Document G702 (which countersignature shall, to the extent Architect should make the certification required by AIA Document G702, be the obligation of Tenant to obtain), showing the approved schedule of values, broken down by trade, indicating the percentage of completion of the Tenant Improvements in the Premises and the Storage Area, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in SECTION 4.1.2 of this Tenant Work Letter, for labor rendered
                    -------------
and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code SECTION 3262(D);
                                                                ---------------
and (iv) all other information reasonably requested by Landlord (items (i) through (iv), above, the "Payment Request"). Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, within twenty-five (25) days after the Submittal Date, Landlord shall deliver checks to Tenant made payable jointly to Tenant and its construction consultants and to Tenant and its Contractor/Tenant's Agents in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this SECTION 2.2.2.1, above,
                                                         ---------------
less a ten percent (10%) retention (the aggregate amount of such retention to be known as the "FINAL RETENTION"), provided that such retention shall not apply to invoices from the Architect or Tenant's construction consultants, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in SECTION 3.4 below, or due to any
                                                -----------
substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.


               2.2.2.2  Final  Retention.  Subject  to  the  provisions  of this
                        ----------------
Tenant Work Letter, a check or checks for the Final Retention payable to the Contractor/Tenant's Agents shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord copies of properly executed mechanics lien releases in compliance with both California Civil Code SECTION 3262(D)(2) and either SECTION
                                           ------------------            -------
3262(D)(3)  or  SECTION  3262(D)(4),  (ii)  Landlord  has  determined  that  no
----------      -------------------
substandard  work  exists  which


                               EXHIBIT C - Page 4
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises and the Storage Area has been substantially completed, and (iv) all of the other items set forth on the "Close-Out List" attached hereto as SCHEDULE 2
                                                                      ----------
have  been  delivered  to  Landlord.

          2.2.3     Failure  to  Disburse  Tenant  Improvement  Allowance.  If
                    -----------------------------------------------------
Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance, Tenant shall be entitled to deliver written notice ("PAYMENT NOTICE") thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously disclosed to Tenant. If Landlord still fails to fulfill any such obligation within twenty
(20) business days after Landlord's receipt of the Payment Notice from Tenant, and if Landlord fails to deliver written notice to Tenant within such twenty
(20) business day period explaining Landlord's reasons that Landlord believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("REFUSAL NOTICE"), Tenant shall be entitled to fund such portion of the Tenant Improvement Allowance and to offset the amount so funded, together with interest at the Interest Rate from the date of funding until the date of offset, against Tenant's next obligations to pay Base Rent. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord, if any, within ten (10) days after Tenant's receipt of a Refusal Notice, Tenant may submit such dispute to arbitration in accordance with SECTION 19.41 of this Lease. If Tenant prevails
                                -------------
in any such arbitration, the award by the arbitrator shall include interest at the Interest Rate calculated from the date of funding by Tenant, if any, until the date of Landlord's payment of such award. Similarly, if Tenant prevails in any such arbitration, and if Landlord and Tenant then agree that Tenant shall be entitled to apply such award as a credit against Tenant's obligations to pay Rent, the award shall include interest at the Interest Rate calculated from the date of funding by Tenant, if any, until the date of application of such amount as a credit against Rent.

          2.3     Standard Tenant Improvement Package.  Landlord has established
                  -----------------------------------
specifications (the "SPECIFICATIONS") for the Building standard components to be used in the construction of the Tenant Improvements (collectively, the "STANDARD IMPROVEMENT PACKAGE"), which Specifications are set forth on SCHEDULE 3 attached
                                                             ----------
hereto and made a part hereof. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that any window coverings shall be consistent throughout the Building.

     2.4     Landlord  Coordination Fee.  The Tenant Improvement Allowance Items
             --------------------------
shall include a coordination fee (the "LANDLORD COORDINATION FEE") for Landlord's services relating to the coordination of the construction of the Tenant Improvements in the amount of $0.30 per usable square foot of the Premises.


                               EXHIBIT C - Page 5
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                    SECTION 3
                                    ---------

                              CONSTRUCTION DRAWINGS
                              ---------------------

          3.1     Selection  of  Architect/Construction  Drawings.  Tenant shall
                  -----------------------------------------------
retain Cole Martinez & Curtis (the "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this SECTION 3.1. Landlord shall, at
                                                -----------
Landlord's sole cost and expense, supply Tenant with either (i) one (1) set of all Building plans and specifications in Landlord's possession and one (1) reproducible set of same, or (ii) one set of such plans and specifications together with a CADD diskette containing the same. Tenant shall retain engineering consultants subject to Landlord's prior approval, which approval shall not unreasonably be withheld or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical (including plumbing and HVAC and lifesafety work in the Premises and the Storage Area, which work is not part of the Base, Shell and Core. In addition, Tenant shall retain engineering consultants reasonably approved by Landlord to prepare all plans and engineering working drawings relating to the electrical and sprinkler work in the Premises, which work is not part of the Base, Shell and Core. All of the engineering consultants retained by Tenant shall, unless otherwise noted, be collectively referred to herein as the "ENGINEERS." The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications reasonably approved by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall be entitled to verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, except that Tenant and Architect shall have no responsibility for Landlord's compliance with its obligations in relation to any aspect of the construction of the Base, Shell and Core. Landlord's review of the Construction Drawings as set forth in this SECTION 3, shall be for
                                                         ---------
Landlord's sole purpose, and shall not imply Landlord's review of the same for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its project manager, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's project manager, architect, engineers, and consultants, Landlord shall have no liability whatsoever for any omissions or errors contained in the Construction Drawings, unless actually caused by Landlord or its project manager, architect, engineers or consultants.

     3.2     Final  Space  Plan.  Tenant shall supply Landlord with one (1) copy
             ------------------
with all pages signed by Tenant, and three (3) copies with only the cover page signed by Tenant, of Tenant's final space plan for the Tenant Improvements before any architectural working drawings or engineering drawings for the space outlined in such final space plan have been commenced. The final space plan (the "FINAL SPACE PLAN") shall include a layout and designation of all of the areas in the Premises to be affected by the tenant improvement work to be contained therein. Landlord shall, within ten (10) business days of the receipt of the Final Space Plan for any portion of the Premises, either (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with when the "Final Working Drawings," as that term is defined in SECTION 3.3, below, are submitted by Tenant to Landlord, or (iii)
               -----------
disapprove the Final Space Plan and return the same to Tenant with requested revisions; provided, however, that Landlord shall only disapprove the Final Space Plan for these exclusive reasons: (a) an


                               EXHIBIT C - Page 6
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
adverse effect on the structural integrity of the Building; (b) non-compliance with Code (c) an adverse effect on the Building's Systems and Equipment; (d) failure to comply with SECTION 2.3 of this Tenant Work Letter, or (e) a material
                       -----------
and adverse effect on the exterior appearance of the Building (individually or collectively, a "DESIGN PROBLEM"). The foregoing procedure shall be repeated until the Final Space Plan for all portions of the Premises and Storage Area is ultimately approved by Landlord. The Final Space Plan may be submitted to Landlord for approval at one or more times and in one or more parts.

     3.3     Final  Working  Drawings.  After  the  Final  Space  Plan  has been
             ------------------------
approved  by  Landlord,  Tenant  shall  supply  the  Engineers with a listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, in sufficient detail to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Tenant Improvements, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with one (1) copy of such Final Working Drawings with all pages signed by Tenant, and either (i) three (3) additional copies with only the cover page signed by Tenant, or (ii) a CADD diskette containing the same. Landlord shall, within fifteen (15) business days of the receipt of the Final Working Drawings for any portion of the Premises, either
(i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions to be satisfied by Tenant prior to submitting the Approved Working Drawings for permits as set forth in SECTION 3.4, below, or
                                                          -----------
(iii) disapprove and return the Final Working Drawings to Tenant with requested revisions if the Final Working Drawings do not reasonably comply with the Final Space Plan or contain a Design Problem. The foregoing procedure shall be repeated until the Final Working Drawings for all portions of the Premises are ultimately approved by Landlord. The Final Working Drawings may be submitted to Landlord for approval at one or more times and in one or more parts.

     3.4     Approved  Working  Drawings.  The  Final  Working Drawings for each
             ---------------------------
full floor of the Premises shall be approved by Landlord (the "APPROVED WORKING DRAWINGS") prior to the commencement of construction of the Tenant Improvements on such floor by Tenant. Notwithstanding the foregoing, if Tenant elects to submit the Final Working Drawings for any full floor to the appropriate authorities for all applicable building permits prior to, or concurrently with, its submission of the Final Working Drawings to Landlord for Landlord's consent, and Tenant receives the requested building permits prior to Landlord's approval of the Final Working Drawings, then, at Tenant's sole risk and expense, Tenant may commence the construction of the Tenant Improvements on that floor of the Premises. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications


                               EXHIBIT C - Page 7
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not unreasonably be withheld, conditioned or delayed.

                                    SECTION 4
                                    ---------

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS
                     ---------------------------------------

     4.1     Tenant's  Selection  of  Contractors.
             ------------------------------------

          4.1.1     The  Contractor.  A  general  contractor  (the "CONTRACTOR")
                    ---------------
shall be retained by Tenant to construct the Tenant Improvements. The Contractor shall be selected pursuant to a competitive bidding process wherein Landlord shall have the right to reasonably pre-approve all bidders and Tenant agrees that Landlord's base building general contractor and/or interior contractor shall be entitled to be bidders. Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

          4.1.2     Tenant's Agents.  All subcontractors, laborers, materialmen,
                    ---------------
and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "TENANT'S AGENTS") must be approved in writing by Landlord, which approval shall not be unreasonably, withheld or delayed; provided that Tenant must contract with Landlord's base building subcontractors for any hook-up of the systems and equipment located in the Premises to the lifesafety system which is part of the Base, Shell and Core. Tenant's Agents shall all comply with the construction rules for the Building, as set forth in SCHEDULE 4 attached hereto. Tenant
                                             ----------
shall indemnify and hold Landlord harmless from any action of any Tenant's Agent which voids, modifies or otherwise interferes with any warranty or guaranty of Landlord with respect to the base building. If Landlord reasonably disapproves any of Tenant's proposed subcontractors, laborers, materialmen or suppliers for reasonable reasons, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

     4.2     Construction  of  Tenant  Improvements  by  Tenant's  Agents.
             ------------------------------------------------------------

          4.2.1     Tenant's  Agents.
                    ----------------

               4.2.1.1  Landlord's  General  Conditions  for Tenant's Agents and
                        --------------------------------------------------------
Tenant  Improvement  Work.  Tenant's  and  Tenant's  Agents' construction of the
-------------------------
Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings;
(ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Landlord and Contractor and Tenant shall, within five (5) business days of receipt thereof, inform Landlord and Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all reasonable rules made by Landlord's Building manager with respect to the use of freight, loading dock and any service and/or passenger elevators, storage of materials, coordination of work with the contractors of other


                               EXHIBIT C - Page 8
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. However, Tenant and Landlord shall use commercially reasonable efforts to coordinate the work of their respective contractors in order to minimize any interference with the performance of one another's work.

               4.2.1.2  Indemnity.  Tenant's  indemnity  of  Landlord  and
                        ---------
Landlord's  indemnity of Tenant as set forth in SECTION 7.1 of  this Lease shall
                                                -----------
also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or of Landlord or Landlord's employees, agents or contractors, as the case may be, or anyone directly or indirectly employed by any of them, or in connection with Landlord's or Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in SECTION 7.1 of
                                                                  -----------
this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

               4.2.1.3  Requirements  of  Tenant's  Agents.  Each  of  Tenant's
                        ----------------------------------
Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge to Tenant or Landlord, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

               4.2.1.4  Insurance  Requirements.
                        -----------------------

                    4.2.1.4.1  General  Coverages.  All of Tenant's Agents shall
                               ------------------
carry worker's compensation insurance covering all of their respective employees, and shall also carry reasonable amounts of public liability insurance, including property damage, all with limits, in form and with companies as are reasonably approved by Landlord. Landlord will provide, upon Tenant's request, a schedule showing the types and amounts of insurance, broken down by trade, that are deemed by Landlord to be the reasonable types and amounts of insurance required of each of Tenant's Agents.


                               EXHIBIT C - Page 9
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                    4.2.1.4.2  Special  Coverages.  In addition to the insurance
                               ------------------
requirements  set  forth  in  ARTICLE  7 of this Lease, Tenant or the Contractor
                              ----------
shall also carry full replacement value "Builder's All Risk" insurance approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require so long as any such insurance is being required of comparable tenants in Comparable Buildings for tenant improvement work comparable to the Tenant Improvements. Such insurance shall be in amounts' and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in ARTICLE 7 of this Lease, so
                                                     ---------
long as any such insurance is being required of comparable tenants in Comparable Buildings for tenant improvement work comparable to the Tenant Improvements.

                    4.2.1.4.3  General  Terms.  Certificates  on an ISO form for
                               --------------
all  insurance  carried  pursuant  to this SECTION 4.2.1.4 shall be delivered to
                                           ---------------
Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord at least thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause, except for the negligence or willful misconduct of Landlord (in which case
Landlord shall be responsible to the extent not covered by the insurance required to be carried by Tenant pursuant to SECTION 4.2.1.4.1 or 4.2.1.4.2
                                                  -----------------
above), during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this SECTION 4.2.1.4 shall insure Landlord and Tenant, as their interests
            ---------------
may appear, as well as Contractor and Tenant's Agents, and shall name Landlord as an additional named insured. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under SECTION 4.2.1.2 of
                                                              ---------------
this  Tenant  Work  Letter.

          4.2.2     Governmental  Compliance.  The  Tenant  Improvements  shall
                    ------------------------
comply in all respects with the following: (i) applicable building codes and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person (collectively, "Code"); (ii) applicable standards of the ISO and/or the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and
(iii)  building  material  manufacturer's specifications and industry standards.

          4.2.3     Inspection  by  Landlord.  Landlord  shall have the right to
                    ------------------------
inspect the Tenant Improvements at all reasonable times and upon reasonable notice; provided, however,


                              EXHIBIT C - Page 10
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved; provided, however, that Landlord shall not disapprove of any portion of the Tenant Improvements which have been constructed in accordance with the Approved Working Drawings. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord; provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as Landlord deems necessary, at Tenant's expense (paid as Additional Rent) and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

          4.2.4     Meetings.  Commencing  upon  execution of this Lease, Tenant
                    --------
shall hold periodic meetings, at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements (which meetings shall be held at a location mutually agreeable to Landlord and Tenant), and Landlord and/or its agents shall receive prior notice of and shall have the right to attend all such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment. Tenant shall be notified in advance of all scheduled meetings which will have a material affect on the construction of the Tenant Improvements, and Tenant and/or its agents shall be permitted to attend such meetings.

          4.3     Construction  Contract;  Cost  Budget.  Prior  to  Tenant's
                  -------------------------------------
execution of the construction contract with the Contractor, Tenant shall submit the construction contract to Landlord for its approval, which approval shall not unreasonably be withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements on each floor, and in each instance after Tenant has accepted all bids for the Tenant Improvements for a floor of the Premises, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements, which may, at Tenant's election, be on a floor-by-floor basis (the "FINAL COSTS"). The term "OVER-ALLOWANCE AMOUNT" shall mean the difference between (i) the Final Costs for the Premises, and (ii) the amount of the Tenant Improvement Allowance. Tenant shall be required to pay the Over-Allowance Amount on a pro rata basis throughout the course of construction of the Tenant Improvements. By way of example only, and not as a limitation upon the foregoing, if the total cost of the Tenant Improvement Allowance Items equals Thirty and 60/100 Dollars ($30.60) per rentable square foot of the Premises, the Over-Allowance Amount shall be Five and 10/100 Dollars ($5.10) per rentable square foot (i.e., the Final Costs less the Twenty-Five and 50/100 Dollars ($25.50) per rentable square foot Tenant Improvement


                              EXHIBIT C - Page 11
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Allowance), and Tenant shall pay one-fifth (1/5ths) of the amount of each invoice net of retention. In the event that after the Final Costs are determined, and if such Final Costs exceed the amount of the Tenant Improvement Allowance allocated to such space as described above, any revisions, changes or substitutions shall be made to the Construction Drawings or the Tenant
Improvements pursuant to the provisions of this Tenant Work Letter, any additional costs (net of retention) reasonably attributable to such revisions, changes or substitutions shall be paid by Tenant.

     4.4     Notice of Completion; Copy of Record Set of Plans.  Within ten (10)
             -------------------------------------------------
business days after completion of construction of each full-floor phase of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with
SECTION  3093  of  the  Civil  Code  of the State of California or any successor
-------------
statute, and shall furnish a copy thereof to Landlord upon such recordation; provided, however, that if Tenant does not cause a timely Notice of Completion to be recorded, Tenant shall not be in breach hereunder, but Tenant shall protect, defend, indemnify and hold Landlord harmless from any loss, cost, damage, claim or expense incurred by Landlord as a consequence of Tenant's failure to record the Notice of Completion. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of each phase of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all material changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings and specifications are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety
(90) days following the completion of the construction of the Tenant Improvements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises, as applicable, as well as all other items set forth on the Close-Out List.

                                    SECTION 5
                                    ---------

                              INTENTIONALLY OMITTED
                              ---------------------

                                    SECTION 6
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     6.1     Tenant's Representative.  Tenant has designated Bernard F. Landgraf
             -----------------------
as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority to act on behalf of the Tenant as required in this Tenant Work Letter, and responsibility for Tenant's compliance with its provisions.

     6.2     Landlord's Representative.  Landlord has designated James Newell as
             -------------------------
its Project Manager and sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority to act on behalf of Landlord as


                              EXHIBIT C - Page 12
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
required in this Tenant Work Letter, and responsibility for landlord's compliance with its provisions.

     6.3     Time  of  the Essence in This Tenant Work Letter.  Unless otherwise
             ------------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

     6.4     Tenant's  Lease  Default.  Notwithstanding  any  provision  to  the
             ------------------------
contrary contained in this Lease, if an event of default as described in SECTION
                                                                         -------
12.1  of this Lease or in this Tenant Work Letter has occurred (after expiration
----
of applicable cure periods) at any time on or before the substantial completion of the Tenant Improvements, then all obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

     6.5     Additional Miscellaneous.  During the period of construction of the
             ------------------------
Tenant Improvements and/or Tenant's move into the Building, Landlord shall continue to provide standard services as required pursuant to the terms of the Lease.

     6.6     Notices.  All  notices hereunder shall be delivered as set forth in
             -------
the Lease, and shall be in writing, regardless of whether or not specified herein to be "written notice" or "in writing."

     6.7     Labor  Harmony.  All  of  Tenant's  Agents  shall,  if requested by
             --------------
Landlord, all be union labor in compliance with the master labor agreements existing between trade unions and the Southern California Chapter of the Associated General Contractors of America; provided that Tenant shall be permitted to retain non-union subcontractors and laborers for painting, millwork, carpeting, and other finish work in connection with the construction of the Tenant Improvements. All of Tenant's Agents shall conduct their activities in and around the Premises, Building and Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Building and Project, and, if necessary, Tenant shall employ union labor to achieve such harmonious relations.


                              EXHIBIT C - Page 13
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                            SCHEDULE 1 TO EXHIBIT C
                            ------------------------

                             INTENTIONALLY OMITTED


                        SCHEDULE 1 TO EXHIBIT C - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                            SCHEDULE 2 TO EXHIBIT C
                            ------------------------

                                 CLOSE-OUT LIST


     Following the completion of the Tenant Improvements, Tenant or Contractor shall deliver to Landlord the following items:
- Building Permit Card signed by the appropriate City Inspectors, and, if applicable, issuance of certificate of occupancy or its legal equivalent allowing occupancy of the Premises.
- Punch List signed by the appropriate Tenant Representative or Architect, indicating that all punch-list items have been corrected and that the Contract is fully complete.
- Issuance of the Certificate of Substantial Completion by the Architect and/or Engineers
-    Subcontractor  List  with  contact  names  and  telephone  numbers.
- Finish Schedule from the General Contractor indicating the manufacturer or supplier and specification number for all finishes installed.
- One year warranty letters from the General Contractor and all subcontractors (from the date of construction completion).
- Any manufacturer's warranties, equipment manuals, etc., for any equipment installed (e.g., package A/C units, etc.)
-    Unconditional  Mechanic's  Lien  Releases  from  all  of  Tenant's  Agents
- As-Built Drawings covering the Tenant Improvements constructed pursuant to this Tenant Work Letter and any portions of the Base, Shell and Core affected by such construction, with each sheet stamped "AS-BUILT" and signed by the appropriate contractor (one to be sepia):
     -  Electrical
     -  HVAC
     -  Plumbing
     -  Fire  Sprinkler
     -  Architectural
- List of "Spare Parts" or "Attic Stock" remaining from Tenant Improvement construction, if not previously receipted by Landlord
-    Consent of sureties to release of retention and final payments, if required


                        SCHEDULE 2 TO EXHIBIT C - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                            SCHEDULE 3 TO EXHIBIT C
                            ------------------------

                               BUILDING STANDARDS


1.   Air  Conditioning
     -----------------

     A. Building standard air conditioning system including zones, thermostats, distribution, and diffusers.
     B.   Allowance  --  One  (1)  zone  per  1,000  square  feet.

2.   Partitions
     ----------

     A. Building standard interior partitions 2 " metal studs with a layer of 5/8" gypsum board each side, floor to ceiling.
     B.   Allowance  -  One  (1)  linear  foot  for  each  12  square  feet.
     C. Demising Partitions: Same a "A" above with insulation between studs and insulquilt blankets from ceiling to slab above.

3.   Door  Frames
     ------------

     A.   Building  standard hollow metal frame 3'0" x 8'3 3/4" oak veneer door.

4.   Doors
     -----

     A. Building standard interior solid core doors 3'0" x 8'3 3/4" plastic laminated doors.
     B.   Allowance  -  One  (1)  door  per  30  linear  feet  of  partition.
     C.   Building  standard  entry  solid core 3'0" x 8'# 3/4" oak veneer door.

5.   Hardware
     --------

     A.   Interior  Doors:
          1.   Latchset Russwin, Lustra US10B.
          2.   Butts, Sloss 4 " x 4" x 10B.
          3.   Doorstep, floor, quality x 10B.

     B.   Entry  Doors:
          1.   Lockset Russwin 5025 Lustra WS10B (left or right)
          2.   Two (2) pair butts - Sloss 4 " x 4" x 10B.
          3.   Closers Norton 7703
          4.   Doorstop - Floor, quality x 10B.

6.   Ceiling
     -------

     A.   2"  x  2"  acoustic  tile  with  exposed  grid  system.


                        SCHEDULE 3 TO EXHIBIT C - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

7.   Light  Fixtures
     ---------------

     A. 2' x 4' recessed fluorescent light fixtures with three tubes, surface of light fixture flush with ceiling with injection molded prismatic acrylic frameless lens.
     B.   Allowances  -  One  (1)  per  100  square  feet.

8.     Electrical  and  Telephone  Outlets
        -----------------------------------

     A. One wall telephone with 3/4" conduit or one electrical outlet per 100 square feet.

9.   Carpeting
     ---------

     A. Walter's "Signature #2" throughout, including padding and installation.
     B.   Color  to  be  selected  from  Landlord's  standard  samples.

10.  Base
     ----

     A.   4"  black  or  brown  cover  rubber  base.
     B.   To  be  selected  from  building  standard  samples.

11.  Paint
     -----

     A.   Sinclair  -  Two  (2)  coats of flat acrylic or as necessary to cover.
     B.   To  be  selected  from  building  standard  samples.

12.  Draperies
     ---------

     A. Fabric - Shall be full height 68% Verel Modacrylic, 28% Rayon and 4% Nylon fabric.
     B.   Allowance  -  All  exterior  windows.

13.  Standards
     ---------

     A.   The  above name brands are to be "or equal" as determined by Landlord.

14.  Consultants
     -----------

     A. Normal preparation of space studies and working drawings for all of the above.


                        SCHEDULE 3 TO EXHIBIT C - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                            SCHEDULE 4 TO EXHIBIT C
                            ------------------------

                          BUILDING CONSTRUCTION RULES

                   TENANT CONTRACTOR RULES, REGULATIONS AND

                   SUPPLEMENTARY CONDITIONS FOR CONSTRUCTION

1.   INTRODUCTION.
     -------------

     These "Construction Parameters" outline for all general contractors, sub-contractors and vendors the basic guidelines for construction activities within the building at 6303 Owensmouth Avenue (the "Building"). Any work performed in the Building, whether it is constructed or supervised by the Landlord, the general contractor or the Tenant directly, must be done in accordance with the Construction Parameters set forth herein. Violation of these rules and regulations may be the cause for the Landlord to stop work from continuing. As used herein, the term "Contractor" shall mean any general contractor, subcontractor, vendor, employee or agent employed directly or indirectly by the Tenant, Landlord, or general contractor. The term "Project Manager" shall mean the agent of Tenant overseeing any particular work of construction. In the event of any inconsistency between the terms of this Schedule 4 and the terms of the Tenant Work Letter, the terms of the Tenant Work Letter shall control.

2.   REQUIREMENTS  PRIOR  TO  BEGINNING  WORK.
     -----------------------------------------

     Construction work will not be permitted to commence until the lease between the Landlord and the Tenant is fully executed, the Landlord has reviewed and approved all construction documents, the Tenant has deposited with the Landlord any monies required to be deposited under the lease and the Contractor has received a written Notice to Proceed. In addition, prior to the commencement of any construction, the following documents must be fully executed and on record with the Landlord:

     a. In the event the Tenant and its Contractor enter into an agreement not contracted directly with the Landlord, the Managing Agent will post a Notice of Non-Responsibility at the site and will file it with the County Recorder. It is the responsibility of the Tenant to administer the contract in such a manner as to keep the Building lien free.

     b. Copies of all permits required by any governmental agencies for completion of the work (see item 4c).

     c. An original "stamped" set of City approved construction documents must be posted at the site.

     d. Certificates of insurance, together with a waiver of Landlord's liability (see item 5k).

     e.  A  letter  for  indemnification  (see  item  7).


                        SCHEDULE 4 TO EXHIBIT C - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     f. A letter from the Contractor providing a deficiencies "punch list" of the existing project site. This punch list shall be verified by Landlord and include any and all items found damaged in the work space prior to work being done. The Contractor shall be held responsible for repair of any damage found after the completion of its work which is not noted on this listing.

     g. A letter from the Contractor with a copy of the projected work schedule for the project, a listing of contact names for each vendor/sub-contractor involved with the work, along with normal business and emergency after hours phone numbers. All subcontractors, laborers, materialmen, and suppliers used by the Contractor must be approved in writing by the Landlord. If the Landlord does not approve of any subcontractors, laborers, materialmen, and suppliers used by the Contractor, the Contractor shall submit other proposed subcontractors, laborers, materialmen, and suppliers for Landlord's written approval.

3.   CONTRACTOR'S  DUTIES  AND  STATUS.
     ----------------------------------

     The Contractor accepts the relationship of trust and confidence established between him and the Tenant and the Landlord. He covenants with the Tenant and the Landlord to furnish his best skill and judgment and to cooperate with the Architect in furthering the interests of the Tenant and the Landlord. Contractor agrees to furnish efficient business administration and to use his best efforts to furnish at all times an adequate supply of workmen and materials, and to perform the Work in the best way and in the most expeditious and economical manner consistent with good workmanship, sound business practice and the best interests of the Tenant and Landlord. Except as expressly authorized in the Contract Documents, the Contractor has no right or authority of any kind to act as the representative of or on behalf of the Tenant and Landlord. Contractor is an independent contractor and not an agent of the Tenant or Landlord.

4.   WORKING  HOURS
     --------------

     Contractors are to notify the Managing Agent at 6301 Owensmouth Avenue, Suite 105 prior to starting any work. All jobs must be scheduled by the responsible party of the Contractor or vendor, to be appointed by Contractor prior to project commencement.

     a. All work is to be performed between the hours of 6:30 a.m. and 6:00 p.m. Monday through Friday, excluding holidays, Saturdays, and Sundays, unless prior permission is granted by Landlord or Landlord's designated managing agent ("Managing Agent"), to deviate from this work schedule. Additionally, some work processes are restricted because of disturbances to surrounding tenants as listed below.

     b. Whenever Contractor will use construction methods which will result in prolonged loud noise (such as, but not limited to, tack stripping, coring or jack hammering) such activities will be limited to a time agreed to by the Managing Agent and Project Manager. These activities may by conducted at hours other than these only by permission of the Managing Agent.


                        SCHEDULE 4 TO EXHIBIT C - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     c. The use of combustible glues, lacquers and paints or any odor producing products on weekdays between the hours of 6:00 a.m. and 6:00 p.m. must be coordinated in advance with the Managing Agent; in occupied office spaces, such use is limited to after 6:00 p.m. or on weekends.

     d. Tenant or Tenant's Agents must receive written authorization ("PASSDOWNS") to enter the building by contacting the Managing Agent at 818/704-0500 each time you plan to do work outside of the hours of 6:00 A.M. and 6:00 P.M.

5.   GENERAL  CONDITION  ISSUES
     --------------------------

     a.   Supervision  and  Construction  Procedures

          The Contractor shall supervise and direct the work using its best skill and attention. The Contractor shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the work under the contract.

     b.   Rules  and  Regulations

          The Contractor shall issue copies of the Rules and Regulations to all sub-contractors with bid requests. In addition, a copy shall be posted at all times during construction at permit locations.

     c.   Labor  and  Materials

          Unless otherwise specifically agreed to in writing, the Contractor shall provide and pay for all labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the work.

     d.   Permits,  Fees,  and  Notices

          The contractor shall secure and pay for all permits, governmental fees and licenses necessary for the proper execution and completion of the work, which are applicable at the time work begins.

          The Contractor shall give all notices and comply with all laws, ordinances, rules, regulations and orders of any public authority bearing on the performance of the work. The Contractor shall arrange for Life Safety test with the proper governmental authorities prior to tenant move-in.

     e.   Superintendent

          The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the project site during the progress of the work. The superintendent shall be satisfactory to the Landlord and Tenant, and shall not be changed


                        SCHEDULE 4 TO EXHIBIT C - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
     except with the consent of the Landlord and Tenant, unless the superintendent proves to be unsatisfactory to the Contractor and ceases to be in its employ.

     f.   Closed  Suite  Environment

          Suite entrance doors are to remain closed at all times, except when stocking.

     g.   Protection  of  Persons  and  Property

          The Contractor shall comply with all applicable laws, ordinances, rules, regulations and lawful orders of any public authority having jurisdiction for the safety of persons or property or to protect them from damage, injury or loss. Contractor shall erect and maintain, as required by existing conditions and progress of the work, all reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards and promulgating safety regulations.

          The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the work.

          1) The Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

               a) all employees on the project and all other persons who may be affected thereby;

               b) all the work and all materials and equipment to be incorporated therein, whether in storage on or off the site, under the care, custody or control of the Contractor or any of its vendors, sub-contractors, or sub-subcontractors;

               c) other property at the site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

          2) The Contractor shall be responsible for providing adequate protection of existing building services, and/or tenant furnishings during construction. Plastic must be taped down first, from wall to wall, followed by tempered Masonite (4 x 8-1/4 inch panel) taped to the floors and adjoining areas. Protect all corners, edges and joints to have adequate anchoring to provide safe and "trip free" transitions. Material to be extra heavy-duty and installed from freight elevator to the suite during construction. Plywood will not be accepted in lieu of Masonite. Materials used for protection will not bear signage, graffiti, or advertising.


                        SCHEDULE 4 TO EXHIBIT C - Page 4
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     h.   Contractor's  Liability  Insurance

          The Contractor shall purchase and maintain such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the contract, whether such operations be by the Contractor or by any sub-contractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

          1) claims under workmen's compensation, disability benefits and other similar employee benefit acts;

          2) claims for damages because of bodily injury, occupational sickness or disease, or death of its employees;

          3) claims for damages because of bodily injury, sickness or disease, or death of any person other than its employees;

          4) claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor, or (b) by any other person; and

          5) claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom.

               The insurance required above for bodily injury liability and property damage (including automobile insurance) shall be written for no less than a combined single limit of $2,000,000 or as required by law, whichever is greater.

               Such insurance shall name Landlord, Landlord's lender and Landlord's designated Managing Agent, as Additional Named Insured. Certificates of Insurance acceptable to the Landlord shall be filed with the Landlord prior to commencement of the work. These Certificates shall contain a provision that coverage afforded under the policies will not be canceled until at least thirty (30) days prior written notice has been given to the Landlord.

               Contractor must wave all rights against Landlord, Landlord's lender and Landlord's designated Managing Agent. Managing Agent, for damages caused by perils required to be covered by the foregoing insurance, and Contractor shall require similar waivers from any and all sub-contractors.

     i.   Documents  and  Samples  at  the  Site

               The Contractor shall maintain at the site for the Landlord one record copy of all Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record all changes made during construction, and approved Shop Drawings, Product Data and Samples.


                        SCHEDULE 4 TO EXHIBIT C - Page 5
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          These shall be available to the Landlord, the Architect, the Tenant and Project Manager and shall be delivered to the Landlord upon completion of the work.

          All original documents and plans which have received final approval by the City must be submitted to Landlord prior to payment of general contractor retention invoice.

     j.   Responsibility  for  Damage

               1) Should the Contractor wrongfully cause damage to the work or property of the Landlord or the Tenant, or to other work on the site, the Contractor shall promptly remedy such damage as directed by the Landlord.

               2) Should the Contractor cause damage to the work or property of any sub-contractor, sub-subcontractor or separate contractor, the Contractor shall, upon due notice, promptly attempt to settle such matter or otherwise to resolve the dispute.

               If such sub-contractor, sub-subcontractor or separate contractor sues the Landlord or the Tenant on account of any such damage alleged to have been caused by the Contractor, the Landlord or the Tenant shall notify the Contractor who shall defend such proceedings at the Contractor's expense, and if any judgment or award against the Landlord or the Tenant arises therefrom, the Contractor shall pay or satisfy it and shall reimburse the Landlord or the Tenant for all attorney's fees and court costs which the Landlord or the Tenant has incurred.

6.   CONSTRUCTION  REQUIREMENTS
     --------------------------

     a.   Demolition

          The Contractor shall disconnect all electrical, HVAC and plumbing (if any) prior to demolition and provide temporary construction lighting if necessary. The work shall be done by licensed electrical, HVAC and plumbing sub-contractors.

          All abandoned phone lines, plumbing supply and waste lines, air conditioning duct work, electrical conduits, etc. are to be removed. Coordination with Building Engineers is required prior to the disconnection of services or work relating to Building Systems.

     b.   Life  Safety  System

          All Life/Safety and applicable Building Codes will be strictly enforced. Coordination with the Chief Engineer is required. Requests for disablement of the fire alarm system must be received 48 hours prior to date required.


                        SCHEDULE 4 TO EXHIBIT C - Page 6
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          Contractor is to verify with the Managing Agent the designated Life Safety contractor for the Building. The Life Safety system, electrical or mechanical systems may not be modified in any way, or made inoperative by Contractor or any of Contractor's sub-contractors. If Contractor has any reason to interface with these systems or if damage occurs during construction, contact Managing Agent for direction immediately.

     c.   Electrical

          The Contractor shall ensure that the following requirements are adhered to:

               1) Electric panel schedules must be brought up to date, identifying all new circuits added.

               2) All electrical outlets and lighting circuits are to be properly identified.

               3) All electrical and phone closets being used must have panels replaced and doors shut at the end of each work day. Any electrical closet that is opened with the panel exposed must have a workperson present.

               4) All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick-up and discard all their trash, and leave their work areas in broom-clean condition. If debris is not removed, clean-up will be conducted by the Building janitorial staff and will be backcharged.

7.   INDEMNIFICATION
     ---------------

     Contractor must indemnify and agree to hold Landlord, Landlord's lender and Landlord's designated Managing Agent, Managing Agent, and their respective agents, officers and employees, harmless from all loss, cost, liability, damage or expense by reason of damage to the property of others or personal injury, including death, which may arise from the Contractor's operations in the building, whether by the Contractor or any sub-contractor, or anyone directly or indirectly employed by either of them.

8.   RECORD  DRAWINGS
     ----------------

     The Contractor is required to provide Landlord or its Managing Agent with reproducible "As Built" record drawings including electrical, mechanical, plumbing, and sprinkler drawings and air balancing reports for all work permanently in place at the completion of each project. Provisions shall be made in the Contractor's agreement to allow for the creation of these documents. Additionally, copies of all City "signed off" inspection cards from all appropriate and required government agencies shall be submitted to Landlord or its Managing Agent as part of the record drawing set.


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
9.   TRADE  JURISDICTION
     -------------------

The Contractor shall properly assign the work to be performed to appropriate personnel so as to properly execute the work in accordance with local jurisdictions. In the event of conflict due to jurisdictional dispute, the Contractor shall take immediate and appropriate action to see that there is no work stoppage due to the conflict of jurisdiction. Should conflict interfere with other building operations, the Landlord reserves the right to stop the Contractor's work until such problems are resolved.

10.  HARMONIOUS  RELATIONS
     ---------------------

The Contractor and all subcontractors, laborers, materialmen and suppliers shall conduct their activities in and around the Premises, Building and Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Building and Project.

11.  SALVAGEABLE  MATERIALS
     ----------------------

The Contractor shall return to the Project Manager or Landlord all attic stock, spare parts and salvageable materials removed from any existing permanent work. These items are to be stored by the Contractor at a location determined by the Project Manager and/or Landlord. Additionally, reusable carpet excess should be rolled and tagged and submitted to the Project Manager or Landlord for storage and potential reuse during remodeling years.

12.  PROVISION  OF  TEMPORARY  UTILITIES
     -----------------------------------

     a.   Power  and  Lighting

          The Landlord shall provide, at its expense, power at the main electrical panel on each floor. The Contractor shall be responsible for providing at its expense, cable extensions and for making connections to the floor electrical panels for temporary power. Contractor shall also be responsible for supplying, at its expense, any temporary or special lighting required for its work.

     b.   Water

          Landlord shall provide water at the janitor's closet on each floor and at future tenant hookup locations. The Contractor shall be responsible for providing, at its expense, hose connections and for making connections to the outlets provided. Contractor is also responsible to ensure that no water damage is done to existing finishes and to ensure that no leakage occurs onto other floors.

     c.   Heating,  Ventilation  and  Air  Cooling

          The Landlord shall furnish heating, ventilation or air cooling to the work space during normal construction hours. Upon request from Contractor, Landlord shall operate


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
     the ventilation system for the Building as may be reasonably required during the construction, including those periods during and after application of finishes, which services shall not be charged to the Contractor during normal construction hours, but shall be backcharged during other hours.

     d.   Telephones

          The Landlord has no obligation to provide telephone service to the Contractor other than the pay phone services designed for public use located in the Building. The Contractor shall not disturb the Managing Agent or other tenant offices for use of their telephone.

     e.   Fire  Protection

          The Contractor shall be responsible for seeing that portable fire extinguishers are provided in sufficient quantity to satisfy the requirements of the City fire inspector. Additionally, the Contractor shall provide a fire watch during any welding, burning or other activity involving open flame or arc flame. Lastly, the Contractor shall specifically note that the general fire protection systems within the Building are active and must remain active during tenant buildout. Before starting any sprinkler system rework, Contractor must contact Landlord or Managing Agent to make arrangements for shut down and draining of the individual floor systems where work is to be performed. The actual cost for the floor work for draining and refilling the system will be paid by the Contractor.

13.  ELEVATORING,  HOISTING  AND  DELIVERIES
     ---------------------------------------

     a.   General  Use

          All Contractor materials and workmen shall be transported using the service elevator. Under no circumstances will the general elevator systems be used for material or workmen movement. During the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays, Saturdays, and Sundays, the service elevator shall be restricted to use for the movement of workmen, tools and light materials only. During this time period, stocking of major materials will not be allowed.

          Use of the service elevator will be shared with other Contractors and other service vendors working in the building.

     b.   Stocking  and  Material  Movement

          Stocking and material movement shall be accomplished after hours only (before 8:00 a.m. and after 6:00 p.m., Monday through Friday and all day Saturdays, Sundays, and holidays). The service elevator must be reserved through the Managing Agent, and reservations shall be allocated on a first come first serve basis. If it should become necessary to provide an operator for the elevator, the cost of such operator will be invoiced to Contractor or Tenant. In addition, should the Contractor reserve the service


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
elevator and fail to use its services, the Contractor or Tenant shall nevertheless be charged for the elevator operator. Should Contractor wish to cancel its reservation, it must do so 24 hours in advance.

14.  DELIVERIES  AND  ON  SITE  STORAGE
     ----------------------------------

     a.   General

          The Contractor shall deliver materials to the job site in order to provide for the proper execution of its work in a continuous fashion. Contractor shall be responsible to provide adequate protection as required for public property, private property, utilities and materials and shall be responsible for the safety of workmen in accordance with the applicable codes, laws and regulations of governing agencies having jurisdiction. Any damages caused by the Contractor's negligence shall be corrected by the Contractor in a manner approved by the Landlord and/or the ruling government agency at the Contractor's expense.

     b.   Staging

          The Contractor may stockpile material only in areas approved by Landlord or the Managing Agent. If materials are stockpiled in unapproved areas which create interference or obstruction with the work of others, or if overloading of the rated capacity of the structural slab occurs, such materials must be relocated by the Contractor at its expense. The use of "staging areas" outside of the demised area of the Tenant's space shall be allowed only with prior approval of Landlord or Managing Agent and shall be restricted to that zone and that time period authorized by Landlord or Managing Agent in writing. These areas must be vacated and left in "like new" condition at the end of such period.

15.  CLEANUP  AND  RUBBISH  REMOVAL
     ------------------------------

     The Contractor shall at all times keep the project free from accumulation of waste material or rubbish caused by its employees or its sub-contractors. Cleanup and rubbish removal shall occur on a daily basis to the satisfaction of the Landlord. Contractor is responsible for providing its own means of trash disposal and shall not be allowed to use the building's trash compactors, bins and/or dumpster system. The Managing Agent assumes no responsibility for the bins. Bins must be delivered and
                     --
     maintained  in  good  condition  and  free  of  graffiti.

     All core elements, including the restrooms, elevator lobbies and public corridors, shall be kept clean at all times. When Contractor requires the use of these areas, provisions must be made for the proper protection of existing services to prevent damage or excessive wear.

     Final cleaning will include cleaning of all window mullions, light diffusers, cleaning of cabinets and sinks, vacuuming of carpet, cleaning of VCT.


                        SCHEDULE 4 TO EXHIBIT C - Page 10
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                                      [20th Century Industries; 6303 Owensmouth]

16.  RESTROOMS
     ---------

     The Contractor shall be allowed to use the restroom facilities on the floors on which it is working unless otherwise specified by Landlord. The Contractor must include these restroom facilities on its punch list of deficiency items as it will be charged for any damage to these areas found during or after the completion of its work. Further, Contractor shall maintain these restroom facilities and protect them until such time as its work is complete.

     Absolutely no disposal of paint, drywall compound or cement will be allowed in restrooms or janitor sinks.

17.  PARKING
     -------

     To the extent available on-site, parking will be provided free of charge to the Contractor, employees of the Contractor, sub-contractors and vendors, who shall comply with such parking rules and regulations as the Landlord may establish.

18.  MISCELLANEOUS
     -------------

     a. The Contractor shall at all times enforce strict discipline and good order among its employees and shall not employ any unfit person or anyone not skilled in the task assigned to the Contractor. The Contractor shall restrict access of its personnel to the areas of its work within the building. Workers are not to be permitted on floors not involved in the work, and at no time shall workers be allowed on other occupied floors or
                 ---------------------------------------------------------------
     the  main  lobby  areas  of  the  buildings.
     -------------------------------------------

     b.  Radios,  tape decks or other amplified sound equipment are not allowed.

     c. Anyone found defacing any portion of the Project in any manner will be subject to immediate dismissal from the Project.

     d. Use of Tenant lounges or kitchen areas is strictly prohibited. Construction personnel are to refrain from using building common area or exterior seating for breaks. Food and related lunch debris is not to be left in the suite under construction.

     e. A shirt must be worn at all times while on the project site. Offensive T-shirts or tank tops are prohibited.

     f.  Alcohol  and  drugs  are  strictly  prohibited.

19.  TELEPHONE/DATA  CABLING
     -----------------------

     The Tenant's cabling vendor is responsible for pulling the telephone and/or data cable. The Tenant's vendor must obtain a permit from the appropriate government authority. All cable must be plenum approved and secured per the City Building Codes. The


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
     Tenant's cabling vendor is responsible for calling for any inspections required under this permit.

     In all plenum environments, the cable installed is to be a "fire protected" cable or "plenum rated" cable. In any space where the conduits are home run rather than stubbed out into the plenum, a standard cable is acceptable. Standard cable is also acceptable in the conduited home run from the Tenant's backboard, in their suite, to the telephone/communications closet/room in the core of the building on each floor.

     The Tenant's cabling vendor must suspend all cabling from the deck above by wires independent of all other trades. In no instance should any cable be tied off to any other trade including but not limited to the following: sprinkler heads or pipe, electrical conduit or the wires used to suspend the conduit, HVAC ducting, or ceiling grid wires. All wiring to be held 12" above ceiling and supported every 48". In no instance should cable be left laying on the duct work or on the ceiling grid.

     The Tenant's cabling vendor is responsible for the correction of any deficient situations within 24 hours of notification that the installation does not meet the above requirements.

THE RULES AND REGULATIONS WILL BE STRICTLY ENFORCED. THE MANAGING AGENT AND ENGINEERING DEPARTMENT WILL ASSIST TO MAKE YOUR JOB EASIER. HOWEVER, CONTRACTORS WHO DO NOT OBSERVE THE RULES AND REGULATIONS WILL NOT BE ALLOWED TO PERFORM WORK WITHIN THIS PROJECT.

ACCEPTED:


TENANT:                               CONTRACTOR:

20TH  CENTURY  INSURANCE  COMPANY     [NAME  OF  COMPANY]

---------------------------------     ---------------------------------
Bernard F. Landgraf                   Signature

Date:                                 Date:


                        SCHEDULE 4 TO EXHIBIT C - Page 12
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                             SCHEDULE 5 TO EXHIBIT C
                             -----------------------

     The following articles of personal property may be removed from the Building by Tenant at any time during the Lease Term, regardless of whether such articles of personal property are characterized under the Lease as (i)
"Landlord's property" in whole or in part for tax, insurance or any other purpose, (ii) "Tenant Improvements," or (iii) "Alterations:"

                              Moveable  Partitions
                              Security Equipment (Card Key, Video Cameras, etc.) Telephone, Communication, and Telecommunication Equipment (including Microwave and Infrared Antennas)
                              Special  Air-Conditioning  Equipment
                              Chandeliers  and  Special  Light  Fixtures
                              Kitchen Equipment (Freezers, Refrigerators, Microwaves, Dishwashers, Dish Warmers, etc.) Exercise Equipment and Lockers
                              Artwork
                              Emergency  Generators
                              Raised  Flooring  Systems
                              Special Electrical Panels, Power Conditioning Equipment and UPS Systems
                              Office Furniture and Furnishings, including Modular Furniture Systems, Shelving Systems, and Custom Built-Ins
                              Detachable  Custom  Millwork
                              All Millwork and Built-Ins in the Offices of Tenant's Chief Executive Officer and President Duplicating/Reproduction Machines
                              Computers, Terminals and Computer Equipment Audiovisual Equipment
                              Vending  Machines
                              Signage (whether in the Premises or the Project Common Areas)
                              Window Coverings (Excluding Building Standard Coverings)
                              Appliances
                              Vaults  and  Safes
                              Mailroom  Equipment


                        SCHEDULE 5 TO EXHIBIT C - Page 1
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                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT D
                                   ----------

                               20TH CENTURY PLAZA

                           NOTICE OF LEASE TERM DATES

                             _______________, 19__


To:
     -----------------------
     -----------------------
     -----------------------
     -----------------------

Re:     Office  Lease  dated  _______________,  19__ between _______________, a
_______________  ("Landlord"),  and  _________________,  a  _______________
("Tenant") concerning Suite ______ on floor(s) ___________ of the office building located at _______________, Los Angeles, California.

Gentlemen:

     In accordance with the referenced Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

     1. The Lease Term shall commence on or has commenced on _______________ for a term of _______________ ending on _______________.

     2.  Rent  commenced  to  accrue  on  ______________,  in  the  amount  of
_______________

     3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

     4.  Your  rent  checks  should  be  made  payable  to  _______________  at
_______________.

     5. The exact number of rentable square feet within the Premises is _______________ square feet, and the number of parking passes to which Tenant is entitled is _________.

     6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is __________%.


                                          "Landlord":

                                                                         ,
                                          -------------------------------
                                          a
                                           -------------------------------


                               EXHIBIT D - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                          By:
                                             -----------------------------
                                            Its:
                                                --------------------------

Agreed  to  and  Accepted  as
of  _______________,  19__



"Tenant":

-------------------------
                         ,
a
  ------------------------

By:
   -----------------------
 Its:
     ---------------------


                               EXHIBIT D - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT E
                                   ----------

                               20TH CENTURY PLAZA

                             RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent, which shall not unreasonably be withheld. Tenant shall bear the cost of any lock changes or repairs required by Tenant unless necessitated due to loss of misuse of keys by Landlord or its agents. Four (4) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. All locks, other than those to Tenant's restricted areas previously approved by Landlord, must remain on Landlord's master key system.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Los Angeles area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

     4. No bulky furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Except to the extent resulting from the negligence or willful misconduct of Landlord, any damage


                               EXHIBIT E - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

     5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators (except as reasonably established by Landlord and provided that Landlord's standard shall be consistent with those standards established by landlords of Comparable Buildings), except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

     6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

     8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

     9.     Tenant  shall  not  overload  the  floors  of  the  Premises.

     10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material, except as provided in SECTION 19.25.2 of the Lease.
                                         ----------------

     12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

     13. Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or reasonably determined by Landlord to be objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

     14. Tenant shall not bring into or keep within the Project, the Building or the Premises any bicycles or other vehicles, nor bring into or keep within the Project any animals (except seeing eye dogs accompanied by their masters), birds or fish except as provided in ARTICLE 18 of the Office Lease.
                                                ----------


                               EXHIBIT E - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. All such wires, borings and/or cuttings in connection with the construction and installation of the Tenant Improvements and as shown on the Approved Working Drawings (as such term is defined in the Tenant Work Letter) are hereby consented to by Landlord.

     17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system.

     20. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Woodland Hills, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

     21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

     22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, not to be unreasonably withheld. No non-Building standard curtains, blinds, shades or screens which may be visible from the exterior of the Premises shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or


                               EXHIBIT E - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
spaces along the perimeter of the Building must be of a quality, type, design and bulb color reasonably approved by Landlord.

      24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

     25. Tenant shall comply with any non-smoking ordinance adopted by the City of Los Angeles or any other applicable governmental authority.

     Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be reasonably necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, that no such change, rescission, addition or amendment shall prevent Tenant's use of the Premises in accordance with SECTION
                                                                         -------
5.1 of the Lease.  Landlord shall not be obligated to enforce any of these Rules
---
and Regulations against any tenant; however, Landlord shall not discriminate against Tenant in the enforcement of these Rules and Regulations (as compared to other tenants of the Building). Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                               EXHIBIT E - Page 4
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT F
                                   ----------

                               20TH CENTURY PLAZA

                              ESTOPPEL CERTIFICATE

     The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of _______________, 199__ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the
_______________ floor(s) of the office building located at _______________, Los Angeles, California _______________, certifies as follows:

     Attached  hereto  as  EXHIBIT A is a true and correct copy of the Lease and
                           ---------
all  amendments and modifications thereto.  The documents contained in EXHIBIT A
                                                                       ---------
represent  the  entire  agreement  between  the  parties  as  to  the Premises.

     The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on _______________, and the Lease Term expires on _______________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

     Base  Rent  became  payable  on  _______________.

     The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in EXHIBIT A.
                                                                   ----------

     Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through . The current monthly installment of Base Rent is $_______________.

     All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

     No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

     As of the date hereof, there are no existing defenses or offsets, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

     Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.


                               EXHIBIT F - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

     Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

     To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

     The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

     Executed  at  _______________  on  the  ___  day  of _______________, 19__

                                          "Tenant":

                                                                         ,
                                          -------------------------------
                                          a
                                           -------------------------------

                                          By:
                                             -----------------------------
                                            Its:
                                                --------------------------

                                          By:
                                             -----------------------------
                                            Its:
                                                --------------------------


                               EXHIBIT F - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

[ATTACH LEASE AND AMENDMENTS TO THIS CERTIFICATE]


                               EXHIBIT F - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT G
                                   ----------

                               20TH CENTURY PLAZA

                             BASEMENT STORAGE AREA


                               EXHIBIT G - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT H
                                   ----------

                               20TH CENTURY PLAZA

                             INTENTIONALLY OMITTED
                             ---------------------


                               EXHIBIT H - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT I
                                   ----------

                               20TH CENTURY PLAZA

                           JANITORIAL SPECIFICATIONS

                                [TO BE PROVIDED]


                               EXHIBIT I - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT J
                                   ----------

                               20TH CENTURY PLAZA

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT


                                [TO BE PROVIDED]


                               EXHIBIT J - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT K
                                   ----------

                               20TH CENTURY PLAZA

                             INTENTIONALLY OMITTED
                             ---------------------


                               EXHIBIT K - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT L
                                   ----------

                               20TH CENTURY PLAZA

                             INTENTIONALLY OMITTED
                             ---------------------


                               EXHIBIT M - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT M
                                   ----------

                               20TH CENTURY PLAZA

                              SHORT FORM OF LEASE

RECORDING  REQUESTED  BY
AND  WHEN  RECORDED  MAIL  TO:
ALLEN,  MATKINS,  LECK,  GAMBLE
&  MALLORY  LLP
1999  Avenue  Of  The  Stars,  Suite  1800
Los  Angeles,  California  90067-6050
Attention  Anton  N.  Natsis,  Esq.

================================================================================
                                                (Space Above For Recorder's Use)

                               SHORT FORM OF LEASE

     THIS SHORT FORM OF LEASE is entered into as of the ________ day of ____, 1997, by and between TISHMAN WARNER CENTER LIMITED PARTNERSHIP, LLC, a California limited liability company ("Landlord"), and 20TH CENTURY INDUSTRIES, a California corporation ("Tenant"), who agree as follows.

     1.     TERMS  AND  PREMISES.  Landlord  leases to Tenant, and Tenant leases
            --------------------
from Landlord, certain premises (the "Premises") to be located at the address 6301 Owensmouth Avenue on the real property (the "Property") legally described on EXHIBIT A attached hereto and incorporated herein by this reference in and
    ----------
for the term and on the provisions of that certain Office Lease between the parties hereto, dated of even date (the "Lease"). The provisions of the Lease are incorporated herein. The parties hereby state that the term of the Lease, including any extension options contained therein, is less than thirty-five (35) years.

     2.     PROVISIONS  BINDING  ON  PARTIES.  The provisions of the Lease to be
            --------------------------------
performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties and their assigns or successors, as applicable, at all times.

     3.     PURPOSE  OF  LEASE.  This Short Form of Lease is prepared solely for
            ------------------
purposes  of  recordation,  and in no way modifies the provisions of the Lease.


                               EXHIBIT L - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                          "Landlord"

                                          TISHMAN WARNER CENTER VENTURE, LLC,
                                          a California limited liability company

                                          By:   TIW INVESTMENT CORPORATION,
                                                a corporation, Manager

                                                By:
                                                   -----------------------------
                                                        Alan D. Levy
                                                        Chief Executive Officer

                                          "Tenant":

                                          20TH  CENTURY  INDUSTRIES,
                                          a  California  corporation

                                          By:
                                              ----------------------------------
                                                   William L. Mellick,
                                                   President and Chief
                                                   Executive Officer

                                          By:
                                              ---------------------------------
                                                   William G. Crain,
                                                   Vice President


                               EXHIBIT M - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

STATE  OF __________________ )
                             )  ss.
COUNTY  OF _________________ )

On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS  my  hand  and  official  seal.
                  ____________________________________________
                      Notary Public in and for said State



STATE  OF __________________ )
                             )  ss.
COUNTY  OF _________________ )

On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS  my  hand  and  official  seal.
                  ____________________________________________
                      Notary Public in and for said State


                               EXHIBIT M - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                             EXHIBIT A TO EXHIBIT M
                             ----------------------

                        LEGAL DESCRIPTION OF THE PROPERTY


                         EXHIBIT A TO EXHIBIT M - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT N
                                   ----------

                               20TH CENTURY PLAZA

                              TERMINATION OF LEASE

RECORDING  REQUESTED  BY
AND  WHEN  RECORDED  MAIL  TO:
ALLEN,  MATKINS,  LECK,  GAMBLE
&  MALLORY  LLP
1999  Avenue  Of  The  Stars,  Suite  1800
Los  Angeles,  California  90067-6050
Attention  Anton  N.  Natsis,  Esq.

================================================================================
                                                (Space Above For Recorder's Use)

                              TERMINATION OF LEASE

     This Termination Of Lease is entered into as of the _____ day of _____ by and between ___________________________________, a California limited partnership ("Landlord"), and 20TH CENTURY INDUSTRIES, a California corporation ("Tenant"), who agree as follows.

     1.     Term  and  Premises.  Landlord  has leased to Tenant, and Tenant has leased from Landlord, certain premises (the "Premises") located on the real property (the "Property") legally described on EXHIBIT A attached hereto and
                                                   ---------
incorporated herein by this reference in and for the term and on the provisions of that certain Office Lease between the Parties hereto, dated _________, 1997 (the "Lease").

     2. Termination of Lease. The Lease terminated as of ________, in accordance with its terms. The parties hereto acknowledge that the Lease is of no further force and effect, and Tenant hereby relinquishes all of its right, title, and interest as tenant in and to the Premises. That certain Short Form of Lease by and between Landlord and Tenant dated as of _____________, 1997, and recorded on ___________, 1997 in the Official Records of Los Angeles County, California, as Instrument No. _______ is hereby terminated and shall be of no further force or effect.

     3. Provisions Binding on Parties. This Termination of Lease shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.


                               EXHIBIT N - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     4. Purpose of Termination of Lease. This Termination of Lease is prepared solely for purposes of recordation, and in no way modifies any agreements between the parties hereto with respect to their rights and obligations upon the termination of the Lease.

                                          "Landlord"


                                                                         ,
                                          -------------------------------
                                          a
                                           -------------------------------

                                          By:
                                             -----------------------------
                                            Its:
                                                --------------------------


                                          "Tenant":

                                          20TH CENTURY INDUSTRIES,
                                          a California corporation

                                          By:
                                             -----------------------------
                                            Its:
                                                --------------------------

                                          By:
                                             -----------------------------
                                            Its:
                                                --------------------------


                               EXHIBIT N - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

STATE  OF __________________ )
                             )  ss.
COUNTY  OF _________________ )

On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS  my  hand  and  official  seal.
                  ____________________________________________
                      Notary Public in and for said State


STATE  OF __________________ )
                             )  ss.
COUNTY  OF _________________ )

On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS  my  hand  and  official  seal.
                  ____________________________________________
                      Notary Public in and for said State


                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                             EXHIBIT A TO EXHIBIT N
                             ----------------------

                          LEGAL DESCRIPTION OF PROPERTY


                          EXHIBIT A TO EXHIBIT N - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT O
                                   ----------

                               20TH CENTURY PLAZA

                             INTENTIONALLY OMITTED


                               EXHIBIT O - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT P
                                   ----------

                                 FORM OF CC&R'S


RECORDING  REQUESTED  BY  AND
WHEN  RECORDED  MAIL  TO:
Allen,  Matkins,  Leck,  Gamble  &  Mallory
1999  Avenue  of  the  Stars,  Suite  1800
Los  Angeles,  California  90067
Attn:  Anton  N.  Natsis,  Esq.


                      DECLARATION OF LEASEHOLD COVENANTS,
                          CONDITIONS AND RESTRICTIONS
                                      FOR
                               20TH CENTURY PLAZA


                              EXHIBIT P - Page - 1-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                      DECLARATION OF LEASEHOLD COVENANTS,
                          CONDITIONS AND RESTRICTIONS
                                      FOR
                               20TH CENTURY PLAZA

          THIS DECLARATION OF LEASEHOLD COVENANTS, CONDITIONS AND RESTRICTIONS ("Declaration") is made this ___ day of October, 1997, by TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("Declarant").

     NOTE THAT THIS DECLARATION ENCUMBERS ONLY DECLARANT'S LEASEHOLD INTEREST AS GROUND LESSEE UNDER THE GROUND LEASE, AND NOT ANY FEE INTEREST HELD BY GROUND LESSOR.

                               R E C I T A L S :
                               -----------------

     A. As of the date hereof, Declarant, as ground lessee, leases from West Valley Partnership, a California limited partnership, as ground lessor (collectively, "Ground Lessor"), pursuant to the terms of that certain Ground Lease dated August 24, 1979, as amended (the "Ground Lease"), that certain real property located in the City of Los Angeles, County of Los Angeles, State of California, commonly known as 20th Century Plaza, and more particularly described in Exhibit "A" attached hereto and made a part hereof. Any terms used
              -----------
in these Recitals, but not otherwise defined in these Recitals, shall have the meanings as set forth in this Declaration.

     B. As of the date hereof, the "Project" consists of the "Existing Building" located at 6301 Owensmouth Avenue, Los Angeles, California, land which is improved with a surface area "Existing Parking Area," landscaping and other improvements, and development sites for the "Additional Building" and the "Parking Structure," respectively.

     C. Declarant intends to develop the Project further by construction of the "Additional Building" and the "Parking Structure," and by development of additional improvements to the "Common Areas."

     D.     The  site plan attached hereto as Exhibit "B" and made a part hereof
                                              -----------
(the "Site Plan") sets forth approximately the proposed location of the current and planned improvements to the Project, including, without limitation, the Buildings and the parking areas, as well as the intended boundaries of the three
(3)  separate  "Parcels"  of  the  Project.

     E. Declarant wishes to subject the Project, in accordance with a common plan, to certain covenants, conditions and restrictions for the benefit of Declarant and any and all future owners of the Project or of a Parcel in the Project. The purpose of the Declaration is to ensure proper development and use of the Project, to protect the owner of each Parcel against any improper or uncomplimentary development and use of surrounding Parcels which might depreciate the value of said Parcel, to provide for a Common Area and the maintenance and preservation thereof, to provide for the establishment and maintenance of common services and


                              EXHIBIT P - Page - 2-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
amenities for the Project, to prevent haphazard and inharmonious improvements, to enhance and protect the value, desirability and attractiveness of all the Project, and in general to provide adequately for a high type and quality of improvement of the Project in accordance with a uniform plan of development.

     F. Upon the recordation of this Declaration, all the Parcels will be held, conveyed, hypothecated, encumbered, leased, used, occupied and improved, subject to the following covenants, conditions and restrictions, all of which are declared and agreed to be equitable servitudes in furtherance of a plan for Parcel subdivision, improvement, and sale, and are established and agreed upon for the purpose of enhancing and protecting the value, desirability and attractiveness of the Project. All the covenants, conditions and restrictions shall run with all of the Parcels, and shall be binding upon, and shall benefit the Declarant and each "Owner" and their respective heirs, successors and assigns. All of the covenants, conditions and restrictions described herein are made for the direct, mutual and reciprocal benefit of each Parcel and shall create reciprocal rights and obligations and privity of contract and estate between the Owners and their heirs, successors and assigns. With respect to the rights, duties and obligations between Declarant and "Occupants" under leases of all or any portion of any Parcels, and, in the event that the fee interest or lease interest in one or more Parcels are conveyed by Declarant to another Person (such Person thereby becoming an "Owner"), then with respect to the rights, duties and obligations between such other Owner(s) on the one hand and Occupants under leases on the other hand, Declarant intends that the provisions of this Declaration are made pursuant to Sections 1469 and 1470 of the California Civil Code. In the event that the fee interest or lease interest in one or more Parcels are conveyed by Declarant to another Person (such Person thereby becoming an "Owner"), then with respect to the rights, duties and obligations among such other Owner(s) and Declarant, or, in the event Declarant has conveyed all of the Parcels, then with respect to the rights, duties and obligations among the Owners of said Parcels, Declarant intends that the provisions of this Declaration will be restrictive covenants made pursuant to
Section  1468  of  the  California  Civil  Code.

                               A G R E E M E N T:
                               - - - - - - - - -

                                    ARTICLE I

                                  DEFINITIONS

     The terms defined in this Article I shall, for all purposes of this Declaration, have the meanings herein specified (and any capitalized terms set forth in the following definitions shall have the meaning set forth in this Declaration).

     1.1     "Additional  Building"  shall  mean  and  refer  to  that  certain
              ---------------------
Building to be constructed by Declarant on Parcel 2 as set forth on the Site Plan and located at 6303 Owensmouth Avenue, Woodland Hills, California 91367.


                              EXHIBIT P - Page - 3-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     1.2     "Agent" shall mean and refer to any Person acting on the behalf of,
             -------
and  with  authority  from,  the  Declarant.

     1.3     "Arbitration  Notice"  shall  mean and refer to the notice one
             ---------------------
Owner provides to another in the event it elects to arbitrate a dispute pursuant to Article 13 below.

     1.4     "Building"  shall  mean  and  refer  to  any  occupiable  structure
             ----------
constructed  on  any  Parcel.

     1.5     "Project"  shall  mean and refer to that certain property described
             ---------
on  Exhibit  "A"  attached  hereto  which  is  more commonly referred to as 20th
    ------------
Century  Plaza  and  is  also  shown  on  the  Site  Plan.

     1.6     "City"  shall mean and refer to the City of Los Angeles, located in
             ------
the  State  of  California.

     1.7     "Claim"  shall mean and refer to all loss, cost, damage, liability,
             -------
claims, costs and expenses, including without limitation, reasonable attorneys' fees, further described in Section 3.

     1.8     "Common  Area"  shall  mean  and  refer  to  all  real and personal
             --------------
property owned or leased by Declarant and designated by Declarant from time to time in Declarant's sole discretion for the common use and enjoyment of the Owners, including, as of the date hereof, all structures and construction of any kind upon the real property depicted as Parcel 3 on the Site Plan (whether permanent or temporary, and whether above or below the land surface), including, without limitation, buildings, improvements, water and electrical lines, paved areas, pathways, fences, walls, plantings, planted trees or shrubs, irrigation and drainage pipes and fixtures, lighting fixtures, monuments and signs. Notwithstanding the foregoing, Declarant, at its option, may (i) develop the Project further by construction from time to time of one or more additional Buildings upon the Common Area, and (ii) create from time to time one or more additional Parcels.

      1.9     "Common  Expenses"  shall  mean  and  refer to all expenses, costs
              ------------------
and amounts, of every kind and nature which are incurred by Declarant during any Fiscal Year because of or in connection with the ownership, management, maintenance, repair, replacement restoration or operation of the Common Area or any portion thereof. Without limiting the generality foregoing, Common Expenses shall specifically include any and all of the following:

          1.9.1 The cost of maintenance, management, operation, repair and replacement of the Common Area, including, but not limited to, the cost of parts and supplies, utilities, landscaping, cleaning, pest control, and hiring of any outside contractor services;

          1.9.2 The cost of repair, improvement, restoration and maintenance of the Parking Areas, including, but not limited to, resurfacing, repainting, restriping and cleaning;

          1.9.3 The cost of management and administration of the Common Area, including, but not limited to, compensation paid by Declarant to managers, accountants, outside auditors, attorneys, consultants and employees, including employer's Social Security taxes,


                              EXHIBIT P - Page - 4-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
unemployment taxes or insurance, and any other taxes which may be levied on such compensation.;

          1.9.4 The cost of casualty, liability, workers' compensation, fidelity and directors' and officers' liability insurance and any other insurance obtained by Declarant in accordance with the terms and conditions of this Declaration;

          1.9.5 Reasonable reserves as provided herein and as deemed appropriate by Declarant;

          1.9.6     The  cost  of  bonding  of any professional managing agent;

          1.9.7 All federal, state, county or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Common Area, or any portion thereof), which shall be paid during any Fiscal Year (without regard to any different Fiscal Year use by such governmental or municipal authority) because of or in connection with the Common Area or any portion thereof;

          1.9.8 Amounts paid by Declarant for discharging a lien or encumbrance levied against the Common Area or any portion thereof;

          1.9.9 The cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Common Expenses;

          1.9.10 Amounts paid for developing, coordinating, monitoring, and enforcing any transportation demand management programs as may be implemented by Declarant from time to time with respect to the Project;

          1.9.11 Costs incurred in contracting with an outside agency or organization for the provision of a security force to patrol and protect the Common Area and such other portions of the Project as Declarant may, in its sole discretion, designate;

          1.9.12 An administrative fee payable to Declarant or its agent to manage and conduct the business of the Project, which administrative fee shall not exceed fifteen percent (15%) of Common Expenses in any Fiscal Year;

          1.9.13     Payments  under  any  equipment  rental  agreements;

          1.9.14 Amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Common Area, or any portion thereof;


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                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          1.9.15 Payments, fees or charges under any easement, license, operating agreement, declaration, covenants, conditions or restrictions or instrument pertaining to the sharing of costs by the Project, or any portion thereof, including this Declaration and payments under the Ground Lease;

          1.9.16 The cost of janitorial services, alarm and security service, (window cleaning,) trash removal, maintenance and replacement of curbs and walkways, incurred by Declarant in connection with the Common Area;

          1.9.17 The cost of capital improvements, or repairs to the Project, or other costs incurred in connection with the Project which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Declarant, or made to the Project, or any portion thereof, that are required under any governmental law or regulation that was not a requirement for the Project on the date this Declaration was executed and recorded; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at Declarant's actual cost of funds) over its useful life as reasonably determined by Declarant;

          1.9.18 Costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute taxes;

          1.9.19 The cost of construction, repairs, improvement, restoration and maintenance of that certain road as set forth in that certain Declaration of Easement and Maintenance Agreement dated August 24, 1979, by and between West Valley Partnership, a California limited partnership, and Tishman Warner Center Venture, a California general partnership, predecessor-in-interest to Declarant, and recorded on August 24, 1979, as Instrument No. 79-942217 in the Official Records of Los Angeles, County, California (the "West Valley Declaration"); and

          1.9.20 Other expenses incurred (i) by Declarant for any reason whatsoever in connection with the Project, the Common Area or in connection with any other item or items designated by the Controlling Documents, or (ii) in the discharge of any duties or powers of Declarant under this Declaration.

     1.10     "Controlling  Documents"  shall  mean  and  refer  to  this
              ------------------------
Declaration, the Rules, the Maintenance Standards and any other documents controlling or governing the use of the Parcels or the Common Area, or the maintenance and repair of the Parcels and as from time to time amended, modified or supplemented. Each Owner and each Occupant shall fully and faithfully comply with and conform to the Controlling Documents.

     1.11     "Declarant" shall mean and refer to Tishman Warner Center Venture,
              -----------
LLC, a California limited liability company, and its successors and assigns in its sole and absolute discretion, so long as Declarant owns or leases one or more Parcels. In the event that Declarant ceases to own or lease one or more Parcels and has failed to name an Owner as its successor or


                              EXHIBIT P - Page - 6-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
assign, then "Declarant" shall mean and refer to the Owner designated as Declarant by the vote or written consent of Owners who own a majority of the Parcel Area. Any Owner succeeding to Tishman Warner Center Venture, LLC as Declarant hereunder shall promptly substitute its name for that of Tishman Warner Center Venture, LLC as Declarant under this Agreement and shall relinquish any and all right to the Tishman name.

     1.12     "Declaration"  shall  mean  and  refer  to  this  Declaration  of
              -------------
Covenants, Conditions and Restrictions for the Project as it may from time to time be amended, modified or supplemented. Such amendments, modifications and supplements are hereby incorporated herein and made a part hereof.

     1.13     "Entitlements"  shall  mean and refer to all governmental, special
              --------------
district and public utility approvals, decisions, resolutions, ordinances, permits, agreements, conditions, requirements, exactions, entitlements, reports, maps, plans and orders, at any time adopted, amended or supplemented, governing, affecting or relating to the organization, zoning, use, development, improvement, operation or ownership of the Project, or any portion thereof. Declarant and each other Owner and Occupant shall comply with and conform to the Entitlements.

     1.14     "Existing  Building" shall mean and refer to that certain Building
              --------------------
existing as of the date of this Declaration, constructed on Parcel 1 as set forth on the Site Plan, and located at 6301 Owensmouth Avenue, Los Angeles, California.

     1.15     "Existing  Parking  Area"  shall  mean  and  refer to that certain
              -------------------------
surface parking area existing as of the date of this Declaration, located on Parcel 3 adjacent to Parcel 1 as set forth on the Site Plan.

     1.16     "Fiscal  Year"  shall  mean  and  refer  to  the  fiscal  year  of
              --------------
Declarant, which shall be the calendar year; provided, however, that the Fiscal Year is subject to change from time to time as Declarant may determine.

     1.17     "Governmental  Requirements"  shall  mean  and refer to all local,
              ----------------------------
state and federal governmental, special district and public utility approvals, agreements, conditions, demands, entitlements, exactions, maps, laws, statutes, rules and regulations, building codes, ordinances (zoning or otherwise), permits, plans, orders and resolutions, which are, or will be, adopted, amended, modified or supplemented, and which govern, affect or relate to the organization, zoning, use, development, improvement, operation or ownership of the Project, or any portion thereof, including, without limitation, the Entitlements and the Specific Plan which are or may be in effect, and as amended from time to time, in accordance with provisions therein.

     1.18     "Improvements"  shall  mean  and  refer  to  all  structures  and
              --------------
construction of any kind on any Parcel, whether above or below the land surface, whether permanent or temporary, including but not limited to, Buildings, utility lines, driveways, paved parking areas, pathways, fences, retaining walls, plantings, irrigation and drainage pipes and fixtures, lighting fixtures and signs.


                              EXHIBIT P - Page - 7-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     1.19     "Indemnitee" shall mean and refer to, Declarant and its respective
              ------------
officers, directors, employees, agents, partners, members, heirs, successors and assigns.

     1.20     "Indemnitor" shall mean and refer to each Owner, by its acceptance
              ------------
of a deed or an assignment of a leasehold interest or by its execution of a sublease with respect to its Parcel, as the case may be.

     1.21     "Maintenance  Standards" shall mean and refer to those maintenance
              ------------------------
standards, if any, created by Declarant for the maintenance and repair of the exterior of the Buildings and other Improvements on any Parcel, as they may from time to time be amended, modified or supplemented. The Maintenance Standards are hereby incorporated herein and made a part hereof.

     1.22     "Mortgage"  shall  mean  and  refer  to a fee or leasehold deed of
              ----------
trust  or  mortgage  recorded  against  any  Parcel  or  Parcels.

     1.23     "Mortgagee"  shall  mean  and  refer to a beneficiary or mortgagee
              -----------
under  a  Mortgage  recorded  against  any  Parcel  or  Parcels.

     1.24     "Occupant"  shall mean and refer to the Owner and any other Person
              ----------
or Persons entitled, by ownership, leasehold interest or other legal relationship, to the exclusive right to occupy all or any portion of any Parcel or Building.

     1.25     "Owner"  shall  mean  and  refer  to the Person or Persons holding
              -------
record fee title to a Parcel (including, as applicable, Declarant), but excluding any Mortgagee or Person holding such interest merely as security for the performance of an obligation, or, in the alternative, the Person or Persons (including, as applicable, Declarant) leasing or subleasing a Parcel, and their respective heirs, successors and assigns.

     1.26     "Parcel"  shall  mean  and refer to each of Parcels 1 through 3 as
              --------
further set forth on the Site Plan, and such additional parcels as may be designated from time to time by Declarant.

     1.27     "Parcel  Area"  shall  mean  and  refer to the square footage of a
              --------------
Parcel as shown on the Site Plan or as designated from time to time by Declarant in the event that Declarant shall create one or more additional Parcels.

     1.28     "Parking Areas" shall mean and refer to the Existing Parking Area,
              ---------------
the Parking Structure and any additional parking spaces as may be constructed on Parcel 3 from time to time in accordance with Section 5.6.1.2.

     1.29     "Parking  Structure" shall mean and refer to the Parking Structure
              --------------------
to  be  constructed  on  Parcel  3.

     1.30     "Permittees"  shall  mean  and  refer  to  all  Occupants  and all
              ------------
customers, patrons, employees, concessionaires and other business invitees of the Occupants.


                              EXHIBIT P - Page - 8-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     1.31     "Person"  shall  mean  and  refer  to any individual, partnership,
              --------
corporation,  trust,  estate  or  other  legal  entity.

     1.32     "Record"  or  "Recordation"  shall  mean,  with  respect  to  any
              ---------------------------
document, the recordation thereof, and with respect to any map, the filing thereof, in the office of the County Recorder of Los Angeles County, State of California.

     1.33     "Rules" shall mean and refer to the rules and regulations, if any,
              -------
adopted by Declarant for the operation and use of the Common Area, as they may from time to time be amended, modified or supplemented. The Rules are hereby incorporated herein and made a part hereof.

     1.34     "Site Plan" shall mean and refer to the Site Plan attached to this
              -----------
Declaration  as  Exhibit  "B".
                 ------------

     1.35     "State"  shall  mean  and  refer  to  the  State  of  California.
              -------

     1.36     "Utility  Easements"  shall  mean  and  refer to certain electric,
              --------------------
telephone, cable, television, water, gas, sanitary sewer lines, drainage facilities and other similar types of easements.

                                   ARTICLE II

                                  IMPROVEMENTS

     As of the date hereof, the Project contains the Existing Building constructed on Parcel 1 and the Existing Parking Area located on Parcel 3 and adjacent to Parcel 1. The Project will be improved further to contain the Additional Building to be constructed on Parcel 2 and the Parking Structure to be constructed on Parcel 3. The Buildings, the Parking Areas and the landscaping of the Project relate to one another through careful site planning and site development, resulting in continuity for the entire Project. The Improvements, Common Area and landscaping will have been constructed and shall be maintained pursuant to, among other things, the material requirements of the Governmental Requirements. Owners shall comply with the Governmental Requirements and other criteria imposed by Declarant as provided herein. All improvements to the Project, except the construction of the Additional Building and the Parking Structure, shall be constructed in accordance with the reasonable construction rules and regulations and insurance requirements determined by Declarant.

                                   ARTICLE III

                       REGULATION OF OPERATIONS AND USES

3.1     Certain  Nuisances.

          3.1.1 No nuisance shall be permitted to exist or operate upon any Parcel or any portion thereof so as to be offensive or detrimental to any Person or activity on any other Parcel or on any public street.


                              EXHIBIT P - Page - 9-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          3.1.2 No rubbish, trash, waste, residue, brush, weeds or undergrowth (except brush, weeds and undergrowth growing naturally on any Parcel prior to development) or debris of any kind or character shall ever be placed or permitted to accumulate upon any portion of any Parcel, so as to render said premises a fire hazard, unsanitary, unsightly, offensive, or detrimental to any Person or activity on any other Parcel or on any public street.

          3.1.3 No Improvement shall be permitted to fall into disrepair and all Improvements shall at all times be kept in good condition and repair (including, without limitation, free of the presence of wood-destroying pests and organisms) and adequately painted or otherwise finished. Any and all exterior repairs, redecorations, modifications or additions shall be made in accordance with this Declaration, and shall be subject to, the Controlling Documents, the Governmental Requirements, and shall be approved in writing by Declarant.

          3.1.4 No condition shall be permitted to exist upon any Parcel which shall induce, breed or harbor infectious plant diseases, rodents, or noxious insects.

          3.1.5 No structure of a temporary character, trailer, tent, shack, barn or other outbuilding shall be used by any Person other than Declarant on any portion of the Project at any time, either temporarily or permanently, unless such structure is being used in connection with the construction and leasing of an Improvement or unless such structure is approved by Declarant.

          3.1.6 No Owner shall permit the construction or installation of any Improvement of any kind upon the Common Area without the prior written consent of Declarant.

          3.1.7 No Owner shall permit anything to be done or kept on its Parcel that violates any of the Governmental Requirements.

3.2     Indemnification  by  Parties.

     Each Indemnitor shall indemnify, defend and hold harmless all other Indemnitees (except to the extent the same is the obligation of another party under this Declaration) against any loss, cost, damage, liability, claims, costs and expenses, including without limitation, reasonable attorneys' fees
(collectively, "Claims") arising out of or connected with any accident, occurrence, injury, loss or damage whatsoever caused to any Person or to the property of any Persons as shall occur in or on the Indemnitor's Parcel(s) during the period from the date this Declaration is Recorded to and including the termination of the term of this Declaration, as set forth in Article 11 hereof, to the extent such Claims arise from the acts or omissions of the Indemnitor, or the Indemnitor's employees, agents or contractors, unless caused in whole or in part by Indemnitee. Indemnitee shall give Indemnitor notice of any suit or proceedings entitling Indemnitee to indemnification pursuant to this
Section 3.2 and this Declaration, and Indemnitor shall have the right and obligation to defend Indemnitee in said suit or proceeding with counsel reasonably satisfactory to Indemnitee.


                             EXHIBIT P - Page - 10-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   ARTICLE IV

                               APPROVAL OF PLANS

4.1     Approval  Required.

     Each Improvement to be erected in the Project from the date of this Declaration, and any (i) reconstruction; (ii) exterior remodeling; (iii) exterior alteration; or (iv) interior remodeling or interior alteration involving or affecting the exterior of any Improvement within the Project, shall be of first quality construction and shall not be commenced without the prior written consent of Declarant.

4.2     Completion  of  Construction.

     The approval of the erection, construction, refinishing, installation, placement, or alteration of any Improvement shall be deemed conditional upon the commencement of said work within ninety (90) days after approval of same by Declarant or within such other period as shall have been specified by Declarant at the time of its approval. The work thereon must thereafter be prosecuted diligently to completion within a reasonable time, and in any event, before the expiration of such period specified by Declarant. Declarant in its sole, absolute and unfettered discretion, and in writing, may extend the period for completion of any such erection, construction, refinishing, installation, placement or alteration. During said construction period, the area shall be kept clear of debris and refuse to the greatest extent possible. In the event the work is not commenced within said ninety (90) days, unless such time condition is waived in writing by Declarant in its sole, absolute and unfettered discretion, all proceedings shall terminate, and the work shall be conditional on the obtaining of Declarant's consent in accordance with this Article IV.

4.3     Inspection  of  Work.

          Upon the completion of any construction, reconstruction, or the alteration or refinishing of the exterior of any Improvement, or upon the completion of any other work for which approved plans are required under this
Article IV, Declarant, or its duly authorized representative, may inspect such Improvement to determine whether it was constructed, reconstructed, altered or refinished in substantial compliance with Declarant's approval. If Declarant finds that such construction, reconstruction, alteration or refinishing was not done in substantial compliance with Declarant's approval, then Owner shall remedy such non-compliance within thirty (30) days from the date of written notice by Declarant of such noncompliance. If Owner fails to remedy such non-compliance, then Declarant, at its option, may enter the Parcel and the Improvement and perform, or cause to be performed, such work or other acts as may be required to remove the non-complying Improvement or remedy the non-compliance, and the Owner of the Parcel or Improvement shall promptly pay all costs and expenses incurred by Declarant in connection therewith upon presentation to Owner of invoices thereof.


                             EXHIBIT P - Page - 11-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

4.4     Unauthorized  Improvements.

     If any Improvement is made without first obtaining approval of Declarant, then Declarant may give written notice to the Owner of its violation of this Declaration. Within thirty (30) days of said notice, the Owner shall either (a) remove the Improvement at its own expense and restore the Parcel or Improvement to its condition prior to commencement of construction of the Improvement, or
(b) request approval from Declarant in accordance with this Article IV. If the Owner has failed to take such action within the thirty (30) day period, then Declarant, at its sole option, may enter the Parcel and the Improvement and perform or cause to be performed such work or other acts as may be required to remove the non-complying Improvement or remedy the non-compliance, and the Owner of the Improvement shall promptly pay all costs and expenses incurred by Declarant in connection therewith upon presentation to Owner of invoices therefor. If the Owner elects option (b) described in this Section 4.4 and Declarant thereafter disapproves the Improvement, then the Improvement shall be removed by Owner.

4.5     Presumption  of  Compliance.

     Notwithstanding anything to the contrary herein contained, after the City's issuance of a Certificate of Occupancy for any Improvement, said Improvement shall, in favor of purchasers and encumbrancers in good faith and for value, be deemed to be completed and in compliance with all provisions of this Article 4, unless actual notice of such noncompletion or noncompliance, executed by Declarant or a designated representative thereof, shall have been Recorded or unless legal proceedings shall have been instituted to enforce such completion or compliance.

4.6     Fee.

     In connection with its review and approval or disapproval of the erection, construction, refinishing, installation, placement or alteration of an Improvement in accordance with this Article IV, Declarant may charge the Owner an architectural review fee. The amount of such fee shall not exceed the cost incurred by Declarant (i) in hiring outside consultants to review such plans,
(ii) for the staff time and out-of-pocket costs of Declarant incurred in reviewing such plans, and (iii) any other reasonable expenses incurred by Declarant in connection with its review, analysis and approval of such plans. Such fees shall be paid at such times and in such manner as Declarant may determine. If the plans are disapproved as not conforming with the provisions of this Declaration, the Governmental Requirements, or any criteria reasonably imposed by Declarant, then the subsequent submittal of new or revised plans shall be deemed to be an entirely new submittal, which shall again be subject to the foregoing fee.

4.7     Governmental  Action.

     If plans approved by Declarant are subsequently modified by the City or by a governmental agency with jurisdiction over the Project, then such modification must be reviewed and approved by Declarant. In any event, one complete set of final plans shall be furnished to Declarant upon approval by the City or by a governmental agency with jurisdiction over the Project, and such plans shall be kept on file in the records of Declarant to ensure that the


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Improvements  are  constructed  in  compliance  therewith.  When construction is completed, one complete set of final "as-built" plans and specifications, together with a CAD diskette, shall be furnished to and kept on file in the records of Declarant.

                                    ARTICLE V

                               GRANT OF EASEMENTS

5.1     Easements  for  the  Benefit  of  Governmental  Agencies  and  Public
Utilities.

     Certain easements (in perpetuity or otherwise) have been and may in the future be granted by Declarant to certain local governmental agencies, including the City and public utilities, which may include, without limitation, easements for Vehicle/Pedestrian Areas, open space, drainage, sewer, and water lines, which easements may affect some or all of the Parcels. Declarant shall be entitled, without the consent of the Owners, to grant any such future easements which it determines are in the best interests of the Project. Each Owner shall fully and faithfully comply with all requirements of the governmental agencies and public utilities in connection with the easements granted pursuant to this
Section  5.1.

5.2     Easements  for  the  Benefit  of  Owners  and  Occupants.

     Except as otherwise stated, the following non-exclusive easements are hereby established in perpetuity, for the benefit of all Owners and Occupants:

          5.2.1 a non-exclusive easement over those certain roadway(s) for ingress and egress as designated from time to time by Declarant, including, without limitation, over that certain road constructed and maintained in accordance with the West Valley Declaration, if any, until such time as the ownership of such ingress and egress easement is transferred to another entity, including, without limitation, by deed to a local governmental or public entity; and

          5.2.2 a non-exclusive easement over certain driveways as designated from time to time by Declarant.

5.3     Easements  for  the  Benefit  of  Declarant.

     In addition to the rights of entry and any other rights given to Declarant in this Declaration, there are hereby established the following non-exclusive easements in perpetuity for the benefit of Declarant, its agents, employees and contractors:

          5.3.1 Easements in gross on, over, under or across all portions of the Project for the purposes shown as existing or proposed or for purposes deemed necessary or convenient by Declarant for (i) the installation, placement and maintenance of electric, telephone, cable television, water, gas, sanitary sewer lines, drainage facilities or any other utilities, together with the right to enter upon the affected Parcel (without unreasonably interfering with Owner's and Occupants' reasonable use and enjoyment thereof) to service, maintain, repair, reconstruct, relocate or replace any of such lines or facilities, (ii) ingress and egress over any public or private


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Vehicle/Pedestrian  Area  or  other specific designated use areas, and (iii) any other matter required or mandated by any governmental authority with jurisdiction over the Project.

          5.3.2 An easement over, upon, across and under all the Parcels to inspect and/or ascertain whether such Parcel, the Improvement(s) thereon and the uses thereof are in compliance with the provisions of the Controlling Documents or Governmental Requirements; and to abate and remove any thing or condition that may exist thereon contrary to the intent and meaning of the Controlling Documents or the Governmental Requirements.

          5.3.3 An easement over, upon, across and under all property designated from time to time by Declarant hereunder to perform Declarant's obligations under this Declaration with respect to the maintenance and repair of the Common Area and any Improvement thereon, including, without limitation, for access to slopes and drainageways when such access is necessary for the maintenance or stabilization of slopes or drainage, or both, on the Common Area.

          5.3.4 With respect to the easements established pursuant to Sections 5.3.1 through 5.3.3 above, Declarant shall have the right and power at all times to enter and re-enter the property thereby encumbered, with or without vehicles or on foot, and to come upon said property as often as it deems reasonably necessary to effectuate the purpose of such easements.

          5.3.5 An easement over, upon, across and under each of the Parcels for (i) planting, replacing and maintaining any such landscaping strips as shall reasonably be designated by Declarant, and (ii) installing, repairing, replacing and maintaining any drainage and/or irrigation systems (including, without limitation, landscape wiring and conduits) upon any such Parcel as shall reasonably be designated by Declarant in connection with such landscaping strips or in connection with landscaping strips on the Common Area or on other Parcels.

          5.3.6 A non-exclusive easement over, upon, across and under the Common Area for the purpose of completing the Common Area and any construction thereon, or for the purpose of completing the construction of any Improvement on any Parcel which are then owned by Declarant.

5.4     No  Merger.

     Notwithstanding the union of (a) the fee simple title to any of the Parcels, or any portion thereof, or any other real property of Declarant with
(b) any right, title or interest in the easements granted by or reserved to Declarant pursuant to this Declaration, it is the intention of Declarant that the separation of such fee simple estate and such right, title or interest in such easements shall be maintained, and that a merger shall not take place without the express prior written consent of Declarant.

5.5     No  Abandonment.

     Notwithstanding Section 811 of the California Civil Code or any other applicable law, it is the intent of Declarant that no easement granted or reserved hereunder be deemed abandoned or terminated merely by disuse or incompatible acts; rather, the easements granted hereunder


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shall  continue  in  full  force  and  effect unless (a) terminated by a written agreement, executed by the Person or Persons entitled to the benefit thereof, and duly Recorded, or (b) in the case of the Owners, terminated by approval of the Owners and certified in a written agreement executed and Recorded by all of the Owners.

5.6     Parking  Easements.

          5.6.1     Parking  Areas
                    --------------

          Subject to the terms and provisions of this Article V, Declarant expressly reserves for the use and benefit of each Parcel, and each Owner and Occupant, and their respective Permittees, which shall be appurtenant to and for the benefit of each Parcel, in common with others entitled to use the same, a non-exclusive easement for the parking of motor vehicles (excluding recreational and other oversized vehicles), motorcycles and bicycles within the Parking Areas and upon other portions of the Common Areas specifically designated for use as parking, and as such areas may be changed from time to time for use as parking in accordance with the terms of this Declaration. Notwithstanding the foregoing, Declarant shall have the right to reserve certain parking spaces in the Parking Areas for the exclusive use of certain Owners or Occupants, or their respective Permittees, and to enforce the reservation of such reserved parking spaces.

          5.6.2     Parking  Charges.
                     ----------------

          Notwithstanding anything to the contrary contained in this Declaration, commencing on the later of (i) the date of this Declaration, or
(ii) the date on which a Certificate of Occupancy is issued for any Improvements on the Parcel of such Owner, each Owner shall have the obligation to rent from Declarant on an annual basis the amount of parking passes corresponding to the number of parking spaces as may be designated by Declarant from time to time. Each Owner shall pay to Declarant for parking passes on an annual basis the prevailing rate charged from time to time at the location of such parking passes. In addition, each Owner shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by such Owner or the use of the Parking Areas by such Owner and its Occupants. Each Owner's continued right to use the parking passes is conditioned upon such Owner abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Areas where the parking passes are located, including any sticker or other identification system established by Declarant, such Owner's cooperation in seeing that Owner's Occupants and their respective Permittees also comply with such rules and regulations and such Owner not being in default under this Declaration. In the event an Owner fails to pay any amount due under this
Article V, then such amount shall be a lien against the interest of such Owner in its Parcel(s) in accordance with Section 7.3 below.

          5.6.3     Visitor  Parking.
                     ----------------

          Each Owner and Occupant may validate visitor parking in those portions of the Parking Areas designated by Declarant for visitor parking from time to time by such method or


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methods  as  Declarant  may  establish from time to time, at the validation rate from  time  to  time  generally  applicable  to  such  visitor  parking.

          5.6.4     Control  of  Parking  Structures.
                     --------------------------------

          Declarant shall at all times have the sole and exclusive control of the Parking Areas and may from time to time prescribe reasonable rules and regulations to regulate the use of the Parking Areas, subject to the rights granted to each Owner, its Occupants and Permittees, to use the Parking Areas as provided herein. Such rules and regulations may include limitations on use by trucks, trailers, vans, campers, heavy equipment or other vehicles, including the regulation of the times during which use by such vehicles shall be permitted. The rules and regulations may also regulate the location of use of the Parking Areas by any oversize vehicles. Declarant may retain personnel or a parking manager to implement a system of operation and security for regulating the use of the Parking Areas, the cost of which shall be a Common Expense.

5.7     Grant  of  Power of Attorney and Future Grants of Easements Over Common
Areas.

     Each of the Owners hereby grants to Declarant the right to grant or convey any future easements, licenses or rights-of-way in, on or over the Common Areas for purposes not inconsistent with the intended use of the Project, and hereby appoints Declarant as its attorney-in-fact to execute any and all necessary documents on behalf of each Owner to grant or convey any such easements, licenses or rights-of-way. Such future easements may include non-exclusive easements for the purpose of installing, maintaining and repairing utilities to service one or more Parcels, including, but not limited to, the Utility Easements. Such grants for Utility Easements shall require that all costs and expense connected with the installation, repair and maintenance of the Utility Easements, including any liability resulting from personal injury or property damage or claims for labor and materials attributable to such repairs and maintenance, shall be the sole obligation of the Owner or Owners for whose benefit the particular Utility Easements are being maintained and repaired and such Owner or Owners shall agree to indemnify and hold Declarant and all other Owners free and harmless from any and all claims for such costs and expenses, including attorneys' fees. The Utility Easements shall be located along roadways in the Common Areas to the extent possible and shall be underground or concealed to the extent possible. All permanent utility appurtenances located in the Common Areas as required by the City or by a governmental agency with jurisdiction over the Project shall be architecturally treated and screened from view with enclosures such as landscaping, architecturally designed screening or finish materials.

5.8     Use  of  Common  Areas  by  Owners  and  Occupants.

          5.8.1 Except as otherwise specifically provided in this Declaration, the use of the Common Areas by the Owners and Occupants, and their respective Permittees, shall be in common with all other Owners and Occupants, and their respective Permittees. Each Owner shall keep the Common Areas free and clear of any obstructions created or permitted by such Owner or resulting from such Owner's or its Occupant's or their respective Permittees' operation of its business so as not to unreasonably interfere with the use and enjoyment by the other Owners and Occupants, and their respective Permittees, of the Common Areas.


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          5.8.2     Except  for the Parking Structure and other portions of the
Common Areas specifically designated as Parking Areas, no parking shall be allowed anywhere in the Common Areas and Declarant shall have the right to enforce this "no parking" restriction by (i) posting signs at various points in the Common Areas which restrict both parking and stopping of vehicles, and (ii) removing any vehicles in violation thereof in accordance with the provisions of
Section 22658 of the California Vehicle Code, or other applicable Governmental Requirement.

5.9     Restoration.

     After any use by an Owner of any easement provided in this Article V, such Owner shall restore the Common Area to the condition it was in immediately prior to the commencement of such use.

5.10     Prohibition  Against  Granting  Easements.

     No Owner shall grant an easement or easements in, to, over, under or across such Owner's Parcel or the Common Area for the benefit of any Parcel or property, either within or outside the Project, without the express written consent of Declarant.

                                   ARTICLE VI

                                   TRANSFERS

6.1     Documents  to  be  Provided  to  Purchaser.

               An Owner shall, as soon as practicable before transfer of a fee or leasehold title to a Parcel, provide to the prospective purchaser copies of the Controlling Documents.

6.2     Notification  to  Declarant.

          Concurrently  with the consummation of any Parcel sale, or within five
(5) days thereafter, the transferee shall notify Declarant in writing of such transfer. Such notification shall set forth (i) the names of the transferee, its Mortgagees and the transferor, (ii) the address of the purchased Parcel ,
(iii) the transferee's and the Mortgagees' mailing addresses, and (iv) the date of transfer. Before the receipt of such notification, any and all communications required or permitted to be given by Declarant shall be deemed to be duly made and given to the transferee if duly and timely made and given to the transferee's transferor.

6.3     Validity  of  Transfers.

          Nothing in this Section 6.3 shall be construed as affecting the validity of title to any Parcel transferred in violation of this Section 6.3.


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                                   ARTICLE VII

                           PAYMENT OF COMMON EXPENSES

7.1     Billing.

     Commencing as to all Parcels upon the Recordation of this Declaration, Declarant shall periodically, but no more frequently than monthly, bill the Owners for their respective proportionate shares (as defined in Section 7.2 below) based on either (i) the Common Expenses paid by Declarant for the operation, maintenance and insurance of the Common Area during the preceding billing period, or (ii) equal periodic installments which have been estimated in advance based on a budget prepared by Declarant for a particular Fiscal Year. In addition, Declarant, at any time and from time to time, may bill any Owners for any amounts due under this Declaration which amounts do not constitute Common Expenses. In the event during any Fiscal Year the Owners have paid periodic installments based on Declarant's estimates, Declarant shall, after the end of such Fiscal Year, notify each Owner of any adjustment in the estimated expenses to reflect the actual expenses paid by Declarant during such Fiscal Year, and shall deliver an accounting in reasonable detail showing the actual costs and expenses paid by Declarant for the operation, maintenance and insurance of the Common Area during the preceding Fiscal Year. Within ten (10) days after delivery of such notice, each Owner shall pay to Declarant its share of the amount of any expenses actually incurred by Declarant for which Declarant was not paid by such periodic installments, or Declarant shall credit each Owner its respective share of the amount of any overpayment against such Owner's next periodic installment due, as the case may be. In the event a billing statement is based on actual costs and expenses paid by Declarant, it shall set forth in reasonable detail all such expenses paid by Declarant and shall be accompanied by such evidence of payment as may be reasonably requested by the Owners, or any of them, billed therefor. Within fifteen (15) days after receipt of Declarant's billing statement given in accordance with the terms of this Section 7.1, each Owner shall pay or cause to be paid the amount set forth in such billing statement.

7.2     Proportionate  Shares.

     Except as provided otherwise in this Section 7.2, each Owner's proportionate share of Common Expenses shall be based on a fraction, the numerator of which is the rentable square feet of the Building(s) located on such Owner's Parcel(s), and the denominator of which is the total rentable square feet of all of the Buildings located in the Project; provided, however, both the numerator and the denominator of such fraction shall be proportionately adjusted in the event more than five percent (5%) of the rentable square feet of the Buildings(s) located on any Parcel is taken by eminent domain.

7.3     Liens  for  Delinquent  Payments.

          7.3.1 If, after receipt of such billing statement given in the manner provided in Section 7.1 (including such evidence of payment as theretofore may have been reasonably requested), any Owner fails to pay when due the amount specified in such statement, Declarant shall deliver to such non-paying Owner, in the manner specified in Section 14.4, a second copy


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of  such  billing  statement,  together  with  a written notice stating that the billing amount is unpaid, that a late charge has been imposed and the amount thereof (which late charge shall not exceed ten percent (10%) of the unpaid amount or Fifty Dollars ($50.00), whichever is greater), and that interest (as provided below) will begin to accrue unless payment is made immediately after the effective date of such written notice. If the billing amount or any portion thereof remains unpaid, Declarant shall be entitled to interest on such unpaid amount at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law until paid, commencing on the date of the original billing statement, and such unpaid amount, together with interest and late charge as aforesaid, shall be a lien against the interest of the defaulting Owner in its Parcel(s), which lien shall attach and be enforced as provided in Section 7.4 below.

          7.3.2 Subject to Section 12.1 below, the lien for delinquent payments, costs of collection, late charges and interest provided in Section 7.3 shall be prior and superior to all other liens except taxes, bonds, governmental assessments and other levies which, by law, would be superior thereto. The sale or transfer of any Parcel shall not affect or extinguish the lien against such Parcel; provided, however, that the sale or transfer of any Parcel through foreclosure, trustee's sale or deed in lieu of foreclosure shall extinguish such lien as to payments which became due prior to such transfer, as provided in
Section 12.1 hereof. In no event shall any sale or transfer (whether by foreclosure or otherwise) relieve any Parcel from lien rights in Declarant for any payments of Common Expenses thereafter becoming due.

7.4     Enforcement  of  Obligation.

     Declarant may enforce delinquent payments by suing the Owner directly on the debt established by such delinquent payment, or by recording a lien against the Owner's Parcel as provided in Section 7.3 above and foreclosing the lien through either judicial or nonjudicial proceedings. Declarant may commence and maintain a lawsuit directly on the debt without waiving its right to establish a lien against the Owner's Lot for the delinquent payment. Any lien created pursuant to Section 7.3 above may be enforced in any manner permitted by law, including sale by a court, sale by the trustee designated in the notice of delinquent payment, or sale by a trustee substituted pursuant to Section 2934(a) of the California Civil Code, and to that end a power of sale with respect to the Parcels is hereby conferred upon Declarant. Any sale by a trustee shall be conducted in accordance with the provisions of Section 2924 et seq. of the
                                                                  -- ----
California Civil Code applicable to the exercise of powers of sale. Declarant shall have the power to bid for the Parcel at a foreclosure sale, and to acquire and hold, lease, mortgage and convey the same. Nothing herein contained shall prohibit Declarant from taking a deed in lieu of foreclosure of a lien created pursuant to Section 7.3 above. In any action instituted by Declarant to collect delinquent payments, accompanying costs, late charges or interest, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees as set forth in Section 13.3 below.

7.5     Assignment  of  Leases  and  Rents

     Each Owner hereby absolutely and unconditionally assigns and transfers to Declarant all the leases (including all security deposits, guarantees and other security at any time given as security for the performance of the obligations of the tenants thereunder), income, rents, issues,


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deposits, profits and proceeds of such Owner's Parcel to which such Owner may be entitled, whether now due, past due or to become due, and hereby gives to and confers upon Declarant the right, power and authority to collect such income, rents, issues, deposits, profits and proceeds. This assignment of the leases, income, rents, issues, deposits, profits and proceeds constitutes an irrevocable direction and authorization of all tenants under the leases to pay all rent, income and profits to Declarant upon demand and without further consent or other action by such Owner. This is an absolute assignment, not an assignment for security only, and Declarant's right to rents, issues and profits is not contingent on Declarant's possession of all or any portion of such Owner's Parcel. Each Owner irrevocably appoints Declarant its true and lawful attorney, at the option of Declarant at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of such Owner or in the name of Declarant, for all such income, rents, issues, deposits, profits and proceeds and apply the same to the obligations hereunder. It is understood and agreed that neither the foregoing assignment of leases, income, rents, issues, deposits, profits and proceeds to Declarant nor the exercise by Declarant of any of its rights or remedies under this Section 7.5 shall be deemed to make Declarant a "mortgagee-in-possession" or otherwise obligated, responsible or liable in any manner with respect to such Owner's Parcel or the use, occupancy, enjoyment or operation of all or any portion thereof. Notwithstanding anything to the contrary contained herein, so long as an Owner shall not be delinquent in its performance of its obligations under this Declaration (including, without limitation, payment to Declarant of any sums due hereunder), such Owner shall have a license to collect all income, rents, issues, profits and proceeds from such Owner's Parcel as trustee for the benefit of Declarant and such Owner shall apply the funds so collected first to the payment or performance of its obligations under this Declaration in such manner as Declarant elects and thereafter to the account of such Owner. Upon such Owner becoming delinquent in its performance of its obligations under this Declaration, such license shall be deemed revoked and any rents received thereafter by such Owner shall be delivered in kind to Declarant. In such event, such Owner agrees to deliver the original copies of all leases to Declarant. Each Owner hereby irrevocably constitutes and appoints Declarant its true and lawful attorney-in-fact to enforce in such Owner's name or in Declarant's name or otherwise all rights of such Owner in the instruments, including without limitation checks and money orders, tendered as payments of rents and to do any and all things necessary and proper to carry out the purposes hereof.

7.6     Appointment  of  Receiver

     In the event that an Owner shall be delinquent in its performance of its obligations under this Declaration (including, without limitation, payment to Declarant of any sums due hereunder), Declarant, as a matter of right and without notice to such Owner or anyone claiming under it, and without regard to the then value of such Owner's Parcel or the interest of such Owner therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of such Owner's Parcel or any portion thereof, and such Owner hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Declarant in case of entry as provided herein and shall continue as such and exercise all such powers until the date of confirmation of sale of such Owner's Parcel unless such receivership is sooner terminated.


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7.7     No  Offsets.

     All Common Expenses shall be payable in the amount specified in the bill therefor and no offsets against such amount shall be permitted for any reason.

                                  ARTICLE VIII

                         POWERS AND DUTIES OF DECLARANT

     In addition to the other powers and duties of Declarant provided in this Declaration, Declarant shall specifically have the right and power to accomplish those matters described in this Article VIII.

8.1     Employ  Manager.

     Declarant shall have the power but not the duty to contract with a professional management and/or asset management agent for the performance of maintenance and repair of the Project and for conducting other activities on behalf of Declarant. Any such contract shall be on terms acceptable to Declarant, and shall be terminable by Declarant at any time (i) for cause upon thirty (30) days' written notice thereof, and (ii) without cause upon payment of a termination fee and upon ninety (90) days' written notice. The fee, cost and/or expense of such contract shall be a Common Expense.

8.2     Insurance.

     Declarant shall have the power and the duty to obtain and maintain in force such other insurance as Declarant shall deem necessary or expedient to carry out the functions of Declarant as set forth in this Declaration. Every policy of insurance obtained by Declarant, whether or not required to be obtained pursuant to the provisions of this Declaration, shall expressly waive any and all rights of subrogation against Declarant, its representatives and employees and all Owners if permitted under the terms of such policy. The premiums for the insurance policies obtained and maintained by Declarant shall be a part of the Common Expenses. Declarant is appointed attorney-in-fact by each Owner to negotiate and agree on the value and extent of any loss under any policy carried by Declarant under this Section 8.2. Declarant is granted full right and authority to compromise and settle any claim or endorse any claim by legal action or otherwise and to execute releases in favor of any insurer.

8.3     Utilities.

     Declarant shall have the power and the duty to pay all charges for utility services for the Common Area which charges shall be included in Common Expenses.

8.4     Common  Area.

     Declarant shall have the power and the duty to manage, operate, maintain, repair, restore, add to and replace the Common Area and all Improvements located thereon (including, without limitation, the express obligation at all times to preserve, plant, install, repair and maintain the


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Common  Area  as set forth in this Declaration), and all other property (whether real  or  personal)  owned  by  Declarant.

8.5     Enforcement.

     Declarant shall have the power and the duty to enforce the provisions of the Controlling Documents; provided, however, that at no time shall Declarant, with respect to amounts owed to Declarant (including, without limitation, amounts owed for Common Expenses), impose a rate of interest in excess of the rate of interest then permitted by law to be charged.

8.6     Square  Footage/Total  Entitlement  Monitoring.

     Declarant shall have the power and the duty to track and monitor the square footage of the Project to ensure that it does not exceed the maximum square footage allowed under the Governmental Requirements.

8.7     Contract  and  Make  Payments.

     Declarant shall have the power and the duty to contract and pay for Common Expenses.

8.8     Employment  of  Agents.

     Declarant shall have the power but not the duty to employ the services of any Person or Persons to manage and conduct the business of Declarant hereunder, and upon such conditions as are deemed advisable by Declarant, to delegate to such Person or Persons any of its powers.

8.9     Taxes.

     Declarant shall have the power and the duty to pay any taxes and governmental assessments which are or could become a lien on the Common Area or any portion thereof which taxes and governmental assessments shall be included in Common Expenses.

8.10     Delegation  of  Powers.

     Declarant shall have the power but not the duty to delegate any of its powers hereunder to other Persons, including, without limitation, committees, officers and employees.

8.11     Security.

     Declarant shall have the power but not the duty to provide, through an outside agency, a security force to patrol and protect the Common Areas the cost of which shall be included in Common Expenses.

8.12     Rules.

     Declarant shall have the power but not the duty to adopt, amend, supplement and repeal the Rules. The Rules may restrict and govern the use of the Common Area by any Owner; provided, however, that the Rules may not discriminate between the various Owners, Occupants


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and  Permittees.  A copy of the Rules shall be given to each Owner not less than ten (10) business days before said Rules (or, as applicable, an amendment thereto) may be deemed to be in full force and effect. The Rules shall have the same force and effect as if set forth herein and made a part of this Declaration.

8.13     Maintenance  Standards.

     Declarant shall have the power but not the duty to adopt, amend, supplement and repeal the Maintenance Standards; provided, however, that at no time shall the standards set forth therein for repair and maintenance be lower than the minimum standards set forth in this Declaration or required by the Governmental Requirements, and provided further that the Maintenance Standards may impose higher standards of maintenance for areas within the Project visible from main public streets and/or the Common Area than from those areas within the Project not so visible. Whether or not Maintenance Standards have been adopted, nothing in this Section 8.13 shall be construed as relieving any Owner from the obligation to at all times comply with the minimum standards for repair and maintenance set forth in this Declaration. A copy of the Maintenance Standards shall be given to each Owner not less than ten (10) business days before the same may be deemed to be in full force and effect. The Maintenance Standards shall have the same force and effect as if set forth herein and made a part of this Declaration.

8.14     Right  to  Grant  Easements.

          8.14.1 Declarant shall have the power and the duty to grant utility and other easements, through, over, under, across and on the Common Area, which are reasonably necessary or appropriate in connection with the operation or activities of Declarant or to the ongoing development of lands held by Declarant or an affiliate of Declarant in the vicinity of the Project.

          8.14.2 Declarant shall have the power and the duty to relocate easements for ingress and egress through, over, under, across and on the Common Area; provided, however, that Declarant shall use reasonable criteria in deciding which easements are to be relocated and to what location.

          8.14.3 Declarant shall have the power but not the duty to institute any other services for the benefit of the Owners deemed advisable by Declarant.

8.15     Limitation  on  Liability  of  Declarant;  Indemnification.

          8.15.1 Declarant (or any Agent of Declarant when acting in such capacity), shall not be liable to any Owner or Occupant or any other Person for any damage, loss, or prejudice suffered or claimed on account of any act, omission, error or negligence of Declarant (or such Agent) if Declarant (or such Agent) has acted in good faith.

          8.15.2 Each Owner, by accepting its deed or assignment of lease or be executing a sublease, as the case may be, agrees personally and for all its Occupants and Permittees to indemnify Declarant (or any Agent of Declarant when acting in such capacity), and to defend such Declarant (or such Agent) against any liability for any damage, loss or prejudice suffered or


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claimed  on  account  of any act, omission, error or negligence of Declarant (or such  Agent)  if  Declarant  (or  such  Agent)  has  acted  in  good  faith.

          8.15.3 In addition to the foregoing Section 8.15.2, Declarant hereby agrees to indemnify such Agent and to defend such Agent against any liability for any damage, loss or prejudice suffered or claimed on account of any act, omission, error or negligence by such Agent in performing his duties on behalf of Declarant.

          8.15.4 In addition to the foregoing in Section 8.15.3, Declarant hereby agrees to indemnify any director, officer, member or employee of Declarant against any liability for any damage, loss or prejudice suffered or claimed on account of any act, omission, error or negligence by such director, officer or employee in representing Declarant in Declarant's dealings with Declarant, the Owners or the Project.

          8.15.5 The indemnities set forth in Sections 8.15.3 and 8.15.4 above shall continue only for so long as Declarant or any affiliate of Declarant owns any Parcel.

                                   ARTICLE IX

                                  COMMON AREA

9.1     Easement  of  Enjoyment.

     All Owners and Occupants shall have a right and easement of enjoyment in and to portions of the Common Area as set forth in Section 5.2 above, which right and easement shall be appurtenant to and shall pass with the title to each such Parcel; provided, however, that such right and easement shall be subject to the following:

          9.1.1 The right of Declarant to transfer all or substantially all of its assets, including all or any part of the Common Area; and

          9.1.2 The right of Declarant to adopt, amend, supplement and enforce the Rules.

9.2     Use  of  Common  Areas  by  Owners  and  Occupants.

     Except as otherwise specifically provided in this Declaration, the use of the Common Areas by each Owner and Occupant, and their respective Permittees, shall be in common with all other Owners and Occupants, and their respective Permittees. Each Owner shall keep the Common Areas free and clear of any obstructions created or permitted by such Owner or resulting from such Owner's or its Occupant's or their Permittees' operation of its business so as not to unreasonably interfere with the use and enjoyment by the other Owner and Occupants, and their respective Permittees, of the Common Areas. Unless otherwise stated herein, the Common Area shall be used by the Owners and Occupants, and their respective Permittees, in accordance with the Rules.


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9.3     Building  Exterior  Maintenance  Standards.

     All Building exteriors shall be maintained at all times in a neat, orderly and weatherproof manner, including, without limitation, periodic painting or cleaning if either is customary with respect to the exterior construction materials employed for such Building.

9.4     Expansion  of  Common  Area.

     At any time, Declarant may, but need not, by purchase, lease, acceptance of gift or other transaction (and without the consent of the other Owners) obtain or acquire, any lands, personal property or rights therein, and thereby increase and expand the Common Area, whereupon the maintenance of such additional Common Area shall become the obligation of Declarant and shall be included in Common Expenses.

9.5     Covenant  Against  Partition.

     Each Owner shall be deemed to covenant and agree for itself and its heirs, personal representatives, successors and assigns, that there shall be no judicial partition of the Common Area and the same shall remain undivided, nor shall Declarant or any Person acquiring any interest in the Project or any part thereof, seek any such judicial partition unless the structures in the Project are totally or partially destroyed and the Owners elect not to rebuild as hereinabove provided. Each Person acquiring any interest in the Project shall by such acquisition be deemed to have waived any right to partition of any Parcel or the Common Area, except as herein provided. Notwithstanding the foregoing, if any Parcel shall be owned by two or more tenants-in-common or joint tenants, nothing herein contained shall be deemed to prevent a partition by sale of such Parcel (exclusive of any portion of any Parcel which is part of the Common Area) as between such tenants-in-common or joint tenants. No Owner may sell or convey all or part of its undivided interest in any of the Common Area, except in conjunction with the sale of its Parcel, nor may it encumber any part or all of its undivided interest in the Common Area except in conjunction with an encumbrance of its Parcel.

                                    ARTICLE X

                                  ENFORCEMENT

10.1     Abatement  and  Suit.

          10.1.1 Subject to the restrictions set forth in this Declaration and those imposed by law, the violation or breach of any covenant, condition, restriction or provision contained in the Controlling Documents shall give Declarant and its agents, employees, representatives and contractors the right to enter upon such portion of the Project upon or as to which said violation or breach exists and to summarily abate and remove, at the expense of the Owner thereof, any structure, thing or condition that may be or exist thereon contrary to the intent and meaning of the Controlling Documents.

          10.1.2 Declarant and any aggrieved Owner shall have the right to prosecute a proceeding at law or in equity, or initiate arbitration proceedings pursuant to Article XIII below,


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against  any  Owner or Occupant or any other Person or Persons who have violated or who have attempted to violate any of the provisions, covenants, conditions, and restrictions set forth in the Controlling Documents, to enjoin or prevent them from doing so, to cause said violation or breach to be remedied or to recover damages for said violation; provided, however, that nothing herein contained shall be deemed to impose upon Declarant or any aggrieved Owner any liability for the failure to correct or prosecute a violation or breach of the Controlling Documents.

          10.1.3 Each Person comprising an Owner shall be jointly and severally liable with each other Person comprising such Owner for the violation or breach of any covenant, condition, restriction or provision contained in the Controlling Documents (i) existing upon the Parcel or Parcels owned by such Owner, or (ii) caused or committed by such Owner or any Occupant or their respective Permittees.

10.2     Deemed  to  Constitute  a  Nuisance.

     The result of every action or omission whereby any covenant, condition, restriction or provision herein contained is violated in whole or in part is hereby declared to be and constitute a nuisance, and every remedy allowed by law or equity against anyone causing a nuisance shall be applicable against the Owner, Occupant or any other Person responsible for such action or omission, and may be exercised by Declarant and/or any aggrieved Owner.

10.3     Inspection.

     Declarant and its representatives may, from time to time at any reasonable hour or hours and without notice to any Owner or Occupant, enter and inspect any Parcel to ascertain whether such Parcel, the Improvements thereon and the uses thereof are in compliance with the Controlling Documents. In such event, no entering Person (nor Declarant itself) shall thereby be deemed guilty of, or become liable for, any manner of trespass or unlawful entrance in connection with such entry and inspection.

10.4     Failure  to  Enforce  Not  a  Waiver  of  Rights.

     The failure of Declarant or any aggrieved Owner to enforce any covenant, condition, restriction or provision herein contained shall in no event be deemed to be a waiver of the right to thereafter do so nor of the right to enforce any other covenant, condition, restriction or provision set forth in this Declaration.

10.5     Enforcing  Violations.

     The violation of any Governmental Requirement shall constitute a violation of this Declaration and shall be enforceable in accordance with the provisions of this Article X.

10.6     Termination.

     Notwithstanding anything contained or implied in this Declaration to the contrary, in no event shall the remedies available hereunder for a breach of the provisions hereof include termination of this Declaration. Instead, it is Declarant's express intention that this Declaration


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be  terminable  only  upon  the  agreement of all the Owners.  Each Owner hereby waives any right under law, equity or otherwise, to terminate this Declaration under any circumstance other than as set forth in this Section 10.6 and in
Article  XI  hereof.

10.7     Remedy.

     Notwithstanding the foregoing, no Owner may exercise any remedy hereunder unless, after the failure of a defaulting Owner to cure a breach within the applicable cure period, such non-defaulting Owner delivers notice of the breach to each Mortgagee of the defaulting Owner of which the non-defaulting Owner has received notice under Section 12.2 below, and provides such Mortgagee with the opportunity to cure such breach within an additional cure period; provided, however, that nothing herein shall entitle such Mortgagee to arbitrate a breach that has already been arbitrated hereunder.

10.8     Force  Majeure.

     Except as otherwise provided in this Article X or elsewhere in this Declaration, each Owner shall be excused from performing any obligation or undertaking provided in this Declaration, except any obligation to pay any money (unless such payment is conditioned upon performance of an obligation or undertaking excused by this Article X), in the event but only so long as the performance of any such obligation is prevented or delayed, retarded or hindered by (i) act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the ordinary course on the open market; (ii) failure of normal transportation, strike, lockout, action of labor unions; (iii) condemnation, requisition, law, order of governmental or civil or military authorities; (iv) the inability to obtain governmental approvals or permits despite the exercise of due diligence and good faith efforts; or (v) any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of such Owner (financial ability or negligence excepted). Each Owner shall give notice of any such delay to the other Owner within thirty (30) days of such Owner's actual knowledge of the occurrence of the event with respect to which such Owner intends to claim a permitted delay hereunder.

10.9     Correction  of  Site  Descriptions,  Descriptions  of  Easements.

     By reason of inadvertent construction errors, the Buildings may not be precisely constructed within their respective Parcels. As soon as reasonably possible after completion of the construction of each Building, the Owner thereof, at its expense, shall cause an "as-built" survey to be made of its Parcel. If such survey discloses that the Building causing such survey to be made has not been constructed precisely within such Owner's Parcel, then, upon request of the constructing Owner, the other Owner shall grant to the constructing Owner an easement over that portion of the Common Area as is required to allow the location of such Building as shown on the survey and the constructing Owner shall grant to the other Owner an easement over that portion of its Parcel upon which the Building is not located for use as a portion of the Common Area. Any such easements shall remain in existence so long as such Building shall be in existence. Nothing herein contained shall be deemed to
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exercising  all  due diligence to construct its Building within its Parcel.  All of the costs and expenses of granting such easements, including without limitation, any attorneys' fees incurred in connection therewith by the other Owner, and of improving the portion of the constructing Owner's Parcel which is to be used as a portion of the Common Area so as to integrate such portion into the Common Area shall be borne solely by the constructing Owner.

                                   ARTICLE XI

                           TERMINATION AND AMENDMENT

11.1     Duration.

     This Declaration shall be effective as of the date of Recordation and shall continue in full force and effect for ninety-nine (99) years or until the expiration or earlier termination of the Ground Lease, whichever is earlier. Thereafter, this Declaration shall be automatically extended for successive periods of ten (10) years each, unless an instrument signed by all then Owners of the Parcels, and consented to by their Mortgagees, is duly Recorded, which Recordation shall occur at least one (l) year prior to the end of any such period for the purpose of terminating or amending this Declaration in whole or in part, or with respect to the application of this Declaration to any Parcel existing at that time. Upon termination of this Declaration, all rights and privileges derived from, and all duties and obligations created and imposed by, the provisions of this Declaration, shall terminate and have no further force or effect; provided, however, that the termination of this Declaration shall not limit or affect any remedy at law or in equity of any Owner against any other Owner with respect to any liability or obligation arising or to be performed under this Declaration prior to the date of such termination.

11.2     Amendments.

     The provisions of this Declaration may be modified or amended only upon the agreement of Owners (including, as applicable, Declarant) who own a majority of the Parcel Area. Notwithstanding the foregoing, any modification or amendment to this Declaration shall comply with the following: (1) any such modification or amendment must be within the general spirit and overall intention of this Declaration, (2) prior to any such modification or amendment Declarant shall obtain the approval of any governmental agency to such modification or amendment where such approval is required by such governmental agency, (3) any modification or amendment shall not provide for any type of Improvements or use presently specifically prohibited by this Declaration, (4) such modification or amendment shall not materially adversely affect any Owner (or the Declarant), or its rights, duties and privileges specified in this Declaration, without the written consent of such Owner and any Mortgagee of such Owner, and (5) any such modification or amendment shall not increase an Owner's pro-rata share of the Common Expenses without the written consent of such Owner and any Mortgagee of such Owner. No such modification or amendment shall be effective until the Owners have been given thirty (30) days prior written notice of the proposed change and a proper instrument in writing has been executed, acknowledged, and Recorded. Notwithstanding the foregoing, any such amendment or modification, to be effective, must also be approved in writing by (a) the affected Mortgagees if such amendment or modification would either (i) affect the protection and rights of such


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Mortgagees  as  set  forth  in  Article  XII  below,  (ii)  change the method of calculating Owner's respective proportionate shares of Common Expenses, or (iii) affect the validity of such Mortgagee's security.

11.3     Termination  of  Declarant's  Interest.

     Declarant's right to enforce the provisions of this Declaration shall continue for so long as Declarant owns any Parcel; provided, however, that Declarant shall be entitled, at any earlier time, by an instrument in writing executed and acknowledged and Recorded, to terminate in whole or in part its right to enforce the provisions of this Declaration.

                                   ARTICLE XII

                               RIGHTS OF LENDERS

12.1     Priority  of  Lien  of  Mortgage.

     This Declaration shall be and remain senior in priority to all Mortgages hereafter executed upon the Project, any Parcel or any portion thereof;
provided, however, that no breach of the covenants, conditions or restrictions herein contained or foreclosure of any lien herein created for Common Expenses shall affect, impair, defeat or render invalid the lien, charge or priority of any Mortgage made in good faith and for value encumbering any Parcel. Any Mortgagee or other Owner whose title to a Parcel is derived through foreclosure, trustee's sale or deed in lieu of foreclosure, shall take title to such Parcel subject to, and shall be bound by, all the covenants, conditions and restrictions set forth in this Declaration.

12.2     Notice  of  Default.

     Each Mortgagee, upon filing a written request for such notification with Declarant, is entitled to written notification from Declarant of any default by the Owner of such Parcel or Building in the performance of the applicable Owner's obligations under this Declaration, which default is not cured within thirty (30) days after Declarant gives written notice thereof to such Owner.

12.3     Request  for  Notice.

     No Mortgagee shall be entitled to receive any notice which this Declaration requires Declarant to give to such Mortgagee unless and until such Mortgagee has delivered to Declarant a written request for such notice. Such request for notice shall state which Parcel or Improvement is encumbered by its mortgage or subject to a ground lease. Notwithstanding the foregoing or anything contained in this Declaration, any Mortgagee where Declarant is mortgagor shall automatically be entitled to receive any notice or other information or material which this Declaration requires to be given to Declarant, without a written request for such notice, so long as the mortgage includes a notice provision for the Mortgagee. A Mortgagee's rights pursuant to this Declaration, including, without limitation, the priority of the lien of its mortgage over the lien for Common Expenses levied by Declarant hereunder shall not be affected by the failure to request such notice. Any request for notice delivered to Declarant and the automatic notice


                             EXHIBIT P - Page - 29-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
provisions hereof shall remain effective without any further action by the requesting Person for so long as the requesting Person continues to be the Mortgagee, with respect to the Parcel or Improvement for which the request for notice was given.

12.4     Curing  Defaults.

     A Mortgagee or the immediate transferee of such Mortgagee, who acquires title by judicial foreclosure, a deed in lieu of foreclosure or trustee sale, or otherwise, shall not be obligated to cure any breach of the provisions of this Declaration which occurred before such Mortgagee or transferee acquired the title to a Parcel if (a) such breach is noncurable or of a type which is not practical or feasible to cure, and (b) such Mortgagee did not have notice of such a breach at the time it acquired a lien or security interest in the Parcel.


12.5     Availability  of  Documents.

     Declarant shall make available to Owners and Mortgagees current copies of the Controlling Documents. "Available" means available for inspection, upon request, during normal business hours or under other reasonable circumstances.


12.6     Conflicts.

     In the event of any conflict between any of the provisions of this Article XII and any of the other provisions of this Declaration, the provisions of this
Article  XII  shall  control.

                                  ARTICLE XIII

             WAIVER OF JURY TRIAL, ARBITRATION, LITIGATION EXPENSES

13.1     WAIVER  OF  TRIAL  BY  JURY.

     ANY LITIGATION COMMENCED BY ANY OWNER AGAINST ANY OTHER OWNER RESULTING FROM ANY BREACH OR ALLEGED BREACH OF THE TERMS OF THIS DECLARATION SHALL BE TRIED WITHOUT A JURY AND ANY SUCH OWNER SHALL BE DEEMED TO HAVE WAIVED ANY RIGHT TO A TRIAL BY JURY.

13.2     Arbitration.

          13.2.1.     General  Submittals  to  Arbitration.  Notwithstanding
                       ------------------------------------
anything to the contrary contained in this Declaration, the submittal of all matters to arbitration in accordance with the terms of this Section 13.2 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Declaration, except for claims which (A) seek anything other than enforcement of rights under this Declaration, or (B) which are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, which disputes shall be resolved by suit filed in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to applicable law.


                             EXHIBIT P - Page - 30-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          13.2.2.     JAMS.  Any  dispute  to  be  arbitrated  pursuant  to the
                       ----
provisions of this Section 13.2 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "Arbitrator") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

          13.2.3.     Arbitration  Procedure.
                       ----------------------

               13.2.3.1     Pre-Decision  Actions.  The  Arbitrator  shall
                             ---------------------
schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

               13.2.3.2     The  Decision.  The  arbitration shall be conducted
                             -------------
in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the terms and provisions of this Declaration. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure
Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Declaration. The Arbitrator may award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.


                             EXHIBIT P - Page - 31-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

13.3     Attorney's  Fees  and  Costs.

     If any Owner, Occupant or Declarant brings an action against any other Owner, Occupant or Declarant by reason of a breach or alleged violation of any covenant, term or obligation of this Declaration, or for the enforcement of any provision of this Declaration or otherwise arising out of this Declaration, the prevailing party in such action shall be entitled to its cost of suit and reasonable attorneys' fees, which shall be made part of any judgment rendered in such action. For the purposes of this Declaration, the term "attorneys' fees" shall mean the fees and expenses of counsel to the parties hereto, which may include post-judgment motions, contempt proceedings, garnishment, levy and debtor and third-party examinations, discovery, bankruptcy, litigation, printing, photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, all of which shall be deemed to have accrued upon the commencement of such action.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

14.1     Constructive  Notice  and  Acceptance.

     Every Person who now or hereafter owns or acquires any right, title or interest in or to any portion of the Project or any Parcel is and shall be conclusively deemed to have consented and agreed to every covenant, condition, restriction and provision contained in this Declaration, whether or not any reference to this Declaration is contained in the instrument by which such Person acquired an interest in the Project.

14.2     Declarant's  Rights  Under  Other  Documents.

     Nothing herein contained shall prejudice or diminish in any way Declarant's rights under any other documents which may be subsequently Recorded against all or any portions of the Project.

14.3     Land  Use  Matters.

     Declarant shall retain the right, in its sole discretion, for the benefit of the Parcels of which Declarant or an affiliate of Declarant then retains ownership or for the benefit of all or any other portion of the Project, to apply for, obtain, prepare, change, amend, supplement, modify or terminate any Governmental Requirement or any Controlling Document. Each Owner, by accepting its deed or assignment of lease or by executing a sublease, as the case may be, and each Occupant, by accepting the right to occupy a Parcel, agrees to support the general plan of improvement and development of the Project, as from time to time conceived, determined, amended, modified or supplemented by Declarant and affiliates of Declarant, and further agrees that it will cooperate with, take all steps required of it to accomplish the foregoing and not


                             EXHIBIT P - Page - 32-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
oppose or interfere in any fashion (including, without limitation, by speaking out at public hearings) with Declarant's (or such affiliate of Declarant's) efforts to complete development of the Project (including, without limitation, ingress and egress through lands immediately adjacent to the Project).

14.4     Notices.

          14.4.1 Except as otherwise expressly provided in this Declaration or required by law, all notices, consents, requests, demands, approvals, authorizations and other communications (each a "Notice") provided for herein shall be in writing and shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"); (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail; (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to the intended party at its last known address. For purposes of this Section 14.4, "last known address" with respect to any Owner shall mean such Owner's address supplied by such Owner to Declarant. If no address is supplied, then such Owner's address shall be deemed to be the address of any Parcel owned by such Owner. If personally delivered, then such Notice shall be effective upon delivery. If sent by telex or fax transmission or other form of electronic transmission, then such Notice shall be effective upon transmission (if prior to 6:00 p.m. in the recipient's time zone; but if after 6:00 p.m., then such Notice shall be effective at 9:00 a.m. on the next business day after such transmission). If mailed, then such Notice shall be deemed given on the third day after it is deposited in the mail in accordance with the foregoing. Any correctly addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first date that such Notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger, officer of the law or overnight delivery service.

          14.4.2 With respect to (i) any such notice, consent, request, demand, approval, authorization or communication, and (ii) any document or instrument (whether a Controlling Document or otherwise) given or made available to any Owner hereunder or under any of the other Controlling Documents and which might concern an Occupant of such Owner's Parcel, it shall be the sole responsibility of such Owner to make a copy thereof available in a timely manner to such Occupant.

14.5     Liberal  Construction.

     The provisions of this Declaration shall be liberally construed to effectuate its purpose. The failure to enforce any provision of this Declaration shall not constitute a waiver of the right to thereafter enforce such provision or the right to enforce any other provision hereof.

14.6     Singular  Includes  Plural.

     Whenever the context of this Declaration requires, the singular shall include the plural, and vice versa, and the masculine shall include the feminine
                        ----------
and  vice  versa.
     -----------


                             EXHIBIT P - Page - 33-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

14.7     Headings.

     Section and Article headings, where used in this Declaration, are inserted for convenience only and are not intended to be a part hereof or in any way to define, limit or describe the scope and intent of the particular provisions to which they refer.

14.8     Effect  of  Invalidation.

     Each covenant, condition and restriction of this Declaration is intended to be, and shall be construed as, independent and severable from each other covenant, condition and restriction. If any covenant, condition or restriction of this Declaration is held to be invalid by any court, the invalidity of such covenant, condition or restriction shall not affect the validity of the remaining covenants, conditions and restrictions hereof.

14.9     Cumulative  Remedies.

     Each remedy provided for in this Declaration and/or in the Controlling Documents shall be cumulative and not exclusive. The failure to exercise any remedy provided for in this Declaration or any other Controlling Document shall not constitute a waiver of such remedy or of any other remedy provided herein or therein.

14.10     Conflicting  Provisions.

     In the case of any conflict between this Declaration or any of the other Controlling Documents, this Declaration shall control.


                             EXHIBIT P - Page - 34-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

14.11     Approvals.

     Any reference in the Declaration to an approval by the Declarant, shall, unless set forth otherwise, be deemed to be in Declarant's sole and absolute discretion.

IN WITNESS WHEREOF, Declarant has hereunto affixed the following signatures as of the date first above written.

"Landlord":

                                          TISHMAN WARNER CENTER VENTURE, LLC,
                                          a California limited liability company

                                          By:   TIW INVESTMENT CORPORATION,
                                                a California corporation,
                                                Its  manager

                                                By:     . . . . . . . . . . . .
                                                   -----------------------------
                                                        Alan D. Levy,
                                                        Chief Executive Officer


                             EXHIBIT P - Page - 35-

STATE  OF __________________ )
                             )  ss.
COUNTY  OF _________________ )

     On  ________________________, before me, ________________________, a Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
     WITNESS  my  hand  and  official  seal.
                  ____________________________________________
                      Notary Public in and for said State


                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                            EXHIBIT "A" TO EXHIBIT P
                            ------------------------

                              LEGAL DESCRIPTION OF
                              --------------------

                                   THE CENTER
                                   ----------
                                (To be provided)


                        EXHIBIT "A" TO EXHIBIT P - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                            EXHIBIT "B" TO EXHIBIT P
                            -------------------------

                                   SITE PLAN
                                   ----------

     (To  be  provided)


                        EXHIBIT "B" TO EXHIBIT P - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT Q
                                   ----------

                               20TH CENTURY PLAZA

                       FORM OF RECOGNITION OF COVENANTS,

                          CONDITIONS, AND RESTRICTIONS

RECORDING  REQUESTED  BY
AND  WHEN  RECORDED  MAIL  TO:
ALLEN,  MATKINS,  LECK,  GAMBLE
&  MALLORY  LLP
1999  Avenue  Of  The  Stars,  Suite  1800
Los  Angeles,  California  90067-6050
Attention:  Anton  N.  Natsis,  Esq.

================================================================================
                                                (Space Above For Recorder's Use)

                            RECOGNITION OF COVENANTS,

                          CONDITIONS, AND RESTRICTIONS

     This Recognition of Covenants, Conditions, And Restrictions (this "Agreement") is entered into as of the ____ day of ___________ , 19____, by and between ("Landlord"), and ("Tenant"), with reference to the following facts:

     A. Landlord and Tenant entered into that certain Office Lease Agreement dated ______________ (the "Lease"). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the "Premises") located in an office building on certain real property described in EXHIBIT A attached hereto
                                                       ---------
and  incorporated  herein  by  this  reference  (the  "Property").

     B.     The  Premises  are  located  in  an  office building located on real property which is part of an area owned by Landlord containing approximately ____ (_) acres of real property (the "Project"), as more particularly described in EXHIBIT B attached hereto and incorporated herein by this reference.
    ----------

     C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "Declaration"), dated __________ , 19__, in connection with the Project.

     D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

     NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,


                               EXHIBIT Q - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     1.     Tenant's Recognition of Declaration.  Notwithstanding that the Lease
            -----------------------------------
has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

     2.     Miscellaneous.
            -------------

     2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

     2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

     2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that except as set forth in the Lease (the provisions of which, notwithstanding, may not be construed to waive or modify in any respect Tenant's obligations under this Agreement) there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

     2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

     2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determine by the court of other tribunal having jurisdiction, including matters on appeal.

     2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to In any way in connection with the interpretation or enforcement of this Agreement.

     2.7 If any provision of this Agreement, as applied to any party of to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

     2.8     Time  is  of  the  essence  of  this  Agreement.

     2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.


                               EXHIBIT Q - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.


                               EXHIBIT Q - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                        SIGNATURE PAGE OF RECOGNITION OF

                     COVENANTS, CONDITIONS, AND RESTRICTIONS

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                          "Landlord"


                                                                         ,
                                          -------------------------------
                                          a
                                           -------------------------------

                                          By:
                                             -----------------------------
                                            Its:
                                                --------------------------


                                          "Tenant":

                                                                         ,
                                          -------------------------------
                                          a
                                           -------------------------------

                                          By:
                                             -----------------------------
                                            Its:
                                                --------------------------

STATE  OF __________________ )
                             )  ss.
COUNTY  OF _________________ )

On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS  my  hand  and  official  seal.
                  ____________________________________________
                      Notary Public in and for said State


STATE  OF __________________ )
                             )  ss.
COUNTY  OF _________________ )

On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS  my  hand  and  official  seal.
                  ____________________________________________
                      Notary Public in and for said State


                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               20TH CENTURY PLAZA

                                  OFFICE LEASE

                             6301 OWENSMOUTH AVENUE

--------------------------------------------------------------------------------
NOTE: TENANT IS NOT REQUIRED TO NOTIFY LANDLORD THAT TENANT ELECTS TO EXERCISE ITS EXTENSION OPTION(S) UNTIL THIRTY (30) DAYS AFTER TENANT'S RECEIPT OF AN "EXTENSION REMINDER NOTICE" FROM LANDLORD (SEE SECTION 2.3.3).
                                                     --------------
--------------------------------------------------------------------------------

                       TISHMAN WARNER CENTER VENTURE, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY,
                                  as Landlord,

                                       and

                            20TH CENTURY INDUSTRIES,
                            A CALIFORNIA CORPORATION,
                                   as Tenant.


                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               20TH CENTURY PLAZA

                       SUMMARY OF BASIC LEASE INFORMATION

     The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (the "Office Lease") which pertains to the "Project," as that term is defined in the Office Lease, to be known as "20TH CENTURY PLAZA" located in Woodland Hills, California. This Summary and the Office Lease are collectively referred to herein as the "LEASE". Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

TERMS OF LEASE

(References are to the Office Lease)        DESCRIPTION
------------------------------------------  -------------------------------------
1.   Date:                                  April 8, 1998.

2.   Landlord:                              TISHMAN WARNER CENTER
                                            VENTURE, LLC, a California
                                            limited liability company

3.   Tenant:                                20TH CENTURY INDUSTRIES, a
                                            California corporation.

4.   Premises (ARTICLE 1).
               ---------
     4.1  Building Address                  6301 Owensmouth Avenue,
                                            Woodland Hills, California  91367

     4.2  Premises:                         A total of 227,653 rentable square
                                            feet of space in the Building as
                                            described in SECTION 1.1 of the Office
                                                         -----------
                                            Lease.

5.   Lease Term (ARTICLES 1 and 2).

     5.1  Length of Term:                   Approximately sixteen (16) years,
                                            eight (8) months (which length of term
                                            will be adjusted to the extent the Lease
                                            Expiration Date actually occurs on a
                                            date other than the anticipated Lease
                                            Expiration Date).


     5.2  Lease Commencement Date:          The date set forth in Section 1 of this
                                            Summary.

     5.3  Lease Expiration Date:            Concurrent with the "Lease
                                            Expiration Date", as defined in that
                                            certain lease (the "Adjacent Building
                                            Lease") between Tenant and
                                            Landlord, dated of even date
                                            herewith, with respect to the
                                            "Adjacent Building", as that term is
                                            defined in Section 1.2 of this Lease
                                            (which Lease Expiration Date is
                                            anticipated to be November 30, 2014).

6.   Base  Rent  (ARTICLE  3):
                  ----------

                               Annual
                               Annual                 Rental Rate per
                               Rentable Square Foot
Date of Lease Term             Base Rent              of the Premises
-----------------------------  ---------------------  ----------------
Lease Commencement Date        $        4,712,417.00  $          20.70
through the "Lease
Commencement Date," as
defined in the Adjacent
Building Lease

"Lease Commencement Date,"     $        4,951,452.75  $          21.75
as defined in the Adjacent
Building Lease through the
date which is ten (10) years
after the "Lease
Commencement Date" as
defined in the Adjacent
Building Lease

The date which is ten (10)     $        5,884,830.05  $          25.85
years after the "Lease
Commencement Date" as
defined in the Adjacent
Building Lease through the
Lease Expiration Date


                                      -2-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

(Note that Tenant is to receive a credit against Base Rent in the amount of $300,000.00 with respect to the month of January, 1999.)

7.   Additional  Rent  (ARTICLE  3).
                        ----------

     7.1  Tenant's  Share:                  98.9%.

     7.2  Annual Direct Expense Allowance:  $8.00 per rentable square foot of the  Building.

8.   Security  Deposit:                     None.

9.   Parking Pass Ratio (ARTICLE 18):       Seven Hundred and Sixty (760) parking
                         ----------
                                            passes, subject to the terms of
                                            ARTICLE 18 of the Office Lease.
                                            ----------

10.  Address of Tenant (SECTION 19.5):     20th Century Industries
                                           6301 Owensmouth Avenue, #730
                                           Woodland Hills, California 91367
                                           Attention: Administrative Services

                                           with a copy to:

                                           Ervin, Cohen & Jessup
                                           9401 Wilshire Boulevard, 9th Floor
                                           Beverly Hills, California  90212
                                           Attention:  David P. Kassoy, Esq.

                                           (Prior to and After Lease
                                           Commencement  Date)

11.  Broker(s)  (ARTICLE  14):             Tishman International Companies
                 -----------               10900  Wilshire  Boulevard,  Suite  510
                                           Los  Angeles,  California  90024

                                           and

                                           Travers  Realty  Corporation
                                           550  South  Hope  Street,  Suite  2600
                                           Los  Angeles,  California  90071


                                      -3-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

12.  Storage  Area  (ARTICLE  4)
                     ----------
                                          Dead Storage Annual
     Date of Lease Term                       Rental Rate
     ------------------                       -----------

  Lease Commencement Date                      $10.38
    through the "Lease
  Commencement Date," as
  defined in the Adjacent
       Building Lease

  "Lease Commencement Date,"                   $12.00
  as defined in the Adjacent
  Building Lease through the
 date which is ten (10) years
     after the "Lease
    Commencement Date" as
   defined in the Adjacent
       Building Lease

 The date which is ten (10)                   $15.00
  years after the "Lease
  Commencement Date" as
 defined in the Adjacent
Building Lease through Lease
      Expiration Date


                                      -4-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

                                          "Landlord"

                                          TISHMAN WARNER CENTER VENTURE, LLC,
                                          a California limited liability company

                                          By:   TIW INVESTMENT CORPORATION,
                                                a corporation, Manager

                                                By:
                                                   -----------------------------
                                                        Alan D. Levy
                                                        Chief Executive Officer

                                          "Tenant":

                                          20TH  CENTURY  INDUSTRIES,
                                          a  California  corporation

                                          By:
                                              ----------------------------------
                                                   William L. Mellick,
                                                   President and Chief
                                                   Executive Officer

                                          By:
                                              ---------------------------------
                                                   William G. Crain,
                                                   Vice President


                                      -5-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               TABLE OF CONTENTS


 ARTICLE     SUBJECT MATTER                                  PAGE
 -------     --------------                                  ----
ARTICLE 1.   PREMISES, BUILDING, PROJECT AND
             COMMON AREAS. . . . . . . . . . . . . . . . . . . .1
ARTICLE 2.   LEASE TERM . . . . . . . . . . . . . . . . . . . . 6
ARTICLE 3.   RENT . . . . . . . . . . . . . . . . . . . . . . .10
ARTICLE 4.   STORAGE SPACE . . . . . . . . . . . . . . . . . . 10
ARTICLE 5.   USE OF PREMISES . . . . . . . . . . . . . . . . . 10
ARTICLE 6.   MAINTENANCE, REPAIRS, ADDITIONS
             AND ALTERATIONS. . . . . . . . . . . . . . . . . .10
ARTICLE 7.   INSURANCE . . . . . . . . . . . . . . . . . . . . 10
ARTICLE 8.   DAMAGE AND DESTRUCTION . . . . . . . . . . . . . .10
ARTICLE 9.   PERSONAL PROPERTY TAX . . . . . . . . . . . . . . 10
ARTICLE 10   SERVICES AND UTILITIES . . . . . . . . . . . . . .10
ARTICLE 11   ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . 10
ARTICLE 12   DEFAULTS; REMEDIES . . . . . . . . . . . . . . . .10
ARTICLE 13   CONDEMNATION . . . . . . . . . . . . . . . . . . .10
ARTICLE 14   BROKERS . . . . . . . . . . . . . . . . . . . . . 10
ARTICLE 15   LANDLORD'S LIABILITY . . . . . . . . . . . . . . .10
ARTICLE 16   REASONABLENESS AND GOOD FAITH . . . . . . . . . . 10
ARTICLE 17   INTENTIONALLY OMITTED . . . . . . . . . . . . . . 10
ARTICLE 18   TENANT PARKING . . . . . . . . . . . . . . . . . .10
ARTICLE 19   MISCELLANEOUS PROVISIONS . . . . . . . . . . . . .10

EXHIBITS
--------

A . . . . . . . . . . . . . . . OUTLINE OF FLOORS OF THE PREMISES
B . . . . . . . . . . . . . . . . . . . . . . .OUTLINE OF PROJECT
C . . . . . . . . . . . . . . . . . . . . . . .TENANT WORK LETTER
D . . . . . . . . . . . . . . . . . . .NOTICE OF LEASE TERM DATES
E . . . . . . . . . . . . . . . . . . . . . RULES AND REGULATIONS
F . . . . . . . . . . . . . . . . . . . . . .ESTOPPEL CERTIFICATE
G . . . . . . . . . . . . . . . . . . . .OUTLINE OF STORAGE AREAS
H . . . . . . . . . . . . . . . . . . . . . INTENTIONALLY OMITTED
I . . . . . . . . . . . . . . . . . . . JANITORIAL SPECIFICATIONS
J . . . . .SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
K . . . . . . . . . . . . . . . . . . . . . INTENTIONALLY OMITTED
L . . . . . . . . . . . . . . . . . . . . . INTENTIONALLY OMITTED
M . . . . . . . . . . . . . . . . . . . . . . SHORT FORM OF LEASE
N . . . . . . . . . . . . . . . . . . . . . .TERMINATION OF LEASE
O . . . . . . . . . . . . . . . . . . . . . . . .TENANT'S SIGNAGE
P . . . . . . . . . . . . . . . . . . . . . . . . .FORM OF CC&R'S
Q . . . . . . . . . . . . . . . . . FORM OF RECOGNITION OF CC&R'S


                                      -6-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                          INDEX OF MAJOR DEFINED TERMS

DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . .PAGE
-------------                                                ----

12-Month Period . . . . . . . . . . . . . . . . . . . . . . . .36
15-Month Period . . . . . . . . . . . . . . . . . . . . . . . .37
AAA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77, 31
Access Areas . . . . . . . . . . . . . . . . . . . . . . . . . 48
Actual Cost . . . . . . . . . . . . . . . . . . . . . . . . . .45
Adjacent Building . . . . . . . . . . . . . . . . . . . . . . . 1
After-Hours HVAC . . . . . . . . . . . . . . . . . . . . . . . 45
Alterations . . . . . . . . . . . . . . . . . . . . . . . . . .24
Annual Storage Rent . . . . . . . . . . . . . . . . . . . . . .20
Arbitration Notice . . . . . . . . . . . . . . . . . . . . . . 76, 31
Arbitrator . . . . . . . . . . . . . . . . . . . . . . . . . . 76, 31
Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Basic Number . . . . . . . . . . . . . . . . . . . . . . . . . 60
Best's Rating . . . . . . . . . . . . . . . . . . . . . . . . .30
Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
Building . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Building Hours . . . . . . . . . . . . . . . . . . . . . . . . 42
Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
CC&Rs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Common Areas . . . . . . . . . . . . . . . . . . . . . . . . . .2
Comparable Relocation Space . . . . . . . . . . . . . . . . . .47
Compliance Obligations . . . . . . . . . . . . . . . . . . . . 73
Construction Period . . . . . . . . . . . . . . . . . . . . . .60
Coverage Item . . . . . . . . . . . . . . . . . . . . . . . . .30
Damaged Area . . . . . . . . . . . . . . . . . . . . . . . . . 34
Deductible Percentage . . . . . . . . . . . . . . . . . . . . .29
Earthquake Insurance . . . . . . . . . . . . . . . . . . . . . 29
Earthquake Self-Insurance . . . . . . . . . . . . . . . . . . .30
Emergency Generator . . . . . . . . . . . . . . . . . . . . . .49
Estimate Statement . . . . . . . . . . . . . . . . . . . . . . 17
Estimated Additional Rent . . . . . . . . . . . . . . . . . . .18
Estimated Completion Date . . . . . . . . . . . . . . . . . . .35
Exercise Notice . . . . . . . . . . . . . . . . . . . . . . . . 5
Extension Option Reminder Notice . . . . . . . . . . . . . . . .5
Financial Requirements . . . . . . . . . . . . . . . . . . . . 30
Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . .71
Funding Notice . . . . . . . . . . . . . . . . . . . . . . . . 39
Funding Refusal Notice . . . . . . . . . . . . . . . . . . . . 39


                                      -7-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Gross-Up Adjustment . . . . . . . . . . . . . . . . . . . . . .10
Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Hourly Charge . . . . . . . . . . . . . . . . . . . . . . . . .45
HVAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Includable Deducted Sums . . . . . . . . . . . . . . . . . . . 24
Insurance Shortfall . . . . . . . . . . . . . . . . . . . . . .40
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . .73
JAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76, 31
Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Landlord Parties . . . . . . . . . . . . . . . . . . . . . . . 27
Landlord's Termination Period . . . . . . . . . . . . . . . . .40
Lapse Date . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lease Commencement Date . . . . . . . . . . . . . . . . . . . . 3
Lease Expiration Date . . . . . . . . . . . . . . . . . . . . . 3
Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Monument Signage . . . . . . . . . . . . . . . . . . . . . . . 68
Nondisturbance Agreement . . . . . . . . . . . . . . . . . . . 65
Notice of Termination . . . . . . . . . . . . . . . . . . . . .39
Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
Option Rent . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Option Rent Notice . . . . . . . . . . . . . . . . . . . . . . .6
Original Tenant . . . . . . . . . . . . . . . . . . . . . . . . 4
Outside Agreement Date . . . . . . . . . . . . . . . . . . . . .6
Parking Structure . . . . . . . . . . . . . . . . . . . . . . . 2
Permitted User . . . . . . . . . . . . . . . . . . . . . . . . 68
Premises Obligations . . . . . . . . . . . . . . . . . . . . . 22
Prior Lease . . . . . . . . . . . . . . . . . . . . . . . . . .77
Proposition 13 . . . . . . . . . . . . . . . . . . . . . . . . 15
Provider . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
Recognition Agreement . . . . . . . . . . . . . . . . . . . . .54
Relocated Space . . . . . . . . . . . . . . . . . . . . . . . .36
Renewal Concessions . . . . . . . . . . . . . . . . . . . . . . 4
Renewal Option Right . . . . . . . . . . . . . . . . . . . . . .4
Renewal Option Term . . . . . . . . . . . . . . . . . . . . . . 4
Repair Certificate . . . . . . . . . . . . . . . . . . . . . . 35
Repair Cost . . . . . . . . . . . . . . . . . . . . . . . . . .38
Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . 29
Review Period . . . . . . . . . . . . . . . . . . . . . . . . .18
Riser Areas . . . . . . . . . . . . . . . . . . . . . . . . . .24
Self-Insurance Gross-Up . . . . . . . . . . . . . . . . . . . .30
Self-Insurance Notice . . . . . . . . . . . . . . . . . . . . .32
Self-Insuring Party . . . . . . . . . . . . . . . . . . . . . .32


                                      -8-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Specifications . . . . . . . . . . . . . . . . . . . . . . . . 68
Standard Tenant Services . . . . . . . . . . . . . . . . . . . 42
Statement . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Stop Year . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Storage Area . . . . . . . . . . . . . . . . . . . . . . . . . 19
Subject Space . . . . . . . . . . . . . . . . . . . . . . . . .50
Submittal Date . . . . . . . . . . . . . . . . . . . . . . . . .4
Successor Entity . . . . . . . . . . . . . . . . . . . . . . . 68
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Tenant Parties . . . . . . . . . . . . . . . . . . . . . . . . 27
Tenant Repair Option . . . . . . . . . . . . . . . . . . . . . 37
Tenant Termination Notice . . . . . . . . . . . . . . . . . . .36
Tenant's Determination Period . . . . . . . . . . . . . . . . . 6
Tenant's Signage . . . . . . . . . . . . . . . . . . . . . . . 68
Transfer Costs . . . . . . . . . . . . . . . . . . . . . . . . 52
Transfer Notice . . . . . . . . . . . . . . . . . . . . . . . .50
Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Uninsured Shortfall . . . . . . . . . . . . . . . . . . . . . .39
Usable Condition . . . . . . . . . . . . . . . . . . . . . . . 34
Warner Center . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                  OFFICE LEASE

     This Office Lease, which includes the preceding Summary of Basic Lease Information (the "SUMMARY") attached hereto and incorporated herein by this reference (the Office Lease and Summary are collectively referred to herein as the "LEASE"), dated as of the date set forth in SECTION 1 of the Summary is made
                                                ---------
by and between TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("LANDLORD"), and 20TH CENTURY INDUSTRIES, a California corporation ("TENANT").

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT AND COMMON AREAS


     1.1     The  Premises.  The  "Premises" consists of the entirety of each of
             -------------
the second (2nd) through seventh (7th) floors of the "Building" as that term is defined in SECTION 1.2, below, and all of the occupiable area of the first (1st)
           -----------
(ground) floor of the Building, for a total of seven (7) full floors. The number of rentable square feet and usable square feet of each floor of the Premises and for each floor of the entire Building is as provided below.


                                      -9-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                     Floor                   Rentable Square Feet
                     -----                   --------------------
                       1                             22,382
                       2                             23,452
                       3                             25,236
                       4                             25,331
                       5                             25,331
                       6                             25,394
                       7                             25,394
                       8                             25,458
                       9                             25,458
                       10                            25,521
                       11                            24,925

          INITIAL PREMISES TOTAL                    172,520
               BUILDING TOTAL                       273,882

Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The most current outline of each floor of the Premises is set forth in EXHIBIT A attached hereto.
                    ----------

     1.2     The  Building  and  The  Project.  The  Premises  are a part of the
             --------------------------------
building set forth in SECTION 4.1 of the Summary (the "BUILDING").  The Building
                      -----------
shall be constructed by Landlord in accordance with the terms of the Tenant Work Letter, and shall be part of an office project to be known as 20th Century Plaza, consisting of the Building and the additional existing office building located at 6301 Owensmouth Avenue, Woodland Hills, California 91367 (the "ADJACENT BUILDING"). The term "Project," as used in this Lease, shall mean (i) the Building, the Adjacent Building and the "Common Areas," as that term is defined in SECTION 1.3 below, (ii) the land (which is improved with landscaping,
           -----------
parking facilities and other improvements) upon which the Building, the Adjacent Building and the Common Areas are located, and (iii) at Landlord's discretion, any additional improvements added thereto pursuant to the terms of SECTION 1.4
                                                                     -----------
of this Lease. Notwithstanding the foregoing, in those areas of this Lease where Tenant is granted a right or privilege, or Landlord or Tenant undertakes an obligation, contingent on Tenant's occupying "all of the Project", "the entire Project", or "100% of the Project" (or such other phrase indicating the entirety of the Project), Tenant shall be deemed to have achieved such occupancy level notwithstanding the fact that Tenant does not lease those areas on the ground floor of the Adjacent Building which are currently leased to certain retail tenants other than Tenant. The Project, as initially designated by Landlord, is approximately set forth on EXHIBIT B, attached hereto. In the
                                             ---------
event that, during any Option Term, Tenant no longer leases the Adjacent Building, Landlord shall have the right to change the name of the Project.

     1.3     Common  Areas.  Tenant shall have the non-exclusive right to use in
             -------------
common with other tenants in the Project, and subject to the rules and regulations referred to in ARTICLE 5 of this Lease, those portions of the
                               ----------
Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project designated as such by Landlord, and may include, without limitation, any fixtures, systems, signs, facilities, parking


                                      -10-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
facilities and areas (including the "Parking Structure," as that term is defined in SECTION 18.1 of this Lease), gardens, parks or other landscaping contained,
    -------------
maintained or used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project. The term "Building Common Areas," as used in this Lease, shall mean the Common Areas, to the extent located within the Building, designated as such by Landlord, and may include, without limitation, the common entrances, lobbies, atrium areas, restrooms, elevators, stairways and accessways, loading docks, ramps, drives, platforms, passageways, serviceways, common pipes, conduits, wires, equipment, loading and unloading areas, parking facilities and trash areas servicing the Building.

     1.4     Landlord's  Use  and Operation of the Building, Project, and Common
             -------------------------------------------------------------------
Areas.  Landlord  reserves  the right from time to time (i) to close temporarily
-----
any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to add additional improvements to the Common Areas; (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (v) to do and perform such other acts and make such other changes in, to or with respect to the Project as Landlord may, in the exercise of reasonable discretion, deem to be appropriate. Notwithstanding the foregoing, except with respect to Landlord's initial construction of Building, Parking Structure and Common Areas, if any of the foregoing actions by Landlord is reasonably considered by Tenant as likely to have a material and adverse affect on Tenant's use of or access to the Premises or the "Storage Area", as that term defined in SECTION 4.1, or the Common Areas, including the Parking
                         -----------
Structure, Landlord's right to take any such action shall be subject to the prior written consent of Tenant, which consent shall not unreasonably be withheld, conditioned or delayed. Moreover, Landlord may take the foregoing actions without the prior consent of Tenant in the event of an emergency, in connection  with  Landlord's  actions pursuant to the terms of ARTICLES 6, 8, 13
                                                               -----------------
and 19 of this Lease, or in order to comply with "Laws", as that term is defined
-----
in  SECTION 19.27, below.  Landlord shall use commercially reasonably efforts to
    -------------
minimize any interruption of Tenant's use of or access to the Premises, the Storage Area or the Common Areas, including the Parking Structure, and, if parking spaces would otherwise be lost, albeit temporarily, shall use commercially reasonable efforts to provide to Tenant alternative parking within or in close proximity to the Project, with reasonably adequate security and, when appropriate, shuttle service to and from such alternative parking area so as to minimize the inconvenience to Tenant resulting from such interruption of Tenant's use of or access to the Premises or the Parking Structure.

     1.5     Verification  of  Rentable Square Footage of Premises and Building.
             ------------------------------------------------------------------
For purposes of this Lease, "rentable square feet" shall be calculated pursuant to the Standard Method for Measuring Office Buildings, ANSI Z65.1-1996 ("BOMA"). On or before the date occurring thirty (30) days after the Lease Commencement Date (the "MEASUREMENT PERIOD"), Landlord


                                      -11-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
and Tenant shall each have the right, at their sole cost and expense, to measure the square footage of the Premises and Building and inform the other by written notice of a change in the actual rentable square footage of the Premises and the Building from the amounts set forth in SECTIONS 4.2 and 7.1 of the Summary, and
                                        ------------     ---
SECTION  1.1  of  this  Lease  (collectively,  the  "STIPULATED  NUMBERS"),  as
------------
calculated by Landlord's or Tenant's architect in accordance with BOMA. If the non-measuring party disputes the measurement of the Building or Premises, either as set forth in this Lease or as restated by the measuring party as set forth, above, the non-measuring party shall so notify the measuring party within thirty
(30) days after receipt of written notice made by the measuring party pursuant to the terms set forth above in this SECTION 1.5. If Landlord or Tenant fails
                                       -----------
to dispute any such measurement of the Building or Premises in a timely manner, the rentable square footage of the Building or Premises, as the case may be, shall be deemed to be as set forth in this Lease, or as otherwise determined by the measuring party pursuant to this SECTION 1.5. If the non-measuring party
                                        -----------
disputes any such measurement, or if Landlord and Tenant cannot thereafter agree on the correct measurement of the Building or Premises, as the case may be, within ten (10) days after the measuring party's notice, then either party shall have the right to submit the issue to arbitration in accordance with the terms of SECTION 19.41 of this Lease. After any determination by the measuring party,
   -------------
or as a result of a determination pursuant to such arbitration, that the rentable square footage of the Premises or Building differs from the Stipulated Numbers, all amounts, percentages and figures appearing or referred to in this Lease based upon such rentable area (including, without limitation, the amount of "Base Rent" and "Tenant's Share", as those terms are defined in SECTIONS 3.1
                                                                    ------------
and  3.3.7,  below,  respectively)  shall  be  appropriately  adjusted.
     -----

                                    ARTICLE 2

                                   LEASE TERM

     2.1     Initial  Term.  The  terms  and  provisions  of this Lease shall be
             -------------
effective as of the date of this Lease, except as otherwise set forth herein. The term of this Lease (the "LEASE TERM") shall be as set forth in SECTION 5.1
                                                                     -----------
of the Summary, shall commence on the date determined as provided in SECTION 5.2
                                                                     -----------
of the Summary (the "LEASE COMMENCEMENT DATE"), and shall expire on the date determined as provided in SECTION 5.3 of the Summary (the "LEASE EXPIRATION
                              ------------
DATE") unless the Lease Term is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term for the initial Premises; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh calendar month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. Tenant shall have the right to commence business operations from any portion of the Premises and to make use of manned or unmanned Storage Area in connection therewith prior to the occurrence of the Lease Commencement Date ("PRE-OCCUPANCY SPACE"), provided that (i) Tenant must give Landlord at least ten (10) days prior written notice of any such use of Pre-Occupancy Space, (ii) a certificate of occupancy or its equivalent must have been issued by the appropriate governmental authorities that covers the


                                      -12-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Pre-Occupancy Space, and (iii) pending the Lease Commencement Date, Tenant reimburses Landlord on a monthly basis for the Operating Expenses actually incurred by Landlord allocable to the portion of the Premises and/or Storage Area in which such business operations by Tenant have commenced. For the purposes of the foregoing, the term "commences business operations" shall mean the date when Tenant has substantially staffed, moved substantially all of its furnishings and equipment into and activated its telephone service on a particular floor of the Initial Premises. To the extent practical and feasible in such circumstances, Landlord shall furnish Tenant with all "Standard Tenant Services", as that term is defined in SECTION 10.1, below. Within ninety (90)
                                        ------------
days after the Lease Commencement Date, Landlord shall deliver to Tenant a supplemental agreement in the form as set forth in EXHIBIT D, attached hereto,
                                                     ---------
which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof. Landlord agrees that it shall deliver portions of the Premises to Tenant on a floor by floor basis in accordance with the following scheduled dates (each a "Delivery Date").

           Floor                               Delivery Date
           -----                               -------------

         3rd Floor                       The date such floor is
                                "Ready for Construction," as that term is
                                defined in SECTION 1 of EXHIBIT C (the
                                           ---------    ---------
                                       "INITIAL FLOOR DELIVERY DATE").

         7th Floor                        Seven (7) days after
                                     the Initial Floor Delivery Date

         5th Floor                      Fourteen (14) days after
                                     the Initial Floor Delivery Date

         6th Floor                     Twenty-One (21) days after
                                     the Initial Floor Delivery Date

         4th Floor                    Twenty-Eight (28) days after
                                    the Initial Floor Delivery Date

         2nd Floor                     Thirty-Five (35) days after
                                     the Initial Floor Delivery Date

1st Floor and Basement                   Seventy (70) days after
                                    the Initial Floor Delivery Date

     2.2     Credit  for  Holdover  Rent.  Tenant  currently leases and occupies
             ---------------------------
office space at 21900 Burbank Boulevard and 20750 Ventura Boulevard (collectively, the "HOLDOVER SPACE"). Tenant intends to vacate the Holdover Space effective November 30, 1999, when its leases of such Holdover Space expire. As it is contemplated that the business being conducted by Tenant's employees at those two locations (the "HOLDOVER PERSONNEL") will be relocated into the Building on or before November 30, 1999, if the relocation is delayed, Tenant may become liable to Holdover Space landlords for increases in Monthly Base Rent at the rate of $19,904.92 per month at 21900 Burbank Boulevard, and at the rate of $5,139 per month at 20750 Ventura Boulevard (collectively, the "HOLDOVER RENT") for the duration of the holdover period. Tenant's current plan is to relocate the Holdover Personnel onto portions of three (3) floors of the Building (the "HOLDOVER FLOORS"), which Holdover Floors Tenant has currently designated as the third, fifth and seventh floors of the Premises. Until


                                      -13-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

November 30, 1998, Tenant shall have the right (by written notice to Landlord) to alter such plan and make changes in the order in which the floors of the Premises are to be delivered by Landlord on the Delivery Dates described in
Section 2.1, above (other than the first floor and basement) in order to conform with such altered plan, provided that the first three (3) floors designated by Tenant to be delivered by Landlord to Tenant shall in all cases be deemed to be the Holdover Floors. If (i) the Initial Floor Delivery Date (i.e., the date of delivery of the first of the Holdover Floors) does not occur on or before July 5, 1999, and/or, thereafter, the next two (2) Holdover Floors are not timely delivered by Landlord in consecutive seven (7) day intervals, or (ii) the Project (not including the floors of the Building which are not Holdover Floors) is not substantially completed by Landlord as of November 15, 1999 (as all of such dates may be extended due to any delay caused by Tenant's failure to comply with its obligations under this Lease, including under the Tenant Work Letter), and to the extent such delays by Landlord precludes the occupancy by the Holdover Personnel of the Holdover Floors on or before November 30, 1999 (the "Landlord Caused Holdover"), Tenant shall give notice to Landlord of the amount of Holdover Space Tenant has been required to occupy because of the Landlord Caused Holdover, and the portion of the Holdover Rent Tenant is required to pay in connection therewith (in an amount which does not exceed the total Holdover
Rent) and if Landlord does not reimburse Tenant for such amount paid, Tenant shall be entitled to a credit against Base Rent next coming due in the Adjacent Building to the extent of any such Holdover Rent actually paid by Tenant for the Holdover Space. Notwithstanding the foregoing, Tenant agrees to use commercially reasonable efforts to avoid paying any Holdover Rent with its existing landlords.

          2.3     Renewal  Option  Terms.
                  ----------------------

          2.3.1     Renewal  Option Right.  Landlord hereby grants to Tenant two
                    ---------------------
(2) options to extend the initial Lease Term (each of which is deemed a "RENEWAL OPTION RIGHT") for a period of five (5) years each (each such term to be known as a "RENEWAL OPTION TERM"), which Renewal Option Rights shall be exercisable only by notice delivered by Tenant to Landlord as provided below. Upon the exercise of any such Renewal Option Right in accordance with SECTION 2.3.3, the
                                                              -------------
then-current Lease Term, as it applies to the entire Premises then leased by Tenant, shall be extended for the Renewal Option Term. The Renewal Option Rights contained in this SECTION 2.3 shall be exercised only by the original
                             -----------
Tenant named in the Summary (the "ORIGINAL TENANT") and any assignee of the Original Tenant's interest in this Lease to which the Original Tenant transfers such rights, provided that such assignment is permitted pursuant to the terms of
ARTICLE  11  of  this  Lease.  The  terms  and  conditions applicable during the
-----------
Renewal Option Terms shall be the same terms and conditions that apply during the initial Lease Term, except that (i) the Rent and certain other terms applicable during the Renewal Option Term shall be as set forth in SECTION 2.3.2 below, and (ii) Tenant may not extend the Lease Term beyond the expiration of second Renewal Option Term. Tenant shall have the Renewal Option Right for the second Renewal Option Term only if Tenant has previously extended the initial Lease Term for the first Renewal Option Term. Tenant shall not have the right to exercise any Renewal Option Right hereunder if, as of the date of such attempted exercise, Tenant is in default with respect to its obligation to pay Base Rent under this Lease, after expiration of any applicable cure period.


                                      -14-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          2.3.2     Option  Rent.  The  Rent  ("OPTION  RENT") payable by Tenant
                    ------------
during the first Renewal Option Term or second Renewal Option Term, as the case may be, shall be equal to ninety-five percent (95%) of the Fair Market Rental Rate for the Premises. The term "Fair Market Rental Rate" shall mean the annual amount per rentable square foot that a willing, non-equity, non-sublease, non-encumbered, non-expansion, comparable third-party tenant, represented by a commercial real estate broker, would pay and a willing, comparable landlord would accept, at arm's length, for unencumbered space (specifically not including transactions in which one or more components of the terms and conditions of the same are pre-determined on a fixed basis in executed lease documentation or in which the terms and conditions are calculated using a formula which involves the discounting of one or more components of the terms and conditions to the benefit of a tenant) comparable to the Premises or "First Offer Space", as that term is defined in SECTION 20.1, below, as applicable, in
                                         ------------
"Comparable  Buildings,"  as  that  term is defined in this SECTION 2.3.2 below,
                                                            -------------
giving appropriate consideration to concessions including the following (collectively, the "RENEWAL CONCESSIONS"): (i) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; and
(ii) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Tenant; and (iii) other typical monetary concessions being granted such comparable third-party tenants in connection with such comparable space. In calculating the Fair Market Rental Rate, no consideration shall be given to (Y) the fact that Landlord is or is not required to pay the real estate brokerage commission in connection with Tenant's exercise of its right to lease the Premises during the Renewal Option Term, or the fact that comparable landlords are or are not paying real estate brokerage commissions in connection with such comparable space, or (Z) any period of rental abatement, if any, granted to comparable third-party tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable space. Consideration shall be given, however, to the creditworthiness of Tenant as compared to that of the tenants involved in the comparable transactions and the effect that the lack of creditworthiness of Tenant, if any, should have on rental rates and/or security requirements. Such Fair Market Rental Rate shall be increased to take into account the value of the free parking (based on prevailing rates in the Comparable Buildings) granted to Tenant during any Renewal Option Term pursuant to the terms of ARTICLE 18 of this Lease, or with
                                               ----------
respect to any First Offer Space. The Annual Direct Expense Allowance applicable during each Option Term shall be adjusted to be the amount of Direct Expenses for the Building attributable to the twelve (12) month period which has most recently ended prior to the first day of the Renewal Option Term; provided, however, that the Fair Market Rental Rate shall take into consideration that the Annual Direct Expense Allowance applicable during the Renewal Option Term shall be as set forth in this sentence. If in determining the Option Rent or First Offer Rent,


                                      -15-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Tenant is entitled to any Renewal Concessions, Landlord may, at Landlord's sole option, elect any or a portion of the following: (X) to grant the Renewal Concessions to Tenant in the form as described above (e.g., as free rent and/or an improvement allowance), and/or (Y) to grant Tenant the amount, of any or all of the Renewal Concessions in the form of free rent or reduced "face" or "stated" rental rate during the applicable Option Term or lease of First Offer Space, which reduction in rental shall be made in equal monthly installments and shall be calculated, except as otherwise provided below, over all or a portion of the Option Term or lease of First Offer Space, as determined by Landlord, and in equal monthly installments commencing as of the first day of the applicable Option Term or lease of First Offer Space (in which case the Renewal Concession or Renewal Concessions converted into free rent shall not be granted to Tenant). The term "Comparable Buildings" shall mean the Adjacent Building and other office buildings completed after the calendar year 1985 and containing at least 200,000 rentable square feet, which are otherwise comparable to the Building in terms of quality of construction, level of services, amenities and appearance, and are located in Woodland Hills, California and within the area bounded by the 101 Freeway, DeSoto Avenue, Topanga Boulevard, and Vanowen Street ("WARNER CENTER").

          2.3.3     Exercise of Renewal Option Rights.    Landlord shall deliver
                    ---------------------------------
to Tenant a notice ("EXTENSION OPTION REMINDER NOTICE") not more than thirty-six
(36) months prior to the expiration of the initial Lease Term or first Renewal Option Term, as applicable, which Extension Option Reminder Notice shall specifically state that: "If Tenant wishes to exercise a Renewal Option Right pursuant to SECTION 2.3.1 of Tenant's Office Lease at 6303 Owensmouth Avenue,
              --------------
Woodland Hills, California, Tenant must deliver the 'Exercise Notice,' as that term is defined therein, on or before the 'Lapse Date,' as that term is defined in such Office Lease." If Tenant wishes to exercise a Renewal Option right described in this SECTION 2.3.3, Tenant shall exercise the Renewal Option Right
                   -------------
by delivering notice ("EXERCISE NOTICE") thereof to Landlord. The Exercise Notice must be delivered, if at all, after the date which is thirty-five (35) months prior to the expiration of the initial Lease Term or first Renewal Option Term, as applicable, and prior to the date ("LAPSE DATE") which is the later of
(a) the date which is thirty (30) days after the date of Tenant's receipt of the Extension Option Reminder Notice, or (b) the date which is twenty-four (24) months prior to the expiration of the initial Lease Term or first Renewal Option Term, as applicable.

          2.3.4     Determination of Option Rent.  If Tenant timely delivers the
                    ----------------------------
Exercise Notice, Landlord shall deliver notice (the "OPTION RENT NOTICE") to Tenant on or before the later of (i) the date which is thirty (30) days after Landlord's receipt of the Exercise Notice, or (ii) the date which is twenty-three (23) months prior to the expiration of the initial Lease Term or first Renewal Option Term, as applicable, which Option Rent Notice shall set forth Landlord's initial determination of the "Option Rent," as that term is defined in SECTION 2.3.2 above, and which shall be applicable to this Lease
             --------------
during the Renewal Option Term. Tenant shall have thirty (30) days ("TENANT'S DETERMINATION PERIOD") after receipt of Landlord's Option Rent Notice within which to accept Landlord's initial determination of the Option Rent or to object thereto in writing to Landlord. If Tenant fails to so object to Landlord's initial determination of the Option Rent within Tenant's Determination Period, the Option Rent shall be as set forth in the Option Rent


                                      -16-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Notice. If, however, Tenant timely objects in writing to the Option Rent initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the Option Rent using their good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's objection to the Option Rent (the "OUTSIDE AGREEMENT DATE"), then each party shall submit to the other party a separate written determination of the Option Rent within ten
(10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with SECTIONS 2.3.4.1 through
                                                        ----------------
2.3.4.7  below.  Failure of Tenant or Landlord to submit a written determination
-------
of the Option Rent within such ten (10) business day period shall conclusively be deemed to be the non-determining party's approval of the Option Rent submitted within such ten (10) business day period by the other party.

               2.3.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate attorney and/or broker, as either party shall, in its sole discretion elect, who is then active and have then been active over the ten (10) year period ending on the date of such appointment in the leasing of comparable office properties in Los Angeles County, provided that such individual shall not have been engaged or employed by the party appointing the same within the five (5) year period preceding the date of such appointment. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted determination of Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of SECTION 2.3.2 of this
                                                           -------------
Lease. Each such arbitrator shall be appointed within fifteen (15) business days after the Outside Agreement Date.

               2.3.4.2  The  two  (2)  arbitrators so appointed shall within ten
(10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

               2.3.4.3 The three (3) arbitrators shall within thirty (30) days after the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted determination of Option Rent and shall notify Landlord and Tenant thereof.

               2.3.4.4  The  decision  of  the  majority  of  the  three  (3)
arbitrators  shall  be  binding  upon  Landlord  and  Tenant.

               2.3.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               2.3.4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in SECTION 2.3.4.2
                                                                 ---------------
above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days after the expiration of the time period provided in SECTION 2.3.4.2 above, then
                                                     ---------------
either party may, upon at least five (5) days prior notice to the other party, request the Presiding Judge of the Los Angeles County Superior Court to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Option Rent shall be used and shall notify Landlord and Tenant thereof.

               2.3.4.7 Each party shall pay the fees of the arbitrator appointed by such party and the fees of the third (3rd) arbitrator and any other costs of such arbitration shall be split between Landlord and Tenant equally.


                                      -17-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          2.3.5     Rent  Payable  Pending  Determination.  In  the event that a
                    -------------------------------------
final determination of Option Rent has not been reached prior to the commencement of a Renewal Option Term pursuant to the provisions of this SECTION
                                                                         -------
2.3,  the Base Rent and Additional Rent payable by Tenant as of the first day of
---
such Renewal Option Term shall be as set forth in Landlord's written determination of the Option Rent submitted to arbitration in accordance with
SECTION 2.3.4 above.  If Landlord's determination of Option Rent is not selected
-------------
in such arbitration proceedings, then within thirty (30) days after the determination of the arbitrators, Landlord shall pay to Tenant the difference between the amount of Base Rent and Additional Rent paid by Tenant for the Premises during such Renewal Option Term to the date of such payment by Landlord, less the amount of Base Rent and Additional Rent for the Premises for such Renewal Option Term which Tenant was required to pay as determined in arbitration.

                                    ARTICLE 3

                                      RENT

     3.1     Base  Rent.  Tenant  shall  pay, without prior notice or demand, to
             ----------
Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate by notice to Tenant, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in SECTION 6 of the
                                                                ---------
Summary, payable in monthly installments in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction, except as specifically provided in this Lease. The Base Rent for the first full month of the Lease Term shall be paid by Tenant to Landlord on or before the Lease Commencement Date. If any "Rent," as that term is defined in
SECTION  3.2,  below, payment date (including the Lease Commencement Date) falls
------------
on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall be prorated on the basis of the number of days in that calendar month. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

     3.2     Additional  Rent.  In addition to paying the Base Rent specified in
             ----------------
SECTION  3.1  of  this  Lease,  Tenant  shall pay "Tenant's Share" of the annual
------------
"Direct  Expenses,"  as  those  terms are defined in SECTIONS 3.3.7 and 3.3.2 of
                                                     --------------     -----
this Lease, respectively, to the extent such Direct Expenses are in excess of the amount of the "Annual Direct Expense Allowance" as that term  is  defined  in  SECTION  3.3.1  of this Lease multiplied by the number of
                       --------------
rentable square feet in the Premises. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this ARTICLE 3 as Additional Rent shall be
                                         ----------
payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this ARTICLE 3 shall survive the expiration of the Lease Term. If Tenant's
      ----------
Share  of  the Direct Expenses (as defined in SECTION 3.3.2) incurred during the
                                              -------------
first twelve (12) months of the Lease Term, on a per rentable square foot basis, exceeds the Annual Direct Expense Allowance, Landlord shall elect, which


                                      -18-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
election shall be subject to the approval of the entities, if any, holding trust deed liens on the Building (collectively, the "Lien Holders"), to either (A) permanently increase the Annual Direct Expense Allowance to be equal to the amount of Tenant's Share of Direct Expenses incurred during the first twelve
(12) months of Lease Term, or (B) grant Tenant a one-time credit from Landlord against the next installments of Base Rent, estimated Additional Rent and parking charges coming due, in an amount equal to the net present value of the annuity stream which consists of monthly payments in the amount of one-twelfth (1/12) of said excess of Tenant's Share of the Direct Expenses on a per rentable square foot basis over the Annual Direct Expense Allowance (multiplied by the number of rentable square feet in the Premises) which monthly payments would have continued over the remaining fourteen (14) years of the Lease Term, calculated utilizing the discount rate of the Federal Reserve Bank of San Francisco plus 1% at the time of payment. Alternatively, if Tenant's Share of the Direct Expenses, on a per rentable square foot basis, incurred during the first twelve (12) months of the Lease Term are actually less than the Annual Direct Expense Allowance, the Annual Direct Expense Allowance shall be permanently reduced for the entire Lease Term to the amount of the Direct Expenses per rentable square foot actually incurred during the first twelve (12) months of the Lease Term. For example, if the Direct Expenses on a per rentable square foot basis for the first twelve (12) months of the Lease Term are Eight Dollars and seventy-two cents ($8.72) and if the discount rate of the Federal Reserve Bank of San Francisco is 5%, then, Tenant shall be entitled to a one-time credit as aforesaid equal to Six Dollars and eighty cents ($6.80) per square foot of rentable area in the Premises. If the Direct Expenses on a per rentable square foot basis for the first twelve (12) months of the Lease Term are Seven Dollars and eighty cents ($7.80), then the Annual Direct Expense Allowance shall be reduced to Seven Dollars and eighty cents ($7.80) for the balance of the initial Lease Term.

     3.3     Definitions  of  Key Terms Relating to Additional Rent.  As used in
             ------------------------------------------------------
this  ARTICLE  3,  the  following  terms shall have the meanings hereinafter set
      ----------
forth.

          3.3.1     The  "Annual  Direct  Expense Allowance" shall be the amount set  forth  in  SECTION  7.2  of  the  Summary.
                ------------

          3.3.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses".

          3.3.3 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls through and including the calendar year in which the Lease Term expires; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

          3.3.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays during any Expense Year because of or in connection with the ownership, management, maintenance, repair or operation of the Project, except as is hereinafter expressly provided.
Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating,


                                      -19-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections (not due to Landlord's negligence or willful misconduct in the management of the Project) and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal, private or public shuttle service or parking program; (iii) the cost of all insurance carried by Landlord in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking structure and parking area repair, restoration, and maintenance including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting and professional fees, of all contractors and consultants engaged by Landlord or reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project, or any portion thereof; (vii) payments under any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder or, if Landlord manages the Project or Building itself, without a third party manager, an imputed management fee); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Project, or any portion thereof, including employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project, or any portion thereof; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, covenants, conditions, or restrictions or instrument pertaining to the sharing of costs by the Building or Project, or any portion thereof; (x) operation, repair and maintenance of all "Systems and Equipment," as that term is defined in SECTION 3.3.5 of this Lease, and components thereof; (xi) the cost of
    --------------
janitorial services, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements, or repairs to the Project, or other costs incurred in connection with the Project which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord, or made to the Project, or any portion thereof, after the Lease Commencement Date that are required under any governmental law or regulation that was not a requirement for the Project prior to the date which is (a) with respect to work on a particular floor of the Building, the date of delivery to Tenant of the particular floor of the initial Premises on which such work is required, and (b) with respect to work within the Project not on a particular floor of the Building, the date of delivery of the final floor of the initial


                                      -20-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Premises; provided, however, that each such permitted capital expenditure, as well as those permitted pursuant to SECTIONS 6.1.1 or 19.27, below (but not
                                         --------------    -----
including any "Premises Obligations" or "Compliance Obligations," as those terms are defined in such Sections), shall be amortized (including interest on the unamortized cost at Landlord's actual cost of funds) over its useful life as reasonably determined by Landlord; and (xiv) costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in SECTION 3.3.6, below. If
                                                       -------------
Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year (including the first twelve (12) months of the Lease Term for purposes of the calculations required pursuant to Section 3.2), Landlord shall make an
                                      ------------
appropriate adjustment ("GROSS-UP ADJUSTMENT") to the variable components of Operating Expenses for such year employing sound real estate accounting and management principles as now or hereafter accepted, to determine the amount of Operating Expenses that would have been paid had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Notwithstanding the terms of this SECTION 3.3, Operating Expenses shall not include:
          ------------

                (A) costs associated with the operation of the business of the ownership or entity which constitutes Landlord, as distinguished from the costs of Building and Project operations, including, but not limited to, partnership, corporation or limited liability company accounting and legal matters, costs of defending any lawsuits with any mortgagee or ground lessor (except as the actions of Tenant may be at issue), costs of selling, syndicating, financing or refinancing, mortgaging or hypothecating any of Landlord's interest in the Building or Project, costs of any disputes between Landlord and its employees (if any) not engaged directly in Building and Project operations, disputes of Landlord with Building management or outside fees paid in connection with disputes with other individual tenants;

                (B) costs incurred in connection with the original construction of the Building or Project (including the Parking Structure), or in connection with the addition or deletion of floors or construction of additional buildings or parking structures;

                (C) depreciation, interest and principal payments on mortgages or other debt costs, if any, except as otherwise provided in this
SECTION  3.3.4;
--------------

                (D) costs of correcting defects or deficiencies in the initial design or construction of the Building or Project, which defects or deficiencies are discovered during the first two (2) Lease Years, or costs of correction resulting from the failure to comply with laws, codes and regulations, in effect prior to the date which is (a) with respect to work on a particular floor of the Building, the date of delivery to Tenant of the particular floor of the initial Premises on which such work is required, and (b) with respect to work within the Project not on a particular floor of the Building, the date of delivery of the final floor of the initial Premises;


                                      -21-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                (E) expenses directly resulting from the gross negligence or willful misconduct of Landlord, its agents, contractors or employees;

                (F) legal fees, space planner fees, real estate broker leasing commissions and advertising expenses incurred in connection with this Lease or future leasing of the Building or Project;

                (G) costs resulting from the occurrence of actual losses against which Landlord is required to carry property damage insurance pursuant to this Lease to the extent Landlord is actually reimbursed by its insurance carrier or Tenant's or any other insurance carrier for such costs or, if Landlord elects to self-insure such costs (as permitted pursuant to SECTION
                                                                         -------
7.2.3.2),  to  the  extent Landlord would have been entitled to reimbursement by
-------
its insurance carrier had Landlord actually obtained the property damage insurance required to be carried by Landlord pursuant to SECTION 7.2 hereof;
                                                             -----------

                (H) costs of restoration of, or repair to, the Building or improvements in the Project as a result of the condemnation thereof for which an award has been made to Landlord;

                (I) any bad debt loss, rent loss or reserves for bad debt loss or rent loss;

                (J) the cost of services not included in Standard Tenant Services provided to other tenants in the Building or Project and not provided to Tenant;

                (K) the salaries of executives and employees of Landlord or any Affiliate above the level of property manager (other than the Building's engineers), except to the extent they may be engaged in directly providing management and building operation services described in this SECTION 3.3.4;
                                                                  -------------

                (L) fees (including legal and accounting fees), wages, salaries and other compensation to the extent allocable to services not rendered in connection with the management, operation, security, repair or maintenance of the Building or the Project;

                (M) fines and penalties, except to the extent incurred as a consequence of Tenant's failure to perform any of its obligations hereunder;

                (N) amounts paid by Landlord, pursuant to any ground lease, if any;

                (O) costs of new types of insurance coverage obtained during the Lease Term and not included within the types of insurance required to be carried by Landlord pursuant to the terms of SECTION 7.2, below, unless (a)
                                                  -----------
Landlord has or will have retroactively grossed-up the Annual Direct Expense Allowance by the amount which would have been incurred by Landlord during the first twelve (12) months of the Lease Term had such costs actually then been incurred, (b) such insurance coverage is a new type of insurance which was not


                                      -22-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
required to be carried by Landlord hereunder as of the Lease Commencement Date but which is then customarily being carried by landlords of the Comparable
Buildings, or (c) if such new insurance coverage replaces or supersedes insurance coverage previously carried pursuant to the terms of SECTION 7.2,
                                                                    -----------
below, then the costs for such coverage shall be excluded from Operating Expenses only to the extent the cost of such new insurance exceeds the cost of the original insurance;

                (P) Costs of decreasing the amount of the "deductible" (or otherwise increasing the amount of coverage, not including any increase based on an inflationary increase in the replacement cost of the Project, against which Landlord is protected by insurance) after the first twelve (12) months of the Lease Term, under the types of insurance required to be carried by Landlord pursuant to the terms of Section 7.2, below, unless Landlord has or will have retroactively grossed-up the Annual Direct Expense Allowance by the amount which would have been incurred by Landlord during the first twelve (12) months of the Lease Term had the amount of the deductible been so decreased or the amount of coverage been so increased at that time;

                (Q) any Operating Expenses incurred in connection with space in the Building or Project devoted to retail use except to the extent such space is included in the denominator when calculating Tenant's Share;

                (R) costs of Alterations or tenant improvements to the Premises or the premises of other existing tenants except as otherwise provided in this SECTION 3.3.4;
          --------------

                (S) costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed for such costs other than through Operating Expense pass throughs;

                (T) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or the Project except as otherwise provided in this
SECTION  3.3.4,  or  incurred  in renovating or otherwise improving, decorating,
--------------
painting or redecorating vacant space for tenants or other occupants of the Building or the Project;

                (U) costs incurred by Landlord for improvements which are considered capital expenditures under generally accepted accounting principles, consistently applied, except those set forth in SECTIONS 3.3.4 (XII) or (XIII)
                                                  --------------------    ------
above  or  SECTION  6.1.1  or  19.27  below;
           --------------      -----

                (V) costs of the initial construction or costs directly related to the initial construction of the Building, the Tenant Improvements, the Parking Structure and/or, during the first two (2) Lease Years, for correcting structural or latent defects in construction of any of the foregoing;


                                      -23-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                (W) expenses in connection with Standard Tenant Services or other benefits which are not provided to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building or Project without direct charge;

                (X) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (excluding parking);

                (Y) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be part of the original construction of the Building or Project, except equipment not affixed to the Building which is used in providing janitorial, landscaping or similar services or except as otherwise expressly provided in item (T) above;

                (Z) electric power costs to the extent any tenant directly contracts with the local public service company;

                (AA) advertising and promotion expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs, except for building directories or building standard signage;

                (BB) any recalculation of or additional Operating Expenses which were ostensibly incurred more than three (3) years prior to the Lease Year in which Landlord proposes that such costs be included in Operating Expenses;

                (CC) the costs for any repairs or replacements of machinery or equipment in the Building or Project, if such costs would not have been necessary had Landlord properly maintained such machinery or equipment or had maintained service and/or maintenance contracts after the Lease Commencement
Date with respect to such machinery or equipment, and such service and/or maintenance contracts would typically have been carried by landlords of Comparable Buildings; provided that this exclusion shall only apply to the extent that the costs so expended on repairs or replacements after the first twelve (12) months of the Lease Term actually and materially exceed the amount which Landlord would have paid for the service and/or maintenance contract which Landlord failed to maintain;

                 (DD) costs for maintenance and/or service contracts for Systems and Equipment, as that term is defined in SECTION 3.3.5, in the Building
                                                  -------------
or the Project, unless (i) the cost of such maintenance or service contracts was included in the calculation of Direct Expenses for the first twelve (12) months of the Lease Term, (ii) Landlord has or will have retroactively grossed-up the amount of the Annual Direct Expense Allowance by the amount which would have been incurred by Landlord during the first twelve (12) months of the Lease Term had such maintenance and/or service contract then been maintained, (iii) such maintenance and/or service contracts are for new equipment or systems that replaced previous equipment or systems, where the amortized cost of such


                                      -24-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
replacement  equipment  is  includable in Operating Expenses pursuant to SECTION
                                                                         -------
3.3.4(XIII)  above,  (iv)  such maintenance and/or service contract improves the
-----------
level of services being provided to Tenant (provided that Tenant gives it prior written consent thereto, which consent shall not be unreasonably withheld), or
(v) such maintenance and/or service contract is first typically carried by landlords of Comparable Buildings after (and not before) the expiration of the first twelve (12) months of the Lease Term; and

                (EE) management fees (actual or imputed) in excess of three and one-half percent (3-1/2%) of the annual gross revenues for the Building and Real Property (including parking revenues) adjusted to reflect a one hundred percent (100%) occupancy of the Building with all tenants paying rent.

               Operating Expenses shall be net of all cash, trade or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the operation of the Building or Project. Landlord shall use reasonable efforts to make payments for goods, utilities and services in a timely manner to avoid any late payment penalties. In the calculation of Operating Expenses, no expense shall be charged more than once, and all payments from tenants made to Landlord for goods and services provided, the cost of which are included in Operating Expenses, shall be treated as an offset.

          3.3.5 "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, conduit, pipe, bus duct, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity, elevators or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Project in whole or in part (but not including such items to the extent they form a part of the Tenant Improvements).

          3.3.6 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project.

                    3.3.6.1  Tax  Expenses  shall  include,  without limitation:

                     (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof;


                                      -25-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                     (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

                     (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

                     (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

               3.3.6.2 With respect to any assessment that may be levied against, upon, or in connection with the Project, or any portion thereof, and may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year.

               3.3.6.3 If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed upon the owner or owners of the Project, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Project, or any portion thereof, shall be included within the term "Tax Expenses" except that the same shall not include any enhancement of said tax attributable to income other than from the Property.


                                      -26-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

               3.3.6.4 Any expenses reasonably incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

               3.3.6.5 Tax refunds shall be deducted from Tax Expenses in the Expense Year to which such refunds apply.

               3.3.6.6 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Correspondingly, if Tax Expenses for any period during the Lease Term or any extension thereof are decreased after payment thereof for any reason including, without limitation, error or reassessment by applicable governmental or municipal authorities, and Landlord receives a refund of same, Landlord shall forthwith refund to Tenant Tenant's Share of any such refund. The provisions of this SECTION 3.3.6.6 shall survive the expiration or
                                 ---------------
earlier  termination  of  the  Lease  Term.

               3.3.6.7 Notwithstanding anything to the contrary contained in this SECTION 3.3.6 (except as set forth in SECTIONS 3.3.6.1 and 3.3.6.3, above),
     -------------                         ----------------     -------
there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) penalties or interest for late payment of Tax Expenses (unless due to Tenant's failure to timely pay such amounts to Landlord under this Lease), (iv) Tax Expenses allocable to any capital improvement  to  the  Building  made  by  Landlord,  if the cost of such capital improvement  is  excluded from Operating Expenses pursuant to SECTION 3.3.4, and
                                                              -------------
(v)  any  items  paid  by  Tenant  under  ARTICLE  9  of  this  Lease.
                                          ----------

               3.3.7     "Tenant's  Share"  shall  have the meaning set forth in
SECTION  7  of the Summary.  To the extent the number of rentable square feet of
----------
the Premises changes throughout the Lease Term, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such Expense Year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

     3.4     Allocation  of  Direct  Expenses.  Direct  Expenses  are determined
             --------------------------------
annually for the Project as a whole. Since the Building is only one of the buildings which constitute the Project, Direct Expenses shall be allocated by Landlord, as provided below, to both the tenants of the Building and to the tenants of the Adjacent Building. The portion of Direct Expenses allocated to the tenants of the Building shall consist of (i) all Direct Expenses attributable solely to the Building and (ii) an equitable portion (based upon the ratio of the number of rentable square feet in the Building to the total number of rentable square feet in the Project) of Direct Expenses attributable to the Project as a whole after subtracting the Direct Expenses attributable solely to the Building and the Adjacent Building.


                                      -27-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     3.5     Calculation  and  Payment  of Additional Rent.  Tenant shall pay to
             ---------------------------------------------
Landlord,  in  the manner set forth in SECTION 3.5.1, below, as Additional Rent,
                                       -------------
an amount equal to the amount by which Tenant's Share of Direct Expenses for each Expense Year exceeds Tenant's Share of the Annual Direct Expense Allowance.

          3.5.1     Statement  of  Actual Direct Expenses and Payment by Tenant.
                    -----------------------------------------------------------
Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of such Direct Expenses in excess of Tenant's Share of the Annual Direct Expense Allowance. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year in excess of Tenant's Share of the Annual Direct Expense Allowance, less the amounts, if any, paid during such Expense Year as "Estimated Additional Rent," as that term is defined in SECTION 3.5.2, below. If the first or last Lease
                               -------------
Year does not coincide with an Expense Year, Direct Expenses and the Annual Direct Expense Allowance shall be appropriately prorated based upon the actual number of days of the Lease Term in such Expense Year. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this ARTICLE 3. Even though
                                                         ---------
the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord any unpaid amounts described herein within thirty (30) days of invoice. The provisions of this
SECTION  3.5.1  shall survive the expiration or earlier termination of the Lease
--------------
Term.

          3.5.2     Statement  of  Estimated  Direct  Expenses.  In addition, as
                    ------------------------------------------
soon as possible after the start of each Expense Year, but no later than concurrently with the delivery of the Statement, Landlord shall furnish Tenant with a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year will be and the estimated amount of Tenant's Share of Direct Expenses for the then-current Expense Year in excess of Tenant's Share of the Annual Direct Expense Allowance (the "ESTIMATED ADDITIONAL RENT"). Landlord shall have the right to adjust the Estimate Statement from time to time during any Expense Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Additional Rent under this ARTICLE 3. Thereafter, Tenant shall pay, with its next
                   ----------
installment of Base Rent due, a fraction of the Estimated Additional Rent for the then-current Expense Year (reduced by any amounts paid pursuant to the penultimate sentence of this SECTION 3.5.2). Such fraction shall have as its
                                 -------------
numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Additional Rent set forth in the previous Estimate Statement delivered by Landlord to Tenant.


                                      -28-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Notwithstanding the foregoing content of this SECTION 3.5.2, Tenant shall not be
                                              -------------
obligated to pay any Estimated Additional Rent during any Expense Year prior to the expiration of the first twelve (12) months of the Lease Term.

     3.6     Landlord's  Books  and Records.  Landlord shall utilize or cause to
             ------------------------------
be utilized accounting records and procedures for each Expense Year conforming to sound real estate accounting principles consistently applied with respect to all of the Direct Expenses for each Expense Year including, without limitation, all payments of Direct Expenses. In the event that any other tenant in the Building performs an audit of Landlord's books and records and an adjustment to Direct Expenses is made, the results of such audit shall be sent to Tenant, promptly, to allow Tenant to determine whether Tenant is entitled to a corresponding adjustment, irrespective of the expiration of the Review Period (as hereinafter defined) for the particular Expense Year for which the adjustment was made. For a period of ninety (90) days after receipt by Tenant of a Statement (the "REVIEW PERIOD"), Tenant shall have the right to dispute the amount of Additional Rent due from Tenant as set forth in the Statement, by giving written notice to Landlord, whereupon Tenant's employees or an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm) designated by Tenant, shall have the right during normal business hours, to inspect and/or audit Landlord's books and records with respect to both the Statement most recently received by Tenant, as well as with respect to the Statement applicable to the previous Expense Year, at Landlord's or the Building Managers office. However, Tenant's right to inspect and/or audit Landlord's books and records, as aforesaid, shall be subject to the following: (i) Tenant is not then in default of the payment of Base Rent after expiration of any applicable cure period, and (ii) Tenant is not then in default of the payment of Tenant's Share of Direct Expenses after expiration of any applicable cure period, provided that for purposes of this item (ii), only, Tenant shall not be deemed to be in default of the payment of Tenant's Share of Direct Expenses if Tenant is disputing, and withholding, a portion of Tenant's Share of Direct Expenses reasonably and in good faith, by notice delivered to Landlord on or prior to the due date of such Direct Expenses, and the amount of Direct Expenses withheld by Tenant does not exceed an amount equal to the amount of Additional Rent set forth in the most recent Statement received by Tenant minus the amount of Additional Rent set forth in the Statement for the immediately preceding Expense Year. Landlord shall be obligated to keep such books and records for all Expense Years until three (3) years following the expiration of the Review Period for the previous Expense Year, or such longer period as may reasonably be required in order to conduct an audit or arbitration, should Tenant become entitled to same, pursuant to the provisions of this SECTION 3.6 or SECTION 19.41. Tenant and such accountant
                      ------------    -------------
shall use their commercially reasonable efforts to cause their respective agents and employees to maintain all information contained in Landlord's records in strict confidence, and such accountant shall agree, in writing, that it will not represent any other tenants or occupants of the Project in connection with any review of the Building Operating Expenses. Landlord shall cooperate with Tenant during the course of such inspection or audit, and Landlord agrees, during normal Building hours, to make those of its personnel available to Tenant as are reasonably necessary to conduct such inspection or audit, in which event no inspection or audit shall last more than ten (10) business days (or, provided Tenant is conducting such inspection or audit with due diligence, such longer period as may reasonably be required) in duration for any Expense Year audited. Tenant's representatives shall be entitled to make photostatic copies of such records at Landlord's or the Building manager's office , provided Tenant bears the expense of such copying. If, after such inspection, Tenant still disputes


                                      -29-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
such Additional Rent, Landlord and Tenant shall submit such dispute to arbitration pursuant to the terms of SECTION 19.41, below, at Tenant's sole cost
                                     -------------
and expense; provided that if the determination of such arbitration is that the Direct Expenses set forth in the Statement were overstated by more than three percent (3%), then, the cost of such arbitration and of Tenant's audit or inspection of Landlord's books and records shall be paid for by Landlord. Promptly following the parties receipt of such determination, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification, with interest at the Interest Rate from the date due until paid, in the case of payments by Tenant to Landlord, or with interest at the Interest Rate from the date paid until reimbursed, in the case of reimbursements by Landlord to Tenant. The payment by Tenant of any Additional Rent pursuant to this ARTICLE 3 shall
                                                                 ---------
not preclude Tenant from questioning the correctness of any Statement delivered by Landlord, provided that the failure of Tenant to object thereto prior to the expiration of the applicable Review Period shall be conclusively deemed Tenant's approval of all Statements no longer subject to inspection and/or audit by
Tenant, as provided above, except in the case of fraud by Landlord or its employees or agents. Once Tenant invokes the rights set forth in this SECTION
                                                                         -------
3.6  pursuant  to  the terms of this SECTION 3.6, Landlord and Tenant agree that
---                                  -----------
this  SECTION  3.6  shall  be  the sole method to be used by them to dispute the
      ------------
amount of any Direct Expenses payable or not payable by Tenant pursuant to the terms of this Lease, and Landlord and Tenant hereby waive any right at law or in equity or as otherwise provided by this Lease relating to any such subject matter.

                                    ARTICLE 4

                                  STORAGE SPACE

     4.1     Storage  Area.  Commencing  as  of  the Lease Commencement Date and
             -------------
continuing throughout the initial Lease Term and the Renewal Option Terms (if applicable), Tenant shall lease from Landlord and Landlord shall lease to Tenant that certain storage area, containing 8,062 rentable square feet of space, located in the basement level of the Building and shown on Exhibit G attached
                                                              ---------
hereto ("STORAGE AREA"). Prior to commencing construction of any tenant improvements in the Storage Area (which construction shall in no event be commenced before it is legally permissible to do so), Tenant shall identify which portions of the Storage Area, if any, shall be designated as permitting "human occupancy" and such tenant improvements shall be constructed by Tenant in accordance with the terms of the Tenant Work Letter. The Storage Area shall be delivered by Landlord to Tenant in its "as-is" condition, but shall include, at a minimum, adequate electrical service and ventilation.

     4.2     Annual  Storage  Rent.  The annual rental rate for the Storage Area
             ---------------------
("ANNUAL  STORAGE  RENT")  shall  be  as  set forth in SECTION 12 of the Summary
                                                       ----------
during the initial fifteen (15) year Lease Term and shall be determined as a separate component of the Option Rent during any Renewal Option Terms. Such Annual Storage Rent shall be payable in twelve (12) equal monthly installments on the first day of each month in advance during the Lease Term at the same time and in the same manner as Base Rent for the Premises. In the event the Annual Storage Rent is not paid when due, Landlord shall have the same rights as provided in ARTICLE 12 of this Lease for unpaid Rent. Tenant's Share shall not
             ----------
be  increased  as  a  result  of  Tenant's  leasing  of  the  Storage  Area.


                                      -30-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     4.3     Indemnification.  Except  to  the  extent  any loss, costs, damage,
             ---------------
expense or liability is caused by (i) any default by Landlord in the observance or performance of any of the terms, covenants or conditions to be observed or performed by Landlord under this Lease, or (ii) the negligence or willful misconduct of Landlord or any of its agents, employees, contractors, or licensees, Tenant hereby indemnifies, defends, protects and holds Landlord harmless from any and all loss, cost, damage, expense and liability, whether foreseeable or not, from any cause whatsoever, that Tenant may suffer to its personal property located anywhere in the Storage Area or that it or its agents, employees, principals, invitees, or licensees may suffer as a direct or indirect consequence of Tenant's lease of or use of the Storage Area or access areas to the Storage Area. In addition, Tenant hereby agrees to indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, damage, liability, expense, claim, action or cause of action of any third party, whether foreseeable or not, resulting as a direct or indirect consequence of Tenant's lease or use of the Storage Area or access areas to the Storage Area.

     4.4     Use  of  Storage Area.  Except as herein expressly provided, Tenant
             ---------------------
agrees not to store any flammable or highly combustible materials in the Storage Area. Tenant also agrees not to store excess or highly concentrated waste in the Storage Area; it shall be Tenant's responsibility to obtain from Landlord the tolerable limits thereof. Tenant agrees to use the Dead Storage Area solely for storage purposes (e.g., files, clerical supplies, business forms) and not as office space. Tenant agrees that Landlord and its agents may enter and inspect the Storage Area and any goods stored therein during regular business hours upon giving twenty-four (24) hours prior notice to Tenant and so long as accompanied by a representative of Tenant. Tenant shall, at its sole cost and expense, deliver to Landlord a key for any locks installed by Tenant for Landlord's emergency entrance purposes. Except as the provisions of ARTICLE 10 may be
                                                               ----------
applicable to the use of the Storage Area, Landlord shall have no obligation to maintain or repair the Storage Area. Tenant shall have the right to use that portion of the Storage Area identified as permitting "human occupancy" for any lawful purpose, provided that Tenant fully complies with all laws, rules, regulations, ordinances and the recommendations of Insurance Service Offices, and provided that Tenant performs such alterations and improvements, (i) in such "human occupancy" Storage Area as may be required by the Building Department of the City of Los Angeles and (ii) in such other portions of the Storage Area as may be required by the City for hallways, restrooms, shafts, ducts, machine and equipment rooms and all other purposes collateral to or in support of human occupancy of such portion of Tenant's Storage Area. Landlord agrees to provide its regular building HVAC and electrical services at Tenant's expense as Additional Rent. Subject to the foregoing, Tenant shall have the right at any time during the Lease Term, to change any portion of the Storage Area from "dead storage" to "human occupancy" storage or from "human occupancy storage" to "dead storage"; provided that before doing so Tenant shall give Landlord at least sixty (60) days written notice of such intended change. Whenever that occurs, Landlord and


                                      -31-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Tenant  shall execute an amendment to this Lease modifying EXHIBIT G and ARTICLE
                                                           ---------     -------
12  of  the  Lease Summary, accordingly.  Tenant agrees not to permit any odors,
--
fumes or gases to escape from any portion of the Storage Area or in to the Building HVAC system, nor shall Tenant permit any vibrations or noise to emanate from said Storage Area if that would impact other tenants in the Building.

     4.5     Assignment  and  Sublease.  The  Storage Area may not be separately
             -------------------------
assigned or subleased by Tenant or otherwise transferred by Tenant, except in connection with any transfer permissible pursuant to the terms of ARTICLE 11 of
                                                                   ----------
this  Lease.

     4.6     Incorporation  of  Lease  Provisions.  The provisions of this Lease
             ------------------------------------
with regard to the Premises, to the extent applicable and not inconsistent with the provisions of this ARTICLE 4, shall be deemed to apply to the Storage Area
                         ---------
as though the Storage Area is part of the Premises, and as though the Annual Storage Rent is part of the Base Rent.

                                    ARTICLE 5

                                 USE OF PREMISES

     5.1     Permitted  Use.  Tenant  shall  use the Premises solely for general
             --------------
office purposes as herein provided and, also, for any other legally permitted use which is consistent with the character of the Project (i.e., as a first-class office building project), and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, Storage Area, all Building Common Area and all Project Common Area, including the Parking Structure, twenty-four (24) hours per day, seven (7) days per week, during the Lease Term. Tenant shall have the right to use the ground floor of the Premises to service drive-in claims. Landlord hereby agrees that, (i) during the Lease Term, as required by and subject to the terms of SECTION 19.27,
                                                                  -------------
below, Landlord shall comply with all laws, statutes, ordinances, building codes and governmental regulations, all covenants and restrictions of record applicable to the Project, (ii) during the Lease Term, all requirements of Landlord's insurance carriers covering the Project will permit Tenant to use and occupy the Premises for general office purposes, and (iii) there will be no legal requirements which are the responsibility of Landlord under this Lease and/or physical impediments relating to the manner of construction of the Building as required of Landlord under this Lease that would as of the Lease Commencement Date (or to the best of Landlord's knowledge would thereafter) have the effect of materially impairing or prohibiting Tenant's permitted use of the Storage Area, all Building Common Area, or all Project Common Area, including the Parking Structure.

     5.2     Prohibited  Uses.  Tenant  further covenants and agrees that Tenant
             ----------------
shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT E, attached hereto, or in violation of the
                              ---------
laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local, municipal or county governing body or other lawful authorities or quasi-governmental agencies having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to "Hazardous Material", as that term is defined in SECTION 19.25.4 below. Notwithstanding the provisions
                          ---------------
of  Rule  15  of  the Rules and Regulations attached hereto as EXHIBIT E, Tenant
                                                               ---------
shall have the right to utilize portions of the Premises located on the ground floor of the Building for the operation of a kitchen/dining room or cafeteria exclusively for use of Tenant's employees and business invitees, provided that such use is not otherwise in violation of the aforesaid federal, state, county


                                      -32-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
and city laws, codes, ordinances, and governmental rules and regulations thereunder.

     5.3     CC&Rs.  Tenant  agrees  to  subordinate  this Lease to the terms of
             ------
that certain "Declaration and Agreement Establishing Covenants, Conditions and Restrictions and Grants of Easements" (as and to the extent amended from time to time, the "CC&RS") attached hereto as EXHIBIT P, which CC&Rs may be recorded on
                                       ---------
the Property after the date hereof. To evidence Tenant's subordination of this Lease to the CC&Rs, Tenant shall execute and deliver to Landlord, concurrently herewith, a "Subordination Agreement" in the form attached hereto as EXHIBIT Q.
                                                                      ---------
Landlord covenants and agrees that the provisions of the CC&Rs and Tenant's subordination thereto under the terms of the Subordination Agreement referred to below, may never be construed in a manner that would materially impair (i) Tenant's use of the Premises or (ii) the exercise by Tenant of the rights conferred upon Tenant pursuant to the terms of this Lease, or that would include in Operating Expenses pursuant to Section 3.3.4(ix) any "costs, expenses and amounts" falling within the definition of "Common Expenses" in the CC&Rs (including administrative fees), that would otherwise not be included in (or would be expressly excluded from) Operating Expenses under the provisions of
Section 3.3 hereof. Tenant agrees that Landlord may, without Tenant's prior consent, modify the terms of the CC&Rs without affecting Tenant's agreement to subordinate this Lease thereto, so long as such modifications do not materially and adversely affect Tenant's rights or obligations under this Lease. Except as aforesaid, Landlord may modify the CC&Rs only with Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed and which shall be deemed to have been given by Tenant to Landlord if Tenant does not respond to Landlord's request for consent within fifteen (15) business days after Landlord's delivery of such request to Tenant.

                                    ARTICLE 6

                 MAINTENANCE, REPAIRS, ADDITIONS AND ALTERATIONS

     6.1     Repairs.
             -------

          6.1.1     Duties  to  Repair.  The  construction  of  the  tenant
                    ------------------
improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this ARTICLE 6. Except as provided in ARTICLES 8,
                                   ---------                         -----------
13  AND  19,  Landlord shall maintain and repair the Building, the Common Areas,
-----------
and the "Parking Structure," as that term is defined in SECTION 18.1.  All costs
                                                        ------------
incurred by Landlord in performing such maintenance and repairs pursuant to the terms of this SECTION 6.1.1 (but not including the "Premises Obligations") as
                 -------------
that term is defined below) shall be included in Operating Expenses to the extent permitted under the terms of ARTICLE 3 of this Lease. Landlord shall
                                        ---------
also  maintain  and  repair  the Tenant Improvements (as that term is defined in
SECTION  2.1  of  the  Tenant  Work Letter) and the Alterations (as that term is
------------
defined  in  SECTION  6.2  hereof)  (the  maintenance  and  repair of the Tenant
             ------------
Improvements and the Alterations being collectively referred to as the "PREMISES OBLIGATIONS"). Costs incurred by Landlord in connection with the Premises Obligations shall not be included in Operating Expenses, but shall be billed directly to Tenant as Additional Rent, and paid by Tenant to Landlord concurrent with the next payment of Base Rent due hereunder. Landlord may enter the Premises at all reasonable times to perform its Premises Obligations, and, when reasonably required, to perform maintenance and repairs to other parts of the Project or to any equipment located in the Project, as Landlord shall desire or


                                      -33-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
deem necessary, or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided that, in any event, Landlord shall use commercially reasonable efforts to perform any such work other than during "Building Hours," as that term is defined below in
SECTION 10.1.1.  Subject to SECTION 6.1.2, Tenant hereby waives and releases its
      --------              -------------
right  to make repairs at Landlord's expense under SECTIONS 1941 and 1942 of the
                                                   -------------     ----
California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

          6.1.2     Tenant's  Right  to  Make  Repairs.
                    ----------------------------------

               6.1.2.1          Tenant's  Actions.  If Tenant provides notice to
                                -----------------
Landlord of an event or circumstance which requires the action of Landlord with respect to an obligation of Landlord under the terms of SECTION 6.1.1 or 10.1 of
                                                        -------------    ----
this Lease, and Landlord fails, within a reasonable time period, to provide or commence to provide such action as required by the terms of this Lease, then, Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice to Landlord and any beneficiary of a trust deed or other similar instrument encumbering the Building or ground lessor under a ground lease encumbering the Building (collectively, the "LENDER") (provided that Tenant has been given the name and address of any such Lender) specifying that Tenant is taking such required action, and if such action was required under the terms of SECTION 6.1.1 or 10.1 of this Lease to be taken by Landlord
                     -------------    ----
(and if such action does not relate to the Premises Obligations), then, notwithstanding the provisions of SECTION 7.1, Tenant shall be entitled to
                                      ------------
prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action, and such costs and expenses actually reimbursed by Landlord shall, notwithstanding anything to the contrary set forth in this Lease, be included in Operating Expenses. If such action relates to the Premises Obligations, Tenant shall, notwithstanding anything to the contrary set forth in this Lease, not be entitled to reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action, but such costs and expenses shall not be included in Operating Expenses. Notwithstanding the foregoing, in the  event  of  an  "Emergency Condition," as that term is defined below in this
SECTION  6.1.2.1, Tenant shall immediately notify Landlord and Lender, either in
----------------
writing or orally with an immediate follow-up notice in writing, that an Emergency Condition exists. If an Emergency Condition exists and Tenant has so notified Landlord, but Landlord fails to initiate the required remedial action within a reasonable period of time and fails to continuously work to correct or commence to correct the Emergency Condition, then Tenant shall have the right, but not the obligation, to initiate such remedial action itself. In the event Tenant takes such action, whether or not an Emergency Condition, and such work will affect the Systems and Equipment, structure of the Building or exterior appearance of the Building, Tenant shall use only those contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in the Comparable Buildings. The term "Emergency Condition" shall mean a condition or circumstance, the repair of which is Landlord's responsibility under SECTION 6.1.1 or 10.1 of this Lease, and the correction of which would not
      -------------    ----
require governmental approval or permits and which, if not repaired immediately,


                                      -34-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
would either (i) cause an imminent risk of personal injury to Tenant's employees or customers, or (ii) result in significant damage to Tenant's property.

               6.1.2.2          Payment  of Costs.  If Landlord does not deliver
                                -----------------
a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action for which Tenant is entitled to be reimbursed by Landlord under SECTION 6.1.2.1, above, and which Tenant
                                        ---------------
claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then, notwithstanding the provisions of SECTION 7.1, Tenant shall be entitled to deduct from Rent
                     ------------
payable  by  Tenant  under  this  Lease  the  amount  set forth in such invoice, provided that the total amount of such credit shall be amortized over the remaining Lease Term, with interest on the unamortized portion of such amount accruing at the Interest Rate. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that (i) such action did not have to be taken by Landlord pursuant to the terms of this Lease, (ii) Tenant is not entitled to reimbursement under SECTION 6.1.2.1, or (iii) the charges are excessive (in
                      ----------------
which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent (and shall repay to Landlord any such amounts previously deducted), but as Tenant's sole remedy, Tenant may proceed to institute arbitration proceedings against Landlord pursuant to SECTION 19.41 of this Lease to collect the amount set forth
                     -------------
in the subject invoice. To the extent Tenant appropriately deducts any sums from Rent under this SECTION 6.1.2, and if such sums, had the same been expended
                     -------------
by Landlord, been includable in Operating Expenses pursuant to the terms of this Lease (the "INCLUDABLE DEDUCTED SUMS"), then the amount of such Includable Deducted Sums shall be included in Operating Expenses.

          6.1.3     Telecommunications  Risers.  Upon  the expiration or earlier
                    --------------------------
termination of the Lease Term, provided the same is requested by Landlord prior to Tenant having vacated the Premises, Tenant shall, at Tenant's sole cost and expense, remove the telecommunications cabling located and installed by Tenant or its agents on the floors of Tenant's Premises and in the riser closets of the Building (collectively, the "RISER AREAS") and shall repair any damage to the Premises, Building and/or the systems of the Building, at Tenant's sole cost and expense, resulting from such removal by Tenant. Landlord shall, as an Operating Expense for the Building or the Project, as the case may be, maintain and repair the Riser Areas and the conduit (excluding the lines or cabling located therein) installed in the Riser Areas and the Project Common Area by Landlord, and Landlord shall have access to the Riser Areas in order to satisfy such maintenance and repair responsibilities and to provide telecommunications service (including roof top telecommunications services) to other tenants of the Building or third parties.

     6.2     Alterations  and  Additions.  Tenant  may  make  alterations  and
             ---------------------------
additions to the Premises (collectively, "ALTERATIONS") that will not materially or adversely affect the Building structure, appearance of the Building or the Building Systems and Equipment or other systems or equipment in the Premises without Landlord's consent. Tenant shall give Landlord at least five (5) business days prior notice of such Alterations which do not require Landlord's consent, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria as set forth above in this SECTION 6.2. Any
                                                               -----------
Alterations  which  will  materially or adversely affect the Building structure,


                                      -35-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
appearance of the Building or the Building Systems and Equipment or other systems and equipment in the Premises shall require the prior written consent of Landlord, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed.

     6.3     Manner  of Construction.  When Landlord's consent to Alterations is
             -----------------------
required  as provided in SECTION 6.2, Landlord may impose, as a condition of its
                         -----------
consent to any and all Alterations to the Premises or repairs to the Premises, such reasonable requirements as Landlord in its sole discretion may deem desirable, including, but not limited to the requirements (which may be imposed, if at all, only at the time of Landlord's consent to the Alterations) (i) that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord, or (ii) that Tenant shall, at Tenant's expense, remove any and all Alterations upon the expiration or any early termination of the Lease Term. In any event, any contractor performing mechanical, electrical, plumbing, lifesafety, sprinkler or structural work, shall be approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, all in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to Tenant's obligations under SECTION 19.18 of this
                                                           -------------
Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with SECTION 3093 of the Civil Code of the State of
                               -------------
California or any successor statute, and Tenant shall deliver to the Project management office copies of all applicable permits, lien releases, and appropriate architectural certifications, as well as a reproducible copy of the "as built" drawings of the Alterations.

     6.4     Payment  for  Alterations.  In  the  event  Tenant  orders  any
             -------------------------
Alterations directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable within ten (10) business days of billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. If payment for Alterations is made by Tenant directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to such contractors. If Tenant orders any Alterations directly from Landlord, Tenant shall pay to Landlord a fee in the amount of fifteen percent (15%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. With respect to all Alterations performed by Tenant requiring the prior written consent of Landlord, Tenant agrees to reimburse Landlord for Landlord's reasonable out-of-pocket expenses incurred in connection with Landlord's review and approval of such work, provided that in no event shall such expenses exceed seven and one-half percent (7 1/2%) of the total cost of such work.


                                      -36-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     6.5     Construction Insurance.  In addition to the requirements of ARTICLE
             ----------------------                                      -------
7  of this Lease, in the event that any "Transferee," as that term is defined in
ARTICLE  11 of this Lease (but not the originally-named Tenant or any Affiliate)
-----------
makes any Alterations, prior to the commencement of such Alterations, such Transferee shall provide Landlord with evidence that it carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Landlord pursuant to SECTION 7.2.1 of this Lease. If Tenant
                                         -------------
does not carry such insurance, Tenant shall be deemed to have self-insured for all of the risks covered by such insurance, which self-insurance shall be governed by the terms of SECTION 7.3.5, below. In addition, Landlord may, in
                            ------------
its discretion, require such Transferee to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     6.6     Landlord's  Property.  All Alterations or improvements which may be
             --------------------
installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and, upon the expiration or sooner termination of the Lease Term, shall be and become the property of Landlord. Notwithstanding the foregoing, upon the expiration or earlier termination of the Lease, Tenant may remove all of its personal property, including, without limitation, the items listed on SCHEDULE 5 to
                                                                   ----------
EXHIBIT  C,  and,  additionally,  any  Alterations,  improvements or signs which
---------
Tenant can reasonably substantiate to Landlord were not paid for with any tenant improvement allowance funds provided to Tenant by Landlord, and provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, required that Tenant, at Landlord's election, remove any Alteration upon the expiration or earlier termination of the Lease Term, and with respect to any "Tenant Improvement Removal Items," as that term is defined in SECTION
                                                                         -------
2.1  of  the  Tenant  Work  Letter, Landlord may, by written notice to Tenant at
---
least thirty (30) days prior to the end of the Lease Term, or given concurrently with any earlier notice of termination of this Lease, require Tenant, at Tenant's expense, to remove such Alterations or Tenant Improvement Removal Items and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

     6.7     Additional  Costs.  To  the  extent  that,  as  a  result  of  any
             -----------------
Alterations, the real estate taxes payable with respect to the Building, or the net cost of insurance (required to be carried by Landlord pursuant to the terms of this Lease), are increased, Tenant shall pay to Landlord as Additional Rent one hundred percent (100%) of any such increase in cost; provided, that if Tenant rejects Landlord's assertion, as Landlord's sole remedy, Landlord may proceed to institute arbitration proceedings against Tenant pursuant to SECTION
                                                                         -------
19.41 of this Lease to collect the amount of such claimed increase in Landlord's
-----
cost  of  real  estate  taxes  and/or  insurance.


                                      -37-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                    ARTICLE 7

                                    INSURANCE

     7.1     Indemnification  and  Waiver.  To the extent not prohibited by law,
             ----------------------------
Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD
PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant due to the Project (including claims for worker's compensation of Tenant's employees) or any part thereof or any appurtenances thereof needing repair (including any improvements, materials, or equipment relating to telephone or telecommunication systems), or due to the occurrence of any accident or event in or about the Project, or due to any act or neglect of any tenant or occupant of the Project, including the Premises, or of any other person. The provisions of this SECTION 7.1 shall apply particularly, but not
                                   -----------
exclusively, to damage caused by gas, electricity, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different nature. Tenant further agrees that all personal property upon the Project shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Except as hereinafter provided, Tenant shall indemnify, defend, protect, and hold harmless Landlord and the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in the Premises, including, without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed; (ii) the use or occupancy of the Premises by Tenant, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors, or any person claiming by, through or under Tenant (collectively, "TENANT PARTIES"); (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever; (iv) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in, on or about the Premises or the Project, either prior to, during, or after the expiration of the Lease Term; (v) Tenant's installation, maintenance or operation of its own security system for the Premises (which Tenant shall be entitled to install subject to the terms of
SECTION  10.1.7)  and/or  for  Tenant's  "tie-in" of the security system for the
---------------
Premises into the Building's security system; and (vi) Tenant's maintenance and repairs performed pursuant to SECTION 6.1.2 of this Lease, except as therein is
                               -------------
expressly provided. Notwithstanding the foregoing, Tenant shall not be required to indemnify and hold Landlord and/or the Landlord Parties harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "CLAIMS"): (i) to any person, property or entity resulting from the negligence or willful misconduct of Landlord or its agents, servants, employees or licensees, in connection with Landlord's activities in the Building (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment


                                      -38-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
in the Premises), or the Project, or (ii) resulting from damage to the structure of the Building or to the Systems and Equipment which damage is covered by the insurance policies carried by Landlord or required to be carried by Landlord with respect to the Project (and not within the amount of any deductible permitted pursuant to SECTION 7.2.1 and required to be paid under any such
                         --------------
policy), or (iii) results from any default by Landlord in the observance or performance of any of the terms, covenants or conditions of this Lease on Landlord's part to be observed or performed; and Landlord hereby so indemnifies and holds Tenant harmless from any such Claims; provided further that because Landlord is required to maintain insurance on the Building and Tenant compensates Landlord for such insurance as part of Tenant's Share of Direct Expenses and because of the existence of waivers of subrogation set forth in
SECTION 7.4 of this Lease, Landlord hereby indemnifies and holds Tenant harmless
-----------
from any Claims to any property outside of the Premises or the Common Areas (including the Parking Structure) to the extent such Claims are covered by insurance  required  to  be  carried  by  Landlord,  even  if resulting from the negligent acts, omissions or willful misconduct of Tenant or those of its agents, contractors, servants, employees or licensees. Similarly, since Tenant must carry insurance pursuant to this ARTICLE 7 to cover its personal property
                                        ---------
within the Premises, Tenant hereby indemnifies and holds Landlord harmless from any Claims with respect to property within the Premises, to the extent such Claims are required to be covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees. The provisions of this
SECTION  7.1  shall  survive  the expiration or sooner termination of this Lease
------------
with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from, all liability for consequential damages other than those consequential damages incurred by Landlord in connection with (i) a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, as more particularly provided in SECTION 19.7 of this Lease, (ii)
                                                ------------
Tenant's  use  or  storage  of "Hazardous Materials," as that term is defined in
SECTION  19.25.4,  below,  (iii) Tenant's use of the rights set forth in SECTION
----------------                                                         -------
6.1.2,  above;  or  (iv)  Tenant's breach of the terms of SECTIONS 19.1 or 19.11
                                                          -------------    -----
of this Lease.

     7.2     Landlord's  Insurance.  From  and after the Lease Commencement Date
             ---------------------
and throughout the Lease Term, Landlord shall maintain in full force and effect the policies of insurance set forth below in SECTIONS 7.2.1 THROUGH 7.2.3.
                                                   ----------------------------

          7.2.1     Landlord's  Fire  and  Casualty  Insurance.  Property damage
                    ------------------------------------------
insurance covering the Building (including the Systems and Equipment and the Building telecommunications riser system), the Parking Structure, the Tenant Improvements and the Alterations (but excluding Tenant's personal property) and all other improvements in and about the Common Areas in which Landlord may have an insurable interest, providing protection against all risks of physical loss, inclusive of standard fire and extended coverage insurance, including endorsements against vandalism, malicious mischief and other perils, but excluding, except as set forth below in SECTION 7.2.3, endorsements against
                                             -------------
earthquake, all in amounts not less than one hundred percent (100%) of their full replacement cost valuation from time to time during the Lease Term with deductible amounts which shall not be in excess of the commercially reasonable


                                      -39-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
deductibles under insurance policies as are carried, generally, by prudent landlords of Comparable Buildings. Landlord's obligation to insure the Alterations shall commence only after thirty (30) days prior notice from Tenant setting forth a list of the Alterations to be insured. Landlord's policy shall contain at least twelve (12) months of "rental income loss" coverage payable in instances in which Tenant is entitled to Rent abatement hereunder, and shall include (i) an "extended coverage" endorsement, (ii) a "building laws" and/or "law and ordinance" coverage endorsement (which endorsement may, notwithstanding the foregoing provisions of this SECTION 7.2.1, contain a commercially
                                      --------------
reasonable sublimit) that covers "costs of demolition," "increased costs of construction" due to changes in building codes and "contingent liability" with respect to undamaged portions of the Building, and (iii) an "earthquake sprinkler leakage" endorsement, with each such endorsement to be of a kind required by Landlord or by Lender to assist Landlord in funding its obligations under this Lease to repair and restore the Building (including the Systems and Equipment), the Parking Structure, the Tenant Improvements, the Alterations and the Common Areas. Such policy shall also contain a "stipulated value" endorsement deleting any co-insurance provisions. In addition, Landlord shall maintain "boiler machinery" coverage (and a joint loss agreement if the boiler machinery coverage is issued by a different insurance company than the basic property insurance).

          7.2.2     General  Liability  Insurance.  Comprehensive  general
                    -----------------------------
liability insurance for bodily injury and property damage, adequate to protect Landlord and all additional insureds against liability for (i) the actions of Landlord and Landlord's agents, employees and contractors and (ii) injury to or death of any one or more persons in an occurrence, and for damage to property, arising in connection with the (a) construction or alteration of the Building, the Parking Structure and all improvements in and about the Building Common Areas, (b) the use, operation or condition of the Common Areas, or (c) the condition of the Premises unrelated to Tenant's use. Such insurance shall be in an amount of not less than Ten Million Dollars ($10,000,000.00) Combined Single Limit, which amount shall be increased throughout the Lease Term to the extent of such coverage customarily carried by landlords of Comparable Buildings, and which shall insure against any and all liability of the insured as aforesaid.

          7.2.3     Earthquake  Coverage.
                    --------------------

               7.2.3.1  Landlord  Required Earthquake Insurance.  Subject to the
                        ---------------------------------------
terms  of  SECTION 7.2.3.3, below, Landlord shall, at all times during the Lease
           ---------------
Term, maintain difference in conditions, property damage insurance providing earthquake coverage in an amount at least equal to the "Minimum Coverage Amount," as that term is defined below in this SECTION 7.2.3.1, which insurance
                                                ----------------
(the "EARTHQUAKE INSURANCE") (i) is in a coverage amount equal to at least thirty percent (30%) of the "Replacement Cost", as that term is defined below, and which covers the Building and the Tenant Improvements (but excluding Tenant's personal property) (the aggregate estimated replacement cost of the Building and Tenant Improvements shall be known as the "REPLACEMENT COST"), and
(ii) has a deductible equal the lesser of (A) ten percent (10.0%) (the "DEDUCTIBLE PERCENTAGE") of the Replacement Cost, or (B) $2,000,000.00. The requirements set forth in items (i) and (ii), above, are referred to herein as the "MINIMUM COVERAGE AMOUNT." Notwithstanding anything to the contrary set forth in this Section 7.2.3, the Minimum Coverage Amount may be satisfied by Landlord carrying a single building policy wherein Replacement Cost, for purposes of calculating the coverage amount and deductible, relates only to the


                                      -40-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Building, or a blanket policy, wherein Replacement Cost, for purposes of calculating the coverage amount and deductible, relates to all of the structures covered by such policy.

               7.2.3.2     Self-Insurance.  At  such times during the Lease Term
                           --------------
that Landlord satisfies the "Net Worth Amount" and "Liquidity Amount," as those terms are defined in SECTION 7.3.5.2, below (collectively, the "FINANCIAL
                         ----------------
REQUIREMENTS"), Landlord shall have the right to self-insure the requirement of this SECTION 7.2.3 (the "EARTHQUAKE SELF-INSURANCE").
      --------------

               7.2.3.3  Self-Insurance  Gross-Up.  In  any  Expense  Year during
                        ------------------------
which  Landlord  elects  the  Earthquake Self-Insurance, as set forth in SECTION
                                                                         -------
7.2.3.2,  above,  at  Landlord's election, Direct Expenses for such Expense Year
-------
shall be deemed to be increased by an amount equal to what a Minimum Coverage Amount earthquake policy would have cost Landlord during the first Lease Year (even in the event Landlord carried Earthquake Insurance in a greater coverage amount than the Minimum Coverage Amount during such first Lease Year) (the "SELF-INSURANCE GROSS-UP"). If Landlord elects the Earthquake Self-Insurance during only a portion of a particular Expense Year, the Self-Insurance Gross-Up for such Expense Year shall be prorated based on the portion of such Expense Year that Landlord elected the Earthquake Self-Insurance. By way of example only, which example in no way modifies the foregoing, if, but for the Self-Insurance Gross-Up, Direct Expenses in the fifth Lease Year would be $9.00 per square foot; if the annual Direct Expense Allowance is $8.00; and if during that Lease Year the Landlord incurred no costs for Earthquake Insurance because it was entitled to self-insure the same; and if the premium paid by Landlord for the Minimum Coverage Amount during the first Lease Year was $.25 per square foot, then, Tenant's Share of the Annual Direct Expenses that year would be grossed-up to $1.25 per square foot.

          7.2.4     Availability  of  Landlord's  Insurance.  Notwithstanding
                    ---------------------------------------
anything to the contrary set forth in this Lease, Landlord shall not be required to maintain all or any portion of any insurance coverage required under this
SECTION  7.2,  including any endorsements thereto and/or the "Best's Rating," as
------------
that  term  is  defined  in SECTION 7.3.5 below (all or any portion of the items
                            -------------
described  above  to  be  known as a "COVERAGE ITEM") to the extent the Coverage
Item is not commercially available, or is not available at a commercially reasonable cost; provided that a Coverage Item shall be deemed to be not commercially available, or not available at a commercially reasonable cost, only if most of the landlords of the Comparable Buildings are not carrying such Coverage Item.

          7.2.5     Other  Terms.  Additionally,  at  the  option  of  Landlord,
                    ------------
Landlord's insurance policies may include one or more loss payee endorsements in favor of the Lender. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree that, subject to the terms of Section
                                                                         -------
3.3.4,  the premiums for all insurance maintained by Landlord from and after the
-----
Lease  Commencement  Date  in connection with the terms of SECTION 7.2.1 THROUGH
                                                           ---------------------
7.2.2,  above  shall  be deemed to be Operating Expenses under this Lease.  Upon
-----
inquiry by Tenant, from time to time, Landlord shall inform Tenant of such coverage carried by Landlord. The minimum limits of policies of insurance


                                      -41-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
required of Landlord under the Lease shall limit the liability of Landlord under this Lease with respect to claims covered by such insurance. The insurance obtained by Landlord pursuant to this SECTION 7.2 shall: (i) specifically cover
                                      -----------
the  indemnification liability of Landlord under SECTION 7.1 of this Lease; (ii)
                                                 -----------
be issued by an insurance company (in the case of the Earthquake Insurance, only the lead insurance company) having a rating of not less than A-X in Best's
Insurance Guide (the "BEST'S RATING") or which is otherwise reasonably acceptable to Tenant and licensed to do business in the State of California;
(iii)  be  primary insurance (with respect to the insurance described in SECTION
                                                                         -------
7.2.1  and  7.2.3  above)  as to all claims thereunder and provide that any such
-----       -----
insurance  carried  by  Tenant  is  excess and is non-contributing with any such insurance requirement of Landlord; and (iv) provide that said insurance shall not be canceled or coverage materially reduced unless thirty (30) days' prior notice shall have been given to Tenant. With respect to the insurance described in SECTION 7.2.2, Tenant shall be named as an additional insured. With respect
    -------------
to  the  insurance  described  in  SECTION  7.2.1,  Tenant  shall be named as an
                                   --------------
additional  insured  as  its  interests  pertain  to  solely  any improvement or betterment to the physical realty. Tenant shall neither use the Premises nor permit the Premises to be used or acts to be done therein which will (a) increase the premium of any insurance described in this SECTION 7.2; (b) cause a
                                                        -----------
cancellation of or be in conflict with any such insurance policies; or (c) result in a refusal by insurance companies of good standing to insure the Building in amounts reasonably satisfactory to Landlord, provided, however, that Tenant shall at all times be permitted to use the Premises for the uses permitted by ARTICLE 5 of this Lease without being required to pay any insurance
             ---------
premiums for Landlord's insurance attributable to such use. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises which uses are not inconsistent with the uses permitted by ARTICLE 5. If Tenant's conduct or use of the Premises causes any increase in
   ---------
the premium for Landlord's insurance policies and such conduct or use is not permitted by the terms of this Lease, then Tenant shall reimburse Landlord for any such increase.

     7.3     Tenant's Insurance. Tenant shall maintain  the  following coverages
             ------------------
in  the  following  amounts.

          7.3.1     General  Liability  Insurance.  Comprehensive  General
                    -----------------------------
Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in SECTION 7.1 of
                                                                  -----------
this  Lease,  for  limits  of  liability  not  less  than:

Bodily  Injury  and                   $10,000,000  each  occurrence
Property  Damage  Liability           $10,000,000  annual  aggregate

Personal  Injury  Liability           $10,000,000  each  occurrence
                                      $10,000,000  annual  aggregate

                                      0%  Insured's  participation

     The annual aggregate amounts set forth above shall apply solely to the Premises.

          7.3.2     Property  Damage  Insurance.  Physical  Damage  Insurance
                    ---------------------------
covering all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at


                                      -42-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
the expense of Tenant, including "boiler machinery coverage" as necessary to cover any applicable property of Tenant. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

          7.3.3     Workers'  Compensation Insurance.  Workers' compensation and
                    --------------------------------
employer's  liability  insurance  as  required  by  law.

          7.3.4     Business Property Insurance.  Business Property Insurance in
                    ---------------------------
the amount of $1,000,000 covering additional expense necessarily incurred to continue normal operations as a result of damage to or destruction of the Premises or Tenant's personal property therein by perils required to be insured against by Tenant hereunder.

          7.3.5     Self-Insurance  By  Tenant.
                    --------------------------

               7.3.5.1          The  Financial  Requirement.  The  Tenant  or an
                                ---------------------------
assignee  of  Tenant's  interest  in  this  Lease which is permitted pursuant to
ARTICLE  11  (each  such  entity  or  individual to be known as a "SELF-INSURING
-----------
PARTY") shall be entitled to self-insure its insurance requirements set forth under SECTIONS 7.3.1, 7.3.2 AND 7.3.4 of this Lease, but only so long as the
       ----------------------------------
Self-Insuring Party meets the "Financial Requirement," as that term is defined in SECTION 7.3.5.2, below. Any such self-insurance shall be deemed to contain
    ----------------
all of the terms and conditions applicable to such insurance as required pursuant to the terms of this SECTION 7.3, including, without limitation, (i) a
                               -----------
full waiver of subrogation, and (ii) formal claims adjustment, investigation and legal defense programs. Any such self-insurance shall additionally be deemed to provide "first-dollar" legal defense.

               7.3.5.2          Satisfaction  of  the Financial Requirement.  In
                                -------------------------------------------
order to satisfy the "Financial Requirement," the Self-Insuring Party shall, concurrently with a notice (the "SELF-INSURANCE NOTICE") to Landlord electing to self-insure, provide Landlord with a consolidated balance sheet for the Self-Insuring Party and the subsidiaries of the Self-Insuring Party that are "controlled" (as that term is defined in SECTION 11.5 of this Lease) by the
                                              ------------
Self-Insuring Party, as set forth in the Self-Insuring Party's publicly available annual report for the Self-Insuring Party's fiscal year most recently ended prior to the date of the Self-Insurance Notice to Landlord, and as set forth in the Self-Insuring Party's publicly available quarterly report for the quarter of the Self-Insuring Party's fiscal year most recently ended prior to the date of the Self-Insuring Party's delivery of the Self-Insurance Notice to Landlord, which provides that the Self-Insuring Party's "stockholder's equity" is at least $100,000,000 (the "NET WORTH AMOUNT"), and that the value of cash,
                                 ------------------
cash equivalents and marketable securities held by the Self-Insuring Party is at least $50,000,000 (the "LIQUIDITY AMOUNT"). If the Self-Insuring Party at any
                          ----------------
time does not satisfy the Financial Requirement, it shall immediately notify Landlord of the same. Furthermore, if the Self-Insuring Party fails to meet the Financial Requirements, it shall immediately supply Landlord with the insurance policies required under SECTIONS 7.3.1 AND 7.3.2 of this Lease in compliance
                           -------------------------
with  the  terms  of  this  ARTICLE  7.
                            ----------


                                      -43-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

               7.3.6     Form  of  Policies.  The  minimum limits of policies of
                         ------------------
insurance required of Tenant under this Lease shall limit the liability of Tenant under this Lease with respect to claims covered by such insurance. Tenant's insurance required under this Lease shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under SECTION 7.1 of this Lease; (iii) be issued by an
                              ------------
insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance (with respect to the insurance described in SECTION 7.3.1 above) as to all claims thereunder and provide that
               -------------
any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) provide that said insurance shall not be canceled or coverage materially reduced unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof, along with proof of payment of premium, or an indication that Tenant elects to self-insure pursuant to SECTION 7.3.5 above to Landlord on or before the Lease Commencement
             -------------
Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five
(5)  days  after  delivery  to  Tenant  of  bills  therefor.

          7.3.7     Additional  Insurance  Obligations.  Tenant  shall carry and
                    ----------------------------------
maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this ARTICLE 7, and such other reasonable types of insurance coverage and in
      ----------
such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, provided that Landlord may only make such request at least ninety (90) days prior to the date such increased amount of insurance or other type of insurance coverage shall become effective and shall only be entitled to make such request if such increased coverage is customarily required of multi-floor office tenants in the Comparable Buildings.

     7.4     Subrogation.  Landlord  and  Tenant  intend  that  their respective
             -----------
property loss risks shall be borne by insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder, or, if coverage is carried that exceeds what is agreed to be provided hereunder, then to the extent of the coverage actually carried. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waivers of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies shall be endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor. If Landlord or Tenant fails to carry the amounts and types of insurance required to be carried pursuant to ARTICLE 7, in addition to any
                                                   ---------
remedies Landlord or Tenant may have under this Lease, such failure shall be deemed to be a covenant and agreement by the parties failing to carry such insurance to self-insure with respect to the type and amount of insurance such party so failed to carry, with full waiver of subrogation with respect thereto.


                                      -44-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                    ARTICLE 8

                             DAMAGE AND DESTRUCTION

     8.1     Repair  of  Damage  to  Premises  by  Landlord.
             ----------------------------------------------

          8.1.1     Landlord  Repair  Obligations.  The  terms and provisions of
                    -----------------------------
this ARTICLE 8 shall become applicable only after the "substantial completion of
     ---------
the  Tenant  Improvements," as that term is defined in SECTION 5.3 of the Tenant
                                                       -----------
Work  Letter, for the Initial Premises has occurred.  The terms of SECTIONS 6.1,
                                                                   -------------
10.3.2  AND 19.27 of this Lease shall not apply to a "Casualty," as that term is
-----------------
defined  below  in  this  ARTICLE  8.  Tenant  shall  use  reasonable efforts to
                          ----------
promptly notify Landlord of any damage to the Premises resulting from fire, flood, earthquake, windstorm, or any other acts of God or similar casualty (collectively, the "CASUALT"). If the Building, the Parking Structure or any Common Areas serving or providing access to the Premises shall be damaged by Casualty (the "Damaged Area"), subject to Landlord's and Tenant's rights to terminate this Lease or a portion of the Premises as expressly provided in this
ARTICLE  8,  Landlord  shall  be  required,  promptly and diligently, subject to
----------
reasonable  delays  for  insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this ARTICLE 8, to restore
                                                           ---------
the Building, the Parking Structure, the Common Areas, the Tenant Improvements and those Alterations of which Tenant has notified Landlord pursuant to SECTION
                                                                         -------
7.2.1  (but  excluding any personal property of Tenant).  The restoration of the
-----
Building, the Parking Structure, the Common Areas, the Tenant Improvements and Alterations shall be to substantially the same condition as they were in prior to the Casualty, except for modifications required by zoning, building codes and other laws (the "USABLE CONDITION"). In connection with such repairs and replacements, Landlord shall, prior to the commencement of construction, promptly submit to Tenant, for Tenant's review and approval, which approval shall not unreasonably be withheld or delayed, plans, specifications and working drawings relating to the Tenant Improvements and Alterations, and Landlord shall select the contractors, subject to Tenant's reasonable approval, to perform such tenant improvement work.

          8.1.2     Tenant's  Rent  Abatement  Rights.  Landlord  shall  not  be
                    ---------------------------------
liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such Casualty or repair thereof; provided, however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy of the Premises, or shall have resulted in the inaccessibility of the Premises, Landlord shall allow Tenant a proportionate abatement of Base Rent and of Additional Rent, notwithstanding the terms of SECTION 6.1 of this Lease to the contrary, during the time and to the
           -----------
extent (i) the Premises are unfit for occupancy for Tenant's normal business use as a result of the Casualty, (ii) such portion of the Premises is not occupied by Tenant (or is inaccessible to Tenant) as a result thereof, (iii) Landlord is reimbursed or is entitled to be reimbursed under Landlord's rental interruption insurance policy for such rent abatement (or would have been entitled to be reimbursed had it been carrying the rental interruption insurance required of
it),  and  (iv)  Tenant has not been relocated from the damaged area pursuant to
SECTION  8.4.2  below;  provided,  further,  that  if a part of the Premises are
--------------
damaged  such  that  the  remaining  portion thereof is not sufficient to enable


                                      -45-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Base Rent and Additional Rent during the time and to the extent (A) the Premises are unsuitable for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage,
(B)  Tenant  has  not  been  relocated from the Damaged Area pursuant to SECTION
                                                                         -------
8.4.2  below,  and  (C)  Landlord  is reimbursed or is entitled to be reimbursed
-----
under its rental interruption insurance policy for such rent abatement (or would have been entitled to be reimbursed had it been carrying the rental interruption insurance required of it).

     8.2     Repair  Certificate.  Landlord  shall, within sixty (60) days after
             -------------------
the date of any Casualty affecting Tenant's use of the Premises, deliver a certificate ("REPAIR CERTIFICATE") to Tenant issued by a general contractor retained by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or conditioned and shall be given or reasonably withheld by Tenant within ten (10) days after Tenant's receipt of Landlord's notice setting forth the name and address of Landlord's proposed general contractor. The Repair Certificate shall describe with reasonable specificity the scope of the restoration and repair obligations and estimate the date upon which Landlord's restoration and repair obligations are expected to be sufficiently completed to achieve a Usable Condition of the Premises (the "ESTIMATED COMPLETION DATE").

          8.3     Total  Destruction  and  End  of  Term  Damage.
                  ----------------------------------------------

          8.3.1     Total  Destruction  of  the  Building.  If  the  Building is
                    -------------------------------------
damaged or destroyed by a Casualty and such Casualty requires demolition and reconstruction of the entire Building (whether or not including foundations as described in the Repair Certificate) and the Estimated Completion Date will require longer than fifteen (15) months from the date of the Casualty, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other delivered within thirty (30) days of the date of the receipt of the Repair Certificate.

          8.3.2     Damage  Near End of Term.  In the event that the Premises or
                    ------------------------
the  Building  is  destroyed or damaged by a Casualty during the last thirty-six
(36) months of the Lease Term, and if (i) the Estimated Completion Date is greater than one hundred twenty (120) days after the date of the Casualty, and
(ii) Tenant has not previously exercised, or does not, within sixty (60) days after the date of such Casualty, exercise, any remaining extension options pursuant to SECTION 2.2.2 of this Lease at the time of the Casualty, then,
              --------------
notwithstanding  anything contained in this ARTICLE 8, Landlord and Tenant shall
                                            ---------
each have the option to terminate this Lease by giving notice to the other of the exercise of such option within (a) thirty (30) days after Landlord's delivery to Tenant of the Repair Certificate, or (b) if Tenant is considering whether to exercise a Renewal Option, within sixty (60) days after the date of the Casualty, in which event this Lease shall cease and terminate as of the date set forth in such notice (which date shall not be greater than one hundred eighty (180) days after the date of the Casualty), Tenant shall, subject to the terms of SECTION 8.1.2 above, pay the Base Rent and Additional Rent, properly
           --------------
apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.


                                      -46-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          8.4     Tenant's  Partial  and  Total  Termination  Rights.
                  --------------------------------------------------

          8.4.1     Tenant's  Initial  Termination  Rights.
                    --------------------------------------

               8.4.1.1          Repair  of  Damage.  Subject  to the termination
                                ------------------
rights  described  in this ARTICLE 8, in the event of a Casualty, Landlord shall
                           ---------
repair  damage  to  the  Damaged  Area  as  indicated  in  SECTION  8.1.1.
                                                           --------------

               8.4.1.2          Less  Than  Or  Equal to Three (3) Floors of the
                                ------------------------------------------------
Premises  Damaged.  If  less  than  or  equal  to  three  (3) full floors of the
-----------------
Premises are included in the Damaged Area, and the Estimated Completion Date will not occur within twelve (12) months after the date of the Casualty (the "12-MONTH PERIOD"), Tenant may terminate this Lease as to the portion of the Premises included in the Damaged Area by providing a notice of termination to Landlord (the "TENANT TERMINATION NOTICE") within thirty (30) days after the date of the Repair Certificate, which termination shall be effective as of the date of such Casualty, and this Lease, including the provisions with respect to Rent, shall be amended to appropriately reflect that the portion of the Premises included in the Damaged Area is no longer included within the Premises.

               8.4.1.3          More  Than  Three  (3)  Floors  of  the Premises
                                ------------------------------------------------
Damaged.  If more than three (3) full floors of the Premises are included in the
-------
Damaged Area, and the Estimated Completion Date will not occur within the 12-Month Period, then, Tenant may elect to terminate this Lease as to either the portion of the Premises included in the Damaged Area (in which case this Lease, including the provisions with respect to Rent, shall be amended to appropriately reflect that the portion of the Premises included in the Damaged Area is no longer included within the Premises), or as to the entire Premises, by providing the Tenant Termination Notice within sixty (60) days after the date of Tenant's receipt of the Repair Certificate. In the case of a termination of only the portion of the Premises included in the Damaged Area, such termination shall be effective as of the date of the Casualty and, in the case of a termination of this Lease, such termination shall be effective as of a date specified in the Tenant Termination Notice as determined by Tenant in its sole and absolute discretion, but in no event may such date exceed the date occurring two (2) years after the date of the Tenant Termination Notice.

          8.4.2     Landlord  Relocation  Right.  Notwithstanding  the foregoing
                    ---------------------------
provisions  of  this  SECTION  8.4, Landlord shall have the right, at Landlord's
                      ------------
sole cost and expense (except for the payment of rent which shall be payable as provided in this SECTION 8.4.2 below), to relocate Tenant (provided, thereafter,
                 -------------
Landlord  repairs the Damaged Area in accordance with provisions of this ARTICLE
                                                                         -------
8) from the portion of the Premises included in the Damaged Area to comparable space at least equal in size to the portion of the Premises included in the Damaged Area ("RELOCATED SPACE") in the area known as the "West San Fernando Valley" (provided that such Relocated Space need not be high-or mid-rise space), by (i) providing notice thereof to Tenant on or before Landlord's delivery of the Repair Certificate to Tenant, and (ii) providing the Relocated Space in a condition ready for Tenant's move-in within sixty (60) days after the Casualty, in which case Tenant shall not have a right to terminate this Lease in its entirety or as to a portion of the Premises, as the case may be, as set forth in SECTIONS 8.4.1.2 or 8.4.1.3, above; provided that Landlord's right to relocate
-----------------     -------
Tenant and thereby eliminate Tenant's termination right shall only apply if the Estimated Completion Date will occur, and the relocation of Tenant's personnel


                                      -47-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
back into the Premises from the Relocated Space will occur, within fifteen (15) months after the Casualty (the "15-MONTH PERIOD"), as reasonably determined by the Repair Contractor. Landlord shall have the obligation for payment of any rent in connection with the Relocated Space during any period in which Tenant is relocated from the portion of the Premises included in the Damaged Area to the Relocated Space; provided, however, that Tenant shall pay to Landlord the Base Rent or the rent Landlord is actually paying for the Relocated Space, whichever is less, and Tenant's Share of Direct Expenses (which Tenant's Share of Direct Expenses shall be calculated using the amount of Tenant's Share of Direct Expenses that Tenant was paying for the month prior to the month in which the Casualty occurred) for the portion of the Premises included in the Damaged Area as Tenant's contribution toward rent for the Relocated Space during the term of such relocation and, because the payment described previously in this sentence shall be a contribution from Tenant toward rent for the Relocated Space (and shall not constitute Rent for the portion of the Premises included in the Damaged Area), Tenant's obligation to pay Base Rent and Additional Rent shall abate with respect to the portion of the Premises included in the Damaged Area as provided in SECTION 8.1.2 above during the period of such relocation. All
                  -------------
expenses reasonably incurred by Tenant for moving from and returning to the Premises, including but not limited to costs of stationery and business cards (if applicable), and equipment installations in connection with such relocation shall be funded by Landlord within thirty (30) days of invoice.

          8.4.3     Tenant  Repair  Option.  If  this Lease is not terminated as
                    ----------------------
provided  in SECTION 8.4.1, above, and Tenant has not been relocated as provided
             -------------
in  SECTION  8.4.2, above, and the repairs are not actually completed within one
    --------------
(1) year after the Damage Date (or, if the Repair Certificate delivered by Landlord indicates a repair period over one (1) year, then within the repair period indicated in the Repair Certificate), which period shall not be subject to extension as a result of any Force Majeure, below, then Tenant shall have the right, on written notice to Landlord (the "Repair Failure Notice") delivered after the occurrence of the event described above, to either (a) cause Landlord to assign to Tenant any contracts relating to the repairs, or (b) terminate the contractor then engaged to complete the repairs and commence to complete the repairs itself. After Tenant's election of either option (a) or
(b), above, any insurance proceeds received by Landlord or to be received by Landlord in connection with such repairs (not including any rental interruption insurance proceeds), shall be assigned to Lien Holder, and held by Lien Holder in a construction escrow account for the benefit of Tenant. Prior to the commencement of the repairs, and from time to time prior to the completion of the repairs as Lien Holder shall reasonably require, Tenant shall deposit into the construction escrow the amount of any short-fall between the cost of such repairs and the available insurance proceeds. Thereafter Tenant shall supervise the completion of the repairs and/or complete the same itself, as soon as reasonably possible in accordance with plans and specifications approved by Lien Holder (the "TENANT REPAIR OPTION"). In the event that Tenant elects the Tenant Repair Option, Tenant shall have the right to deliver to Landlord and Lien Holder from time to time invoices for the costs of construction, which invoices shall contain a reasonably particularized breakdown of such costs. To the extent neither Landlord nor Lien Holder delivers a detailed written objection to Tenant within ten (10) business days after receipt of such invoice, then, subject to a reasonable procedure established by Lien Holder, Tenant shall be entitled to disbursements from the construction escrow of the amounts set forth in such invoices, provided that upon completion of the repairs, Tenant shall be entitled to deduct from Rent becoming payable by Tenant under this Lease, that


                                      -48-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
amount which represents the difference between (i) amounts expended by Tenant in connection with the completion of the repairs as set forth in such invoices, less (ii) the amount of insurance proceeds paid to Tenant in connection with the completion of the repairs, provided that the total amount of such credit shall be amortized over the remaining Lease Term, with interest on the unamortized portion of such amount accruing at the Interest Rate. If, however, Landlord or Lien Holder in good faith delivers to Tenant, within ten (10) business days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity its reasons for its claim that the charges are excessive (in which case, concurrently with its delivery of such written objection, Landlord shall pay from its own funds or Lien Holder shall pay from the construction escrow, as the case may be, the amount it contends would not have been excessive), then Tenant shall not be entitled to include in its calculation of amounts expended in connection with the repairs either (i) the entire amount of such invoice if payment is made by Landlord, or
(ii) the amount of such invoice not paid by Lien Holder if partial payment is made by Lender from the construction escrow; but Tenant may proceed to institute arbitration proceedings against Landlord pursuant to the terms of SECTION 19.41,
                                                                  -------------
below, to determine that portion, if any, of the amounts so incurred by Tenant which Landlord or Lien Holder is required to reimburse Tenant under this SECTION
                                                                         -------
8.4.3.  Tenant  may  deduct  the amount of any final, non-appealable arbitration
-----
award from Rent as it becomes payable under this Lease, provided that the total amount of such credit shall be amortized over the remaining Lease Term, not including any Renewal Option Term unless Tenant has already exercised a Renewal Option Right, with interest on the unamortized portion of such amount accruing at the Interest Rate. Notwithstanding the foregoing, if Tenant delivers a Repair Failure Notice to Landlord, then Landlord shall have the right, which may only be exercised once with respect to any specific event of damage or destruction, to suspend the occurrence of the Tenant Repair Option for a period ending thirty
(30) days after Landlord's receipt of the Repair Failure Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Repair
Failure Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs to the Tenant Improvements shall be completed within thirty
(30) days after the date of Landlord's receipt of the Repair Failure Notice. If repairs shall be completed prior to the expiration of such thirty-day period, then the Repair Failure Notice shall be of no force or effect, but if the repairs shall not be completed within such thirty-day period, then upon the expiration of such thirty-day period, the Tenant Repair Option shall become effective. At any time, and from time to time, after the date occurring thirty
(30) days after the Damage Date, Tenant may request that Landlord provide Tenant with a certificate from Landlord's architect or contractor described above setting forth such architect's or contractor's reasonable opinion of the date of completion of the repairs to the Tenant Improvements and Landlord shall respond to such request within five (5) business days.

     8.5     Landlord's  Rights  to  Terminate - Insured and Uninsured Casualty.
             ------------------------------------------------------------------

          8.5.1     Uninsured  Casualties.
                    ---------------------

               8.5.1.1          Termination  Rights.  In  addition  to  the
                                -------------------
termination  rights set forth in SECTION 8.3 above, and SECTION 8.5.2, below, if
                                 -----------            -------------
the  cost  to  repair (the "REPAIR COST") the Damaged Area (including the Tenant


                                      -49-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Improvements and Alterations therein) that is not covered by insurance (with deductible amounts considered to be not covered by insurance) required to be maintained  by  Landlord  hereunder  and  any  additional  insurance  actually maintained by Landlord, is greater than the "Maximum Amount" as that term is defined in this SECTION 8.5.1 (the amount which is not so covered by insurance
                  -------------
and which is in excess of the Maximum Amount may be referred to as the "UNINSURED SHORTFALL"), the following shall apply (and Landlord shall notify
Tenant  of  its  election  on  or before the date which is sixty (60) days after
Landlord's delivery of the Repair Certificate to Tenant): (i) Landlord may elect to repair the Damaged Area in accordance with the terms of this ARTICLE 8
                                                                       ---------
and without affecting Tenant's rights of termination, if any, or (ii) Landlord may elect not to restore the Damaged Area if Tenant declines to pay the Uninsured Shortfall as described in this SECTION 8.5.1.1 below. If Landlord
                                             ---------------
elects not to restore the Damaged Area, then, within thirty (30) days after Landlord notifies Tenant it does not intend to repair the "Damaged Area," as defined in SECTION 8.1.2, above, Tenant may elect to exercise a termination
             --------------
right or to pay the Uninsured Shortfall, as follows: (A) Tenant may elect to terminate this Lease as to either (x) any portion of the Premises included in the Damaged Area (in which case this Lease shall be amended to appropriately reflect that the portion of the Premises included in the Damaged Area is no longer included within the Premises and to provide a corresponding reduction of the Rent), or (y) as to the entire Premises, by providing a termination notice (the "NOTICE OF TERMINATION"), which termination shall be effective as of a date specified by Tenant in the Notice of Termination, but which shall not exceed two
(2) years after the date of the Notice of Termination, or (B) provided that Tenant meets the Financial Requirement, Tenant may elect to pay the Uninsured Shortfall and, thereafter, Landlord shall be obligated to proceed to repair the damage, provided Tenant funds the Uninsured Shortfall, and this Lease shall not terminate. If Landlord fails to timely make an election under items (i) or (ii) of this SECTION 8.5.1.1; then, Landlord shall be deemed to have elected
          ---------------
item (ii), and if Tenant has an elective right, and Tenant fails to timely make an election under item (A) or (B) of this SECTION 8.5.1.1; then,
                                                   ---------------
Tenant  shall  be deemed to have elected item (A)(x).  The provisions of SECTION
                                                                         -------
8.1.2  relative  to  the  design  and construction of any Tenant Improvements or
-----
Alterations shall be applicable with respect to any repair or restoration of Tenant Improvements or Alterations described in this SECTION 8.5.1. The term
                                                        -------------
"Maximum Amount" shall mean an amount equal to the greater of (i) ten percent (10%) of the Replacement Cost of the Building and Tenant Improvements, or (ii) Two Million and No/100 Dollars ($2,000,000.00).

               8.5.1.2     Landlord's  Failure  to  Fund  Uninsured Amounts.  If
                           ------------------------------------------------
Landlord fails to timely fulfill its obligation to fund any of its repair obligations under SECTION 8.1.1 of this Lease (which funding obligations are
                    --------------
those of Landlord and not of Tenant or any insurer), Tenant shall be entitled to deliver notice (the "FUNDING NOTICE") thereof to Landlord and to any Lender. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord's receipt of the Funding Notice from Tenant, and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining the reasons why Landlord believes that the amounts described in Tenant's funding notice are not due from Landlord (the "FUNDING REFUSAL NOTICE"), Tenant shall be entitled to advance such amounts (the "Funding Amount") to Landlord through a construction control escrow for Landlord's use in complying with its repair obligations under SECTION 8.1.1 of this Lease. Tenant
                                            -------------
may then offset the amount so provided to Landlord, against Tenant's next succeeding monthly installments of Base Rent which become due, provided that the total amount of such credit so provided shall be amortized over the then


                                      -50-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
remaining Lease Term, not including any Renewal Option Term unless Tenant has exercised a Renewal Option Right, with interest on the unamortized portion of such amount accruing at the Interest Rate. However, if Tenant is in default pursuant to SECTION 12.1.1 of this Lease (after expiration of any applicable
              ---------------
cure period) at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Funding Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so funded by Landlord, if any, within ten (10) days after Tenant's receipt of a Funding Refusal Notice, Tenant may submit such dispute to arbitration in accordance with SECTION 19.41 of this Lease and Tenant
                                          -------------
shall not be entitled to deliver the Funding Amount nor shall Tenant be entitled to such offset from Base Rent unless the Arbitrator determines that Tenant is entitled to do so pursuant to this SECTION 8.5.1.2. If Tenant prevails in any
                                     ---------------
such arbitration, the award by the Arbitrator shall include interest at the Interest Rate calculated from the date of funding by Tenant, if any, until the date of Landlord's payment of such award or, if Landlord and Tenant then agree that Tenant shall be entitled to apply such award as a credit against Tenant's obligations to pay Base Rent, the award shall include interest at the Interest Rate calculated from the date of funding by Tenant, if any, until the date of Tenant's application of such amounts as a credit against Base Rent.

          8.5.2     Retirement  of Debt with Insurance Proceeds.  In addition to
                    -------------------------------------------
any  other  rights to terminate this Lease set forth in this SECTION 8.5, if (i)
                                                             -----------
the Lien Holder shall, in accordance with the terms of its loan contract with Landlord, be entitled to require that the insurance proceeds or any portion thereof be used to retire the then-existing debt, and (ii) the cost of repair of the Damaged Area not covered (the "INSURANCE SHORTFALL") by available insurance proceeds (provided that "available" insurance proceeds shall not include those used to retire debt as set forth in this SECTION 8.5.2, above,
                                                           -------------
but  shall  include  insurance  proceeds which would have been available but for
Landlord's  failure  to  maintain  the insurance required under SECTION 7.2.1 of
                                                                -------------
this Lease) exceeds the Maximum Amount, then Tenant shall be notified of such matters within fifteen (15) days following the later of (a) Landlord's receipt of notice from the Lien Holder with respect to item (i) above, and (b) Landlord's determination of those matters set forth in item (ii) above, and the following shall apply: Landlord may terminate this Lease within thirty (30) days after Tenant has been notified that the circumstances in items (i) and
(ii), above, apply ("LANDLORD'S TERMINATION PERIOD"), and the effective date of such termination as scheduled by Landlord shall take into account Tenant's orderly relocation, but shall in no event be in excess of two (2) years from the date of Landlord's election to terminate. If Tenant (or Tenant and an Affiliate of Tenant that joins Tenant in giving a notice as hereinafter provided and agrees to be bound by the obligations under this SECTION 8.5.2) meets the
                                                      -------------
Financial Requirement, then, Landlord shall not have the right to terminate this Lease, even if Landlord has elected to do so, if within sixty (60) days after receipt of Landlord's notice electing to terminate this Lease, Tenant and/or an Affiliate of Tenant, as the case may be, agree(s) by notice to Landlord to advance the Insurance Shortfall, in an amount not greater than the amount of insurance proceeds used to retire the then-existing debt, to Landlord. Tenant and/or Tenant's Affiliate shall deposit such amount of the Insurance Shortfall in an escrow account pursuant to escrow instructions and with an escrow company, that are both reasonably approved by Landlord and Tenant. In the alternative,


                                      -51-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
during Landlord's Termination Period, Landlord may elect not to terminate this Lease in connection with the terms of this SECTION 8.5.2 and either proceed to
                                             -------------
fund such portion of the Insurance Shortfall and repair the damage to the Premises, or not proceed to repair the Damaged Area. If Landlord does so elect not to repair the "Damaged Area," as that term is defined in Section 8.1.2, above, Tenant may, in its sole and absolute discretion and upon notice given to Landlord within sixty (60) days following the expiration of Landlord's Termination Period, either (A) agree to advance such amount of the Insurance Shortfall, in which case, subject to the terms of this ARTICLE 8 and without
                                                           ---------
affecting Tenant's rights of termination, if any, Landlord shall proceed to repair the damage to the portion of the Premises included in the Damaged Area, to the extent covered by insurance proceeds and amounts paid by Tenant, or (B) elect to terminate this Lease as to any portion of the Premises included in the Damaged Area (in which case this Lease shall be amended to appropriately reflect that the Damaged Area is no longer included within the Premises and to provide a corresponding reduction of the Rent). Landlord hereby agrees to proceed with reasonable good faith efforts and reasonable diligence to cause any Lien Holder not to retire the mortgage debt and, if unsuccessful, upon the occurrence of damage to the Building which would give Landlord the right to terminate this Lease pursuant to this SECTION 8.5.2, to use reasonable good faith efforts and
                         -------------
reasonable diligence to refinance the first mortgage debt on the Building. Upon completion of any repairs to the Damaged Area in accordance with the terms of this SECTION 8.5.2, Tenant shall be entitled to deduct from Rent (the "RENT
      --------------
DEDUCTION") payable by Tenant under this Lease the amount of the Insurance Shortfall paid by Tenant in connection with such repairs under this SECTION
                                                                         -------
8.5.8, provided that the total amount of such credit shall be amortized over the
-----
remaining Lease Term (not including any Renewal Option Term, unless Tenant has already exercised a Renewal Option Right), with interest on the unamortized portion of such amount accruing at the Interest Rate. Landlord may, at any time during the Lease Term, pre-pay the Rent Deduction amount to Tenant by paying the principal amount thereof together with all accrued interest thereon.

     8.6     Waiver  of  Statutory  Provisions.  The  provisions  of this Lease,
             ---------------------------------
including  this  ARTICLE 8, constitute an express agreement between Landlord and
                 ---------
Tenant with respect to any and all damage resulting from Casualty to all or any part of the Premises, the Building, or the Project, and any statute or regulation of the State of California, including, without limitation, SECTIONS
                                                                        --------
1932(2)  and 1933(4) of the California Civil Code, with respect to any rights or
 ------      -------
obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage resulting from Casualty to all or any part of the Premises, the Building, or the Project.

     8.7     Disposition  of Insurance Proceeds.  If this Lease is terminated by
             ----------------------------------
reason of damage resulting from Casualty, each party shall be entitled to retain the insurance proceeds awarded to such party by that party's property insurer free and clear of claims by the other party. If this Lease is not terminated by reason of any damage resulting from Casualty, then, all insurance proceeds payable by reason thereof shall be disbursed for use in reconstruction thereof, as applicable. Upon completion of the repairs or reconstruction, each party shall be entitled to retain any remaining proceeds awarded to such party by that party's insurer. Subject to the terms of SECTIONS 8.3 and 8.5 hereof, any cost
                                           ------------     ---
of repair or reconstruction in excess of the insurance proceeds made available under the policies of insurance that Landlord is required to maintain under this


                                      -52-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Lease  shall  be  borne by Landlord.  The terms of this ARTICLE 8 shall apply in
                                                        ---------
connection with any damage to the Premises or Building and shall supersede the terms of SECTIONS 6.1.2, 10.3.2 and 19.27 of this Lease.
           ---------------   ------       -----

                                    ARTICLE 9

                              PERSONAL PROPERTY TAX

     Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when: (i) such taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds an amount equal to thirty-five dollars ($35.00) per rentable square foot of the Premises, regardless of whether title to such improvements shall be vested in Tenant or Landlord; (ii) such taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project's parking structure and other parking areas; or (iii) such taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                                   ARTICLE 10

                             SERVICES AND UTILITIES

     10.1     Standard  Tenant  Services.  Landlord  shall provide the following
              --------------------------
services ("STANDARD TENANT SERVICES") on all days (unless otherwise stated below) during the Lease Term, as such Lease Term may be extended pursuant to
SECTION  2.3:
------------

          10.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") and shall operate the HVAC System whenever necessary in order to provide normal comfort for normal office use in the Premises, during the period ("BUILDING HOURS") Monday through Friday, from 7:30 A.M. to 5:30 P.M. and on Saturday during the period from 9:00 A.M. to 1:00 P.M., except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "HOLIDAYS"). The HVAC system servicing the Premises shall be designed to meet, and Landlord shall use reasonable efforts to operate the HVAC System in accordance with, the HVAC Design Specifications referred to in EXHIBIT H, attached hereto and made a part
                                      ---------
hereof. Should Tenant's Premises ever include all of the rentable square feet of space in the Project, Tenant shall have the right, after the first (1st) Lease Year, exercisable upon at least ninety (90) days prior written notice, to modify the Building Hours so long as (i) such Building Hours are the same in both the Building and Adjacent Building and (ii) the total of the Building Hours


                                      -53-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
in any one week will not exceed fifty-four (54) hours. For example, if Tenant should adopt a four-day work week for its employees, Tenant would have the flexibility to modify the Building Hours to accommodate that weeks' schedule.

          10.1.2     Subject  to  the  terms  of  SECTION  10.2  of  this Lease,
                                                  -------------
Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and Tenant's office equipment, provided that (i) the connected electrical load of Tenant's office equipment does not exceed an average of three and one-half (3 1/2) watts per usable square foot of the
Premises during Building Hours on a monthly basis, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one
(1) watt per usable square foot of the Premises during Building Hours on a monthly basis, provided, however, that to the extent such electrical usage exceeds either the amount allowed under item (i) or (ii), above, such excess consumption shall be subject to the terms of SECTION 10.2, below. The
                                                     -------------
electricity so furnished for office equipment will be at a nominal one hundred twenty (120) volts and Tenant will be granted permission to install, at Tenant's expense, circuits containing one hundred twenty/two hundred eight (120/208) voltage, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred and seventy-seven/one hundred twenty (277/120) volts. Landlord shall furnish replacement of Building standard lamps (including lamps classified as Building standard when first installed), starters and ballasts, the costs of which shall be included in Operating Expenses.

          10.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes, including hot water in lavatories.

          10.1.4 Landlord shall provide janitorial services, Monday through Friday except the date of observation of Holidays, in and about the Premises in accordance with the specifications attached hereto as EXHIBIT I and made a part
                                                       ---------
hereof; provided, however, that Landlord may make modifications to such janitorial specifications from time to time during the Lease Term, which modifications shall be subject to Tenant's prior written approval which approval shall not unreasonably be withheld or delayed so long as janitorial service to the Premises is not thereby diminished and such janitorial specifications continue to be reasonably consistent with services provided to multi-floor tenants of a similar usage in Comparable Buildings. Any additional cleaning requested by Tenant shall be subject to SECTION 10.4 below.
                                               -------------

          10.1.5 Landlord shall provide nonexclusive automatic passenger and freight elevator service during Building Hours, and shall have at least one elevator available at all times, but no fewer elevators shall be available than are reasonably required adequately to service the Premises during Building Hours.

          10.1.6 Landlord and/or the owner of the Adjacent Building shall provide at least one (1) on-site Project manager, one (1) on-site engineer, and one (1) on-site day-porter for the Project. The primary responsibility of such management, engineering and day-porter personnel shall be the supervision and operation of the Project. Landlord shall operate its Project management office in the Building or in the Adjacent Building, but Tenant acknowledges that, if Landlord ever no longer owns both the Building and Adjacent Building, a separate management office may operate in each building, provided; however, that in such event Operating Expenses for the Building shall not include rental for such


                                      -54-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
management offices to the extent that the aggregate size of such management offices is in excess of what would be included were there a single management office for the Project, considering the Building's pro-rata percentage of the Project.

          10.1.7 Landlord shall provide twenty-four (24) hours per day, seven (7) days per week, access control systems and personnel for the Building in accordance with specifications to be mutually agreed upon by Landlord and Tenant as respects the building exterior access control system and the number and location of security cameras and monitors to be located within the Building and Project. Landlord and Tenant agree that such system shall, in the event Landlord and Tenant are otherwise unable to agree, be comparable to similar systems contained in the Comparable Buildings. Landlord shall furnish at least one (1) twenty-four (24) hour security guard at the Building, and either
Landlord or the landlord of the Adjacent Building shall provide one (1) additional security guard for the Project, Monday through Friday (not including Holidays) from 7:00 am to 9:00 p.m., and Saturdays from 8:00 am to 7:00 p.m. The duties of the security guard in each building shall include monitoring video feed from security cameras, alarm panels, fire/life safety systems, water and heat alarms. The Project security guard shall be provided with a suitable vehicle to use in performing his or her principal responsibility for patrolling the Project Common Areas. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall be permitted, at Tenant's sole discretion and at Tenant's sole cost, to install a security system for the Premises (which may include, without limitation, card readers, video cameras and video recorders) which does not interfere with the operation of the Systems and Equipment nor with the operation of the Building's access control system. Tenant shall be solely responsible for the monitoring and operation of Tenant's security system. The installation, operation and maintenance of such system shall be coordinated with Landlord. Landlord further grants Tenant the right to "tie into" the Building's access control system, provided that such tie-in does not alter materially the effectiveness or usage of the Building's access control system or the access control services to be provided to other tenants' premises, and Tenant shall be responsible for any additional incremental expense for additional equipment or personnel necessitated because of such tie-in.

          10.1.8 Landlord shall cause the exterior windows of the Building to be washed at least once every four (4) months during the Lease Term.

          10.2     Overstandard  Tenant  Use.  Tenant  shall  not,  without
                   -------------------------
Landlord's prior written consent, change its use of the Premises, from general office purposes as provided in SECTION 5.1 to a different use, or (after
                                    ------------
completion  of  their  initial  installation  as  initially approved by Landlord


                                      -55-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
pursuant  to  the terms of the Tenant Work Letter) add machines, or equipment or lighting to the Premises, which change or addition would materially affect the temperature designed to be maintained by the HVAC system or materially increase the quantity of water normally required to be furnished for the Premises by Landlord pursuant to the terms of SECTION 10.1 of this Lease. If such consent
                                    ------------
is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the reasonable cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord subject to reasonable verification of all such costs. If Tenant uses water, electricity, heat, ventilation or air conditioning in excess of that required to be supplied by Landlord pursuant to SECTION 10.1
                                                                    ------------
of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is required to be installed during the Lease Term in order to supply such excess consumption, and the cost of the increased wear and tear on existing or new equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and, in such event, Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of installing and maintaining such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning other than during Building Hours, Tenant shall give Landlord at least one (1) business day prior notice of Tenant's desired use of such utilities. Tenant acknowledges that Landlord proposes to charge a fee per hour (the "HOURLY CHARGE") for after-hours heat or air-conditioning (the "AFTER-HOURS HVAC"). Landlord agrees that the Hourly Charge will in no event exceed Landlord's "Actual Cost" of providing the After-Hours HVAC. "Actual Cost" shall be equal to Landlord's direct cost of providing such service, which direct cost shall be determined by calculating the total kilowatt minimum load multiplied by average electricity cost during those hours (to the extent reasonably determinable) plus any cost incurred for equipment maintenance for such after-hours usage. By way of example, if the utility company provides rate schedules for peak and off-peak demand hours, the electricity cost for After-Hours HVAC should reflect rates actually charged for the time of day to which the hourly charge is applicable. Equipment maintenance cost for such after hours usage shall not exceed the annual operating hourly maintenance cost derived by dividing the total annual equipment maintenance cost by the total annual equipment operating hours, without a profit or overhead charge to Landlord, but including a reasonable administrative charge and, unless the system is automated, an amount reasonably calculated by Landlord to reimburse Landlord for the hourly engineers' salary and fringe benefits. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

          10.3     Interruption  of  Use.
                   ---------------------

          10.3.1     No  Liability  for  Damages.  Except as provided in SECTION
                     ---------------------------                         -------
10.3.2  below,  Tenant  agrees that Landlord shall not be liable for damages, by
------
abatement of Rent or otherwise, for failure to furnish or delay in furnishing any Standard Tenant Services (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such


                                      -56-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
failure or delay or diminution is occasioned, in whole or in part, by necessary repairs, replacements or improvements (provided that Landlord agrees to use commercially reasonable efforts to schedule any such work outside of Building Hours), by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the Tenant Standard Services as set forth in this ARTICLE 10. If any governmental
                                                ----------
or quasi-governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any portion thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions, or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required to make alterations to the Project or any portion thereof in order to comply with such mandatory or voluntary controls or guidelines, then, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Project related thereto without creating any liability of Landlord to Tenant under this Lease (except as provided in SECTION 10.3.2 below), provided that the Premises are not thereby
              ---------------
rendered untenantable, and further provided that Landlord will not voluntarily reduce the level of services provided to the Premises consistent with the first class character of the Project.

          10.3.2     Tenant's  Remedy.  Except as otherwise provided in ARTICLES
                     ----------------                                   --------
8  AND 13 of this Lease, in the event that (A) Tenant is denied access to, or is
---------
unable to conduct Tenant's normal business operations in, the Premises or any portion thereof, and Tenant does not use the Premises or such portion thereof, and (B) such non-use of the Premises is as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and which was required by this Lease, which is not necessitated by the negligence of Tenant or its employees, agents, contractors or invitees, (ii) the presence of Hazardous Material in or about the Premises or the Building which was in violation of Hazardous Materials Laws then in effect when brought upon or used in or about the Premises or the Building and was not brought upon or used in or about the Premises or Building by Tenant or its employees, agents, contractors, or invitees, or (iii) the interruption or substantial reduction in one or more of the following Standard Tenant Services required to be provided by Landlord pursuant to this Lease (whether or not such interruption or reduction is due to Landlord's fault or within Landlord's control, so long as it is not due to the fault or neglect of Tenant, its agents, employees, contractors or invitees): heating, ventilating and air conditioning, janitorial service, electrical service, passenger elevator service or water, or
(iv) Landlord's failure to supply Tenant with all of the parking passes to which Tenant is entitled pursuant to ARTICLE 18 below, where Landlord is unable to
                                   ----------
provide alternative parking within Warner Center for such unusable parking passes (each such set of circumstances as set forth in item (A) and then in either (i), (ii), (iii) or (iv) of item (B), above, to be known as an "Abatement Event"), then, Tenant shall give Landlord and Lender notice ("Abatement Event


                                      -57-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Notice") of such Abatement Event, and if such Abatement Event continues for five
(5) consecutive business days after Landlord's and Lender's receipt of any such notice or ten (10) consecutive or nonconsecutive days after Landlord's and Lender's receipt of any such notices for each such day in any twelve (12) month period (the "Eligibility Period"), then, the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that the Abatement Event continues, in the proportion that the rentable area of the portion of the Premises that is the subject of the Abatement Event, bears to the total rentable area of the Premises (in the case of the circumstances set forth in items (i), (ii) and (iii) above) or in the proportion that the number of parking passes which Tenant is unable to utilize bears to the total number of parking passes to which Tenant is entitled pursuant to ARTICLE 18 below (in the case of the circumstance set forth in item
             ----------
(iv) above); provided, however, in the event that the Abatement Event applies to a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then, for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Notwithstanding the foregoing, in no event shall the amount of Rent abated hereunder exceed the amount of proceeds Landlord is entitled to receive under the terms of the rental interruption insurance policies Landlord is required to carry hereunder. Such rights to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that, except as otherwise provided in ARTICLES 8 AND 13 of this Lease, if Landlord has not cured such Abatement Event within one (1) year after Landlord's receipt of the Abatement Event Notice, and if Landlord does not elect to relocate Tenant as provided in SECTION 10.3.3 below, Tenant shall have the right
                               --------------
to terminate this Lease during the first five (5) business days of each calendar month following the end of such one (1) year period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of notice to Landlord and Lender (the "Abatement Event Termination Notice") during such five (5) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the "Abatement Event Termination Date"), which Abatement Event Termination Date shall not be less than ten (10) business days, and not more than two (2) years, following the delivery of the Abatement Event Termination Notice. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease pursuant to the terms of this SECTION
                                                                         -------
10.3.2,  if,  as  of  the  date  of  delivery  by  Tenant of the Abatement Event
------
Termination Notice, (A) the Lender has recorded a notice of default on the Building or filed a notice evidencing a legal action by the Lender against Landlord on the Building, or (B) the Lender has agreed that, immediately upon recovery of possession of the Building, the Lender will take measures to cure such Abatement Event, and thereafter, the Lender diligently proceeds to gain possession of the Premises and, to the extent the Lender does gain possession of the Premises, the Lender diligently proceeds to cure such Abatement Event.


                                      -58-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          10.3.3     Abatement Event Relocation Right.  Notwithstanding anything
                     --------------------------------
to  the  contrary  set  forth  in  SECTION 10.3.2 above, Landlord shall have the
                                   --------------
right, at Landlord's sole cost and expense (except for the payment of rent, which shall be payable as provided in this SECTION 10.3.3), to relocate Tenant
                                             --------------
(provided, thereafter, Landlord cures the Abatement Event) from that portion of the Premises which is affected by the Abatement Event to comparable space at least equal in size to the affected portion of the Premises ("COMPARABLE RELOCATION SPACE") (which Comparable Relocation Space need not be high-rise or mid-rise space) in the West San Fernando Valley by (i) providing notice thereof to Tenant on or before the date which is ten (10) business days after expiration of the Eligibility Period, and (ii) providing the Comparable Relocation Space in a condition ready for Tenant's move-in within sixty (60) days after such notice from Landlord to Tenant, in which case Tenant shall not have a right to terminate  this  Lease  as  set  forth  in  SECTION  10.3.2 above; provided that
                                            ---------------
Landlord's right to relocate Tenant and thereby eliminate Tenant's termination right shall only apply if Landlord reasonably, and in good faith, certifies to Tenant that the Abatement Event will be cured, and the relocation of Tenant's personnel back into the affected portion of the Premises will occur, within fifteen (15) months after Landlord's receipt of the Abatement Event Notice. Landlord shall have the obligation for payment of any rent in connection with such Comparable Relocation Space, during any period in which Tenant is relocated from an affected portion of the Premises to such Comparable Relocation Space; provided, however, that Tenant shall pay to Landlord the Base Rent or the rent Landlord is actually paying for the Relocated Space, whichever is less, and Tenant's Share of Direct Expenses (which Tenant's Share of Direct Expenses shall be calculated using the amount of Tenant's Share of Direct Expenses that Tenant was paying for the month prior to Tenant's delivery of the Abatement Event Notice) for the affected portion of the Premises as Tenant's contribution toward rent for the Comparable Relocation Space during the term of such relocation and, because the payment described previously in this sentence shall be a contribution from Tenant toward rent for the Comparable Relocation Space (and shall not constitute Rent for the affected portion of the Premises), Tenant's obligation to pay Base Rent and Additional Rent shall abate with respect to the affected portion of the Premises as provided in SECTION 10.3.2 above during the
                                                 --------------
term of such relocation. All expenses reasonably incurred by Tenant for moving from and returning to the affected portion of the Premises, including but not limited to costs of stationery and business cards (to the extent applicable), and equipment installations in connection with such relocation shall be funded by Landlord within thirty (30) days of invoice.

     10.4     Additional  Services.  Landlord  shall  also  have  the  exclusive
              --------------------
right, but not the obligation, to provide any services in addition to the Standard Tenant Services which may be required by Tenant, including, without limitation, locksmithing additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administrative fee at a rate equal to ten percent (10%) of the cost of such service. Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

     10.5     Year Round Access.  Landlord hereby represents and covenants that,
              -----------------
subject to Force Majeure, Tenant shall have access to the Premises and the Building Common Areas, twenty-four (24) hours per day, seven (7) days per week.


                                      -59-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Tenant shall be furnished with a master key for the Building, which shall not be duplicated by Tenant and which shall only be used by Tenant's Vice President for Operations (or such other person as may be designated by Tenant in writing, from time to time), that will access all doors in the Premises (the "ACCESS AREAS"). Tenant shall indemnify, defend, protect, and hold Landlord harmless from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys fees) incurred in connection with or arising from Tenant's access to such areas of the Building as a result of Tenants' having such master key. Tenant shall be responsible to pay all costs and expenses incurred in connection with such master key. Tenant shall be entitled to access any Access Areas only for inspection purposes and shall not be entitled to utilize such master key for any other purpose including, without limitation, storage purposes. In the event of any material violation of this provision Landlord shall be entitled to change the locks on all such areas and/or require the delivery of the master key by Tenant to Landlord, and Tenant's rights under this SECTION 10.5 shall terminate and be of no further
                               ------------
force  or  effect.

     10.6     Restricted  Access.  Tenant  may  designate  certain  areas in the
              ------------------
Premises as restricted areas and at its sole cost and expense secure such areas with additional locks to which only Tenant and Building management will have a key; provided, however, that Building management shall only utilize such key in the case of a perceived emergency. Tenant acknowledges that in order for Landlord to provide services as specified in this Lease to such restricted areas, Tenant must provide Landlord or Landlord's agents, employees or contractors access thereto. If Tenant fails to timely provide such access, Landlord shall have no obligation to provide services to such areas during the period access is denied.

     10.7     Emergency  Generator.  Landlord  acknowledges  that  Tenant may be
              --------------------
installing an emergency generator in the basement of the Adjacent Building (the "EMERGENCY GENERATOR"). Subject to Landlord's prior approval of all plans and specifications, which approval shall not be unreasonably withheld, and at Tenant's sole cost and expense, Landlord shall permit Tenant to install and maintain connections between Landlord's electrical systems in the Building and the Emergency Generator. Any such installations shall at all times be installed and maintained in accordance with applicable law. Landlord shall cause the Building, at Landlord's expense, to be designed to accept such connections from the Emergency Generator. Such connections to the emergency generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) the period of any electrical power outage in the Project. Tenant shall be entitled to operate the Emergency Generator and such connections to the Building for testing and regular maintenance only upon notice to Landlord and at times reasonably approved by Landlord. Tenant shall submit the specifications for design, operation, installation and maintenance of the connections to the Emergency Generator and facilities related thereto to Landlord for Landlord's consent, which consent will not be unreasonably withheld or delayed and may be conditioned on Tenant complying with such reasonable requirements imposed by Landlord, based on the advice of Landlord's engineers, so that the Building's Systems and Equipment are not materially and adversely affected by the installation and operation of the Emergency Generator. All repairs and maintenance of the Emergency Generator and connections thereto shall be the sole responsibility of Tenant, and Landlord makes no representation or warranty with respect to such Emergency Generator. At Landlord's option, upon the termination of this Lease and the Adjacent Building Lease, Landlord may require that Tenant remove the Emergency Generator and all related facilities and repair all damage


                                      -60-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
to the Project resulting from such removal, at Tenant's sole cost and expense. Notwithstanding the foregoing, during any Option Term when Tenant no longer leases the Adjacent Building, Tenant shall continue to have the right to maintain the Emergency Generator in the Adjacent Building, provided that during such time Tenant shall pay rent on the space dedicated to the Emergency Generator at a rate equal to the Dead Storage Annual Rental Rate. During such time, the Emergency Generator shall be deemed to be a part of the Premises for purposes of the indemnification and insurance provisions of this Lease, and Tenant shall maintain, at Tenant's cost, industry standard "boiler and machinery" insurance coverage with respect thereto.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

     11.1     Transfers.  Tenant shall not, without the prior written consent of
              ---------
Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). Any sublease of the Premises shall be for a term which does not exceed the remaining term of this Lease. If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45)
days nor more than one hundred eighty (180) days (or one (1) year, for any proposed assignment of all of Tenant's interest in this Lease or a sublease of substantially all of the Premises for substantially all of the remainder of the Lease Term) after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in SECTION 11.3 below, in connection with such Transfer, the name
             -------------
and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant. Tenant shall pay Landlord's reasonable legal fees incurred by Landlord in connection with any proposed Transfer within thirty (30) days after the execution of the relevant documents evidencing the Transfer.

     11.2     Landlord's  Consent.  Landlord shall not unreasonably withhold its
              -------------------
consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall grant or deny its


                                      -61-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
consent to any proposed assignment of Tenant's interest in this Lease or any sublease of substantially all of the Premises for substantially all of the remainder of the Lease Term (collectively, an "ASSIGNMENT") within thirty (30) days of Landlord's receipt of the Transfer Notice, and Landlord shall grant or deny its consent to any other Transfer within fifteen (15) days after Landlord's receipt of the Transfer Notice. If Landlord fails to grant or deny its consent within such time periods, Landlord shall be deemed to have given its consent to such Transfer. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

          11.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

          11.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

          11.2.3 The Transferee is either a governmental agency or instrumentality thereof (i) which is that of a foreign country, (ii) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building if such Transferee occupied space in such landlord's building, (iii) which is capable of exercising the power of eminent domain or condemnation, or (iv) which would significantly increase the human traffic in the Premises or Building;

          11.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

          11.2.5 If the Transfer is an Assignment, or if upon the completion of the proposed Transfer more than one hundred twenty-five thousand (125,000) rentable square feet of the Premises will be subject to Transfers or not otherwise occupied by Tenant or an Affiliate of Tenant, and the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the portion of the Lease subject to the assignment or sublease on the date consent is requested; or

          11.2.6 The proposed Transfer would cause a violation of another lease for space in the Building, which violation relates to an exclusive retail, stock brokerage or banking use.

          If  Landlord  consents  to  any Transfer pursuant to the terms of this
SECTION  11.2 Tenant may, within six (6) months after Landlord's consent but not
-------------
later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to SECTION 11.1 of this Lease; provided that if there are any
                      ------------
changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this SECTION 11.2, Tenant shall again submit the Transfer to
                         ------------
Landlord  for  its  approval  and  other  action  under  this  ARTICLE  11.
                                                               -----------


                                      -62-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this
ARTICLE  11,  Tenant's  and  such  Transferee's only remedies shall be to seek a
-----------
declaratory judgment and/or injunctive relief by arbitration pursuant to SECTION
                                                                         -------
19.41.3,  and  Tenant,  on behalf of itself and, to the extent permitted by law,
-------
such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

     11.3     Transfer  Premium.
              -----------------

          11.3.1     Definition  of Transfer Premium.  If Landlord consents to a
                     -------------------------------
Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this SECTION 11.3, received by Tenant from such
                                   -------------
Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer (on a per rentable square foot basis if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer, (iii) any costs to buy-out or take over the previous lease of a Transferee, (iv) reasonable legal fees incurred in connection with the Transfer, (v) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (a) the date Tenant has contracted with a reputable broker to market the Subject Space, and (b) the date Tenant gives Landlord notice that Tenant has vacated the Subject Space, until the commencement of the term of the Transfer, and (vi) any other "out-of-pocket" monetary concessions reasonably provided in connection with the Transfer including, but not limited to, tenant improvement or decorating allowances (collectively, the "TRANSFER COSTS"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. If part of the Transfer Premium shall be payable by the Transferee other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

          11.3.2     Payment  of  Transfer  Premium.  The  determination  of the
                     ------------------------------
amount of Landlord's applicable share of the Transfer Premium shall be made on an annual basis in accordance with the terms of this SECTION 11.3.2, but an
                                                          --------------
estimate of the amount of Landlord's applicable share of the Transfer Premium shall be made each year and one-twelfth of such estimated annual amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this SECTION 11.3.2
                                                                  --------------
during the twelve (12) months preceding each annual reconciliation exceed the amount of Landlord's applicable share of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant's future obligations under this SECTION 11.3.2 or, if the overpayment occurs during the
                         --------------
last  year  of the Transfer in question, refund the excess to Tenant.  If Tenant


                                      -63-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
has underpaid Landlord's applicable share of the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord, promptly, but in no event later than the next date for payment of Basic Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant's Transfer Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Transfer Costs are exhausted.

          11.3.3     Calculations  of  Rent.  In the calculation of the Rent (as
                     ----------------------
it  relates  to  the  Transfer  Premium  calculated under SECTION 11.3.1 of this
                                                          --------------
Lease), the Rent paid during each annual period for the Subject Space by Tenant shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

     11.4     Effect  of  Transfer.  If Landlord consents to a Transfer, (i) the
              --------------------
terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. No Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and, if understated by more than two percent (2%), Landlord's costs of such audit.

     11.5     Non-Transfers.  Notwithstanding anything to the contrary contained
              -------------
in  this  ARTICLE  11,  an  assignment  or subletting of all or a portion of the
          -----------
Premises  to an "Affiliate" of Tenant  shall not be deemed a Transfer under this
ARTICLE 11, provided that (i) Tenant notifies Landlord of any such assignment or
----------
sublease within thirty (30) days after its effective date and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Affiliate, and (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The term "Affiliate" of Tenant shall mean an entity which is controlled by, controls, or is under common control with Tenant or a corporation which merges with Tenant, whether by statutory merger or an exchange of stock or transfer of assets. The term "control," or "controlled" as used in this SECTION
                                                                         -------
11.5,  shall  mean  the  ownership,  directly  or indirectly, of more than fifty
----
percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, an entity.

     11.6     Miscellaneous  Transfer  Provisions.
              -----------------------------------


                                      -64-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          11.6.1     Estoppel  Certificate.  Upon  Tenant's  request,  Landlord
                     ---------------------
shall provide to any proposed Transferee of Tenant's interest in the Subject Space, an estoppel certificate substantially in the form of EXHIBIT F, attached
                                                             ---------
hereto, with contextual modifications due to the fact that such certificate is being provided by Landlord to a Transferee rather than by Tenant to a prospective purchaser or lender of the Building.

          11.6.2     Landlord's Recognition of Transfers Upon Lease Termination.
                     ----------------------------------------------------------
Tenant  may  request,  as part of its Transfer Notice under SECTION 11.1, above,
                                                            ------------
that a sublessee leasing all of the Premises receive a recognition agreement ("RECOGNITION AGREEMENT") from Landlord which provides that in the event this Lease is terminated, Landlord shall recognize the Transfer as a direct lease between Landlord and such subtenant, provided that Landlord shall only be obligated to execute a Recognition Agreement with such sublessee under the following conditions (which conditions must be reflected in the Recognition Agreement): (i) Landlord shall not be bound by any terms or conditions of the Transfer which are inconsistent with the terms and conditions of this Lease, and if the economic terms of such Transfer (as between Tenant and such sublessee and on a per rentable square foot basis) are less favorable to Tenant (as the sublessor) than those economic terms set forth in this Lease, the Recognition Agreement shall provide that upon termination of this Lease, as between Landlord and the sublessee, the economic terms shall be adjusted to those set forth in this Lease (on a per rentable square foot basis); provided, however, that if the economic terms of such Transfer (as between Tenant and the sublessee on a per rentable square foot basis) are equal to or more favorable than those set forth in this Lease, such more favorable economic terms shall continue to apply upon the date that this Lease is terminated and Landlord recognizes the Transfer as a direct lease between Landlord and such sublessee; (ii) the terms and provisions of SECTION 2.3 shall not be applicable to such sublessee unless the sublessee is
   ----------
leasing the entire Premises for the entire remainder of the Lease Term (in which case such sublessee may exercise any remaining Renewal Option Right(s) set forth in SECTION 2.3 above, (iii) Landlord shall not be liable for any act or omission
   -----------
of Tenant, (iv) Landlord shall not be subject to any offsets or defenses which the sublessee might have as to Tenant or to any claims for damages against Tenant, (v) Landlord shall not be required or obligated to credit the sublessee with any rent or additional rent paid by the sublessee to Tenant, (vi) Landlord shall be responsible for performance of only those covenants and obligations of Tenant pursuant to the Transfer accruing after the termination of this Lease,
(vii) the sublessee shall, upon termination of this Lease, agree to make full and complete attornment to Landlord, as lessor, pursuant to a written agreement executed by Landlord and the sublessee, so as to establish direct privity of contract between Landlord and the sublessee with the same force and effect as though the Transfer was originally made directly between Landlord and the sublessee, and (viii) as a condition to Landlord's obligation to enter into the Recognition Agreement, in addition to Landlord's rights set forth under SECTION
                                                                         -------
11.2,  above,  Landlord  shall  have  the  right  to  reasonably  approve  the
----
creditworthiness and financial strength of the sublessee, which reasonable approval shall be based upon the creditworthiness and financial strength then generally required by Landlord and landlords of the Comparable Buildings of new tenants leasing space of a rentable area comparable to the rentable area of the Subject Space for a term equal to the remaining Lease Term and at a rental rate equal to the Base Rent rental rate under this Lease. Upon Landlord's written request given at any time after the termination of this Lease, the sublessee shall execute a new lease for the Subject Space upon the same terms and conditions as set forth in the Recognition Agreement.


                                      -65-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   ARTICLE 12

                               DEFAULTS; REMEDIES

     12.1     Events  of Default.  Subject to the terms of Section 19.41, below,
              ------------------
the occurrence of any of the following shall constitute a default of this Lease by Tenant:

          12.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, where such failure continues for ten (10) days after written notice from Landlord to Tenant that such amount is due; provided that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
SECTION  1161  or  any  similar  or  successor  law;  or
-------------

          12.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that (i) any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure SECTION 1161 or any similar or successor law; (ii) if the
                      -------------
nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible; and (iii) the cure period specified in this SECTION 12.1.2 shall not be applicable to Tenant's
                              --------------
obligations  under  SECTIONS  5.3,19.1  and  19.11 of this Lease; i.e., Tenant's
                    ------------------       -----
failure to comply with any provision, covenant or condition described in such sections and/or articles within the time periods specified in such SECTIONS
                                                                        --------
5.3,19.1  and  19.11  shall  constitute  a default under this SECTION 12.1.2; or
--------       -----                                          --------------

          12.1.3 Any of the following: (i) if Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within ninety (90) days;
(iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within ninety (90) days; or (iv) if substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within ninety (90) days, or

          12.1.4 A default by Tenant, after expiration of any applicable cure periods, under Tenant's lease of the Adjacent Building.

          12.2     Remedies  Upon  Default.  Upon the occurrence of any event of
                   -----------------------
default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.


                                      -66-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          12.2.1 Terminate Tenant's right to possession by any lawful means, in which event this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord may recover from Tenant the following:

                (i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                (iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                (v) At Landlord's election, but subject to the provisions of this Lease, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

          The term "Rent" as used in this SECTION 12.2 shall be deemed to be and
                                          ------------
to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 12.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in SECTION 19.28 of this Lease, but in
                                             -------------
no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 12.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, subject to any Recognition Agreement entered into pursuant to SECTION 11.6.2, above, and Tenant shall be
                                      --------------
entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder, if mitigation of damages by Landlord is required by applicable law.

          12.2.2 Landlord shall have the remedy described in California Civil Code SECTION 1951.4 (lessor may continue lease in effect after lessee's
             ---------------
breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.


                                      -67-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     12.3     Sublessees  of Tenant.  If Landlord elects to terminate this Lease
              ---------------------
on  account  of  any  default  by  Tenant  as  set  forth  in  this  ARTICLE 12,
                                                                     ----------
absent any contrary agreement between Landlord and such subtenant, licensee or concessionaire, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of termination of this Lease, have no further right to or interest in the rent or other consideration receivable thereunder.

     12.4     Form  of  Payment  After  Default.  Following the occurrence of an
              ---------------------------------
event of default by any Transferee (but not as to the originally-named Tenant or any Affiliate assignee), Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of wire transfer of immediate funds, cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

     12.5     Efforts  to  Relet.  For the purposes of this ARTICLE 12, Tenant's
              ------------------                            ----------
right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

     12.6     No Waiver of Redemption by Tenant.  Nothing herein shall be deemed
              ---------------------------------
to constitute a waiver of Tenant's right to redeem, by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     12.7     Landlord's  Default.
              -------------------

          12.7.1     General.  Landlord  shall not be deemed to be in default in
                     -------
the performance of any obligation required to be performed by Landlord under this Lease if (i) in the event of failure by Landlord with respect to the payment of money, Landlord pays any unpaid amount within ten (10) days of written notice from Tenant that the same was not paid when due, or (ii) unless and until it has failed to perform such obligation for thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and, thereafter, diligently prosecutes the same to completion. If Landlord disagrees with Tenant that Landlord is in default, then, Landlord may submit the dispute to arbitration pursuant to the provisions of SECTION 19.41 hereof. Upon any default
                                          -------------
committed by Landlord, after giving effect to any applicable cure period, Tenant


                                      -68-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
may, except as specifically provided in this Lease to the contrary, exercise any of its rights provided in law or in equity.

          12.7.2     Lender's  Right to Cure and Notice.  No failure of Landlord
                     ----------------------------------
to make any payment required to be made by Landlord hereunder, or to observe or perform any covenant, condition or provision of this Lease, shall entitle Tenant to declare a default under this Lease unless (i) Tenant shall have given written notice to Lender of (A) such failure of Landlord, which notice shall have been given concurrently with Tenant's giving of notice of such failure to Landlord, and (B) of Landlord's failure to cure within any applicable cure period, and (ii) such Lender has been given ninety (90) days to cure such default after the expiration of Landlord's cure period set forth in SECTION
                                                                         -------
12.7.1,  above;  provided  however,  except  as  set forth in the Nondisturbance
------
Agreement to the contrary, in the absence of such Lender's express written consent, Lender shall not be deemed to have assumed Landlord's obligations under this Lease and Landlord shall remain solely liable for the performance of all terms, covenants and conditions of this Lease both prior and subsequent to such Lender's exercise of any right to cure; and, provided further, however, if the default by Landlord is of such a nature that it may not be cured by such Lender without the Lender becoming the owner of the Building, Tenant shall not exercise any remedy if such Lender (A) commences a non-judicial foreclosure of Landlord's interest in the Building within sixty (60) days of the expiration of Landlord's cure period, (B) thereafter uses reasonable efforts to complete the foreclosure of Landlord's interest in the Building and (C) cures such default within thirty
(30) days after the completion of such foreclosure or, if the cure cannot reasonably be effected within thirty (30) days, commences the cure within such thirty (30) day period and thereafter diligently pursues it to completion. Such Lender shall have the right to perform all obligations of Landlord under this Lease on behalf of Landlord, but such Lender shall have no obligation to cure any default under this Lease unless it becomes an owner of the Building. If Lender effectuates a cure pursuant to this Section 12.7.2, then Landlord shall not be in default of this Lease with respect to the item so cured.

                                   ARTICLE 13

                                  CONDEMNATION

     13.1     Building  and  Premises.  If  twenty  percent (20%) or more of the
              -----------------------
number of rentable square feet of the Premises shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (any of such events may be referred to herein as a "TAKING"), Landlord and Tenant shall each have the option to terminate this Lease upon ninety (90) days' prior written notice to the other, provided such notice is given no later than one hundred eighty (180) days after the date of such Taking.

     13.2     Parking  Structure.  If  a portion of the Parking Structure and/or
              ------------------
reasonable access thereto is taken and, thereafter, a substantial portion of Tenant's parking rights under this Lease are terminated, unless Landlord can provide permanent replacement parking for Tenant's terminated rights within the area bounded by Victory Boulevard, Canoga Avenue, Oxnard Street, and Topanga Canyon Boulevard, Tenant shall have the right to terminate this Lease upon ninety (90) days' prior written notice to Landlord (provided such notice is


                                      -69-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
given no later than ninety (90) days after receipt of notice from Landlord that it cannot provide such permanent replacement parking), or to delete such full floors of the Building from the Premises as appropriate in Tenant's reasonable judgment to compensate for the consequent loss of parking. If Tenant elects to delete such full floors from the Premises, then all obligations measured by the number of rentable square feet of the Premises (such as Rent, the number of Tenant's parking passes, and Tenant's Share) shall be adjusted accordingly. Notwithstanding the foregoing, Tenant's right to reduce the size of the Premises to compensate for the consequent loss of parking, as aforesaid, shall be limited to one thousand (1,000) rentable square feet of the Premises for every three and thirty-nine one-hundredths (3.39) parking privileges (as such ratio may be adjusted pursuant to Section 9 of the Summary) lost as a result of a partial Taking of the Parking Structure or reasonable access thereto. Moreover, if such reduction would result in a portion of the Premises consisting of a partial floor of the Building, such partial floor shall be rounded-off either up or down (whichever is closest) to a full floor and Tenant shall only be entitled to delete full floors.

     13.3     Award.  Landlord  shall be entitled to the entire award or payment
              -----
in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for goodwill and moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.

          13.4     Miscellaneous.  All  Rent shall be apportioned as of the date
                   -------------
of  such  termination,  or the date of such Taking, whichever shall first occur.
If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to SECTION 1265.130 of The
                                                         ----------------
California  Code  of  Civil  Procedure.

                                   ARTICLE 14

                                    BROKERS

     Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in
SECTION  11  of the Summary (the "BROKERS"), and that they know of no other real
-----------
estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Lease pursuant to the terms of agreements between Landlord and the Brokers, and Landlord shall defend and indemnify Tenant against any claim for brokerage commissions by the Brokers arising out of this transaction, including reasonable attorneys fees and disbursements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.


                                      -70-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   ARTICLE 15

                              LANDLORD'S LIABILITY

     It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor Landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord (as opposed to its general or limited partners) in and to the Building and the Project (including the rental income from the same and the proceeds of sale of the same), and neither Landlord, nor any of its constituent partners or subpartners, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and such partners from such personal liability.

                                   ARTICLE 16

                         REASONABLENESS AND GOOD FAITH

     Except as specifically provided to the contrary in this Lease, and except for matters which could affect (i) the Systems and Equipment of the Building,
(ii) the structural aspects of the Building, or (iii) the exterior appearance of the Building, in which case Landlord shall have the right to act in its sole and absolute discretion (but at all times in good faith), any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed. The fact that, in various places in the text of this Lease, the foregoing standard limiting discretion to withhold consent or approval is expressly stated only in part or is not expressly stated, at all, shall not be construed as an intended departure from the applicability of said standard in all instances where consent or approval is required other than those instances excepted in the immediately preceding sentence. Likewise, except as provided in the first sentence of this
ARTICLE  16,  whenever  the  Lease  grants  Landlord or Tenant the right to take
-----------
action, exercise discretion, establish rules and regulations, or make a designation, allocation or other determination, Landlord and Tenant shall act reasonably and in good faith. If either Landlord or Tenant withholds any consent or approval requested by the other party, the withholding party shall, on written request, deliver to the other party a written statement specifying in detail the reasons such consent or approval was withheld.

                                   ARTICLE 17

                             INTENTIONALLY OMITTED

                                   ARTICLE 18

                                 TENANT PARKING

     18.1     Number  of  Parking  Passes.  Tenant  shall be provided during the
              ---------------------------
Lease  Term, free of charge, the number of parking passes set forth in SECTION 9
                                                                       ---------
of  the Summary (the "BASIC NUMBER") , which parking passes shall pertain to the


                                      -71-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Project's parking structure, as described in Section 1.2 of Schedule 1 to the Tenant Work Letter, and parking areas (collectively, the "PARKING STRUCTURE"). In addition to the Basic Number, fifteen (15) additional parking passes (subject to the maximum number of spaces available in the Project parking areas) shall be allocated to Tenant at no additional cost to Tenant (the "BONUS PASSES"). Except as provided in SECTION 18.3 below, such parking passes shall be
                          -------------
unreserved  parking  passes.

     18.2     Parking  Rate.  Tenant  shall  not be obligated to pay, during the
              -------------
Lease Term and any applicable Renewal Option Terms, for the use of parking passes or spaces up to the Maximum Number since Tenant's parking charges are included in the amount of Base Rent. To the extent Tenant uses parking passes, from time to time, as allowed by Landlord, in excess of the sum of the Basic Number and Bonus Passes, Tenant shall pay to Landlord for Tenant's parking passes, at the same time and in the same manner as Base Rent at rates not exceeding the prevailing rates in Comparable Buildings.

     18.3     Allocation  of  Parking  Spaces.  Tenant  shall  have the right to
              -------------------------------
utilize the Bonus Passes in connection with designated spaces in the Project parking areas to be initially selected by Tenant and, thereafter, moved only with Landlord's approval. Tenant may use such spaces for customer parking or other specified uses, in Tenant's discretion. In addition, Tenant may request Landlord to designate a limited number of specific parking spaces or areas for the use of Tenant for its pool cars or vans, executive parking, manager parking, claims parking, as well as other specified uses, in each instance subject to Landlord's right to reject any such designation when, and to the extent that, it would materially and adversely affect the efficient operation of the Project parking areas for the benefit of all of the tenants in the Project. In making such designations, Landlord and Tenant shall take into consideration the relative level of occupancy and use of the Project by Tenant in relation to the other tenants in the Building. Moreover, if, when and so long as, Tenant leases one hundred percent (100%) of the occupancy space in the Project, Landlord waives its right to reject any such designation. If specific areas of the parking structure are designated for use by particular tenants in the Project, Tenant shall be entitled to priority over all other tenants in the selection of such specific areas. There shall be no tandem parking permitted.

     18.4     Visitor  Parking.  Certain  areas  of  the  Project  Common  Area,
              ----------------
including the Parking Structure may be set aside by Landlord for visitor parking. Visitor parking shall be at a charge to visitors at the rate established by Landlord from time to time. Tenant may purchase validations for visitor parking from Landlord or Landlord's parking operator and may elect to validate such parking for its visitors. Visitor parking rates and the price for validations shall not exceed the rates and prices typically charged in Comparable Buildings. Notwithstanding the foregoing, Landlord agrees that Tenant's "claims" customers (i.e., customers having insurance claims adjusted) shall have the right to use the parking areas free of charge.

     18.5     Passenger  Drop-Off  and  Pick-Up.  Landlord  agrees that it shall
              ---------------------------------
provide free employee drop-off and pick-up at the Project, either through the creation of a special passenger loading and unloading area which does not require entry into the main Project parking areas, or by establishing a "grace period" of not less than ten (10) minutes in the mornings and fifteen (15) minutes in the evenings during which visitors can enter and exit the Project parking areas without charge.


                                      -72-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     18.6     Miscellaneous Parking Provisions.  Tenant shall abide by all rules
              --------------------------------
and regulations which are prescribed from time to time for the orderly operation and use of the Project's parking facilities, and Tenant shall use its good faith efforts to cause its employees and visitors to comply with such rules and regulations. Landlord may refuse to permit any person who violates the rules and regulations of the Project's parking facilities from parking therein, and any violation of such rules shall subject such person's vehicle to removal. Subject to Tenant's prior written approval (except when required by law), which approval shall not be unreasonably withheld or delayed, Landlord shall have the right to change the size of parking spaces, configuration, design, layout and all other aspects of the Project's parking facilities. Subject to Tenant's prior written approval, Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project's parking facilities for purposes of permitting or facilitating any such construction, alteration or improvements. However, Landlord shall use commercially reasonable efforts to minimize such restrictions upon access and shall use commercially reasonable efforts to provide to Tenant alternative parking during such periods, which shall be within or in close proximity to the Project, and shall provide reasonably adequate security and, when appropriate, shuttle services, to and from such alternative parking area to minimize any inconvenience to Tenant resulting from such temporary closure or restricted access. Landlord may delegate its responsibilities hereunder to a parking operator, in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes provided to Tenant pursuant to this ARTICLE 18
                                                                      ----------
are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval; provided, however, Tenant may transfer a portion of the parking passes rented by Tenant pursuant to this ARTICLE 18 to a
                                                                 ----------
Transferee permitted pursuant to ARTICLE 11 of this Lease. Such portion shall be
                                 -----------
based upon the number of rentable square feet of the Premises subject to the applicable Transfer in relation to the total number of rentable square feet contained within the Premises.

                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS

     19.1     Estoppel  Certificates.  Within  fifteen  (15)  business  days
              ----------------------
following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate which, as submitted by Landlord, shall be substantially in the form of EXHIBIT F, attached hereto (or such other form as
                               ---------
may reasonably be required by any prospective mortgagee or purchaser of the Project, or any portion thereof, in which event Tenant shall have no less than twenty (20) business days in which to execute and deliver the same), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required of a tenant for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.


                                      -73-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     19.2     Partial Invalidity.  If any term, provision or condition contained
              ------------------
in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     19.3     Time of Essence.  Time is of the essence of this Lease and each of
              ---------------
its  provisions.

     19.4     Captions.  The  captions  of  Articles  and  Sections  are  for
              --------
convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     19.5     Notices.  All  notices,  demands,  statements,  designations,
              -------
approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing (regardless of whether or not such notice is described as "written" notice), shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant and its attorneys at the appropriate addresses set forth in SECTION 10 of the Summary, or to such other
                                     ----------
places or other such attorneys as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant:

                       TISHMAN  WARNER  CENTER  VENTURE,  LLC
                       6301  Owensmouth  Avenue
                       Woodland  Hills,  California  91367
                       Attn:  Building  Manager

                       and

                       TISHMAN  WARNER  CENTER  VENTURE
                       10900  Wilshire  Boulevard,  Suite  510
                       Los  Angeles,  California  90024
                       Attention:  Asset  Manager

                       With  a  copy  to:

                       Tishman  International  Companies
                       10900  Wilshire  Boulevard,  Suite  510
                       Los  Angeles,  California  90024
                       Attention:  Chairman

                       And  with  another  copy  to:

                       Allen,  Matkins,  Leck,  Gamble  &  Mallory
                       1999  Avenue  of  the  Stars,  Suite  1800
                       Los  Angeles,  California  90071
                       Attn:  Anton  N.  Natsis,  Esq.



                                      -74-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     Any Notice will be deemed given on the date which is two (2) business days after the date it is mailed as provided in this SECTION 19.5 or, if sooner, upon
                                                ------------
the  date  personal  delivery  is  made.

     19.6     Nonwaiver.  No  provision  of this Lease shall be deemed waived by
              ---------
either party hereto unless expressly waived in a writing signed thereby. The waiver of either party hereto of any breach of any term, covenant or condition herein contained, shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease.

     19.7     Holding  Over.  If  Tenant  holds over after the expiration of the
              -------------
Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and
(ii) one hundred twenty-five percent (125%) during the first three (3) months of such holdover, one hundred thirty-seven point five percent (137.5%) during the next three (3) months of such holdover, and one hundred fifty percent (150%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this SECTION 19.7 shall be construed as consent by Landlord to any holding over
      ------------
by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this
SECTION  19.7  shall  not be deemed to limit or constitute a waiver of any other
-------------
rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days following (i) the effective date of the termination or (ii) the expiration date of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

     19.8     Intentionally  Omitted.
              ----------------------

     19.9     Binding  Effect.  Subject  to  all other provisions of this Lease,
              ---------------
each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but


                                      -75-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of ARTICLE 11 of this
                                                              ----------
Lease.

     19.10     Governing  Law.  This  Lease  shall  be construed and enforced in
               --------------
accordance  with  the  laws  of  the  State  of  California.

     19.11     Subordination.  Subject  to  Tenant's  receipt  of an appropriate
               -------------
"Nondisturbance Agreement" as set forth below, this Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any future mortgage or trust deed hereafter recorded against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease or to the lien of any particular future Mortgage or deed of trust encumbering the Building or the
Project, Landlord shall deliver to Tenant, for Tenant's signature, a commercially reasonable "subordination, non-disturbance and attornment agreement" (the "NONDISTURBANCE AGREEMENT") which shall be executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Tenant and Landlord acknowledge that the Subordination, Nondisturbance and Attornment Agreement attached hereto as EXHIBIT J is a
                                                                  ---------
commercially reasonable Nondisturbance Agreement. In connection with any Nondisturbance Agreement with any construction lender, Tenant shall not be required to waive any Landlord obligation under this Lease, other than as expressly  provided  in EXHIBIT J.  If the holder of such mortgage or trust deed
                        ---------
is  a  depository  institution  insured  by  the  Federal  Deposit  Insurance
Corporation, as a further condition of delivery of such Nondisturbance Agreement, Tenant shall be entitled to evidence (in the form of a corporate secretary's certificate or its equivalent) that the Nondisturbance Agreement has been approved by the board of directors or loan committee of the depository institution and such approval is reflected in its minutes. Such certificate (or its equivalent) shall include an agreement by such mortgage or trust deed holder to maintain the Nondisturbance Agreement as an official record of the depository institution during the term of the loan. Tenant covenants and agrees that in the event any proceedings are brought for the foreclosure of any such mortgage or Landlord records a deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or transfer by deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within fifteen (15) business days of request by Landlord, execute such instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

     19.12     Waiver  of Jury Trial; Attorneys' Fees.  EACH PARTY HEREBY WAIVES
               --------------------------------------
ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF, OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be


                                      -76-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

     19.13     Entry by Landlord.  Landlord reserves the right at all reasonable
               -----------------
times, and upon reasonable notice to Tenant (except in the case of an emergency), to enter the Premises to (i) inspect them; (ii) show the Premises to prospective tenants (but only during the last twenty-four (24) months of the
Lease Term or any Option Term where Tenant has not previously exercised an available extension option), purchasers, mortgagees, or ground or underlying lessors; (iii) post notices of nonresponsibility; (iv) subject to SECTIONS 8.1.2
                                                                  --------------
and  10.3.2,  to  alter,  improve  or  repair  the  Premises  or the Building if
     ------
necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building; provided that Landlord agrees to use commercially reasonable efforts to schedule any such work outside of Building Hours; or (v) to exercise, in compliance with the terms of this Lease, rights and obligations of Landlord under this Lease. Subject to the foregoing, Landlord may make any such entries without the abatement of Rent, may take such reasonable steps as required to accomplish the stated purposes, and Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

     19.14     Authority.  Each  individual  executing  this  Lease on behalf of
               ---------
Tenant hereby represents and warrants that Tenant is a duly formed and existing corporation qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant agrees to deliver reasonable evidence to Landlord evidencing such authorization concurrently with Tenant's execution of this Lease.

     19.15     Surrender  of Premises; Ownership and Removal of Trade Fixtures.
               ---------------------------------------------------------------

          19.15.1     Surrender  of  Premises.  No act or thing done by Landlord
                      -----------------------
or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether


                                      -77-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
accepted by Landlord or not, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

          19.15.2     Removal of Tenant Property by Tenant.  Upon the expiration
                      ------------------------------------
of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this SECTION 19.15, quit and surrender possession
                                    -------------
of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, loss by Casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal, and restore the Building to its initial condition.

     19.16     Entire  Agreement.  This  Lease,  the  exhibits  and  schedules
               -----------------
attached hereto, and any side letter or separate agreements entered into by Landlord and Tenant in connection with this Lease and dated of even date herewith (for the purposes, solely, of this Section 19.16, the foregoing are
                                                -------------
referred to collectively, as "this Lease") supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease. This Lease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreement between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     19.17     Signs.
               -----

          19.17.1     Interior  of  Premises.  Tenant,  at  its  sole  cost  and
                      ----------------------
expense, may install identification signage anywhere in the Premises including in the elevator lobbies of the Premises, provided that such signs must not be visible from the exterior of the Building. If other tenants occupy space on a floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and shall comply with Landlord's
Building standard signage. Tenant may not install any signs on the exterior or roof of the Project (except as provided in SECTION 19.17.2 below) or the Common
                                            ---------------
Areas, except that Tenant shall have the exclusive right to signage (not including the Building directory board) in the ground floor lobby of the Building. Such lobby signage and any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the


                                      -78-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

          19.17.2     Exterior  Signage.
                      -----------------

               19.17.2.1     Description.  Tenant  shall  be entitled to install
                             -----------
(i) up to four (4) signs identifying Tenant either on the parapet at the top of the Building or at some "belt-line" on the Building, with such signs to be located one on each side of the Building (the "BUILDING TOP SIGNAGE"), (ii) up to two (2) signs identifying Tenant on exclusive monument signs in the Project Common Area outside the Building (collectively, the "MONUMENT SIGNAGE"), and
(iii) one (1) sign at, on or in, the atrium entry on the south side of the Building (collectively, the "Tenant's Signage"). The location of Tenant's Signage shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. The graphics, materials, color, design, lettering, lighting, size, and specifications of Tenant's Signage (collectively, the "SPECIFICATIONS") shall be subject to the prior written approval of Landlord. In addition, all such signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all applicable governmental laws and ordinances including, without limitation, the Warner Center Specific Plan (as amended or modified by variance) and subject to the CC&Rs. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for such signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for any of Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining provisions of this Lease shall be unaffected. Landlord shall be entitled to install one additional monument sign in the Project Common Area outside the Building displaying the names of other tenants of the Building, provided (i) that such monument sign is of a quality consistent with the Monument Signage, and (ii) provided the amount of signage otherwise permitted by governmental authority to Tenant is not adversely affected thereby. The cost of installation of Tenant's Signage, as well as all costs of design and construction of such signage and all other costs associated with such signage including, without limitation, utility charges, hook-up fees, permits, maintenance and repair and insurance shall be the sole responsibility of Tenant. Tenant further acknowledges that any repairs necessitated as a result of window washing equipment cabling passing over the Building Top Signage in the normal course of cleaning the exterior windows of the Building shall be the sole responsibility of Tenant.

               19.17.2.2     Transferability.  The  rights  to  the  signage
                             ---------------
described  in  SECTION  19.17.2.1,  above,  may  not be transferred by Tenant or
               ------------------
changed once such signage is initially installed by Tenant except as set forth in this SECTION 19.17.2.2. In connection with an Assignment, which Assignment
          -----------------
is  permitted  pursuant  to the provisions of ARTICLE 11 of this Lease, Tenant's
                                              ----------
rights with respect to Tenant's Signage shall be deemed transferred to the Transferee (the "PERMITTED USER") so long as (i) such Transferee is not a governmental agency or instrumentality thereof, (ii) the consolidated balance sheet for the Transferee and any subsidiaries of the Transferee "controlled," as that term is defined in SECTION 11.5 of this Lease, by the Transferee, as set
                           ------------
forth  in the Transferee's publicly available annual report for the Transferee's


                                      -79-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
fiscal year most recently ended prior to the date of the Assignment and as set forth in the Transferee's publicly available quarterly report for the quarter of the Transferee's fiscal year most recently ended prior to the date of the Assignment, provides that (A) Transferee's Net Worth Amount is at least One Hundred Million Dollars ($100,000,000), and (B) Transferee's Liquidity Amount is at least Fifty Million Dollars ($50,000,000), and (iii) the name of the assignee or sublessee is not an "Objectionable Name," as that term is defined below. Should the name of Tenant be legally changed to another name (the "SUCCESSOR ENTITY"), Tenant shall be entitled to modify, at Tenant's sole cost and expense, Tenant's Signage to reflect Tenant's new name, but only if Tenant's new name is not an "Objectionable Name." The term "Objectionable Name" shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend Landlord or a landlord of a Comparable Building or neighbors taking into consideration the level and visibility of signage rights inherent in Tenant's Signage.

               19.17.2.3     Maintenance.  Should  the  Tenant's Signage require
                             -----------
maintenance or repairs, within two (2) business days of Landlord becoming aware of the need for such maintenance or repairs, Landlord shall provide written notice thereof to Tenant, and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord (or, in the event of an immediately visible problem with the Tenant Signage, as expeditiously as reasonably possible after receipt of such notice), at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such maintenance and repairs within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the costs of such work plus interest at the Interest Rate from the date of Landlord's payment of such costs to the date of Tenant's reimbursement to Landlord. During the Lease Term Tenant shall maintain an industry standard maintenance and repair contract with a reputable contractor, and shall maintain an industry standard insurance policy with respect thereto. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause the Tenant's Signage to be removed from the exterior of the Building and shall cause the exterior of the Building to be restored to the condition existing prior to the placement of such signage and shall cause Tenant's sign to be removed from the Monument Signage. If Tenant fails to remove such signage or to restore the exterior of the Building as provided in the immediately preceding sentence within ninety (90) days following the expiration or earlier termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing plus interest at the Interest Rate from the date of Landlord's payment of such costs to the date of Tenant's reimbursement to Landlord shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

          19.18     Covenant Against Liens.  Tenant has no authority or power to
                    ----------------------
cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon


                                      -80-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring twenty (20) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days of invoice.

     19.19     Terms.  The  necessary  grammatical  changes required to make the
               -----
provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     19.20     Prohibition  Against  Recording.  Except as hereafter provided in
               -------------------------------
this  SECTION  19.20, neither this Lease, nor any memorandum, affidavit or other
      --------------
writing with respect thereto, shall be recorded by Tenant or Landlord or by anyone acting through, under or on behalf of Tenant or Landlord. Notwithstanding the foregoing, Landlord agrees to execute a short form of lease in the form attached hereto as EXHIBIT M concurrently with the mutual execution
                                ---------
and delivery of this Lease, which short form of lease Tenant may record at its sole cost and expense. Upon the Lease Expiration Date or earlier termination of this Lease, Tenant shall execute and have acknowledged and then deliver to Landlord, a termination of the Lease as set forth on EXHIBIT N attached hereto.
                                                      ---------


     19.21     Confidentiality.  Landlord  and  Tenant  each  hereby acknowledge
               ---------------
that the contents of this Lease and any related documents are confidential information. Until any such information enters the public domain, both parties shall use reasonable efforts to keep, and instruct their respective agents to keep, such information strictly confidential and shall use reasonable efforts not to disclose such confidential information to any person or entity other than such party's financial, legal, and space planning consultants, except as may be legally required by law or in connection with arbitration of a dispute or litigation hereunder, or in connection with any financing or sale.

     19.22     Quiet  Enjoyment.  Landlord  covenants that Tenant, on paying the
               ----------------
Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.


                                      -81-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     19.23     Improvement of the Premises.  Except as specifically set forth in
               ---------------------------
this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Tenant Work Letter.

     19.24     Force  Majeure.  Any  actual prevention, delay or stoppage due to
               --------------
strikes, lockouts or other labor or industrial disturbance, whether or not on the part of employees of either party hereto; civil disturbance; future order of any government, court or regulatory body claiming jurisdiction; acts of the public enemy, war, riot, sabotage, blockade or embargo; inability to secure customary or required materials, supplies or labor through ordinary sources by reason of shortages, regulations or orders of any government or regulatory body; lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or explosion; court actions; or any similar cause beyond the reasonable control of the party from whom performance is required or any of their contractors or other representatives (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure; provided, however, that nothing contained herein or elsewhere in this Lease shall obligate either party to settle a strike or other labor dispute when it does not wish to do so and Force Majeure shall not include any delays due to a party's inability or failure to make any monetary payments required under this Lease such as, by way of example, the payment of Rent by Tenant. This SECTION 19.24 shall not, however, apply to
                                      -------------
the  construction  of  Tenant  Improvements in the Premises, as SECTION 5 of the
                                                                ---------
Tenant  Work  Letter  shall  control  in  such  instance.

     19.25     Hazardous  Materials  Provisions.

          19.25.1  Landlord's  Covenant.  Landlord  agrees  that  Landlord shall
                   --------------------
not, during the course of construction or thereafter, cause any "Hazardous Material," as that term is defined in Section 19.25.4, below, to be brought upon or used in or about the Project, by Landlord, its agents or employees in violation of any Hazardous Materials Laws in effect at such time.

          19.25.2  Tenant's  Representations  and  Warranties.  Tenant  hereby
                   ------------------------------------------
represents and warrants to Landlord that neither Tenant nor Tenant's Transferees, agents, employees or contractors shall, at any time during the Lease Term, utilize, store or possess in or about the Premises or the Building, any Hazardous Materials except for ordinary office supplies in commercially reasonable amounts and except for equipment customarily used in offices, all of which shall be utilized strictly in accordance with Hazardous Materials laws in effect at such time. Tenant shall indemnify, defend, protect and hold Landlord harmless from any and all loss, cost, damage, expense and liability (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection with or arising from the breach by Tenant of the representation and warranty set forth in the immediately preceding sentence.

          19.25.3  Landlord  Remediation Obligations.  If at any time during the
                   ---------------------------------
Lease  Term, any Hazardous Material is discovered in the Project in violation of


                                      -82-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
any Hazardous Materials laws, and such Hazardous Material was not created or brought upon the Project by any Tenant Parties, then Landlord shall, as an Operating Expense only to the extent permitted under ARTICLE 3, take the action
                                                      ---------
which  Landlord  is  mandated  to take by applicable governmental authorities to bring the Project into compliance with all Hazardous Materials laws, provided that Landlord shall be required to take such action only to the extent that the failure to do so would (i) unreasonably endanger the health or safety of Tenant's employees, or (ii) result in a material interference with Tenant's permitted use of the Premises. Notwithstanding the foregoing portions of this
SECTION 19.25.3, however, Operating Expenses shall not include any costs for the
---------------
removal or remediation of (A) asbestos or any other Hazardous Material which is introduced to the Project in violation of the terms of SECTION 19.25.1, or (B)
                                                         ---------------
subsurface or groundwater contamination, except to the extent any cost of (A) or
(B)  is  a  result  of  the  actions  of  any  Tenant  Parties.

               19.25.4  Definition.  As  used  herein,  the  term  "Hazardous
                        ----------
Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government. Accordingly, the term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under SECTIONS 25115, 25117 or 25122.7, or listed
                                     --------------  -----    -------
pursuant to SECTION 25140 of the California Health and Safety Code, Division 20,
            -------------
Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under SECTION 25316 of the California Health and Safety Code,
                   --------------
Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a "hazardous substance" under SECTION 25281 of the
                                                            -------------
California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under
ARTICLE  9 or defined as hazardous or extremely hazardous pursuant to ARTICLE 11
----------                                                            ----------
of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to SECTION 311 of the Federal
                                                      -----------
Water Pollution Control Act (33 U.S.C. 1317), (viii) defined as a "hazardous waste" pursuant to SECTION 1004 of the Federal Resource Conservation and
                      -------------
Recovery Act, 42 U.S.C. Sec. 6902 et seq. (42 U.S.C. Sec. 6903), or (ix) defined as a "hazardous substance" pursuant to SECTION 101 of the Compensation and
                                             -----------
Liability  Act,  42  U.S.C.  Sec.  9601  et  seq.  (42  U.S.C.  Sec.  9601).

          19.26     Transportation  Management.  Tenant  shall fully comply with
                    --------------------------
all present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

     19.27     Compliance  With  Law.  Tenant  shall  not  do anything or suffer
               ---------------------
anything to be done in or about the Premises which will in any way conflict with


                                      -83-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
any law, statute, ordinance or other governmental or quasi-governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated ("LAWS"). Landlord shall be responsible, at Landlord's sole cost and expense (except to the extent such costs may be included as part of Operating Expenses (under ARTICLE 3) for making all alterations required by Laws
                          ---------
to the structural portions of the Building and the Common Areas (including the Parking Structure), except to the extent such alterations are triggered by any Alterations in the Premises, in which event such alterations shall be at Tenant's sole cost and expense. Additionally, Landlord shall also make all alterations to the Tenant Improvements and Alterations within the Premises and the Storage Area required by Laws (the "COMPLIANCE OBLIGATIONS"). However, the cost of making such Compliance Alterations shall not be included in Operating Expenses, but shall be billed directly to Tenant as Additional Rent, and paid by Tenant to Landlord concurrent with the next payment of Base Rent hereunder. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then, Landlord or Tenant, as the case may be, agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Landlord or Tenant in any judicial action, regardless of whether the other party is a party thereto, that they have violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

     19.28     Late Charges.  If any installment of Base Rent or that portion of
               ------------
any Additional Rent which is not the subject of a good-faith dispute by Tenant, disputed and withheld in accordance with the terms of SECTION 3.6, above, as set
                                                      -----------
forth in a written notice delivered by Tenant to Landlord on or before the payment of such Additional Rent is due, shall not be received by Landlord or Landlord's designee within ten (10) days after Tenant receives written notice that said amount is due, Tenant shall pay to Landlord a late charge equal to
(i) with respect to the first such overdue amount in any 12-month period, Two Thousand Five Hundred Dollars ($2,500), or (ii) with respect to any further overdue payments, four percent (4%) of the overdue amount, as a one-time late charge applying to such particular amount overdue. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate ("INTEREST RATE") per annum equal to the lesser of (i) the rate per annum announced from time to time by Citibank N.A. as its prime rate (or, if such bank fails to exist or to announce such a rate, then the prime rate announced by the largest state chartered bank operating in the State of California) plus two and one-half percent (2 %), and (ii) the highest rate permitted by applicable law.

     19.29     Landlord's  Right  to  Cure  Default;  Payments  by  Tenant.
               -----------------------------------------------------------

          19.29.1  Landlord's  Cure.  All covenants and agreements to be kept or
                   ----------------
performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease within a reasonable time


                                      -84-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

          19.29.2  Tenant's  Reimbursement.  Except  as  may  be  specifically
                   -----------------------
provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor:
(i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of SECTION 19.29.1; (ii) sums equal to all
                                         ---------------
losses,  costs,  liabilities,  damages  and expenses referred to in ARTICLE 7 of
                                                                    ---------
this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this SECTION 19.29 shall survive the
                                                 -------------
expiration  or  sooner  termination  of  the  Lease  Term.

     19.30     No Air Rights.  No rights to any view or to light or air over any
               -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     19.31     Intentionally  Omitted.
               ----------------------

     19.32     Transfer  of  Landlord's  Interest.  Tenant  acknowledges  that
               ----------------------------------
Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of this transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer subject to the express written agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but such an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     19.33     Landlord's  Title.  Landlord's  title  is  and  always  shall  be
               -----------------
paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     19.34     Relationship  of  Parties.  Nothing contained in this Lease shall
               -------------------------
be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and


                                      -85-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     19.35     Application  of Payments.  Unless Tenant specifies the particular
               ------------------------
purpose of any payment to Landlord, Landlord shall have the right to apply payments received from Tenant pursuant to this Lease to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

     19.36     No  Warranty.  In executing and delivering this Lease, Tenant has
               ------------
not relied on any representations including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     19.37     Landlord's  Right  to  Lease  Other Space.  Landlord reserves the
               -----------------------------------------
absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall or shall not, during the Lease Term, occupy any space in the Building or Project. Notwithstanding the foregoing, Landlord agrees that at no time during the Lease Term, including any Renewal Option Term, will Landlord lease space in the Building to any insurance company or agency which is a direct competitor of Tenant. Additionally, during the Lease Term, including any Renewal Option Term, Landlord agrees not to lease space in the Building to any insurance company or agency whether or not it is a direct competitor of Tenant, except in the case where Landlord has been unable to initially lease space in the Building for a period of one (1) year after the Lease Commencement Date, in which event Landlord shall have the one-time right to lease such previously un-leased space to an insurance company or agency which is not a direct competitor of Tenant, and to renew any such lease, whether through the granting of options or otherwise. In the event that, during any Option Term Tenant no longer is leasing the Adjacent Building, the leasing restrictions contained in the prior two (2) sentences shall apply only to one-half of any space in the Building not leased by Tenant at such time.

     19.38     Intentionally  Omitted.
               ----------------------

     19.39     Independent  Covenants.  This  Lease shall be construed as though
               ----------------------
the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, except as expressly set forth in this Lease, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant, in accordance with the provisions of SECTION 12.7.
                                       -------------


                                      -86-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     19.40     Office  and  Communications  Services.
               -------------------------------------

          19.40.1  Provider.  Landlord  shall  advise  Tenant  if,  as and when,
                   --------
office and communications services will be offered to tenants of the Building by a concessionaire under contract to Landlord ("PROVIDER"). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. The foregoing, notwithstanding, Tenant shall have the right to install its own, exclusive office and communications services in the Building subject, of course, to the terms of ARTICLE 6 and EXHIBIT C.
                             ----------       ----------

          19.40.2  Other  Terms.  Tenant  acknowledges  and  agrees  that:  (i)
                   ------------
Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors;
(iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

     19.41     Arbitration.

          19.41.1  General  Submittals  to  Arbitration.  The  submittal  of all
                   ------------------------------------
matters  to arbitration in accordance with the terms of this SECTION 19.41 shall
                                                             -------------
be the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, except for (i) determination of Option Rent, which shall be determined in accordance with
SECTION  2.3.4  above,  (ii)  all claims by either party which (A) seek anything
--------------
other than enforcement of rights under this Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of intentional tortious action, and seek the award of punitive or exemplary damages, and (iii) claims (not elsewhere herein expressly agreed to be submitted to arbitration) relating to the payment of Rent by Tenant, and Landlord's exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant's right of possession to the Premises in connection therewith. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this SECTION 19.41 and all attempts to circumvent the terms of
                       -------------
this  SECTION  19.41 shall be absolutely null and void and of no force or effect
      --------------
whatsoever.  As  to  any matter submitted to arbitration (except with respect to


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                                              TISHMAN WARNER CENTER VENTURE, LLC
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
the payment of money) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential default was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made "under protest," which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this SECTION 19.41.
                                                                  -------------

          19.41.2  JAMS.  Any  dispute  to  be  arbitrated  pursuant  to  the
                   ----
provisions  of  this  SECTION  19.41  shall be determined by binding arbitration
                      --------------
before a retired judge of the Superior Court of the State of California (the "ARBITRATOR") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "ARBITRATION NOTICE") of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties shall then agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three (3) available judges and each party may strike one (1). The remaining judge (or if there are two (2), the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

          19.41.3  Arbitration  Procedure.

               19.41.3.1     Pre-Decision  Actions.   The  Arbitrator  shall
                             ---------------------
schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production or requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

               19.41.3.2     The  Decision.  The  arbitration shall be conducted
                             -------------
in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of California and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The


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                                              TISHMAN WARNER CENTER VENTURE, LLC
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
Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure SECTION 1286.2 (or any
                                                          --------------
successor statute). The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease. The Arbitrator may award costs, including, without limitation, attorneys' fees and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in its discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in its discretion. A party shall be determined to be the prevailing party if its proposal for the resolution of the dispute is the closest to that adopted by the Arbitrator.

     19.42     Early  Termination  Based  upon  Landlord's  Factual Inability to
               -----------------------------------------------------------------
Commence Construction of the Building.  Tenant can elect to terminate this Lease
-------------------------------------
by giving notice ("CONSTRUCTION FAILURE TERMINATION NOTICE") to Landlord on or before July 15, 1998, if Landlord has not, on or before July 1, 1998, recorded a deed of trust against the Project evidencing a loan for the construction of the Building.

                                   ARTICLE 20

               HOLD SPACE; RIGHT OF FIRST OFFER; EXPANSION SPACE

     20.1     Hold  Space  Period.  During  the period commencing as of the date
              -------------------
hereof and continuing thereafter until eighteen (18) months after the first vertical steel is erected by Landlord above the first floor of the Building, Tenant shall be entitled, upon written notice to Landlord to expand the Premises to include all or any portion of the eighth floor of the Building and, if Tenant takes the entirety of the eighth floor, then Tenant may take also all or any portion of the ninth floor of the Building, upon the same terms and conditions as are already contained in this Lease. Likewise, during the period commencing as of the date hereof and continuing thereafter until twelve (12) months after the first vertical steel is erected by Landlord above the first floor of the Building (the foregoing eighteen (18) month and twelve (12) month period hereinafter referred to as "HOLD SPACE PERIODS"), and provided that Tenant has elected to take the eighth and ninth floors of the Building in their entirety, Tenant shall be entitled, upon written notice to Landlord to expand the Premises to include all or any portion of the tenth floor and, if Tenant takes the entirety of the tenth floor, then Tenant may also take all or any portion of the eleventh floor of the Building, upon the same terms and conditions as are already contained in this Lease. In the event Tenant so elects to expand the Premises, Landlord and Tenant shall, within fifteen (15) days after such election, amend this Lease to add such additional space to the Premises, and to make appropriate adjustments in the Base Rent, Tenant's Share of Additional Rent and the number of Parking Passes, and other provisions of this Lease as necessary to reflect the additional rentable square footage so added to the Premises. Tenant shall commence to pay Base Rent for any such additional space added to the Premises on the date which is the later of (i) the Lease Commencement Date, and (ii) the date which is one hundred twenty (120) days after the date as of which such additional space is delivered to Tenant Ready for Construction. Notwithstanding the foregoing, if in any instance during the Hold Space Periods Tenant elects to expand the Premises by two (2) or more floors, then, Tenant shall commence to pay Base Rent with respect to such additional space in the Building on the date which is the later of (i) the Lease Commencement Date and (ii) the date which is one hundred eighty (180) days after the date as of which all of said space has been delivered to Tenant Ready for Construction.


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                                              TISHMAN WARNER CENTER VENTURE, LLC
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
     20.2     Right  of  First Offer.  After expiration of the Hold Space Period
              ----------------------
in each instance and continuing thereafter through the end of the Lease Term (subject to the terms of SECTION 20.2.6, below), Landlord hereby grants to
                              ---------------
Tenant a Right of First Offer (the "RIGHT OF FIRST OFFER") with respect to any space not then included in the Premises whether or not a full floor space (the "FIRST OFFER SPACE"). Tenant's Right of First Offer shall be on the terms and conditions set forth in this SECTION 20.2.
                                  -------------

          20.2.1  Procedure for Offer.  Landlord shall notify Tenant (the "FIRST
                  -------------------
OFFER NOTICE") from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties; but, unless the First Offer Space is already vacant, the First Offer Notice shall be given no earlier than nine (9) months before the First Offer Space is expected to be vacated. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space on the same terms and conditions as are contained in this Lease (except as otherwise set forth in this SECTION 20.2).
                                                                  ------------

          20.2.2  Procedure  for  Acceptance.  If  Tenant  wishes  to  exercise
                  --------------------------
Tenant's Right of First Offer with respect to the space described in the First Offer Notice, then, within fifteen (15) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its Right of First Offer with respect to the entire space described in the First Offer Notice on the terms contained in such First Offer Notice. If Tenant does not so notify Landlord within the fifteen (15) business day period, then, subject to the terms of SECTION 19.37, above, and Section
                                               -------------
20.3, below, for a period of two hundred twenty-five (225) days Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, provided that, prior to leasing a portion of the First Offer Space which is less than the portion offered to Tenant pursuant to the First Offer Notice, Landlord shall offer such reduced portion of the First Offer Space to Tenant as set forth in SECTION 20.2.1,
                                                                 --------------
above. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Right of First Offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

          20.2.3  First  Offer  Space  Rent.  The Rent payable by Tenant for the
                  -------------------------
First Offer Space (the "FIRST OFFER RENT") shall be equal to (i) in the case where Tenant exercises such Right of First Offer prior to the Lease Commencement Date, the same rate at which Rent is payable by Tenant under this Lease as of the "First Offer Commencement Date," as that term is defined in SECTION 20.2.5
                                                                  --------------
below, which Rent shall include all applicable escalations to the Rent made or to be made during the Lease Term, and which shall include the same Annual Direct Expense Allowance as is applicable to the initial Premises, or (ii) in the case where Tenant exercises such Right of First Offer on or after the Lease Commencement Date, the "Fair Market Rental Rate", as that term is defined in
SECTION  2.2.2,  for  such  space.
--------------



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                                              TISHMAN WARNER CENTER VENTURE, LLC
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
          20.2.4  Construction In First Offer Space.  Tenant shall construct the
                  ---------------------------------
initial improvements in the First Offer Space in accordance with the terms of the Tenant Work Letter, provided that, with respect to the First Offer Space leased by Tenant, to the extent the First Offer Rent is calculated pursuant to the terms of SECTION 20.2.3(I), above, the tenant improvement allowance granted
              -----------------
to Tenant shall be equal to (A) the product of (i) $35.00 per rentable square foot of the First Offer Space leased by Tenant, and (ii) a fraction, the numerator of which is the number of months remaining in the initial Lease Term as of the First Offer Commencement Date, and the denominator or which is 180 (which is the number of months in the entire initial Lease Term), less (B) the
                                                                    ----
value of any tenant improvements paid for by Landlord then existing in such Expansion Space, such value to be determined based upon the age, quality and layout of the tenant improvements and the extent to which the same can still be utilized for general office use, less Tenant's actual, commercially reasonable, demolition costs (the "Tenant Improvement Credit"). The Tenant Improvement Credit shall be determined based upon the age, quality and layout of the tenant improvements and (i) in the case where Tenant has previously occupied any space on such floor the extent to which the same can still be utilized by a general office user (less any demolition costs required to be expended by Tenant with respect to such improvements), or (ii) where Tenant has not previously occupied space on such floor, the extent to which the same are actually used by Tenant, less Tenant's actual, commercially reasonable, demolition costs.

          20.2.5  Amendment to Lease.  If Tenant timely exercises Tenant's right
                  ------------------
to lease the First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment to this Lease adding such First Offer Space to the Premises upon the terms and conditions as set forth in the First Offer Notice and this SECTION 20.2.5. Tenant shall commence
                                          --------------
payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date (the "FIRST OFFER COMMENCEMENT DATE") which is the earlier of (i) the date on which Tenant commences business operations (as that term is defined in SECTION 2.1) in the First Offer Space, and (ii) the date
                       ------------
which is one hundred eighty (180) days after the date of delivery of the First Offer Space to Tenant "Ready for Construction," as that term is defined in
Section 1 of the Tenant Work Letter, and shall terminate on the Lease Expiration
---------
Date.

          20.2.6  Termination  After the Lease Commencement Date.  The Rights of
                  ----------------------------------------------
First  Offer  contained  in  this  SECTION  20.2 may only be exercised if Tenant
                                   -------------
occupies the entire Premises. For the purposes hereof, Tenant shall be deemed to be in occupancy of any portion of the Premises occupied by an Affiliate of Tenant. The Right of First Offer granted herein shall terminate (i) as to particular First Offer Space if actually leased to a tenant within two hundred twenty-five (225) days of the failure by Tenant to exercise its Right of First Offer with respect to such First Offer Space as offered by Landlord, and (ii) as to any First Offer Space which is subject to Tenant's expansion right set forth in SECTION 20.3, below, upon Tenant's failure to exercise its expansion right
    -------------
with  respect  to  such  space.  Tenant  shall not have the right to lease First
Offer  Space,  as  provided  in  this  SECTION  20.2,  if, as of the date of the
                                       -------------
attempted exercise of any Right of First Offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default with respect to the payment of Base Rent or Additional Rent under this Lease after expiration of any applicable cure periods; provided, that Tenant shall not be deemed to be in default with respect to the payment of Additional Rent if Tenant


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                                              TISHMAN WARNER CENTER VENTURE, LLC
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
is withholding a portion of Tenant's Share of Direct Expenses reasonably and in good faith, by notice delivered to Landlord on or prior to the due date of such Direct Expenses, and the amount of Direct Expenses withheld by Tenant does not exceed an amount equal to the amount of Additional Rent set forth in the most recent Statement received by Tenant minus the amount of Additional Rent set forth in the Statement for the immediately preceding Expense Year.

     20.3     Expansion  Space.  Landlord  hereby  grants to Tenant the right to
              ----------------
lease floors eight (8) and nine (9) of the Building (collectively, the "FIRST EXPANSION SPACE"), and floors ten (10) and eleven (11) (collectively, the "Second Expansion Space"), upon the terms and conditions set forth in this
SECTION 20.3 and this Lease, to the extent such First Expansion Space and Second
------------
Expansion Space is not already part of the Premises. The First Expansion Space and Second Expansion Space are sometimes collectively referred to in this
SECTION  20.3  as  the  "Expansion  Space".
-------------

          20.3.1  Method of Exercise.  In the event that Tenant desires to Lease
                  ------------------
the First Expansion Space or Second Expansion Space, Tenant shall deliver to Landlord written notice, which notice, in the case of Tenant's desire to lease any portion of the First Expansion Space, shall be delivered on or before the first (1st) day of the fifth (5th) Lease Year, and in the case of the Second Expansion Space, shall be delivered on or before the first (1st) day of the tenth (10th) Lease Year, which notice shall contain Tenant's irrevocable exercise of its option to lease the First Expansion Space or Second Expansion Space, as applicable. Tenant agrees that Tenant shall have no right to lease less than all of the First Expansion Space or Second Expansion Space, as the case may be.

          20.3.2  Delivery  of  the  First Expansion Space.  In the event Tenant
                  ----------------------------------------
properly exercises its right to lease the First Expansion Space, Landlord shall deliver the First Expansion Space to Tenant either (i) within the period which commences nine (9) months prior to the first day of the sixth (6th) Lease Year and ends nine (9) months after the first day of the sixth (6th) Lease Year, or
(ii) on a date which is within thirty (30) days after the expiration of any initial lease of any portion of the First Expansion Space by Landlord (and Landlord hereby agrees that any such initial lease shall not exceed five (5) years) (either such period, as applicable, the "FIRST EXPANSION DELIVERY PERIOD").

          20.3.3  Delivery  of  the Second Expansion Space.  In the event Tenant
                  ----------------------------------------
properly exercises its right to lease the Second Expansion Space, Landlord shall deliver the Second Expansion Space to Tenant either (i) within the period which commences nine (9) months prior to the first day of the eleventh (11th) Lease Year and ends nine (9) months after the first day of the eleventh (11th) Lease Year, or (ii) on a date which is within thirty (30) days after the expiration of any initial lease of any portion of the Second Expansion Space by Landlord (and Landlord hereby agrees that any such initial lease shall not exceed a period of ten (10) years) (either such period, as applicable, "SECOND EXPANSION DELIVERY PERIOD").

          20.3.4  Expansion  Rent.  The  Rent  payable  by  Tenant for Expansion
                  ---------------
Space leased by Tenant (the "EXPANSION RENT") shall be the same rate at which Rent is then payable by Tenant under this Lease as of the applicable "Expansion Space Commencement Date," as that term is defined in SECTION 20.3.7 of this
                                                          --------------
Lease, which Expansion Rent shall include all applicable escalations to the Rent


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                                              TISHMAN WARNER CENTER VENTURE, LLC
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
made and to be made during the Lease Term, and shall include the same Annual Direct Expense Allowance as is applicable to the initial Premises.

          20.3.5  Construction  of  Expansion  Space. Tenant shall construct the
                  ----------------------------------
initial improvements in the Expansion Space in accordance with the terms of the Tenant Work Letter, provided that the Tenant Improvement Allowance granted to Tenant in connection with any such Expansion Space shall be equal to (A) the product of (i) $35.00 per rentable square foot of the First Expansion Space or Second Expansion Space, as applicable, and (ii) a fraction, the numerator of which is the number of months remaining in the initial Lease Term as of the First Expansion Commencement Date or Second Expansion Commencement Date, as applicable, and the denominator of which is 180 (which is the number of months in the entire initial Lease Term), less (B) the amount of the Tenant Improvement
                                   ----
Credit.

          20.3.6  Amendment  to Lease. If Tenant timely exercises Tenant's right
                  -------------------
to lease the First Expansion Space or Second Expansion Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment evidencing such addition. Such Expansion Space shall automatically be added to the Premises upon the same terms and conditions as the initial Premises, except as otherwise set forth in this SECTION 20.3, and Tenant shall
                                                  ------------
commence payment of Rent for the First Expansion Space or Second Expansion Space, as applicable, and the term of the First Expansion Space or Second Expansion Space, as applicable, shall commence upon the date which is the earlier of (i) the date Tenant commences business in such space, and (ii) one hundred eighty (180) days after the date of delivery of the applicable Expansion Space to Tenant Ready for Construction (the "First Expansion Space Commencement Date" or "Second Expansion Commencement Date", as applicable). The lease term of any Expansion Space leased by Tenant shall expire on the Lease Expiration Date.

          20.3.7  No  Defaults.  The  rights  contained in this SECTION 20.3 may
                  ------------                                  ------------
only be exercised by Tenant if Tenant occupies the entire Premises. For the purposes hereof, Tenant shall be deemed to be in occupancy of any portion of the Premises occupied with or by an Affiliate of Tenant. Tenant shall not have the right to lease any Expansion Space as provided in this SECTION 20.3, if, as of
                                                         ------------
the date of the attempted exercise of any expansion option by Tenant, or as of the scheduled date of delivery of any such Expansion Space to Tenant, Tenant is in default with respect to the payment of Base Rent or Additional Rent under this Lease after expiration of any applicable cure periods; provided, that Tenant shall not be deemed to be in default with respect to the payment of Additional Rent if Tenant is withholding a portion of Tenant's Share of Direct Expenses reasonably and in good faith, by notice delivered to Landlord on or prior to the due date of such Direct Expenses, and the amount of Direct Expenses withheld by Tenant does not exceed an amount equal to the amount of Additional Rent set forth in the most recent Statement received by Tenant minus the amount of Additional Rent set forth in the Statement for the immediately preceding Expense Year.


                                      -93-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                          "Landlord"

                                          TISHMAN WARNER CENTER VENTURE, LLC,
                                          a California limited liability company

                                          By:   TIW INVESTMENT CORPORATION,
                                                a corporation, Manager

                                                By:
                                                   -----------------------------
                                                        Alan D. Levy
                                                        Chief Executive Officer

                                          "Tenant":

                                          20TH  CENTURY  INDUSTRIES,
                                          a  California  corporation

                                          By:
                                              ----------------------------------
                                                   William L. Mellick,
                                                   President and Chief
                                                   Executive Officer

                                          By:
                                              ---------------------------------
                                                   William G. Crain,
                                                   Vice President


                                      -94-
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                    EXHIBIT A
                                    ---------

                               20TH CENTURY PLAZA

                              OUTLINE OF EACH FLOOR

                                 OF THE PREMISES


                               EXHIBIT A - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               EXHIBIT A - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               EXHIBIT A - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               EXHIBIT A - Page 4
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               EXHIBIT A - Page 5
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               EXHIBIT A - Page 6
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT B
                                   ----------

                               20TH CENTURY PLAZA

                               OUTLINE OF PROJECT
                                [TO BE PROVIDED]



                               EXHIBIT B - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT C
                                   ----------

                               20TH CENTURY PLAZA
                               -------------------

                               TENANT WORK LETTER
                               -------------------

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Tenant Improvements in the Premises and the Storage Area. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the planning and construction of the Tenant Improvements, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of ARTICLES 1 THROUGH 20 of the Lease to which this Tenant Work Letter is attached
       ---------------
as EXHIBIT C, and all references in this Tenant Work Letter to Sections of "this
   ---------
Tenant  Work Letter" shall mean the relevant portions of SECTIONS 1 THROUGH 6 of
                                                         --------------------
this  Tenant  Work  Letter.

                                   SECTION 1
                                   ----------

                   DELIVERY OF THE PREMISES AND BASE BUILDING
                   -------------------------------------------

     Landlord shall construct, at its sole cost and expense, the base, shell, and core of the Building (collectively, the "BASE, SHELL AND CORE") in accordance with that certain Preliminary Base, Shell and Core Description and October 17, 1997 Progress Prints contained or referenced in SCHEDULE 1 attached
                                                             ----------
hereto (the "BASE, SHELL AND CORE DESCRIPTION") and the HVAC Specifications contained in Exhibit H attached hereto. Subject to Tenant's disapproval rights as hereinafter provided, Landlord hereby reserves the right to modify the Base, Shell and Core Description, provided that such modifications (A) are required to comply with applicable law, or (B) will not materially and adversely affect Tenant's permitted use of the Premises and the Project. Notwithstanding the foregoing, the final architectural and engineering working drawings and specifications for the Base, Shell and Core of the Project (the "FINAL BASE, SHELL, AND CORE DRAWINGS") (in which any changes made by Landlord as aforesaid shall be reflected) shall be subject to Tenant's prior written approval, which consent shall not unreasonably be withheld or delayed. Without limiting the generality of the foregoing, Landlord acknowledges that Tenant shall have the right to disapprove (i) a reduction in the quantity of elevators included in final Base Shell and Core Description, (ii) design and performance criteria of the HVAC System which do not meet Title 24 requirements or Code (as that term is defined in SECTION 4.2.2 of this Tenant Work Letter), (iii) clear ceiling heights that are less than 9'0" from finished floor (top of concrete floor) to underside of finished building standard ceiling, and that do not allow for a building standard 6" total depth fully recessed light fixture with parabolic lens (except in certain limited areas where the location of overhead piping, conduit or other Systems or Equipment precludes the same); (iv) material inadequacies in the design of the curtain wall system, which inadequacies would cause such item(s) to be materially inconsistent with a first-class office project, (v) material inadequacies in the performance criteria of the Building's


                               EXHIBIT C - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
electrical system, which inadequacies would cause such item(s) to be materially inconsistent with a first-class office project; (vi) material inadequacies in the design and/or performance criteria of the Building's energy management and control systems, which inadequacies would cause such item(s) to be materially inconsistent with a first-class office project; (vii) material inadequacies in the finishes of Project and Building Common Areas, which inadequacies would cause such item(s) to be materially inconsistent with a first-class office project; (viii) material inadequacies in the design of the Project's parking structure, which inadequacies would cause such item(s) to be materially inconsistent with a first-class office project; (ix) material inadequacies in the design and/or performance criteria of the structural and foundation systems of the Building or the Project's parking structure, which inadequacies would cause such item(s) to be materially inconsistent with a first-class office project; (x) acoustical criteria in those areas of the Building to be used as occupied office space materially above NC40 or sound pressure exceeding 75 DB; and (xi) reductions in the quality of the materials to be used in the Building. Further changes, subsequent to Tenant's written approval of the Final Base, Shell and Core Drawings, shall not be permitted without Tenant's prior written approval which shall not unreasonably be withheld or delayed. Tenant shall, within fifteen (15) business days of receipt of the Final Base, Shell and Core Drawings, either (i) approve the same, (ii) approve the same subject to specified revisions and conditions to be incorporated and satisfied by Landlord prior to submitting the Final Base, Shell and Core Drawings to the appropriate authorities for building permits, or (iii) disapprove the same. Landlord's only remedy in the event Tenant timely disapproves of the Final Base, Shell and Core Drawings and the parties are unable to agree upon revisions to same, shall be to submit such dispute to binding arbitration pursuant to the terms of SECTION
                                                                         -------
19.41  of this Lease.  Upon such submittal of a dispute to arbitration, Landlord
----
may, at Landlord's option, either (1) continue to construct the Base, Shell and Core in accordance with Landlord's position with respect to the Final Base, Shell and Core Drawings (provided that Landlord shall be required to comply with any award or decision made in any such arbitration, including repairing, removing or reconstructing any items not constructed in compliance with the Final Base, Shell and Core Drawings as determined by such arbitration), or (2) discontinue work on the Base, Shell and Core until such arbitration has rendered a decision (provided that, in the event Landlord so discontinues work on the Base, Shell and Core, and is nonetheless the prevailing party under the arbitration, the period of time during which Landlord discontinued work on the Base, Shell and Core until the date of the arbitration decision shall be deemed to be a delay by Tenant, and each floor of the Premises shall be deemed to be Ready for Construction on the date such floor of the Premises would have been
Ready for Construction had such delay not occurred). Notwithstanding the foregoing, Tenant shall not be entitled to demand revision to or disapprove of the Final Base, Shell and Core Drawings when such revisions or disapprovals relate to matters already specifically agreed upon in the Base, Shell and Core Description contained in SCHEDULE 1 attached hereto. Landlord shall deliver the
                         ----------
Base, Shell and Core of the Premises to Tenant on a floor by floor basis, as each floor of the Premises is made "Ready for Construction", as that term is defined below. Landlord shall make a good faith effort to deliver to Tenant each floor of the Premises on or before the date set forth in SECTION 2.1 of the
                                                              -----------
Lease as the "Anticipated Delivery Date" for such floor (as such dates may be modified by Tenant pursuant to the terms of SECTION 2.2of the Lease). As used
                                              -----------
herein, the term "READY FOR CONSTRUCTION" shall mean (i) that the particular floor shall contain a poured and cured floor with a trowel finish tolerance of five-


                               EXHIBIT C - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
sixteenths (5/16) of an inch in ten (10) feet, installed and sealed exterior cladding and windows, and a poured and cured floor slab on the floor above the floor being deemed Ready for Construction, and (ii) that the particular floor has usable exit stairs or other means of vertical transportation which comply with union work rules (to which Tenant's Contractor, as that term is defined in
SECTION  4.1  of  this  Tenant  Work  Letter,  is  subject) and Code, usable and
------------
available material hoisting equipment (such as freight elevators or a materials hoist), temporary power, trunk HVAC duct, core and duct shaft walls, sprinkler mains, wall insulation, fireproofing, electric and telephone risers and busses, and (iii) that the particular floor is legally accessible to Tenant for the purpose of constructing the "Tenant Improvements," as that term is defined in
SECTION  2.1,  below.  Subject  to  the  provisions of SECTION 3 hereof, and all
------------                                           ---------
required governmental approvals, Tenant shall have the right (albeit, not the obligation) to start construction of Tenant Improvements on a floor by floor basis as the same are delivered to Tenant by Landlord Ready for Construction.

                                   SECTION 2
                                   ----------

                              TENANT IMPROVEMENTS
                              --------------------

     2.1     Tenant  Improvement  Allowance.  Tenant  shall  be  entitled  to a
              ------------------------------
tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of Thirty-Five Dollars ($35.00) per rentable square foot of the Premises. Landlord shall have no other responsibility for the costs relating to the initial design and construction of Tenant's improvements to be constructed in such space (the "TENANT IMPROVEMENTS"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. With the exception of the items listed on SCHEDULE 5 hereto, all Tenant Improvements which are permanently
            -----------
affixed to the Premises for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property and shall be governed by the same restrictions as are set forth in SECTION 6.6 of the Lease with respect to
                                       ------------
Alterations,  except  that  Tenant  shall  have  no  obligation to remove Tenant
Improvements upon the expiration or sooner termination of the Lease Term (unless, in connection with Landlord's approval of the Final Working Drawings, Landlord notifies Tenant of particular, non-general office improvements which Landlord may require to be removed (the "TENANT IMPROVEMENT REMOVAL ITEMS")). In no event shall the Tenant Improvement Allowance be charged for any improvements included within the description of the Base, Shell and Core.

     2.2  Disbursement  of  Tenant  Improvement  Allowance.
          ------------------------------------------------

          2.2.1  Tenant  Improvement  Allowance  Items.  Except as otherwise set
                 -------------------------------------
forth in this Lease and this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"):

               2.2.1.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work
Letter,  and  payment  of  the  fees



                               EXHIBIT C - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
incurred by, and the cost of documents and materials supplied by, Landlord's and Tenant's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter (provided, however, that the Tenant Improvement Allowance shall only be charged for fees and costs of Landlord's construction consultants incurred subsequent to the date hereof, and the total amount of such fees and costs shall not exceed Ten Thousand Dollars ($10,000));

               2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

               2.2.1.3 The cost of any voice and data wiring for the Premises, any security system installed by Tenant within the Project (which Tenant shall have the right to install as a Tenant Improvement provided that the same does not interfere with the operation of the Building's security system), any signage costs incurred by Tenant pursuant to SECTION 19.17 of the Lease, any built-in
                                        -------------
and/or  movable  furniture  purchased  by  Tenant  for  the  Premises;

               2.2.1.4 The cost of construction consultants (including, without limitation, structural engineering consultants, consultant coordinator, construction manager and other similar professional consultants) and attorneys retained by Tenant relating to any aspect of this Lease transaction and the Project.

               2.2.1.5 The cost of construction of the Tenant Improvements, including, without limitation, the cost of window coverings, ceiling hanger wires, testing and inspection costs and contractors' fees and general conditions (provided that, if Landlord conducts separate tests or inspections, such tests or inspections shall be at Landlord's sole cost and expense unless such tests or inspections reveal faulty workmanship which must be corrected or such tests or inspections are not conducted by Tenant and are reasonable and customary tests conducted in connection with Tenant Improvement construction, in which case the costs of such tests or inspections shall be a Tenant Improvement Allowance
Item);

               2.2.1.6 The cost of any changes in the Base, Shell and Core Work when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

               2.2.1.7 The cost of furniture, fixtures and equipment to be installed in the Project;

               2.2.1.8 The net cost of all changes to the Construction Drawings or Tenant Improvements required by Code (provided, however, that the fees incurred in making any changes to the Construction Drawings and the resulting increase in Tenant improvement costs, to the extent such changes are necessitated by the failure of the Base, Shell and Core to comply with applicable laws as of the date permits for the Base, Shell and Core were applied for, on an unoccupied basis, shall be borne solely by Landlord and shall not be a charge to the Tenant Improvement Allowance);

               2.2.1.9  Sales  and  use  taxes  and  Title  24  fees;


                               EXHIBIT C - Page 4
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

               2.2.1.10 The "Landlord Coordination Fee", that term is defined in SECTION 2.4 of this Tenant Work Letter; and
    ------------

               2.2.1.11  Costs,  if  any,  incurred  pursuant  to  the  terms of
SECTION  6.6  of  this  Tenant  Work  Letter.
------------

     If Tenant does not utilize all of the Tenant Improvement Allowance for Tenant Improvement Items in the Building, Tenant shall be entitled to use such excess amounts (i) as a credit against Tenant's first obligations to pay Base Rent under the Lease after exhaustion of any other initial credits to which Tenant is entitled, or (ii) towards defraying costs for improvements comparable to the Tenant Improvement Allowance Items or the Base Building Work that Tenant may incur in the Adjacent Building.

          2.2.2     Disbursement  Procedures  for Tenant Improvement Allowance.
                     ----------------------------------------------------------
Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of, Tenant as follows:


               2.2.2.1  Monthly  Disbursements.  Concurrently  with  the  full
                        ----------------------
execution and delivery of this Lease, Landlord will deliver to Tenant payment in the amount of $115,000.00 (in the aggregate for this Lease and the Adjacent Building Lease) for "soft costs" expended by Tenant in connection with the Tenant Improvements. Thereafter, on or before the earlier of (a) the date which is ninety (90) days after the full execution and delivery of this Lease, and any related documents and (b) the date which is thirty (30) days after the recordation of Landlord's construction loan (provided that, in any event, Landlord shall not be required to make any payments until the date which is thirty (30) days after Landlord's receipt of the "Payment Request," as that term is defined below), Landlord shall deliver to Tenant payment for up to $235,000.00 (in the aggregate for this Lease and the Adjacent Building Lease) for "soft costs" expended by Tenant in connection with the Tenant Improvements. Thereafter, commencing on the date which is thirty (30) days after the recordation of Landlord's construction loan, and continuing to and including December 1, 1998 (the "Soft-Cost Reimbursement Period"), Tenant may make Payment Requests of up to $100,000.00 per month, in the aggregate between the Building and the Adjacent Building, for additional "soft costs." ." If Landlord commences construction of the Project prior to June 1, 1998, Landlord shall disburse to Tenant, in accordance with the terms of this SECTION 2.2.2.1, on or
                                                          ---------------
before December 1, 1998, the aggregate of all such amounts for which Landlord received a Payment Request prior to November 5, 1998. If Landlord has not commenced construction of the Project prior to June 1, 1998, Landlord shall disburse to Tenant the amounts set forth in such Payment Requests on a monthly basis in accordance with the terms of this SECTION 2.2.2.1. Following the
                                                 ---------------
Soft-Cost Reimbursement Period, Landlord shall commence to disburse the remaining Tenant Improvement Allowance for all Tenant Improvement Allowance Items, both "hard" and "soft" costs, pursuant to the terms of this Section
2.2.2. On or before the 10th day of each calendar month, or such other date as designated by Landlord (the "SUBMITTAL DATE"), Tenant shall deliver to Landlord:
(i)  a  request  for  payment  of  the  "Contractor," as that term is defined in
SECTION 4.1 of this Tenant Work Letter, approved by Tenant, countersigned by the
-----------
Architect in substantially the form of AIA Document G702 (which countersignature shall, to the extent Architect should make the


                               EXHIBIT C - Page 5
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
certification  required  by  AIA  Document  G702, be the obligation of Tenant to obtain), showing the approved schedule of values, broken down by trade, indicating the percentage of completion of the Tenant Improvements in the Premises and the Storage Area, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in SECTION 4.1.2 of this Tenant Work Letter, for labor rendered
                    -------------
and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code SECTION 3262(D);
                                                                ---------------
and (iv) all other information reasonably requested by Landlord (items (i) through (iv), above, the "Payment Request"). Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, within twenty-five (25) days after the Submittal Date, Landlord shall deliver checks to Tenant made payable jointly to Tenant and its construction consultants and to Tenant and its Contractor/Tenant's Agents in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this SECTION 2.2.2.1, above,
                                                         ---------------
less a ten percent (10%) retention (the aggregate amount of such retention to be known as the "FINAL RETENTION"), provided that such retention shall not apply to invoices from the Architect or Tenant's construction consultants, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in SECTION 3.4 below, or due to any
                                                -----------
substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

               2.2.2.2  Final  Retention.  Subject  to  the  provisions  of this
                        ----------------
Tenant Work Letter, a check or checks for the Final Retention payable to the Contractor/Tenant's Agents shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord copies of properly executed mechanics lien releases in compliance with both California Civil Code SECTION 3262(D)(2) and either SECTION
                                           ------------------            -------
3262(D)(3)  or  SECTION  3262(D)(4),  (ii)  Landlord  has  determined  that  no
----------      -------------------
substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises and the Storage Area has been substantially completed, and (iv) all of the other items set forth on the "Close-Out List" attached hereto as SCHEDULE 2 have been delivered to Landlord.
                                     ----------

          2.2.3     Failure  to  Disburse  Tenant  Improvement  Allowance.  If
                    -----------------------------------------------------
Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance, Tenant shall be entitled to deliver written notice ("PAYMENT NOTICE") thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously disclosed to Tenant. If Landlord still fails to fulfill any such obligation within twenty
(20) business days after Landlord's receipt of the Payment Notice from Tenant, and if Landlord fails to deliver written notice to Tenant within such twenty
(20) business day period explaining Landlord's reasons that Landlord believes that the amounts described in Tenant's Payment Notice


                               EXHIBIT C - Page 6
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
are not due and payable by Landlord ("REFUSAL NOTICE"), Tenant shall be entitled to fund such portion of the Tenant Improvement Allowance and to offset the amount so funded, together with interest at the Interest Rate from the date of funding until the date of offset, against Tenant's next obligations to pay Base Rent. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord, if any, within ten (10) days after Tenant's receipt of a Refusal Notice, Tenant may submit such dispute to arbitration in accordance with SECTION 19.44 of this Lease. If Tenant
                                       --------------
prevails in any such arbitration, the award by the arbitrator shall include interest at the Interest Rate calculated from the date of funding by Tenant, if any, until the date of Landlord's payment of such award. Similarly, if Tenant prevails in any such arbitration, and if Landlord and Tenant then agree that Tenant shall be entitled to apply such award as a credit against Tenant's obligations to pay Rent, the award shall include interest at the Interest Rate calculated from the date of funding by Tenant, if any, until the date of application of such amount as a credit against Rent.

     2.3     Standard  Tenant  Improvement  Package.  Landlord  has  established
             --------------------------------------
specifications (the "SPECIFICATIONS") for the Building standard components to be used in the construction of the Tenant Improvements (collectively, the "STANDARD IMPROVEMENT PACKAGE"), which Specifications are set forth on SCHEDULE 3 attached
                                                             ----------
hereto and made a part hereof. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that any window coverings shall be a mini-blind system and consistent throughout the Building.

     2.4     Landlord  Coordination Fee.  The Tenant Improvement Allowance Items
             --------------------------
shall include a coordination fee (the "LANDLORD COORDINATION FEE") for Landlord's services relating to the coordination of the construction of the Tenant Improvements in the amount of $0.30 per usable square foot of the Premises.

                                    SECTION 3
                                    ---------

                              CONSTRUCTION DRAWINGS
                              ---------------------

     3.1     Selection  of Architect/Construction Drawings.  Tenant shall retain
             ---------------------------------------------
Cole Martinez & Curtis (the "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this SECTION 3.1. Landlord shall, at Landlord's sole
                                -----------
cost and expense, supply Tenant with either (i) one (1) set of all Building plans and specifications in Landlord's possession and one (1) reproducible set of same, or (ii) one set of such plans and specifications together with a CADD diskette containing the same. Tenant shall retain engineering consultants subject to Landlord's prior approval, which approval shall not unreasonably be withheld or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical (including plumbing and HVAC and lifesafety work) in the Premises and the Storage Area, which work is not part of the Base, Shell and Core. In addition, Tenant shall retain engineering consultants reasonably approved by Landlord to prepare all plans and engineering working drawings relating to the electrical and sprinkler work in the Premises, which work is not part of the Base, Shell and Core. All of the engineering consultants retained by Tenant shall, unless otherwise noted, be collectively referred to herein as the "ENGINEERS." The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION


                               EXHIBIT C - Page 7
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications reasonably approved by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall be entitled to verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, except that Tenant and Architect shall have no responsibility for Landlord's compliance with its obligations in relation to any aspect of the construction of the Base, Shell and Core. Landlord's review of the Construction Drawings as set forth in this SECTION 3, shall be for
                                                       ----------
Landlord's sole purpose, and shall not imply Landlord's review of the same for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its project manager, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's project manager, architect, engineers, and consultants, Landlord shall have no liability whatsoever for any omissions or errors contained in the Construction Drawings, unless actually caused by Landlord or its project manager, architect, engineers or consultants.

     3.2     Final  Space  Plan.  Tenant shall supply Landlord with one (1) copy
             ------------------
with all pages signed by Tenant, and three (3) copies with only the cover page signed by Tenant, of Tenant's final space plan for the Tenant Improvements before any architectural working drawings or engineering drawings for the space outlined in such final space plan have been commenced. The final space plan (the "FINAL SPACE PLAN") shall include a layout and designation of all of the areas in the Premises to be affected by the tenant improvement work to be contained therein. Landlord shall, within ten (10) business days of the receipt of the Final Space Plan for any portion of the Premises, either (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with when the "Final Working Drawings," as that term is defined in SECTION 3.3, below, are submitted by Tenant to Landlord, or (iii)
               -----------
disapprove the Final Space Plan and return the same to Tenant with requested revisions; provided, however, that Landlord shall only disapprove the Final Space Plan for these exclusive reasons: (a) an adverse effect on the structural integrity of the Building; (b) non-compliance with Code (c) an adverse effect on the Building's Systems and Equipment; (d) failure to comply with SECTION 2.3 of
                                                                  -----------
this Tenant Work Letter, or (e) a material and adverse effect on the exterior appearance of the Building (individually or collectively, a "DESIGN PROBLEM"). The foregoing procedure shall be repeated until the Final Space Plan for all portions of the Premises and Storage Area is ultimately approved by Landlord. The Final Space Plan may be submitted to Landlord for approval at one or more times and in one or more parts.

     3.3     Final  Working  Drawings.  After  the  Final  Space  Plan  has been
             ------------------------
approved by Landlord, Tenant shall supply the Engineers with a listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, in sufficient detail to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Tenant Improvements, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the


                               EXHIBIT C - Page 8
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with one (1) copy of such Final Working Drawings with all pages signed by Tenant, and either (i) three (3) additional copies with only the cover page signed by Tenant, or (ii) a CADD diskette containing the same. Landlord shall, within fifteen (15) business days of the receipt of the Final Working Drawings for any portion of the Premises, either (i) approve the
Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions to be satisfied by Tenant prior to submitting the Approved Working Drawings for permits as set forth in SECTION 3.4, below, or (iii)
                                                    -----------
disapprove and return the Final Working Drawings to Tenant with requested revisions if the Final Working Drawings do not reasonably comply with the Final Space Plan or contain a Design Problem. The foregoing procedure shall be repeated until the Final Working Drawings for all portions of the Premises are ultimately approved by Landlord. The Final Working Drawings may be submitted to Landlord for approval at one or more times and in one or more parts.

     3.4     Approved  Working  Drawings.  The  Final  Working Drawings for each
             ---------------------------
full floor of the Premises shall be approved by Landlord (the "APPROVED WORKING DRAWINGS") prior to the commencement of construction of the Tenant Improvements on such floor by Tenant. Notwithstanding the foregoing, if Tenant elects to submit the Final Working Drawings for any full floor to the appropriate authorities for all applicable building permits prior to, or concurrently with, its submission of the Final Working Drawings to Landlord for Landlord's consent, and Tenant receives the requested building permits prior to Landlord's approval of the Final Working Drawings, then, at Tenant's sole risk and expense, Tenant may commence the construction of the Tenant Improvements on that floor of the Premises. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not unreasonably be withheld, conditioned or delayed.

                                    SECTION 4
                                    ---------

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS
                     ---------------------------------------

     4.1  Tenant's  Selection  of  Contractors.
          ------------------------------------

          4.1.1     The  Contractor.  A  general  contractor  (the "CONTRACTOR")
                    ---------------
shall be retained by Tenant to construct the Tenant Improvements. The Contractor shall be selected pursuant to a competitive bidding process wherein Landlord shall have the right to reasonably pre-approve all bidders and Tenant agrees that Landlord's base building general contractor and/or interior contractor shall be entitled to be bidders. Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.


                               EXHIBIT C - Page 9
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          4.1.2     Tenant's Agents.  All subcontractors, laborers, materialmen,
                    ---------------
and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "TENANT'S AGENTS") must be approved in writing by Landlord, which approval shall not be unreasonably, withheld or delayed; provided that Tenant must contract with Landlord's base building subcontractors for any hook-up of the systems and equipment located in the Premises to the lifesafety system which is part of the Base, Shell and Core. Tenant's Agents shall all comply with the construction rules for the Building, as set forth in SCHEDULE 4 attached hereto. Tenant
                                             ----------
shall indemnify and hold Landlord harmless from any action of any Tenant's Agent which voids, modifies or otherwise interferes with any warranty or guaranty of Landlord with respect to the base building. If Landlord reasonably disapproves any of Tenant's proposed subcontractors, laborers, materialmen or suppliers for reasonable reasons, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

     4.2     Construction  of  Tenant  Improvements  by  Tenant's  Agents.
             ------------------------------------------------------------

          4.2.1     Tenant's  Agents.
                    ----------------

               4.2.1.1  Landlord's  General  Conditions  for Tenant's Agents and
                        --------------------------------------------------------
Tenant  Improvement  Work.  Tenant's  and  Tenant's  Agents' construction of the
-------------------------
Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings;
(ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Landlord and Contractor and Tenant shall, within five (5) business days of receipt thereof, inform Landlord and Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; (iii) Tenant shall abide by all reasonable rules made by Landlord's Building manager with respect to the use of freight, loading dock and any service and/or passenger elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements; and (iv) Tenant and Tenant's Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord's base building contractor and subcontractors with respect to the Base, Shell and Core, or any other work in the Building. However, Tenant and Landlord shall use commercially reasonable efforts to coordinate the work of their respective contractors in order to minimize any interference with the performance of one another's work.

               4.2.1.2  Indemnity.  Tenant's  indemnity  of  Landlord  and
                        ---------
Landlord's  indemnity of Tenant as set forth in SECTION 7.1 of  this Lease shall
                                                -----------
also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or of Landlord or Landlord's employees, agents or contractors, as the case may be, or anyone directly or indirectly employed by any of them, or in connection with Landlord's or Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in SECTION 7.1 of
                                                                  -----------
this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements,


                              EXHIBIT C - Page 10
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

               4.2.1.3  Requirements  of  Tenant's  Agents.  Each  of  Tenant's
                        ----------------------------------
Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge to Tenant or Landlord, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

               4.2.1.4  Insurance  Requirements.
                        -----------------------

                    4.2.1.4.1  General  Coverages.  All of Tenant's Agents shall
                               ------------------
carry worker's compensation insurance covering all of their respective employees, and shall also carry reasonable amounts of public liability insurance, including property damage, all with limits, in form and with companies as are reasonably approved by Landlord. Landlord will provide, upon Tenant's request, a schedule showing the types and amounts of insurance, broken down by trade, that are deemed by Landlord to be the reasonable types and amounts of insurance required of each of Tenant's Agents.

                    4.2.1.4.2  Special  Coverages.  In addition to the insurance
                               ------------------
requirements  set  forth  in  ARTICLE  7 of this Lease, Tenant or the Contractor
                              ----------
shall also carry full replacement value "Builder's All Risk" insurance approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require so long as any such insurance is being required of comparable tenants in Comparable Buildings for tenant improvement work comparable to the Tenant Improvements. Such insurance shall be in amounts' and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in ARTICLE 7 of this Lease, so
                                                     ---------
long as any such insurance is being required of comparable tenants in Comparable Buildings for tenant improvement work comparable to the Tenant Improvements.


                              EXHIBIT C - Page 11
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                    4.2.1.4.3  General  Terms.  Certificates  on an ISO form for
                               --------------
all  insurance  carried  pursuant  to this SECTION 4.2.1.4 shall be delivered to
                                           ---------------
Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord at least thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause, except for the negligence or willful misconduct of Landlord (in which case
Landlord shall be responsible to the extent not covered by the insurance required to be carried by Tenant pursuant to SECTION 4.2.1.4.1 or 4.2.1.4.2
                                                  -----------------
above), during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this SECTION 4.2.1.4 shall insure Landlord and Tenant, as their interests
            ---------------
may appear, as well as Contractor and Tenant's Agents, and shall name Landlord as an additional named insured. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under SECTION 4.2.1.2 of
                                                              ---------------
this  Tenant  Work  Letter.

          4.2.2     Governmental  Compliance.  The  Tenant  Improvements  shall
                    ------------------------
comply in all respects with the following: (i) applicable building codes and other state, federal, city or quasigovernmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person (collectively, "Code"); (ii) applicable standards of the ISO and/or the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and
(iii)  building  material  manufacturer's specifications and industry standards.

          4.2.3     Inspection  by  Landlord.  Landlord  shall have the right to
                    ------------------------
inspect the Tenant Improvements at all reasonable times and upon reasonable notice; provided, however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved; provided, however, that Landlord shall not disapprove of any portion of the Tenant Improvements which have been constructed in accordance with the Approved Working Drawings. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord; provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as


                              EXHIBIT C - Page 12
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Landlord deems necessary, at Tenant's expense (paid as Additional Rent) and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

          4.2.4     Meetings.  Commencing  upon  execution of this Lease, Tenant
                    --------
shall hold periodic meetings, at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements (which meetings shall be held at a location mutually agreeable to Landlord and Tenant), and Landlord and/or its agents shall receive prior notice of and shall have the right to attend all such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment. Tenant shall be notified in advance of all scheduled Base, Shell and Core construction meetings that have a material effect on the construction of the Tenant Improvements, and Tenant and/or its agents shall be permitted to attend such meetings.

     4.3     Construction  Contract;  Cost  Budget.  Prior  to  Tenant's
             -------------------------------------
execution of the construction contract with the Contractor, Tenant shall submit the construction contract to Landlord for its approval, which approval shall not unreasonably be withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements on each floor, and in each instance after Tenant has accepted all bids for the Tenant Improvements for a floor of the Premises, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction therein of the Tenant Improvements (the "FINAL COSTS"). The term "OVER-ALLOWANCE AMOUNT" shall mean the difference between
(i) the Final Costs for the Premises, and (ii) the amount of the Tenant Improvement Allowance. Tenant shall be required to pay the Over-Allowance Amount on a pro rata basis throughout the course of construction of the Tenant Improvements. By way of example only, and not as a limitation upon the foregoing, if the total cost of the Tenant Improvement Allowance Items equals Fifty Dollars ($50.00) per rentable square foot of the Premises, the Over-Allowance Amount shall be Fifteen Dollars ($15.00) per rentable square foot (i.e., the Final Costs less the Thirty-Five Dollar ($35.00) per rentable square foot Tenant Improvement Allowance), and Tenant shall pay fifteen fiftieths (15/50ths) of the amount of each invoice net of retention. In the event that after the Final Costs are determined, and if such Final Costs exceed the amount of the Tenant Improvement Allowance allocated to such space as described above, any revisions, changes or substitutions shall be made to the Construction Drawings or the Tenant Improvements pursuant to the provisions of this Tenant Work Letter, any additional costs net of retention reasonably attributable to such revisions, changes or substitutions shall be paid by Tenant.

     4.4     Notice of Completion; Copy of Record Set of Plans.  Within ten (10)
             -------------------------------------------------
business days after completion of construction of each full-floor phase of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with
SECTION  3093  of  the  Civil  Code  of the State of California or any successor
------------
statute,  and  shall  furnish  a  copy  thereof  to  Landlord  upon  such


                              EXHIBIT C - Page 13
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
recordation; provided, however, that if Tenant does not cause a timely Notice of Completion to be recorded, Tenant shall not be in breach hereunder, but Tenant shall protect, defend, indemnify and hold Landlord harmless from any loss, cost, damage, claim or expense incurred by Landlord as a consequence of Tenant's failure to record the Notice of Completion. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of each phase of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all material changes made to the Approved Working Drawings during the course of construction,
(B) to certify to the best of their knowledge that the "record-set" of as-built drawings and specifications are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety
(90) days following the completion of the construction of the Tenant Improvements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises, as applicable, as well as all other items set forth on the Close-Out List.

                                    SECTION 5
                                    ---------

                        DELAY OF LEASE COMMENCEMENT DATE
                        --------------------------------

     5.1     Lease  Commencement  Date Delays.  The Lease Commencement  Date for
             --------------------------------
the  Initial  Premises  shall  occur  as provided in SECTION 5.2 of the Summary,
                                                     -----------
provided that it shall be delayed by one (1) day for each day of delay of the "substantial completion of the Tenant Improvements," as that term is defined below in SECTION 5.3, to the extent caused by a "Lease Commencement Date Delay."
         -----------
As used herein, the term "LEASE COMMENCEMENT DATE DELAY" shall mean only a "Force Majeure Delay" or a "Landlord Caused Delay," as those terms are defined below in this SECTION 5.1. As used herein, the term "FORCE MAJEURE DELAY" shall
               -----------
mean only an actual delay in the substantial completion of the Tenant Improvements to the extent resulting from "Force Majeure" (as defined in SECTION
                                                                         -------
19.24 of the Lease).  Notwithstanding the foregoing, a Force Majeure Delay shall
-----
not include governmental acts which specifically relate to the construction of the Tenant Improvements and which would not objectively delay construction of other general office improvements in the Project by any person. As used in this Tenant Work Letter, "LANDLORD CAUSED DELAY" shall mean, notwithstanding anything to the contrary set forth in this Tenant Work Letter, only those actual delays in the substantial completion of the Tenant Improvements to the extent resulting from the acts or omissions of Landlord or Landlord Parties including, but not limited to: (i) failure to timely approve or disapprove any Construction Drawings; (ii) material interference with the completion of the Tenant Improvements which objectively precludes construction of Tenant Improvements in the Project by any person, which interference relates to access to, or use of, by Tenant, its agents and contractors, the Building, Building facilities (including loading docks and freight elevators) or services (including temporary power and parking areas as provided herein) and Project Common Areas during normal construction hours; (iii) delays with respect to payment of the Tenant Improvement Allowance and/or any cessation of work upon the Tenant Improvements as a result thereof; (iv) the failure to remediate Hazardous Materials discovered in the Building or the Project which are in violation of current laws, and which were not introduced into the Project by Tenant or its


                              EXHIBIT C - Page 14
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
agents; (v) the failure of the Base, Shell and Core to comply with Code on an unoccupied basis; (vi) delays in designing and constructing the Tenant Improvements due to material inaccuracies in the Base Building Plans provided to Tenant by Landlord (except to the extent such delays would have been avoided had Tenant reasonably verified such Base Building Plans as required pursuant to this Tenant Work Letter); (vii) delay in obtaining a Temporary Certificate of Occupancy (or its equivalent) for the Building on an unoccupied basis by the appropriate governmental authorities; (viii) failure to provide Tenant with access to the Premises for purposes of installing the Tenant Improvements and Tenant's other fixtures, furnishings and equipment, after Tenant has received applicable building permits and other governmental approvals; (ix) failure to cause a particular floor of the Premises to be delivered to Tenant Ready for Construction on or before the Delivery Date for such floor as set forth in
SECTION 2.1 of the Lease (provided  that the aggregate amount of Landlord Caused
----------
Delay calculated under this item (ix) shall not exceed the largest amount of delay in failing to meet any particular Delivery Date); and (x) any other causes which are defined as a Landlord Caused Delay elsewhere in this Tenant Work Letter.

     5.2     Determination of Lease Commencement Date Delay.  If Tenant contends
             ----------------------------------------------
that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes such Lease Commencement Date Delay and (ii) the date upon which such Lease Commencement Date Delay is anticipated to end. If such actions, inaction or circumstances described in the notice set forth in clause (i) above (the "DELAY NOTICE") are not cured by Landlord within one (1) business day of Landlord's receipt of the Delay Notice, and if such actions, inaction or circumstances otherwise qualify as a Lease Commencement Date Delay, then, a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the date such delay ends.

     5.3     Definition  of  Substantial  Completion of the Tenant Improvements.
             ------------------------------------------------------------------
For  purposes  of  this  SECTION  5,  "substantial  completion  of  the  Tenant
                         ----------
Improvements" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items, any furniture, fixtures, work-stations, built in furniture or equipment, and any tenant improvement finish items and materials which are selected by Tenant but which are not available within a reasonable time (given the anticipated date of the Lease Commencement Date).

                                    SECTION 6
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     6.1     Tenant's Representative.  Tenant has designated Bernard F. Landgraf
             -----------------------
as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority to act on behalf of the Tenant as required in this Tenant Work Letter, and responsibility for Tenant's compliance with its provisions.

     6.2     Landlord's Representative.  Landlord has designated James Newell as
             -------------------------
its Project Manager and sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority to act on behalf of Landlord as required in this Tenant Work Letter, and responsibility for landlord's compliance with its provisions.

     6.3     Time  of  the  Essence  in  This  Tenant  Work Letter.  Unless
             -----------------------------------------------------
otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.


                              EXHIBIT C - Page 15
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     6.4     Tenant's  Lease  Default.  Notwithstanding  any  provision  to  the
             ------------------------
contrary contained in this Lease, if an event of default as described in SECTION
                                                                         -------
12.1  of this Lease or in this Tenant Work Letter has occurred (after expiration
----
of applicable cure periods) at any time on or before the substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements caused by such work stoppage and such delay shall not be deemed a Lease Commencement Date Delay), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord and such delay shall not be deemed a Lease Commencement Date Delay).

     6.5     Cleanup.  Upon  Tenant's  move  into  the Premises and upon written
             -------
notice from Tenant to Landlord, and provided that Contractor has left the Premises in broom-clean condition, Landlord shall, at its sole cost, provide one-time janitorial services to the Premises in accordance with EXHIBIT I. The
                                                                 ---------
cost of such one-time janitorial services shall not be included in Operating Expenses.

     6.6     Additional Miscellaneous.  During the period of construction of the
             ------------------------
Tenant Improvements and/or Tenant's move into the Building, Tenant or Tenant's Agents shall not be charged for, directly or indirectly, parking, use of restrooms or HVAC usage during normal construction hours, electricity, water, elevator usage during normal construction hours, loading dock access, or security (although Landlord shall have no obligation to provide security beyond that provided to the Building on an unoccupied basis). Upon request from Tenant, following the full installation and required testing of the same, and determination by Landlord that the same is available for use, Landlord shall operate the ventilation system for the Building as may be reasonably required during the construction of the Tenant Improvements, including those periods during and after application of finishes, which services shall not be charged to Tenant Improvement Allowance during normal construction hours, but shall be charged to the Tenant Improvement Allowance during other hours.

     6.7     Notices.  All  notices hereunder shall be delivered as set forth in
             -------
the Lease, and shall be in writing, regardless of whether or not specified herein to be "written notice" or "in writing."

     6.8     Labor  Harmony.  All  of  Tenant's  Agents  shall,  if requested by
             --------------
Landlord, all be union labor in compliance with the master labor agreements existing between trade unions and the Southern California Chapter of the Associated General Contractors of America; provided that Tenant shall be permitted to retain non-union subcontractors and laborers for painting, millwork, carpeting, and other finish work in connection with the construction of the Tenant Improvements. All of Tenant's Agents shall conduct their activities in and around the Premises, Building and Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Building and Project, and, if necessary, Tenant shall employ union labor to achieve such harmonious relations.


                              EXHIBIT C - Page 16
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                            SCHEDULE 1 TO EXHIBIT C
                            ------------------------

                  PRELIMINARY BASE, SHELL, & CORE DESCRIPTION
                  --------------------------------------------

  TO BE USED IN CONJUNCTION WITH THOSE CERTAIN TISHMAN WARNER CENTER EXPANSION - NEW 11-STORY NORTH TOWER BUILDING AND PLAZA PROGRESS PLANS PREPARED BY JOHNSON
 FAIN PARTNERS, DATED OCTOBER 17, 1997, AND REFERENCED AS PROJECT NO. 9656.00.

          20TH CENTURY PLAZA--NEW OFFICE BUILDING & PARKING STRUCTURE

                           WOODLAND HILLS, CALIFORNIA

                                 April 3, l997

                           (Revised August 14, 1997)

0    TABLE  OF  CONTENTS

     01  General Information               07  Roofing
     02  Sitework                          08  Interior  Construction
     03  Foundations                       09  Specialties
     04  Substructure                      10  Conveying  Systems
     05  Superstructure                    11  Mechanical
     06  Exterior  Closure                 12  Electrical
--------------------------------------------------------------------------------


1.   GENERAL  INFORMATION

1.1 Project Description: New 11-story office building with full basement and an elevator/mechanical roof penthouse. New multi-level parking structure.

1.2  Parking Structure:

     .1 Reinforced concrete parking structure with approximately 1425 spaces. Surface parking of approximately 265 spaces for a total of approximately 1690 parking spaces.

     .2 Type I construction, cast in-place and post-tensioned concrete slabs and beams with shear wall and ductile frame seismic systems. Architectural precast or painted, formed concrete spandrels at north and east elevations.

     .3 Ground level clearance of minimum 8'- 2" to allow for High Occupancy Vehicles and high-top accessible vans. Ground level handicap accessible parking along east side of structure.

     .4   Over-size  executive  parking  spaces  at  ground  level.


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     .5   Full  size and compact spaces. Compact spaces in accordance with code.
          All  stalls  to  be  individually  parked  and  freely  accessible.

     .6 New and re-used automatic gate arm controls on-site for vehicles using either parking structure or surface parking. Parking Equipment will include attendants' booth, vehicle detectors and card control stations.

     .7 Security fencing or grillage on west and south elevations. Camera surveillance security at interior/ exterior locations.

     .8 Interior lighting with average maintained lighting level of 5 to 7 foot candles; fluorescent lighting throughout.

     .9 Roof deck average lighting level at 5 to 7 foot candles unless prohibited by code.

     .10 Two Bay double helix park ramps plus one level ramp facing offices. 2-way traffic aisles with 90 degree parking.

     .11 Exit stairs: Painted steel, welded or bolted, with concrete-filled steel pan treads and landings.

     .12  Parking  garage  elevators:

          .a   Type:  Electric  traction.
          .b   Quantity:  3  passenger  elevators.
          .c   Number  of  Stops:  6
          .d   3500  pound  capacity,  350  F.P.M.  speed

1.3 Office Building Total Square Footage: Approximately 273,882 rentable square feet. Typical office floor proposed to have approximately 27,100 gross square feet; of that approximately 25,400 is rentable, and approximately 23,500 is usable area.

1.4 Floor Plan and Section: Four minimum corner offices per floor, and office planning module is at 5 ft. Floor to ceiling height at 9'- 0" plus at least 6 inch clear for standard fluorescent light fixtures at typical upper floors, and 12'- 0" floor to ceiling height for first floor. Core to inside of window for 40 ft. typical, with a window sill height of 32" typical.

1.5  Core  Design:

     .1 Elevators: 12 ft. clear proposed lobby space with a total of six (6) passenger cars in two (2) banks of three (3) elevators each. One (1) dedicated freight elevator will be at a separate vestibule location.

     .2 Toilet Rooms: Men's fixture count proposed for (3) water closets, (2) urinals, and (3) lavatories. Women's fixture count proposed for (7) water closets and (4) lavatories. Hot water at all lavatories.


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     .3   Janitor  Closets:  One  (1)  for  every  office  floor.

     .4 Electrical Rooms: One (1) main room and (1) combined telephone/electrical satellite closet for each floor (if required).

     .5 Telephone Rooms: One (1) main room area, with a minimum interior clear dimension of 7'8" by 11'9", and (1) combined telephone/electrical satellite closet for each floor (if required) at no less dimensions than shown on Schematic drawings.

     .6 Two (2) pressurized exit stairs risers sized for upper floor office loads.

     .7   Drinking  Fountains:  One  (1)  for  each  floor.

2.   SITEWORK

2.1  Paving  and  Curbs:

     .1 Asphalt Paving: City standards for heavy duty at driveways and service areas.
     .2   Concrete  Paving:  At  loading  docks  and  sidewalks.
     .3 Specialty Paving: Cast-in-place scored and colored concrete with various abraded finishes.
     .4   Curbs:  Cast-in-place  concrete.

2.2   Landscaping/Irrigation:

     .1 Plant Materials: Deciduous and evergreen flowering trees, shrubs, groundcover, vines, topsoil, and mulch.

     .2   Sod:  Lawn  areas.

     .3 Irrigation System: Below-grade irrigation and sprinkler system with pop-up heads and automatic low-voltage controller with timer, schedule 40 class 315 pressure pipe, and schedule 40 non-pressure pipe.

2.3   Site  Improvements:

     .1 Perimeter Fencing (East Side Of Central Plaza): Painted steel picket fencing and pilasters.

     .2 Tables & Benches: Steel, fiberglass, pre-cast, or cast-in-place concrete with market type umbrellas in Outdoor Patio Area, as well as other decorative benches, walls, and planters throughout plaza area .

     .3   Flagpoles:  (3)  aluminum  tapered  poles.

     .4 Site Lighting: Pedestrian and surface parking area lighting and accent lighting.


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     .5   Canopies/Pergolas:  Site  pergolas of metal or wood with architectural finishes.

     .6   Water  Feature:  To  Be  Determined

     .7   Seat  Walls:  Cast-in-place  concrete  with  architectural  finishes.

     .8 Conduit Between Building: Four -- 4 inch conduits with necessary pull boxes.

3.   FOUNDATIONS

3.1  Foundations/Footings:  fc  =  4,000  psi.

3.2  Prestressed  Precast  Piles:  fc  =  6,000  psi.

3.3. Parking  Garage:  Reinforced  concrete.

4.   SUBSTRUCTURE

     4.1 Slab-On-Grade: Reinforced concrete and accommodations for the mechanical plant. Superstructure columns will extend to the foundation level.

     4.2  Concrete  Basement  Walls:  fc  =  4,000  psi.

     4.3  Foundation  Drainage  System:  As  required  by Geotechnical Engineer.

5.   SUPERSTRUCTURE

     5.1 Building Frame: Structural steel framing supporting metal deck slab typically. The lateral load resisting system is planned as a combination of eccentric braced frames and moment frames.

     5.2 Floor Framing System: Metal deck with semi-lightweight concrete in metal deck pan spanning between steel beams. The live loads are planned as 80 pounds per square foot, in addition to the Code required 20 pounds per square foot for partition load at office areas, with 100 p.s.f. at exit corridor/stairs, and 125 p.s.f. at storage (light) areas. Additional reinforcement for increased floor loading will be part of Tenant Improvements Allowance.

     5.3 Roof Structure: Metal deck with concrete, which is the same as the typical floors, but sloped for primary drainage. Thicker slabs as necessary for the mechanical areas of the penthouse.

     5.4 Stair Systems: Painted, welded steel construction, with metal pans filled with concrete.

     5.5  Fireproofing:  Sprayed  cementitious,  as  required  by  Code.


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
     5.6  Firesafing:  As  required  by  Code.

6.   EXTERIOR  CLOSURE

6.1  Exterior  Wall:

     .1 Curtainwall: Painted aluminum framing and energy efficient bronze glass window wall system with architectural precast concrete spandrel panels.

     .2   Soffits:  Lath  and  Portland  cement  plaster.

6.2 Exterior Wall Back-Up: Metal stud framing at sills and soffits. Gypsum Board to be installed as part of Tenant Improvements Work.

6.3  Exterior  Wall  Insulation:  Blanket  insulation  as  required  by  Code.

6.4 Exterior Specialties: Rooftop visual screening of mechanical equipment at roof (as per Code requirements).

6.5  Exterior  Single  Pane  Glass  Types:

     .1     Tinted  and  Clear:  At  ground  floor  and  second  floor.
     .2     Bronze (H.P.) Tinted:  Typical glazing at upper floor window wall.

6.6   Exterior  Doors  and  Hardware:

     .1     Aluminum  Entrances:  Glazed  and  aluminum
     .2     Hardware:  As  required  by  Code.

7.   ROOFING

7.1 Roof System: Bituminous 4 - ply built up roof system including cap sheet or 60 mil. Reinforced PVC single ply fully adhered over rigid insulation or 60 mil. fully adhered elastomeric coating over cured structural concrete; if elastomeric, insulate under-side of roof structure.

8.   INTERIOR  CONSTRUCTION

8.1  Interior  Partitions  (@  Core or Building Utility/Service Areas Only):

     .1   Metal  Stud  and  Gypsum  Board  Partitions:  As  required  by  Code.
     .2 Shaftwall Partitions: As required for mechanical, elevator, and electrical equipment enclosures.
     .3 Glazed Partitions: Interior storefront system using painted aluminum and glass.

8.2  Interior  Doors,  Frames  and  Hardware:


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
     .1   Aluminum  Doors: Glazed aluminum storefront type in glazed partitions.
     .2 Wood Doors: Full height, solid core wood veneer with transparent finish. Approved UL labels where required.
     .3   Access  Doors:  As  needed  for  access  to  piping,  etc.
     .4   Door  Frames:  Painted  hollow  metal.
     .5   Door  Hardware:  As  required  by  Code.

8.3  Interior  Floor  Finishes:

     .1   Ceramic  Tile:  Toilet  Rooms.
     .2 Masonry/Tile/Stone Flooring: Natural stone, tile or brick pavers at Main Lobby.
     .3 Resilient Tile Flooring: Utility Rooms, Freight Elevator Vestibule, Mail Room .
     .4 Carpeting: a portion of 1st Floor Elevator Lobby and Passenger Elevator Cab flooring.
     .5 Wall Base at Flooring: Resilient, tile and stone as applicable. .6 Upper Floor Elevator Lobbies & Corridors: Part of Tenant Improvements
          Work.
     .7   Leased  Areas:  Exposed  concrete  with  smooth,  hard  trowel finish.

8.4     Interior  Wall  Finishes:

     .1   Gypsum  Board:  Painted  finish  or  fire taped only (Mech./Elec./Tel.
          Rms).  Stairs  finished  complete.
     .2   Wallcoverings:  At  Main  Lobby  and  Toilet  Vestibules.
     .3 Ceramic Tile: Toilet Rooms -- As required by Code with full height on walls.
     .4 Paneling: Stone, masonry, wood or glass paneling with metal accents at Main Lobby.
     .5 Upper Floor Elevator Lobbies: Part of Tenant Improvements Work, except on multiple tenant floors.
     .6   Full  height  Plywood  Backboards  at  Telephone  Rooms.

8.5     Interior  Ceiling  Finishes:

     .1 Acoustical Ceilings, Concealed or Exposed Grid Suspension including Donn "Fineline" with fissured lay-in 24"x 24" mineral fiberboard --Mail Room, Freight Vestibule.
     .2 Gypsum Board: Painted drywall ceilings and soffits at Toilets and where specified.
     .3   Special  Design  Ceilings:  Main  Lobby.

8.6 Interior Millwork: Main Lobby custom security console using wood, stone, metal, or plastic laminates.

9.   SPECIALTIES

9.1  Building  Specialties:


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     .1   Toilet Partitions: Ceiling hung painted metal partitions and wall hung urinal  screens.
     .2 Signage and Graphics: Within Public Areas, as required by Code. Tenant's Building or Monument signage shall be furnished and installed by Tenant, including signage within Tenant's leased spaces. Signage shall include all bases, bracing, hangers, attachments, and electrical work.
     .3 Fire Extinguisher Cabinets: As required by Code for Public Areas. Extinguishers within leased areas to be provided as part of the Tenant Improvements Work.
     .4   Toilet  Accessories:  Stainless  steel.

9.2 Equipment: Window washing equipment -- sockets and davits with rigging for permanent swing stage.

10.  CONVEYING  SYSTEMS

10.1 Electric  Elevators:

     .1   Type:  Electric  traction.
     .2   Quantity:  6  passenger  elevators,  1  freight/service  elevator.
     .3 Capacity: 3500 pounds for passenger elevators, and 4500 pounds for service elevator.
     .4 Speed: 450 to 500 F.P.M. for passenger elevators, and 350 F.P.M. for service elevator.
     .5 Number of Stops: 11 stops and openings in line, except for one passenger elevator (serving the basement also) with 12 stops and openings in line, and freight elevator with 12 stops and openings in line.
     .6 Platform Size: 7'- 6" wide by 6'- 0" deep for passenger elevators, 6"- 0" wide by 9'- 8" deep for service elevator.
     .7 Entrance Size: 4 ft. wide for passenger elevators, and 4' -6" wide for service elevator.
     .8 Materials in Cabs: Architectural finishes upgraded for passenger cabs, and standard manufacturer's finishes for freight cab, including rubberized flooring.
     .9 Doors and Frames: At upper floors, to be primed, ready for Tenant finish.

11.  MECHANICAL

11.1 Fire  Protection:

     .1   Fire  Protection  System  Overview:
          .a   Automatic  sprinkler system and fire standpipe system as required by  Codes.
          .b   System will be fed by a single electrical motor driven fire pump, taking suction from a 45,000 gallon secondary water storage tank.
          .c   Fire  pump.


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
          d Hydraulically calculated sprinkler system and pressure reducing type control valves with a waterflow switch at every floor.

     .2 Building Smoke Control System: The general HVAC exhaust/relief system will be used for smoke exhaust.
          .a Building air handler units will be arranged for smoke control make-up air duty.
          .b The general exhaust/smoke exhaust fan will be used for smoke exhaust on a floor-by-floor smoke control scheme.
          .c The final design will comply with City of Los Angeles requirements, and will be tested for compliance with Code.

11.2  Plumbing  Systems:

     .1   Storm  Water  Drainage  System:
          .a Roofs will be drained by gravity through roof drains and inside downspouts, and connect to the site storm water drainage system.
          .b A separate overflow drainage system will be provided that will spill to grade, or through curb faces, as required.

     .2   Sanitary  Drainage  System:
          .a   Plumbing  fixtures above grade will be drained by gravity through soil  waste  stacks  and  house  drains  to  street  sewers.
          .b   Plugged  waste  and  vent  outlets will be provided at the toilet cores  for  future  tenant  improvements.
          .c   Toilet  Room  floor  drains  will  be  provided.

     .3   Domestic  Water  Supply  System:
          .a Building will be fed by a metered water service from street main. .b The City water street pressure is not adequate to feed the entire building. A constant pressure domestic water pumping system will feed the building.
          .c   Pressure  reducing  valves  will  be  provided at tower floors to limit the pressure to a maximum of 80 psi. Valved outlets will be provided at the toilet cores for future tenant improvements.
          .d   Domestic  hot water will be provided by individual electric water heaters  on  every  other  floor  to  service  the  restrooms.

     .4   Materials:
          .a Domestic Water Piping Inside Building: Seamless copper, Type L, ASTM B.88 with wrought copper or brass castings and 95.5 solder joints.
          .b Domestic Water Piping Outside Building Underground: Shall be coated, seal-coated, cement-lined ductile iron bell and spigot water pipe and Class 250 cast iron fittings with neoprene gasket or mechanical joints.


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
          .c   Soil,  Waste,  Vent  and Storm Water Piping Inside Building Below
               Ground: Standard weight, cast iron, hub and spigot with compression type neoprene gasket joints.
          .d   Soil,  Waste,  Vent  and Storm Water Piping Inside Building Above
               Ground: Standard weight, no-hub cast iron with neoprene gasket and stainless steel bands. Piping 1 1/2" and smaller; Schedule 40 galvanized steel with galvanized cast iron threaded fittings.
          .e Fire Protection Inside Building: Standard weight (Schedule 40) seamless or welded steel, ASTM A-120 or A-53. Galvanized pipe for drain and test piping, between Siamese and check valve, pump suction and test relief piping. Fittings; Standard weight, cast iron or malleable iron threaded or Victaulic.
          .f Fuel Oil Piping: Standard weight steel pipe, ASTM A-120 or A-53 with standard weight steel welding fittings. Schedule 80 piping for horizontal runs.

11.3 Heating,  Ventilation  and  Air  Conditioning  Systems:

     .1 Basis of Design: Uniform Building Code and Mechanical Code as amended by the City of Los Angeles, City of Los Angeles Fire Code, California Title 24 Energy Conservation Code for new non-residential buildings and industrial safety orders.

     .2   Design  Conditions:

          Summer:     Outside  Dry  Bulb:104  F
                      Outside  Wet  Bulb:71  F
                      Inside  Dry  Bulb:75  F
                      Inside  Relative  Humidity:30%  -  60%
                      Mean  Daily  Range:  38  F

          Winter:     Outside  Dry  Bulb:30  F
                      Inside  Dry  Bulb:70  F
                      Inside  Relative  Humidity30%  -  60%

     .3   Cooling  Tower  Design:  Wet  bulb  77  F

     .4 Minimum Ventilation: Per ASHRAE Standard 62-1989 or 20.0 CFM/100 s.f., whichever is higher.

     .5 Minimum Air Supply: Minimum average air supply rate of 1.0 CFM/s.f. of conditioned space.

     .6 Basis of Design Conditions: Outdoor summer and winter conditions are for Canoga Park from climatic data for Region X, as published by Golden Gate and Southern California Chapters of ASHRAE, Fifth Edition, May 1982. Summer outdoor design temperatures are coincident 0.1% design dry bulb and wet bulb


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          temperatures.  Winter  outdoor  design  temperature is 0.2% design dry bulb temperature. Indoor summer and winter conditions are recommended comfort zone temperatures per ASHRAE Handbook, 1993 Fundamentals, Chapter 8. Cooling tower design wet bulb temperature is 0.1% summer design wet bulb temperature plus 3 F safety factor for recirculation and wind effect.

     .7   Interior  Loads:

          .a   Lights:  Average  1.5  watts/square  foot  maximum.

          .b Equipment in General Office Space: Maximum continuous heat output equal to 2.0 watts/square foot (6.8 BTU/square foot of conditioned space). (Approximately 4.5 to 5.5 watts/square foot connected load.)

          .c   People:  100  square  feet/person

     .8   Performance  Requirements:

          .a HVAC Systems: Cooling shall be provided for the entire occupied building, except loading docks, mechanical equipment, utility, basement, and trash room areas. Heating and ventilating shall be provided for the entire building.

     .9 Air Handling Systems: The basic building, including public and leased areas, shall be air conditioned by a central system. Any building areas that require special air conditioning systems, or have extended hours of operation, shall be part of the Tenant Improvements Work.

          .a General: The following type of Central Station air handling system will be provided:

               .01 Two central station built-up air handler systems with two supply fans and two return fans in each station. Systems will be variable volume type, with chilled water cooling coil, hot water pre-heat coil/warm-up coil, filters, etc. The system will be arranged for 100% outdoor air economizer cycle for free-cooling during mild climate. Trunk duct shall be provided installed on each floor. Reheat shall be electrical.

          .b   Central  Station  Air  Handler  System:

               .01 System shall be of the central station built-up type within the basement. Each station shall be approximately 50% of total capacity. Two air handler stations shall be provided for the building.

               .02 System shall be of the single duct variable volume type, with cooling by chilled water and pre-heat by hot water.
                    100%  outdoor  air  economizers  shall  be  provided.


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               .03  System  shall  be  draw  through  arrangement  with multiple
                    (minimum 2) supply fans in parallel, chilled water cooling coils, stainless steel drain pan, 30% efficiency pre-filters, 85% efficiency final filters, economizer mixing section, outdoor and return economizer dampers, minimum outdoor air preheat coil and two position minimum outdoor air dampers.

               .04 Return fans shall be arranged for series arrangement with the supply fans. The return fans shall be sized equal to supply fans. Minimum outdoor ventilation shall be ensured by true fan tracking using supply and return flow measuring stations and tracking controls.

               .05 Careful consideration shall be given to the acoustics. Supply and return air duct silencers, acoustical plenums, acoustical ductwork, duct lining, etc., shall be included in the design as required. The supply and return fans will be housed within an acoustic enclosure, including floor vibration isolation or floating floors if required.

               .06 Variable volume control shall be achieved by electronic variable speed drives. Inlet vanes or other mechanical means of volume control will not be used.

               .07 All fans shall be fitted with two position isolation dampers with damper motors and end switches for both open and closed positions. Strategies for fan staging and damper operation shall be incorporated to ensure the safe loading of dampers and to prevent backspinning of fans.

               .08 Air flow measuring devices in the minimum outdoor air will be provided for monitoring the minimum ventilation air flow as required by T-24.

               .09 Preheat coils will be sized to preheat the outdoor air up to 70 F.

               .10 Cooling supply air temperature shall be selected at no more than 18 F. temperature and differential between supply air outlet air temperature and room temperature or as required to ensure 1 cfm/square foot minimum average air supply rate under design load conditions.

               .11 Automatic Controls: Direct digital type, and in addition to the required controls and devices, to include all system and equipment monitoring input devices.


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                    .a   Supply  and  return  chilled  water  stub-outs  on each
                         floor, capped for future connections to tenant fan coil units. Stub-out will be located at the chilled water riser on each floor.

                    .b Supply and return condenser water stub-outs on each floor, capped for future connections to tenant equipment. Closed circuit cooling tower on the roof with supply and return risers, pumps, etc.

                    .c   After  hours  call  system  controlled  to  1/4  floor.

               .12 Toilet Exhaust System: Sized to provide a minimum of 2CFM/square foot exhaust rate in the toilets. One exhaust fan with variable frequency drive will be provided on the roof. Toilet exhaust will be ducted to the fans with low pressure ductwork. Constant volume regulators will be provided at each floor to regulate the exhaust volume from each floor. A static pressure controller will be provided to maintain required minimum negative pressure in the exhaust duct by adjusting the fan speed.

               .13 Elevator Hoistway Ventilation System: Gravity vented directly to the outside on the roof. Minimum 3 square feet of vent area/car.

               .14 General Exhaust System: A general Exhaust/relief system will be provided, which will also be the smoke exhaust system for the building. 1500 cfm general exhaust and relief capability per floor. The system will include an exhaust riser with stub ducts and fire/smoke dampers on each floor. The fan will be located on the roof. Under future tenant work, tenants will connect into the general exhaust system as required.

               .15 Ventilation Systems: Miscellaneous ventilation systems will be provided as follows:

                    .a Engineers Office: Air-to-Air heat pump with electric supplementary heat, or chilled water fan coil unit with electric heat.

                    .b Elevator Machine Rooms: Packaged rooftop units or chilled water fan coil units. The units will be arranged to operate on economizer mode during mild climate. An exhaust fan will be provided for exhaust relief, during economizer mode operation.

                    .c Security Room, Fire Control Room, etc.: These spaces and other 24-hour operating areas will be conditioned by chilled water fan coil units or split-system air-cooled direct expansion units as required to meet the program requirements.


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                    .d   Stairwell  Pressurization  System.

     11.3 .10 Major Equipment Sizes: Two (2) 350 ton chillers; (1) 100 ton chiller; (1) 700 ton cooling tower, dual cell.

12.  ELECTRICAL

12.1 Electrical  Systems  and  Specialties:

     .1 Power Service: 480/277 volt, three phase, 4 - wire. Transformers will be located in a vault in the basement. Main service circuit breakers will be sized for approximately 15 VA per square foot to supply all lighting and power loads.

     .2 Power Distribution: 480/277 volt bus duct risers to feed four panelboards on each floor, elevators and air conditioning equipment. 480-208/120 volt dry type transformers located on selected floors to supply 120/208 volt loads in tenant areas.

     .3 Emergency Power System: Diesel engine driven generator to supply the following loads:
          .a   Egress  lighting  and  exit  signs.
          .b   Power  for  one  elevator  at  a  time  in  each  bank.
          .c   Power  for  stair  pressurization  and  smoke evacuation systems.
          .d   Power  for  fire  alarm  and  security  systems.
          .e   Power  for  sump  pumps  and  sewage  ejectors.

     .4 Telephone Raceway System: Incoming service conduits from the Utility Company to the main termination room in the basement. Conduits or cable tray from main terminal room to the building riser location.
          Slots  in  closet  floors  up  through  the building for riser cables.

     .5 Lighting Control System: Microprocessor based system with stand alone control panels for programming lighting operating hours; telephone interface for tenant override and operator terminal for programming.

12.2 Fire Alarm System: Microprocessor based, addressable point system, fully supervised, with the following features:

     .1   Fireman's  Control  Panel  incorporating  the  following:
          .a   Graphic  annunciator  for  all  alarms.
          .b   Provisions  for  selective  zone  paging.
          .c   Fireman's  telephone  system.
          .d   Control  for  elevators.
          .e   Controls  for  fan  systems.


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          .f   Control  for  smoke  evacuation  system.
          .g   Status  indication  for  emergency  generator  and  fire  pumps.
          .h   Control  for  unlocking  stair  doors.

     .2   Waterflow  alarms  and  valve  supervision.
     .3   Manual  pull  stations.
     .4   Smoke  detection  in  elevator  lobbies,  mechanical  and  electrical equipment  rooms  and  in  fan  systems.
     .5   Fireman's  telephone  system
     .6   Evacuation  paging  system.
     .7 Controls for air conditioning, smoke evacuation and stair pressurization system.
     .8   Operator  terminal  with  CRT,  keyboard  and  printer.

                     END OF BASE, SHELL & CORE DESCRIPTION



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                            SCHEDULE 2 TO EXHIBIT C
                            ------------------------

                                 CLOSE-OUT LIST


     Following the completion of the Tenant Improvements, Tenant or Contractor shall deliver to Landlord the following items:

- Building Permit Card signed by the appropriate City Inspectors, and, if applicable, issuance of certificate of occupancy or its legal equivalent allowing occupancy of the Premises.
- Punch List signed by the appropriate Tenant Representative or Architect, indicating that all punch-list items have been corrected and that the Contract is fully complete.
- Issuance of the Certificate of Substantial Completion by the Architect and/or Engineers
-    Subcontractor  List  with  contact  names  and  telephone  numbers.
- Finish Schedule from the General Contractor indicating the manufacturer or supplier and specification number for all finishes installed.
- One year warranty letters from the General Contractor and all subcontractors (from the date of construction completion).
- Any manufacturer's warranties, equipment operating and instruction manuals, etc., for any equipment installed (e.g., package A/C units, etc.)
-    Unconditional  Mechanic's  Lien  Releases  from  all  of  Tenant's  Agents
- As-Built Drawings covering the Tenant Improvements constructed pursuant to this Tenant Work Letter and any portions of the Base Building affected by such construction, with each sheet stamped "AS-BUILT" and signed by the appropriate contractor (one to be sepia):
     -    Electrical
     -    HVAC
     -    Plumbing
     -    Fire  Sprinkler
     -    Architectural
- List of "Spare Parts" or "Attic Stock" remaining from Tenant Improvement construction, if not previously receipted by Landlord.
-    Consent of sureties to release of retention and final payments if required.


                        SCHEDULE 2 TO EXHIBIT C - Page 1
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                            SCHEDULE 3 TO EXHIBIT C
                            ------------------------

                               BUILDING STANDARDS

                        20TH CENTURY BUILDING STANDARDS

I. BUILDING STANDARDS FOR ALL PREMISES. The components used in the construction of the Tenant Improvements shall have the following specifications. The following are minimum quality standards. Any reduction of quality requires Landlord's prior approval.

     1.   Interior  Partitions
          --------------------

          Ceiling height partition with 25 gauge, 2- metal studs, spaced 24" on center. One layer 5/8" thick, type "X" gypsum board each side. Height of partition extending from floor slab to underside of ceiling grid at 9'- 0" above finish floor at perimeter floor areas. Partition to be finish taped and sanded smooth to receive paint or wallcovering. Diagonal bracing per Code.

     2.   Demising/Acoustical  Partition  (1-Hour  Rated)
          -----------------------------------------------

          Full height partition from floor slab to underside of slab above with 25 gauge, 2- metal studs, 24" on center. One layer, 5/8" thick, type "X" gypsum board each side. Partition to be finish taped and sanded smooth to receive paint or wallcovering. Batt insulation (R-11) in cavity, if demising or acoustical. Sound boot installed in partition between tenants.

     3.   Exterior  Window  Mullion  Connection
          -------------------------------------

          2"x 3/4" black closed cell, Durometer 40 +/- Neoprene tape with pressure sensitive adhesive and peel-off cover compressed to 3/8" thick, floor to ceiling height in one piece.

     4.   Acoustical  Ceilings
          --------------------

          2'x 2' "Donn Fineline" 9/16" suspended grid system, 9'- 0" A.F.F. at perimeter floor areas, seismic bracing per Code. 2'x 2' USG Acoustone "Frost Shadowline" tile with factory tegular edge, with 5/16" shoulder flush with face of grid. Interior spaces and the 1st floor Mail Room not visible from exterior through use of building standard window covering, may utilize drywall and/or alternate ceiling systems.

     5.   Hardware/Hardware  Finish
          -------------------------

          Sargent 8100 Series, LNH trim. No. 630 satin dull stainless steel lever. Keyway to match Building Master Keying System.


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     6.   Water  Heater
          -------------

          If a dishwasher is used: 20 gallon electric tank hot water heater, 3kw, 277 volt, 1 phase, 60 hertz. Model No. DSE20, as manufactured by A.O. Smith (or equivalent). Pipe water heater drain and pressure relief line to floor drain (drop and condensate funnel by J.R. Smith, or equivalent).

     7.   Lighted  Exit  Sign
          -------------------

          Lithonia Precise Series, #F2RP (ELN Series) 2-lamp F8T5 (or Code approved equivalent), 8 watt recessed architectural edge lit exit sign: single or double face, two (2) circuit 277 volt. Housing trim with white finish. Green letters and directional arrows.

     8.   Fire  Speakers
          --------------

          Wheelock E-9070 (or Code approved equivalent). Cover to be selected from Manufacturer's standards. All Life/Safety components shall be furnished and installed by the Building Life/Safety Contractor.

     9.   Smoke  Detectors
          ----------------

          Pyrotronics Type "ID60" ionization (or Code approved equivalent). All Life/Safety components shall be furnished and installed by the Building Life/Safety Contractor.

     10.  Fire  Extinguisher
          ------------------

          Semi-recessed Potter Roemer #7000 Alta Series, Model #7063F-VAB (stainless steel) or equivalent.

     11.  Fire  Sprinkler
          ---------------

          Semi-recessed  sprinkler  heads  with  white  escutcheon cover plates.

     12.  Heating  and  Air  Conditioning
          -------------------------------

          Interior Zone (Cooling Only): single duct variable air volume boxes as manufactured by Titus, Krueger, Anemostat, or equal. Use Building Standard controller.

          Exterior Zone: single duct variable air volume boxes with electric duct heater as manufactured by Titus, Krueger, Anemostat, or equal. Use Building Standard controller.

          Perforated face air diffusers, registers, and return air grilles: 24"x 24" as manufactured by Titus, Krueger, Anemostat, or equal Fire dampers in all ducts penetrating fire rated walls. Separate zones for high occupancy rooms (e.g. --


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          large  conference  or  training rooms). Rigid ductwork except last (7)
          feet  in  flex  duct.

          Thermostats: Johnson (or equivalent), one per zone; mounted at 48" A.F.F., next to light switch.

     13.  2'x  4'  or  2'x  2'  Fluorescent  Light  Fixtures
          --------------------------------------------------

          18 or 9-cell 3" parabolic low iridescent louver fluorescent lighting fixture with two (2) GE BIAX F40BX/SPX35/RS or two (2) F32T8RS 3500K lamps, (factory installed) with energy saving ballasts. Mid-range lamp color. Maximum fixture depth 6" and soft wire cables for 277 volt operation. (Lithonia 2PM3-32-16LD or 2PM5-CR40-9LD or equal).

     14.  Perimeter  Column  Paint
          ------------------------

          For the side of the perimeter columns facing the glassline, the paint color shall be Benjamin Moore GN-46.

     15.  Interior  Door  Assembly
          ------------------------

          Door: 3'- 0" x full height, solid core, 5-ply with 3/4" deep solid edge inserts. Door Frame: 3'- 0" x full height, extruded aluminum. Bronze anodized aluminum finish to match door hardware. Snap-in trim section at head and jamb.

     16.  Painted  Surfaces  -  Partitions
          --------------------------------

          Two coats satin or flat finish, washable latex paint by Frazee, or approved equal.

     17.  Vinyl  Composition  Tile
          ------------------------

          12"x 12"x 1/8" vinyl floor tiles, commercial grade, Armstrong Excelon, or equal. Colors to be selected from manufacturers standards.

     18.  Resilient  Base
          ---------------

          2- " straight or curved base by Burke. Colors to be selected from manufacturer's standards.

     19.  Recessed  Downlight/Wall  Washer
          --------------------------------

          Recessed low voltage 30 degree adjustable accent light, with an MR16 lamp. (20, 42, or 50 watt), white finish, installed with self-contained transformer. (Halo 2450 or equal).

          Open reflector fluorescent 277 volt downlight, 277 volt, 2-lamp #PL (13 watt) high power factor ballasts.


                        SCHEDULE 3 TO EXHIBIT C - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          Spread lens fluorescent 277 volt wallwasher, 277 volt, 2-lamp #PL (13 watt) high power factor ballasts.

     20.  Windows
          -------

          1" Horizontal mini-blinds--"Levelor". Color by 20th Century, subject to landlords approval.

     21.  Electrical
          ----------

          Standard ivory receptacles and switch plates. All telephone/data cabling not in conduit to be plenum rated.

II. ADDITIONAL STANDARDS FOR PORTIONS OF PREMISES LOCATED ON MULTI-TENANT FLOORS ONLY. If a portion of the Premises is leased as a multi-tenanted floor, rather than a full floor, of the Building, the components used in the construction of the Tenant Improvements located in such portion of the Premises shall have the following specifications.

     1.   Corridor  Entrance  Door  Assembly,  Single
          -------------------------------------------

          For tenants of less than 3,000 rentable square feet that are not located opposite the elevator lobby doors, a single entry door, U.L. rated 20 minute assembly, must be used.

          Door: 3'- 0" x full height, solid core, 5-ply with 3/4" deep solid edge inserts.

          Door Frame: 3'- 0" x full height, extruded aluminum. Bronze anodized aluminum finish. Snap-in trim section at head and jamb. One (1) head and two (2) jamb seals.

          Hardware Finish: Sargent 8100 Series, LNH trim. No. 630 satin dull stainless steel lever.

               2    pair  butts
               1    lock  set  (with  2  each  lever  handles)
               1    door  closer
               1    door  stop
               1    threshold
               1    door  sweep

     2.  Corridor  Entrance  Door  Assembly,  Pair
         -----------------------------------------

          For tenants of 3,000 rentable square feet or more and for tenants located opposite the elevator lobby doors, double entry doors, U.L. rated 20 minute assembly, must be used.


                        SCHEDULE 3 TO EXHIBIT C - Page 4
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          Door: (2) 3'- 0" panels x full height, solid core, 5-ply with 3/4" deep solid edge inserts.

          Door Frame: 3'- 0" x full height, extruded aluminum. Bronze anodized aluminum finish to match door hardware. Snap-in trim section at head and jamb. One (1) head and two (2) jamb seals.

          Hardware Finish: Sargent 8100 Series, LNH trim. No. 630 satin dull stainless steel lever.

               4    pair  butts
               1    lock  set  (with  2  each  lever  handles)
               1    dummy  lever  (with  inactive  strike)
               1    set  automatic  flush  bolts
               2    door  closers
               2    door  stops
               1    threshold
               2    door  sweeps
               1    coordinator
               1    rabbeted  door


                        SCHEDULE 3 TO EXHIBIT C - Page 5
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                            SCHEDULE 4 TO EXHIBIT C
                            ------------------------

                          BUILDING CONSTRUCTION RULES

                   TENANT CONTRACTOR RULES, REGULATIONS AND

                   SUPPLEMENTARY CONDITIONS FOR CONSTRUCTION

1.   INTRODUCTION.
     ------------

     These "Construction Parameters" outline for all general contractors, sub-contractors and vendors the basic guidelines for construction activities within the building at 6303 Owensmouth Avenue (the "Building"). Any work performed in the Building, whether it is constructed or supervised by the Landlord, the general contractor or the Tenant directly, must be done in accordance with the Construction Parameters set forth herein. Violation of these rules and regulations may be the cause for the Landlord to stop work from continuing. As used herein, the term "Contractor" shall mean any general contractor, subcontractor, vendor, employee or agent employed directly or indirectly by the Tenant, Landlord, or general contractor. The term "Project Manager" shall mean the agent of Tenant overseeing any particular work of construction. In the event of any inconsistency between the terms of this Schedule 4 and the terms of the Tenant Work Letter to which this Schedule 4 is attached, the terms of the Tenant Work Letter shall control.

2.   REQUIREMENTS  PRIOR  TO  BEGINNING  WORK.
     ----------------------------------------

     Construction work will not be permitted to commence until the lease between the Landlord and the Tenant is fully executed, the Landlord has reviewed and approved all construction documents, the Tenant has deposited with the Landlord any monies required to be deposited under the lease and the Contractor has received a written Notice to Proceed. In addition, prior to the commencement of any construction, the following documents must be fully executed and on record with the Landlord:

     A. In the event the Tenant and its Contractor enter into an agreement not contracted directly with the Landlord, the Managing Agent will post a Notice of Non-Responsibility at the site and will file it with the County Recorder. It is the responsibility of the Tenant to administer the contract in such a manner as to keep the Building lien free.

     B. Copies of all permits required by any governmental agencies for completion of the work (see item 4c).

     C. An original "stamped" set of City approved construction documents must be posted at the site.

     D. Certificates of insurance, together with a waiver of Landlord's liability (see item 5k).

     E.  A  letter  for  indemnification  (see  item  7).


                        SCHEDULE 4 TO EXHIBIT C - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     F. A letter from the Contractor with a copy of the projected work schedule for the project, a listing of contact names for each vendor/sub-contractor involved with the work, along with normal business and emergency after hours phone numbers. All subcontractors, laborers, materialmen, and suppliers used by the Contractor must be approved in writing by the Landlord. If the Landlord does not approve of any subcontractors, laborers, materialmen, and suppliers used by the Contractor, the Contractor shall submit other proposed subcontractors, laborers, materialmen, and suppliers for Landlord's written approval.

3.   CONTRACTOR'S  DUTIES  AND  STATUS.
     ---------------------------------

     The Contractor accepts the relationship of trust and confidence established between him and the Tenant and the Landlord. He covenants with the Tenant and the Landlord to furnish his best skill and judgment and to cooperate with the Architect in furthering the interests of the Tenant and the Landlord. Contractor agrees to furnish efficient business administration and to use his best efforts to furnish at all times an adequate supply of workmen and materials, and to perform the Work in the best way and in the most expeditious and economical manner consistent with good workmanship, sound business practice and the best interests of the Landlord. Except as expressly authorized in the Contract Documents, the Contractor has no right or authority of any kind to act as the representative of or on behalf of the Landlord. Contractor is an independent contractor and not an agent of the Landlord.

4.   WORKING  HOURS
     --------------

     Contractors are to notify the Managing Agent at 6301 Owensmouth Avenue, Suite 105 prior to starting any work. All jobs must be scheduled by the responsible party of the Contractor or vendor, to be appointed by Contractor prior to project commencement.

     A. All work is to be performed between the hours of 6:30 a.m. and 3:30 p.m. Monday through Friday, excluding holidays, Saturdays, and Sundays, unless prior permission is granted by the Landlord or Landlord's designated managing agent ("Managing Agent"), to deviate from this work schedule. Additionally, some work processes are restricted because of disturbances to surrounding tenants as listed below.

     B. Whenever Contractor will use construction methods which will result in prolonged loud noise (such as, but not limited to, tack stripping, coring or jack hammering) such activities will be limited to a time agreed to by the Managing Agent and Tenant. These activities may by conducted at hours other than these only by permission of the Managing Agent.

     C. The use of combustible glues, lacquers and paints or any odor producing products on weekdays between the hours of 6:30 a.m. and 3:30 p.m. must be coordinated in advance with Managing Agent; in occupied office spaces, such use is limited to after 6:00 p.m. or on weekends.


                        SCHEDULE 4 TO EXHIBIT C - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     D. Tenant or Tenant's Agents must receive written authorization ("PASSDOWNS") to enter the building by contacting the Managing Agent at 818/704-0500 each time you plan to do work outside of the hours of 6:00 A.M. and 6:00 P.M.

5.   GENERAL  CONDITION  ISSUES
     --------------------------

     A.   Supervision  and  Construction  Procedures

          The Contractor shall supervise and direct the work using its best skill and attention. The Contractor shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the work under the contract.

     B.   Rules  and  Regulations

          The Contractor shall issue copies of the Rules and Regulations to all sub-contractors with bid requests. In addition, a copy shall be posted at all times during construction at permit locations.

     C.   Labor  and  Materials

          Unless otherwise specifically agreed to in writing, the Contractor shall provide and pay for all labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the work.

     D.   Permits,  Fees,  and  Notices

          The contractor shall secure and pay for all permits, governmental fees and licenses necessary for the proper execution and completion of the work, which are applicable at the time work begins.

          The Contractor shall give all notices and comply with all laws, ordinances, rules, regulations and orders of any public authority bearing on the performance of the work. The Contractor shall arrange for Life Safety test with the proper governmental authorities prior to tenant move-in.

     E.   Superintendent

          The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the project site during the progress of the work. The superintendent shall be satisfactory to the Landlord and Tenant, and shall not be changed except with the consent of the Landlord and Tenant, unless the superintendent proves to be unsatisfactory to the Contractor and ceases to be in its employ.

     F.   Closed  Suite  Environment


                        SCHEDULE 4 TO EXHIBIT C - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     Suite entrance doors are to remain closed at all times, except when stocking.

     G.   Protection  of  Persons  and  Property

          The Contractor shall comply with all applicable laws, ordinances, rules, regulations and lawful orders of any public authority having jurisdiction for the safety of persons or property or to protect them from damage, injury or loss. Contractor shall erect and maintain, as required by existing conditions and progress of the work, all reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards and promulgating safety regulations.

          The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the work.

               1) The Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

               a) all employees on the project and all other persons who may be affected thereby;

               b) all the work and all materials and equipment to be incorporated therein, whether in storage on or off the site, under the care, custody or control of the Contractor or any of its vendors, sub-contractors, or sub-subcontractors;

               c) other property at the site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

          2) The Contractor shall be responsible for providing adequate protection of existing building services, and/or tenant furnishings during construction. Plastic must be taped down first, from wall to wall, followed by tempered Masonite (4 x 8-1/4 inch panel) taped to the floors and adjoining areas. Protect all corners, edges and joints to have adequate anchoring to provide safe and "trip free" transitions. Material to be extra heavy-duty and installed from freight elevator to the suite during construction. Plywood will not be accepted in lieu of Masonite. Materials used for protection will not bear signage, graffiti, or advertising.

     H.   Contractor's  Liability  Insurance

          The Contractor shall purchase and maintain such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the contract, whether such operations be by the Contractor or by any sub-contractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:


                        SCHEDULE 4 TO EXHIBIT C - Page 4
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          1) claims under workmen's compensation, disability benefits and other similar employee benefit acts;

          2) claims for damages because of bodily injury, occupational sickness or disease, or death of its employees;

          3) claims for damages because of bodily injury, sickness or disease, or death of any person other than its employees;

          4) claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor, or (b) by any other person; and

          5) claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom.

               The insurance required above for bodily injury liability and property damage (including automobile insurance) shall be written for no less than a combined single limit of $2,000,000 or as required by law, whichever is greater.


               Such insurance shall name Landlord, Landlord's lender and Landlord's designated Managing Agent, as Additional Named Insured. Certificates of Insurance acceptable to the Landlord shall be filed with the Landlord prior to commencement of the work. These Certificates shall contain a provision that coverage afforded under the policies will not be canceled until at least thirty (30) days prior written notice has been given to the Landlord.

               Contractor must wave all rights against Landlord, Landlord's lender and Landlord's designated Managing Agent, for damages caused by perils required to be covered by the foregoing insurance, and Contractor shall require similar waivers from any and all sub-contractors.

     i.   Documents  and  Samples  at  the  Site

               The Contractor shall maintain at the site for the Landlord one record copy of all Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record all changes made during construction, and approved Shop Drawings, Product Data and Samples. These shall be available to the Landlord, the Architect, the Tenant and Project Manager and shall be delivered to the Landlord upon completion of the work.

               All original documents and plans which have received final approval by the City must be submitted to Landlord prior to payment of general contractor retention invoice.

     j.   Responsibility  for  Damage


                        SCHEDULE 4 TO EXHIBIT C - Page 5
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

               1) Should the Contractor wrongfully cause damage to the work or property of the Landlord or the Tenant, or to other work on the site, the Contractor shall promptly remedy such damage as directed by the Landlord.

               2) Should the Contractor cause damage to the work or property of any sub-contractor, sub-subcontractor or separate contractor, the Contractor shall, upon due notice, promptly attempt to settle such matter or otherwise to resolve the dispute.

               If such sub-contractor, sub-subcontractor or separate contractor sues the Landlord or the Tenant on account of any such damage alleged to have been caused by the Contractor, the Landlord or the Tenant shall notify the Contractor who shall defend such proceedings at the Contractor's expense, and if any judgment or award against the Landlord or the Tenant arises therefrom, the Contractor shall pay or satisfy it and shall reimburse the Landlord or the Tenant for all attorney's fees and court costs which the Landlord or the Tenant has incurred.

6.   CONSTRUCTION  REQUIREMENTS
     --------------------------

     a.   Demolition

          The Contractor shall disconnect all electrical, HVAC and plumbing (if any) prior to demolition and provide temporary construction lighting if necessary. The work shall be done by licensed electrical, HVAC and plumbing sub-contractors.

          All abandoned phone lines, plumbing supply and waste lines, air conditioning duct work, electrical conduits, etc. are to be removed. Coordination with Building Engineers is required prior to the disconnection of services or work relating to Building Systems.

     b.   Life  Safety  System

          All Life/Safety and applicable Building Codes will be strictly enforced. Coordination with the Chief Engineer is required. Requests for disablement of the fire alarm system must be received 48 hours prior to date required.

          Contractor is to verify with the Managing Agent the designated Life Safety contractor for the Building. The Life Safety system, electrical or mechanical systems may not be modified in any way, or made inoperative by Contractor or any of Contractor's sub-contractors. If Contractor has any reason to interface with these systems or if damage occurs during construction, contact the Managing Agent", for direction immediately.

     c.   Electrical


                        SCHEDULE 4 TO EXHIBIT C - Page 6
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          The Contractor shall ensure that the following requirements are adhered to:

               1) Electric panel schedules must be brought up to date, identifying all new circuits added.

               2) All electrical outlets and lighting circuits are to be properly identified.


               3) All electrical and phone closets being used must have panels replaced and doors shut at the end of each work day. Any electrical closet that is opened with the panel exposed must have a workperson present.

               4) All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick-up and discard all their trash, and leave their work areas in broom-clean condition. If debris is not removed, clean-up will be conducted by the Building janitorial staff and will be backcharged.

7.   INDEMNIFICATION
     ---------------

     Contractor must indemnify and agree to hold Landlord, Landlord's lender and Landlord's designated Managing Agent, and their respective agents, officers and employees, harmless from all loss, cost, liability, damage or expense by reason of damage to the property of others or personal injury, including death, which may arise from the Contractor's operations in the building, whether by the Contractor or any sub-contractor, or anyone directly or indirectly employed by either of them.

8.   RECORD  DRAWINGS
     ----------------

     The Contractor is required to provide Landlord with reproducible "As Built" record drawings including electrical, mechanical, plumbing, and sprinkler drawings and air balancing reports for all work permanently in place at the completion of each project. Provisions shall be made in the Contractor's agreement to allow for the creation of these documents. Additionally, copies of all City "signed off" inspection cards from all appropriate and required government agencies shall be submitted to Landlord as part of the record drawing set.

9.   TRADE  JURISDICTION
     -------------------

     The Contractor shall properly assign the work to be performed to appropriate personnel so as to properly execute the work in accordance with local jurisdictions. In the event of conflict due to jurisdictional dispute, the Contractor shall take immediate and appropriate action to see that there is no work stoppage due to the conflict of jurisdiction. Should conflict interfere with other building operations, the Landlord reserves the right to stop the Contractor's work until such problems are resolved.


                        SCHEDULE 4 TO EXHIBIT C - Page 7
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

10.  HARMONIOUS  RELATIONS
     ---------------------

     The Contractor and all subcontractors, laborers, materialmen and suppliers shall conduct their activities in and around the Premises, Building and Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Building and Project.

11.  SALVAGEABLE  MATERIALS
     ----------------------

     The Contractor shall return to the Project Manager or Landlord all attic stock, spare parts and salvageable materials removed from any existing permanent work. These items are to be stored by the Contractor at a location determined by the Project Manager and/or Landlord. Additionally, reusable carpet excess should be rolled and tagged and submitted to the Project Manager for storage and potential reuse during remodeling years.

12.  PROVISION  OF  TEMPORARY  UTILITIES
     -----------------------------------

     a.   Power  and  Lighting

          The Landlord shall provide, at its expense, power at the main electrical panel on each floor. The Contractor shall be responsible for providing at its expense, cable extensions and for making connections to the floor electrical panels for temporary power. Contractor shall also be responsible for supplying, at its expense, any temporary or special lighting required for its work.


     b.   Water

          Landlord shall provide water at the janitor's closet on each floor and at future tenant hookup locations. The Contractor shall be responsible for providing, at its expense, hose connections and for making connections to the outlets provided. Contractor is also responsible to ensure that no water damage is done to existing finishes and to ensure that no leakage occurs onto other floors.

     c.   Heating,  Ventilation  and  Air  Cooling

          The Landlord shall furnish heating, ventilation or air cooling to the work space during normal construction hours. Upon request from Contractor, Landlord shall operate the ventilation system for the Building as may be reasonably required during the construction, including those periods during and after application of finishes, which services shall not be charged to the Contractor during normal construction hours, but shall be backcharged during other hours.


                        SCHEDULE 4 TO EXHIBIT C - Page 8
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     d.   Telephones

          The Landlord has no obligation to provide telephone service to the Contractor other than the pay phone services designed for public use located in the Building. The Contractor shall not disturb the Managing Agent or other tenant offices for use of their telephone.

     e.   Fire  Protection

          The Contractor shall be responsible for seeing that portable fire extinguishers are provided in sufficient quantity to satisfy the requirements of the City fire inspector. Additionally, the Contractor shall provide a fire watch during any welding, burning or other activity involving open flame or arc flame. Lastly, the Contractor shall specifically note that the general fire protection systems within the Building are active and must remain active during tenant buildout. Before starting any sprinkler system rework, Contractor must contact Landlord or the Managing Agent to make arrangements for shut down and draining of the individual floor systems where work is to be performed. The actual cost for the floor work for draining and refilling the system will be paid by the Contractor.

13.  ELEVATORING,  HOISTING  AND  DELIVERIES
     ---------------------------------------

     a.   General  Use

          All Contractor materials and workmen shall be transported using the service elevator. Under no circumstances will the general elevator systems be used for material or workmen movement. During the hours of 8:00 a.m. to 3:30 p.m., Monday through Friday, excluding holidays, Saturdays, and Sundays, the service elevator shall be restricted to use for the movement of workmen, tools and light materials only. During this time period, stocking of major materials will not be allowed.

          Use of the service elevator will be shared with other Contractors and other service vendors working in the building.

     b.   Stocking  and  Material  Movement

          Stocking and material movement shall be accomplished after hours only (before 8:00 a.m. and after 3:30 p.m., Monday through Friday and all day Saturdays, Sundays, and holidays). The service elevator must be reserved through the Managing Agent, and reservations shall be allocated on a first come first serve basis. If it should become necessary to provide an operator for the elevator, the cost of such operator will be invoiced to Contractor or Tenant. In addition, should the Contractor reserve the service elevator and fail to use its services, the Contractor or Tenant shall nevertheless be charged for the elevator operator. Should Contractor wish to cancel its reservation, it must do so 24 hours in advance.


                        SCHEDULE 4 TO EXHIBIT C - Page 9
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

14.  DELIVERIES  AND  ON  SITE  STORAGE
     ----------------------------------

     a.   General

          The Contractor shall deliver materials to the job site in order to provide for the proper execution of its work in a continuous fashion. Contractor shall be responsible to provide adequate protection as required for public property, private property, utilities and materials and shall be responsible for the safety of workmen in accordance with the applicable codes, laws and regulations of governing agencies having jurisdiction. Any damages caused by the Contractor's negligence shall be corrected by the Contractor in a manner approved by the Landlord and/or the ruling government agency at the Contractor's expense.

     b.   Staging

          The Contractor may stockpile material only in areas approved by the Landlord or the Managing Agent. If materials are stockpiled in unapproved areas which create interference or obstruction with the work of others, or if overloading of the rated capacity of the structural slab occurs, such materials must be relocated by the Contractor at its expense. The use of "staging areas" outside of the demised area of the Tenant's space shall be allowed only with prior approval of the Landlord or the Managing Agent and shall be restricted to that zone and that time period authorized by the Landlord or the Managing Agent in writing. These areas must be vacated and left in "like new" condition at the end of such period.

15.  CLEANUP  AND  RUBBISH  REMOVAL
     ------------------------------

     The Contractor shall at all times keep the project free from accumulation of waste material or rubbish caused by its employees or its sub-contractors. Cleanup and rubbish removal shall occur on a daily basis to the satisfaction of the Landlord. Contractor is responsible for providing its own means of trash disposal and shall not be allowed to use the building's trash compactors, bins and/or dumpster system. The Managing Agent assumes no responsibility for the -- bins. Bins must be delivered and maintained in good condition and free of graffiti.

     All core elements, including the restrooms, elevator lobbies and public corridors, shall be kept clean at all times. When Contractor requires the use of these areas, provisions must be made for the proper protection of existing services to prevent damage or excessive wear.

     Final cleaning will include cleaning of all window mullions, light diffusers, cleaning of cabinets and sinks, vacuuming of carpet, cleaning of VCT.

16.  RESTROOMS
     ---------

     The Contractor shall be allowed to use the restroom facilities on the floors on which it is working unless otherwise specified by Landlord. The Contractor must include these


                        SCHEDULE 4 TO EXHIBIT C - Page 10
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
     restroom facilities on its punch list of deficiency items as it will be charged for any damage to these areas found during or after the completion of its work. Further, Contractor shall maintain these restroom facilities and protect them until such time as its work is complete.

     Absolutely no disposal of paint, drywall compound or cement will be allowed in restrooms or janitor sinks.

17.  PARKING
     -------

     To the extent available on-site, parking will be provided free of charge to the Contractor, employees of the Contractor, sub-contractors and vendors, who shall comply with such parking rules and regulations as the Landlord may establish.

18.  MISCELLANEOUS
     -------------

     a. The Contractor shall at all times enforce strict discipline and good order among its employees and shall not employ any unfit person or anyone not skilled in the task assigned to the Contractor. The Contractor shall restrict access of its personnel to the areas of its work within the building. Workers are not to be permitted on floors not involved in the work, and at no time shall workers be allowed on other occupied floors or the main lobby areas of the buildings.

     b.   Radios, tape decks or other amplified sound equipment are not allowed.

     c. Anyone found defacing any portion of the Project in any manner will be subject to immediate dismissal from the Project.

     d. Use of Tenant lounges or kitchen areas is strictly prohibited. Construction personnel are to refrain from using building common area or exterior seating for breaks. Food and related lunch debris is not to be left in the suite under construction.

     e. A shirt must be worn at all times while on the project site. Offensive T-shirts or tank tops are prohibited.

     f.   Alcohol  and  drugs  are  strictly  prohibited.

19.  TELEPHONE/DATA  CABLING
     -----------------------

     The Tenant's cabling vendor is responsible for pulling the telephone and/or data cable. The Tenant's vendor must obtain a permit from the appropriate government authority. All cable must be plenum approved and secured per the City Building Codes. The Tenant's cabling vendor is responsible for calling for any inspections required under this permit.

     In all plenum environments, the cable installed is to be a "fire protected" cable or "plenum rated" cable. In any space where the conduits are home run rather than stubbed


                        SCHEDULE 4 TO EXHIBIT C - Page 11
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
     out into the plenum, a standard cable is acceptable. Standard cable is also acceptable in the conduited home run from the Tenant's backboard, in their suite, to the telephone/communications closet/room in the core of the building on each floor.

     The Tenant's cabling vendor must suspend all cabling from the deck above by wires independent of all other trades. In no instance should any cable be tied off to any other trade including but not limited to the following: sprinkler heads or pipe, electrical conduit or the wires used to suspend the conduit, HVAC ducting, or ceiling grid wires. All wiring to be held 12" above ceiling and supported every 48". In no instance should cable be left laying on the duct work or on the ceiling grid.

     The Tenant's cabling vendor is responsible for the correction of any deficient situations within 24 hours of notification that the installation does not meet the above requirements.

THE RULES AND REGULATIONS WILL BE STRICTLY ENFORCED. THE MANAGING AGENT AND ENGINEERING DEPARTMENT WILL ASSIST TO MAKE YOUR JOB EASIER. HOWEVER, CONTRACTORS WHO DO NOT OBSERVE THE RULES AND REGULATIONS WILL NOT BE ALLOWED TO PERFORM WORK WITHIN THIS PROJECT.

ACCEPTED:


TENANT:                                     CONTRACTOR:

20TH CENTURY INSURANCE COMPANY              [NAME OF COMPANY]

--------------------------------            ------------------------------
Bernard F. Landgraf                         Signature

Date:                                       Date:


                        SCHEDULE 4 TO EXHIBIT C - Page 12
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                            SCHEDULE 5 TO EXHIBIT C
                            ------------------------

     The following articles of personal property may be removed from the Building by Tenant at any time during the Lease Term, regardless of whether such articles of personal property are characterized under the Lease as (i)
"Landlord's property" in whole or in part for tax, insurance or any other purpose, (ii) "Tenant Improvements," or (iii) "Alterations:"

                    Moveable  Partitions

                    Security  Equipment  (Card  Key,  Video  Cameras,  etc.)

                    Telephone,  Communication,  and  Telecommunication Equipment
                    (including  Microwave  and  Infrared  Antennas)

                    Special  Air-Conditioning  Equipment

                    Chandeliers  and  Special  Light  Fixtures

                    Kitchen Equipment (Freezers, Refrigerators, Microwaves, Dishwashers, Dish Warmers, etc.)

                    Exercise  Equipment  and  Lockers

                    Artwork

                    Emergency  Generators

                    Raised  Flooring  Systems

                    Special Electrical Panels, Power Conditioning Equipment and UPS Systems

                    Office Furniture and Furnishings, including Modular Furniture Systems, Shelving Systems, and Custom Built-Ins

                    Detachable  Custom  Millwork

                    All Millwork and Built-Ins in the Offices of Tenant's Chief Executive Officer and President

                    Duplicating/Reproduction  Machines

                    Computers,  Terminals  and  Computer  Equipment

                    Audiovisual  Equipment

                    Vending  Machines

                    Signage  (whether  in  the  Premises  or  the Project Common
                    Areas)

                    Window  Coverings  (Excluding  Building  Standard Coverings)

                    Appliances

                    Vaults  and  Safes

                    Mailroom  Equipment


                        SCHEDULE 5 TO EXHIBIT C - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT D
                                   ----------

                               20TH CENTURY PLAZA

                  SUPPLEMENTAL AGREEMENT RE:  LEASE TERM DATES

                                             , 19
                             ---------------    --

To:
     -----------------------

     -----------------------

     -----------------------

     -----------------------


     Re:  Office  Lease  dated  _______________, 19__ between _______________, a
          _______________ ("Landlord"), and _________________, a _______________
          ("Tenant") concerning Suite ______ on floor(s) ___________ of the office building located at _______________, Los Angeles, California.

Gentlemen:

     In accordance with the referenced Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

     1. The Lease Term shall commence on or has commenced on _______________ for a term of _______________ ending on _______________.

     2.     Rent  commenced  to  accrue  on  ______________,  in  the amount of
_______________

     3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

     4.     Your  rent  checks  should  be  made  payable to _______________ at
_______________.

     5. The exact number of rentable square feet within the Premises is _______________ square feet, and the number of parking passes to which Tenant is entitled is ___________________.

     6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is __________%.


                                             "Landlord":


                                             ---------------------------,


                               EXHIBIT D - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
                                            a
                                             ---------------------------

                                          By:
                                             ---------------------------

                                         Its:
                                             ---------------------------

Agreed to and Accepted as

of                 ,  19
   ----------------     --

"Tenant":

-----------------------------,

a
 ----------------------------

By:
   --------------------------

Its:
    -------------------------


                               EXHIBIT D - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT E
                                   ----------

                               20TH CENTURY PLAZA

                             RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent, which shall not unreasonably be withheld. Tenant shall bear the cost of any lock changes or repairs required by Tenant unless necessitated due to loss or misuse of keys by Landlord or its agents. Four (4) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. All locks, other than those to Tenant's restricted areas previously approved by Landlord, must remain on Landlord's master key system.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Los Angeles area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

     4. No bulky furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Except to the extent resulting from the negligence or wilful misconduct of Landlord, any damage to


                               EXHIBIT E - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

     5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators (except as reasonably established by Landlord and provided that Landlord's standard shall be consistent with those standards established by landlords of Comparable Buildings), except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

     6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

     8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

     9.   Tenant  shall  not  overload  the  floors  of  the  Premises.

     10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material, except as provided in SECTION 19.25.2 of the Lease.
                                         ----------------

     12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

     13. Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or reasonably determined by Landlord to be objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

    14. Tenant shall not bring into or keep within, the Building or the Premises bicycles or other vehicles, nor bring into or keep within the Project any animals (except seeing eye dogs accompanied by their masters), birds or fish, except as provided in ARTICLE 18 of the Office Lease.
                                 -----------

     15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral


                               EXHIBIT E - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
purposes. Notwithstanding the foregoing, Underwriters' Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. All such wires, borings and/or cuttings in connection with the construction and installation of the Tenant Improvements and as shown on the Approved Working Drawings (as such term is defined in the Tenant Work Letter) are hereby consented to by Landlord.

     17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system.

     20. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Woodland Hills, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

     21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

     22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, not to be unreasonably withheld. No non-Building standard curtains, blinds, shades or screens which may be visible from the exterior of the Premises shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be of a quality, type, design and bulb color reasonably approved by Landlord.


                               EXHIBIT E - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

     25. Tenant shall comply with any non-smoking ordinance adopted by the City of Los Angeles or any other applicable governmental authority.

     Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be reasonably necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, that no such change, rescission, addition or amendment shall prevent Tenant's use of the Premises in accordance with SECTION
                                                                         -------
5.1  of the Lease. Landlord shall not be obligated to enforce any of these Rules
---
and Regulations against any tenant; however, Landlord shall not discriminate against Tenant in the enforcement of these Rules and Regulations (as compared to other tenants of the Building). Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                               EXHIBIT E - Page 4
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT F
                                   ----------

                               20TH CENTURY PLAZA

                              ESTOPPEL CERTIFICATE

     The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of _______________, _____ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the
_______________ floor(s) of the office building located at _______________, Los Angeles, California _______________, certifies as follows:

     Attached  hereto  as  EXHIBIT A is a true and correct copy of the Lease and
                           ---------
all  amendments and modifications thereto.  The documents contained in EXHIBIT A
                                                                       ---------
represent  the  entire  agreement  between  the  parties  as  to  the Premises.

     The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on _______________, and the Lease Term expires on _______________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

     Base  Rent  became  payable  on  _______________.

     The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in EXHIBIT A.
                                                                   ----------

     Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through . The current monthly installment of Base Rent is $_______________.

     All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

     No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

     As of the date hereof, there are no existing defenses or offsets, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

     Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.


                               EXHIBIT F - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

     Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

     To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

     The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed  at  _______________  on  the  ___  day  of  _______________,  ______


                                             "Tenant":

                                             -----------------------------,

                                             a
                                              ----------------------------

                                             By:
                                                --------------------------

                                              Its:
                                                  ------------------------

                                             By:
                                                --------------------------

                                              Its:
                                                  ------------------------


                               EXHIBIT F - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

               [ATTACH LEASE AND AMENDMENTS TO THIS CERTIFICATE]


                               EXHIBIT F - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT G
                                   ----------

                               20TH CENTURY PLAZA

                             BASEMENT STORAGE AREAS


                               EXHIBIT G - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT H
                                   ----------

                               20TH CENTURY PLAZA

                           HVAC DESIGN SPECIFICATIONS

     1.     System  Description  Summary.   The  Heating,  Ventilation  and Air
Conditioning ("HVAC") system design is based on American Society of Heating, Refrigerating and Air Conditioning Engineers ("ASHRAE") standards. The summer outdoor design temperature is 104 F (0.1% design condition); the indoor design temperature is +-75 F. The design interior power load is 2.0 watts/square foot (6.8 BTU/square foot) continuous heat-out (corresponding to approximately 4.5 to 5.5 watts/square foot connected load). Outside air for ventilation is designed to be supplied at a minimum of 20 CFM per person as per ASHRAE Standard 62-1989. Design occupant density and ventilation rate are to be based on an occupant density of 100 square feet/person. Supplementary cooling is based on 10 tons/floor, excluding the Ground Floor, consisting of closed circuit industrial cooler water, available 24 hours per day, year-round, at guaranteed maximum temperatures of 85 F +- 2 F for industrial cooler water, delivered at a designated location on each floor at adequate pressures for Tenant's Premises without the need for additional booster pumping, heat exchanges or other comparable devices.

     Two air handling stations are provided in the basement for the entire building. Each unit has two supply and two return fans. The air handling system incorporates 100% outside air economizers for free-cooling during cool weather. Three chillers are provided for the building cooling, two at 300 tons and one at 100 tons.

     Filter efficiency in the HVAC system is to be 85%, and the filter change cycle will be maintained in accordance with the manufacturer's recommendation, but not less than one filter change per twelve (12) month period throughout the Lease Term, or filter to be changed when the dirty filter pressure drop is equal to three (3) times the clean filter pressure drop.

     Tenant supplementary cooling is provided by a closed circuit cooling tower rated at +-100 tons. The rooftop equipment platform and the pipe risers will be sized to accommodate the equivalent of a future 200 ton cooling tower.

     Controls  are  100%  direct  digital  including  VAV  terminal  units.

     During off-hours, it is possible to air condition as little as 1/4 of a floor at a time. During off-hours operation only, one supply and one return fan will operate at reduced speed. The small 100 ton chiller will operate, unless the off-hours load exceeds 100 tons (approximately 1.5 to 2 occupied floors).

     It is also possible to activate individual zones in the building that are scattered throughout the building. The control system will automatically adjust the system operation by activating additional zones if necessary so that the total system operation is stable.

     Off-Hours Control: The following are the control options available to the building tenants. Primary control will be by the Owners pre-programmed, automated, energy management


                               EXHIBIT H - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
system. Tenants may, at their option and cost, provide individual floor control hardware and software for:

     A.   Via  card  access  system-Individual  zone  or  1/4  of  a  floor

     B.   Via  voice prompted telephone system-Individual zone or 1/4 of a floor

     C.   Via  key  switches-  1/4  floor  minimum

     2. Indoor Air Quality Standard. The Building's HVAC system is designed to provided air quality for the Building Common Areas and the Premises to meet, at least, the standards set forth in ASHRAE Standard 62-1989 for non-smoking buildings ("Ventilation for Acceptable Indoor Air Quality"), including the maintenance requirements, recommendations and guidelines contained therein, and laws, ordinances, rules or regulations in effect at the time of permitting of the Building's shell and core by any governmental authority having jurisdiction over the Building or relating to office building indoor air quality (collectively, the "Indoor Air Quality Standard"). Landlord agrees that a breach by Landlord of this Section 4 shall be a breach of the Lease.

     3. System Upgrades. Tenant may, at Tenant's sole option, and at Tenant's sole cost and expense (which may be charged to the Tenant Improvement Allowance as indicated in Exhibit C, install upgrades to the Building's HVAC system to provide indoor air quality of the Building Common Areas and the Premises for, at least, the standard set forth in ASHRAE Standard 62-1989 and ASHRAE Standard 55 and/or outside ventilation capability outside of normal business hours subject to the provisions set forth in Section 10.2 for Tenant supplementary air conditioning systems at a rate of 25 CFM/1000 square feet of Usable Area. Plans, drawings and specifications for such upgrade shall be prepared by the Architect and the Engineer, at Tenant's sole cost and expense, and shall be submitted to Landlord for Landlord's approval in the manner described in Section 3.3 of the Tenant Work Letter, and at the Landlord's option, all or a portion of the remaining terms of the Tenant Work Letter shall apply to such upgrade as though the upgrade constituted a portion of the Tenant Improvements. Any such work shall be coordinated by Tenant's Contractor so as not to disrupt HVAC service to any other tenants of the Building. At Landlord's sole option, any additional maintenance and repair costs associated with any such system upgrade shall, notwithstanding anything to the contrary contained in the Lease, be paid by Tenant to Landlord, as Additional Rent, within thirty (30) days after Tenant's receipt of invoice therefor, and shall be excluded from Operating Expenses.


                               EXHIBIT H - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT I
                                   ----------

                               20TH CENTURY PLAZA

                           JANITORIAL SPECIFICATIONS

                                [TO BE PROVIDED]


                               EXHIBIT I - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT J
                                   ----------

                               20TH CENTURY PLAZA

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
ERVIN COHEN & JESSUP
9401 Wilshire Boulevard
Ninth Floor
Beverly Hills, California 90212
Attention:  David P. Kassoy, Esq.


================================================================================
                                                (Space Above For Recorder's Use)

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
             -------------------------------------------------------

     NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN TENANT'S LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is entered into this ____ day of _____________, 1997, by and among 20TH CENTURY INDUSTRIES, a California corporation ("Tenant") TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("Landlord"), and LEHMAN BROTHERS HOLDINGS, INC., a Delaware corporation, doing business as Lehman Capital, a division of Lehman Brothers Holdings, Inc. ("Lender").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Tenant has entered into that certain 20th Century Plaza Office Lease dated ____________, 1997 (the "Lease") with Landlord, leasing certain premises (the "Premises") described in the Lease, which Premises constitute a portion of that certain real property located at 6301 Owensmouth Avenue, Woodland Hills, California, and more particularly described in Exhibit A
                                                                       ---------
attached  hereto  (the  "Property");  and

     WHEREAS, Lender has made or will make a loan to Landlord in the amount of $________ (the "Loan"), which Loan shall be evidenced by that certain Promissory
Note in the amount of $________ from Landlord (which, together with any amendments, modifications or additional notes evidencing additional indebtedness, shall collectively be referred to as the "Note"), which Note is or shall be secured by that certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents and Agreements dated ________, 1997, and recorded, ________, 1997, in the Official Records of Los Angeles County, California (the "Official


                               EXHIBIT J - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

Records"), as Instrument No. ______ (which, together with all amendments, and modifications, shall be referred to as the "Deed of Trust"); and

          WHEREAS, Lender is also the Assignee under that certain Assignment of Lessor's Interest in Leases and Seller's Interest in Contracts of Sale dated ________, 1997, executed by Landlord, recorded in the Official Records on
______________, 1997, as Instrument No._______ (which, together with all amendments, and modifications, shall be referred to as the "Assignment"); and

     WHEREAS, the Deed of Trust and the Assignment are collectively referred to herein as the "Security Documents"; and

     WHEREAS, Tenant and Lender desire to set forth their agreement as provided herein;

     NOW, THEREFORE, in consideration of their mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Subordination.  Notwithstanding  anything  to  the  contrary set forth
          -------------
in the Lease, the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder shall be, at the option of Lender (to be exercised in Lender's sole and absolute discretion), either (i) subject, subordinate and inferior to, or (ii) superior to, to the extent and in the manner hereinafter set forth, the Security Documents and all rights of Lender thereunder and to any and all renewals, modifications, consolidations, replacements ad extensions thereof.

     2.   Acknowledgment  and  Agreement  by  Tenant.  Tenant  acknowledges  and
          ------------------------------------------
agrees  that:

          (a)  Lender  would  not  make  the  Loan  without  this  Agreement;

          (b) Lender, in making any disbursement to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property;

          (c) Tenant has notice that the Lease and any rent and all other sums due thereunder have been assigned. or are to be assigned. to Lender as security for the Loan. If Lender notifies Tenant in writing of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to Lender, then, pursuant to Landlord's acknowledgment and agreement set forth in item (c) of Section 11, below, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice; and

          (d) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and, to the extent that Tenant has had or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate to the lien of the Deed of Trust and is hereby waived and released as against Lender.


                               EXHIBIT J - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          (e) Tenant shall send a copy of any notice or statement required under the Lease (including, without limitation, any notice or statement pertaining to, among other things, any default by Landlord or any offset, credit or rent abatement by Tenant) to Lender at the same time such notice or statement is sent to Landlord.

     3.   Foreclosure  and  Sale.  In  the  event  that  Landlord  shall  be  in
          ----------------------
default under any of the Security Documents beyond any applicable grace or cure period therein and, through or in lieu of the exercise by Lender of any of its remedies pursuant to the Security Documents or otherwise (the "Remedies"), title to the Property shall transfer to Lender or any other person, (i) if Lender elects to make the Lease subordinate to the Security Documents pursuant to item
(i) of Section 1, above, then, although Lender may join Tenant in any such summary or foreclosure proceedings and/or otherwise extinguish Tenant's interest under the Lease, Lender shall not disturb Tenant's use or occupancy of the Premises unless the Lease shall have been previously terminated at the time of such transfer or, thereafter, as provided under the Lease, or (ii) if Lender elects to make the Lease superior to the Security Documents pursuant to item
(ii) of Section 1, above, then Lender shall not join Tenant in any such summary or foreclosure proceedings unless the Lease shall have been previously terminated at the time of such transfer or, thereafter, as provided under the Lease.

     4.   Nondisturbance  by  Lender.  Notwithstanding  anything to the contrary
          --------------------------
contained in Section 3, above, if, through or in lieu of the exercise by Lender of any of its Remedies, title to the Property shall transfer to Lender or any other person, then, unless the Lease shall have been previously terminated at the time of such transfer, the Lease and the rights of Tenant thereunder shall continue with the same force and effect as if Lender or such other transferee had entered into a lease with the same provisions as those contained in the Lease, and the Lease and the rights of Tenant thereunder shall not be terminated, disturbed or adversely affected by virtue of such transfer, except in accordance with the terms of the Lease. Tenant hereby waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of the Tenant thereunder by reason of the exercise of such Remedies.

     5.   Attornment  by  Tenant.  Upon  the  effective  date  of  a transfer of
          ----------------------
title to the Property through or in lieu of the exercise by Lender of any of its Remedies and after receipt of written notice of such transfer, Tenant shall:
(i) attorn to Lender or any other successor to Landlord's interest in the Property and their successors and assigns; (ii) perform, and be bound under, all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including any renewal options which are exercised in accordance with the terms of the Lease; and (iii) recognize Lender or such other successor as Landlord under the Lease. Tenant agrees to execute and deliver to Lender and such successor such further assurance and other documents, including a new lease upon the same terms and conditions as those contained in the Lease (except for any technical changes which may be necessary because of the substitution of Lender or such other successor in place of Landlord), confirming the foregoing, as Lender or such successor may reasonably request.


                               EXHIBIT J - Page 3
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     6.   No  Merger.  The  interests  acquired  by Lender through or in lieu of
          ----------
the exercise of any of its Remedies shall not merge with any other interests of Lender in the Property or the Premises if such merger would result in the termination of the Lease.

     7.   Conditions  of  Lender's  Recognition  of Tenant. Lender or such other
          ------------------------------------------------
successor to Landlord's interest in the Property shall recognize Tenant's rights under the Lease in accordance with the terms of this Agreement; provided, however that Lender or such other successor shall not be (i) liable for any act or omission of Landlord or any predecessor in interest to Lender or such successor which occurred prior to the date title to the Property was transferred to Lender or such successor, except with respect to (a) Tenant's right to deduct from rents and parking charges next due under the Lease any remaining credit of Base Rent, Additional Rent or Direct Expenses, as specifically set forth in Sections 2.2, 3.2, 6.1.2, 8.1.2, 8.4.3, 8.5.2 and 10.3 of the Lease, (b) unpaid
Tenant Improvement Allowance, as specifically set forth in Section 2 of Exhibit C to the Lease, (c) any unpaid arbitration or court award, in connection with a claim by Tenant under any Section of the Lease expressly enumerated in item
(i)(a), above; (ii) liable for (x) any security deposit paid by Tenant to Landlord or its predecessor-in-interest, unless and until Lender or such successor actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of Lender or such successor shall be limited to the amount actually credited or received), or (y) payment of rent or additional rent made by Tenant to Landlord or its predecessor-in-interest for more than one (1) month in advance of the applicable due date thereunder; (iii) subject, except as provided in item (i), above, to the contrary, to offsets, counterclaims or defenses which Tenant may have against Landlord or any predecessor-in-interest thereof to the extent the same arise prior to the date title to the Property was transferred to Lender or such successor; or (iv) bound, except as to amendments required under the terms of the Lease, by any agreement purporting to cancel, surrender, amend or modify the Lease, without the express written consent of Lender or its successor in interest, which consent shall not be unreasonably withheld. Lender shall also be relieved of any obligation of Landlord under the Lease accruing after an assignment by Lender of its interest in the Property and/or the Premises, provided that any successor-in-interest to Lender shall assume the responsibilities of Lender as Landlord under the Lease; Lender shall be relieved of any obligation of Landlord under the Lease accruing prior to an assignment by Lender of its interest in the Property and/or the Premises only if Lender's successor-in-interest is creditworthy and shall assume the responsibilities of Lender as Landlord under the Lease, including obligations of Lender as Landlord under the Lease accruing prior to such assignment.

     8.   Insurance  and  Condemnation.  Lender  agrees  that  the  terms  and
          ----------------------------
provisions of the Lease shall control the disposition of insurance proceeds and condemnation awards with respect to the Premises and/or the Property or any portion thereof; provided, however, that notwithstanding anything to the contrary contained in the Lease: (i) Lender shall hold in a construction escrow account all condemnation and/or insurance proceeds received by Landlord (or received by Tenant and assignable to Landlord) under the Lease, and shall control disbursement of such proceeds (subject to reasonable procedures established by Lender) in connection with any repairs to the Premises and/or the Property necessitated by condemnation and/or damage and destruction pursuant to the terms of the Lease; (ii) all repairs to the Premises and/or the Property conducted pursuant to the terms of the Lease shall be completed in accordance with plans and specifications approved by Lender; (iii) Landlord shall not be


                               EXHIBIT J - Page 4
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]
permitted to terminate the Leases during the last thirty-six (36) months of the Lease Term without Lender's prior written consent; (iv) in the event of a "Taking," as that term is defined in Section 13.1 of the Lease, Tenant shall be entitled to file a separate claim in accordance with Section 13.3 of the Lease, provided that Tenant shall only be entitled to an award to the extent that such award shall be separate from (and not included in) any award available to Landlord or Lender; and (v) in the event of a Taking, if an award is otherwise unallocated, then such award shall be used first to pay the Loan.

     9.   Notice.  All  communications  and  notices  required  or  permitted
          ------
hereunder shall be dispatched by United States registered or certified mail, with return receipt requested, postage prepaid, addressed to the other parties as follows, or to such other addresses as any party may from time to time designate in writing to the other parties hereto:

                To Tenant:
                ----------

                              20TH CENTURY INDUSTRIES
                              6301 Owensmouth Avenue, Suite 730
                              Woodland Hills, California 91367
                              Attention: Administrative Services

                              with a copy to:

                              Ervin, Cohen & Jessup
                              9401 Wilshire Boulevard, 9th Floor
                              Beverly Hills, California 90212
                              Attention: David P. Kassoy, Esq.

                To Lender:
                ----------

                              LEHMAN BROTHERS HOLDINGS, INC.
                              c/o Gate Capital, LLC
                              One Embarcadero Center
                              Suite 2929
                              San Francisco, California 94111
                              Attention: Douglas Morss, Chief Financial Officer

                To Landlord:
                ------------

                              TISHMAN WARNER CENTER VENTURE, LLC
                              6301 Owensmouth Avenue, Suite 730
                              Woodland Hills, California 91367
                              Attention: Building Manager

                              and

                              TISHMAN WARNER CENTER VENTURE, LLC
                              10900 Wilshire Boulevard, Suite 510
                              Los Angeles, California 90024
                              Attention: Asset Manager


                               EXHIBIT J - Page 5
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                              With a copy to:

                              Tishman International Companies
                              10900 Wilshire Boulevard, Suite 510
                              Los Angeles, California 90024
                              Attention: Chairman

                              With a copy to:

                              Allen, Matkins, Leck, Gamble & Mallory
                              1999 Avenue of the Stars, 18th Floor
                              Los Angeles, California 90067
                              Attention: Anton N. Natsis, Esq.

     10.  Tenant  Estoppel.  Tenant  shall,  upon  the  execution  of  this
          ----------------
agreement and thereafter within ten (10) business days following a request in writing by Lender, provide Lender or its successors and assigns with a tenant estoppel certificate in such commercially reasonable form and substance as may be satisfactory to Lender. which tenant estoppel shall contain the following information as of the date thereof: (i) whether the Lease is in full force and effect and has been modified, supplemented, altered or superseded in any way;
(ii) whether Landlord is in default in any respect under the provisions of the Lease; (iii) whether Tenant has prepaid any rent under the Lease in excess of rent for one (1) month; and (iv) whether Tenant has any existing offsets or credits against rentals (including, without limitation, any offset pursuant to the terms of Section 2.2.3 of the Tenant Work Letter attached to each of the Leases as Exhibit C thereto for Landlord's failure to timely fund any portion of
          ---------
the "Tenant Improvement Allowance," as that term is defined in such Tenant Work Letter) which have accrued or which may thereafter accrue under the Lease or against the enforcement of the Lease by Landlord.

     11.  Acknowledgment  and  Agreement  by  Landlord.  Landlord,  as  Landlord
          --------------------------------------------
under the Lease and Trustor under the Deed of Trust, acknowledges and agrees for itself and its heirs, successors and assigns, that:

          (a)  This  Agreement  does  not:

               (i) constitute a waiver by Lender of any of its rights under the Deed of Trust; and/or

               (ii) in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants agreements and clauses of the Deed of Trust;

          (b) The provisions of the Deed of Trust remain in full force and effect and must be complied with by Landlord;

          (c) In the event of a default under the Deed of Trust, Tenant shall pay all rent and all other sums due under the Lease to Lender as provided in the Assignment and this Agreement; and


                               EXHIBIT J - Page 6
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

          (d) Lender has no obligations nor shall incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, but not limited to, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

     12.  Inconsistent  Lease  Provisions.  Except  as  herein  expressly
          -------------------------------
provided, this Agreement does not supersede any inconsistent provision of the Lease.

     13.  Amendments.  This  Agreement  shall  not  be  canceled,  modified  or
          ----------
amended orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors or assigns.

     14.  Successors.  This  Agreement  shall  be  binding upon and inure to the
          ----------
benefit of the parties hereto and their respective successors and assigns; provided however, that in the event of the assignment or transfer of Lender's interest, except as provided in Section 7, above, all obligations and liabilities shall be the responsibility of Lender's successor in interest; and provided further that, subject to Section 11.5 of the Lease, Tenant's interest under this Agreement may not be assigned or transferred without Lender's prior written consent, which consent shall not be unreasonably withheld.

     15.  Governing  Law.  This  Agreement  shall  be governed by, and construed
          -------------
in  accordance  with,  the  laws  of  the  State  of  California.

     16.  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts, all of which, together, shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above set forth.

     NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.



                              TENANT:
                              ------

                              20TH CENTURY INDUSTRIES,
                              a California corporation

                              By:
                                 -------------------------------------------
                                    William L. Mellick,
                                    President and Chief Executive Officer

                              By:
                                 -------------------------------------------

                                    William G. Crain,
                                    Vice President


                               EXHIBIT J - Page 7
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                              LANDLORD:
                              --------

                              TISHMAN WARNER CENTER VENTURE, LLC,
                              a California limited liability company

                              By:  TIW INVESTMENT CORPORATION,
                                   a California corporation,
                                   Its manager

                              By:
                                 -------------------------------------------
                                    Alan D. Levy,
                                    Chief Executive Officer

                              LENDER:
                              ------

                              LEHMAN BROTHERS HOLDINGS, INC.
                              a Delaware corporation

                              By:
                                 -------------------------------------------
                              Name:
                                   -----------------------------------------
                              Title:
                                    ----------------------------------------


                               EXHIBIT J - Page 8
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT K
                                   ----------

                               20TH CENTURY PLAZA

                             INTENTIONALLY OMITTED


                               EXHIBIT K - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT L
                                   ----------

                               20TH CENTURY PLAZA

                             INTENTIONALLY OMITTED


                               EXHIBIT L - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT M
                                   ----------

                               20TH CENTURY PLAZA

                              SHORT FORM OF LEASE

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

ALLEN, MATKINS, LECK, GAMBLE
& MALLORY LLP
1999 Avenue Of The Stars, Suite 1800
Los Angeles, California 90067-6050

Attention Anton N. Natsis, Esq.

================================================================================
                                                (Space Above For Recorder's Use)

                               SHORT FORM OF LEASE

     THIS SHORT FORM OF LEASE is entered into as of the day of __________, 1997, by and between TISHMAN WARNER CENTER LIMITED PARTNERSHIP, LLC, a California limited liability company ("Landlord"), and 20TH CENTURY INDUSTRIES, a California corporation ("Tenant"), who agree as follows.

     1.     TERMS  AND  PREMISES.  Landlord  leases to Tenant, and Tenant leases
            --------------------
from Landlord, certain premises (the "Premises") to be located at the address 6303 Owensmouth Avenue on the real property (the "Property") legally described on EXHIBIT A attached hereto and incorporated herein by this reference in and
    ----------
for the term and on the provisions of that certain Office Lease between the parties hereto, dated of even date (the "Lease"). The provisions of the Lease are incorporated herein. The parties hereby state that the term of the Lease, including any extension options contained therein, is less than thirty-five (35) years.

     2.     LEASING  RESTRICTIONS.  The  Lease  contains certain restrictions on
            ---------------------
Landlord's  ability  to  lease  space  to  insurance  companies  or  agencies.

     3.     PROVISIONS  BINDING  ON  PARTIES.  The provisions of the Lease to be
            --------------------------------
performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties and their assigns or successors, as applicable, at all times.


                               EXHIBIT M - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     4.     PURPOSE  OF  LEASE.  This Short Form of Lease is prepared solely for
            ------------------
purposes  of  recordation,  and  in no way modifies the provisions of the Lease.

                              "Landlord"

                              TISHMAN WARNER CENTER VENTURE, LLC,
                              a California limited liability company

                              By:  TIW INVESTMENT CORPORATION,
                                   a corporation, Manager

                                   By:
                                      ------------------------------------
                                          Alan D. Levy
                                          Chief Executive Officer

                              "Tenant":

                              20TH CENTURY INDUSTRIES,
                              a California corporation

                                   By:
                                      ------------------------------------
                                         William L. Mellick, President
                                         and Chief Executive Officer

                                   By:
                                      ------------------------------------
                                         William G. Crain, Vice President


                               EXHIBIT M - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

STATE OF                       )
         ---------------------
                               )  ss.
COUNTY OF                      )
         ---------------------



On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS  my  hand  and  official  seal.


                      -----------------------------------
                      Notary Public in and for said State




STATE OF                       )
         ---------------------
                               )  ss.
COUNTY OF                      )
         ---------------------



On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS  my  hand  and  official  seal.


                      -----------------------------------
                      Notary Public in and for said State



                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                             EXHIBIT A TO EXHIBIT M
                             ----------------------

                        LEGAL DESCRIPTION OF THE PROPERTY



                        EXHIBIT A TO EXHIBIT M - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT N
                                   ----------

                               20TH CENTURY PLAZA

                              TERMINATION OF LEASE

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

ALLEN, MATKINS, LECK, GAMBLE
& MALLORY LLP
1999 Avenue Of The Stars, Suite 1800
Los Angeles, California 90067-6050

Attention Anton N. Natsis, Esq.


================================================================================
                                                (Space Above For Recorder's Use)

                              TERMINATION OF LEASE

     This Termination Of Lease is entered into as of the _____ day of _____ by and between ___________________________________, a California limited partnership ("Landlord"), and 20TH CENTURY INDUSTRIES, a California corporation ("Tenant"), who agree as follows.

     1.     Term  and  Premises.  Landlord  has leased to Tenant, and Tenant has leased from Landlord, certain premises (the "Premises") located on the real property (the "Property") legally described on EXHIBIT A attached hereto and
                                                   ---------
incorporated herein by this reference in and for the term and on the provisions of that certain Office Lease between the Parties hereto, dated _________, 1997 (the "Lease").

     2. Termination of Lease. The Lease terminated as of _____________, in accordance with its terms. The parties hereto acknowledge that the Lease is of no further force and effect, and Tenant hereby relinquishes all of its right, title, and interest as tenant in and to the Premises. That certain Short Form of Lease by and between Landlord and Tenant dated as of _____________, 1997, and recorded on ___________, 1997 in the Official Records of Los Angeles County, California, as Instrument No. _______ is hereby terminated and shall be of no further force or effect.

     3. Provisions Binding on Parties. This Termination of Lease shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.


                               EXHIBIT N - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

     4. Purpose of Termination of Lease. This Termination of Lease is prepared solely for purposes of recordation, and in no way modifies any agreements between the parties hereto with respect to their rights and obligations upon the termination of the Lease.

                                            "Landlord"


                                            --------------------------------
                                            a
                                             -------------------------------
                                            By:
                                               -----------------------------
                                             Its:
                                                 ---------------------------


                                            "Tenant":

                                            20TH CENTURY INDUSTRIES,
                                            a California corporation

                                            By:
                                               -----------------------------
                                             Its:
                                                 ---------------------------
                                            By:
                                               -----------------------------
                                              Its:
                                                 ---------------------------


                               EXHIBIT N - Page 2
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

STATE OF                       )
         ---------------------
                               )  ss.
COUNTY OF                      )
         ---------------------



On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS  my  hand  and  official  seal.


                      -----------------------------------
                      Notary Public in and for said State



STATE OF                       )
         ---------------------
                               )  ss.
COUNTY OF                      )
         ---------------------



On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS  my  hand  and  official  seal.


                      -----------------------------------
                      Notary Public in and for said State


                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                             EXHIBIT A TO EXHIBIT N
                             ----------------------

                          LEGAL DESCRIPTION OF PROPERTY




                        EXHIBIT A TO EXHIBIT N - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT O
                                   ----------

                               20TH CENTURY PLAZA

                             INTENTIONALLY OMITTED


                               EXHIBIT O - Page 1
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                                   EXHIBIT P
                                   ----------

                                 FORM OF CC&R'S





RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Allen, Matkins, Leck, Gamble & Mallory
1999 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attn: Anton N. Natsis, Esq.



                      DECLARATION OF LEASEHOLD COVENANTS,
                          CONDITIONS AND RESTRICTIONS
                                      FOR
                               20TH CENTURY PLAZA


                              EXHIBIT P - Page-1-                          CC&Rs
                                                            [20th Century Plaza]

                      DECLARATION OF LEASEHOLD COVENANTS,
                          CONDITIONS AND RESTRICTIONS
                                      FOR
                               20TH CENTURY PLAZA

     THIS DECLARATION OF LEASEHOLD COVENANTS, CONDITIONS AND RESTRICTIONS ("Declaration") is made this ___ day of March, 1998, by TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("Declarant").

     NOTE THAT THIS DECLARATION ENCUMBERS ONLY DECLARANT'S LEASEHOLD INTEREST AS GROUND LESSEE, AND NOT ANY FEE INTEREST HELD BY GROUND LESSOR.

                               R E C I T A L S :
                               -----------------

     A. As of the date hereof, Declarant, as ground lessee, leases from West Valley Partnership, a California limited partnership, as ground lessor (collectively, "Ground Lessor"), pursuant to the terms of that certain Ground Lease dated August 24, 1979, as amended (the "Ground Lease"), that certain real property located in the City of Los Angeles, County of Los Angeles, State of California, commonly known as 20th Century Plaza, and more particularly described in Exhibit "A" attached hereto and made a part hereof. Any terms used
             -----------
in these Recitals, but not otherwise defined in these Recitals, shall have the meanings as set forth in this Declaration.

     B. As of the date hereof, the "Project" consists of the "Existing Building" located at 6301 Owensmouth Avenue, Los Angeles, California, land which is improved with a surface area "Existing Parking Area," landscaping and other improvements, and development sites for the "Additional Building" and the "Parking Structure," respectively.

     C. Declarant intends to develop the Project further by construction of the "Additional Building" and the "Parking Structure," and by development of additional improvements to the "Common Areas."

     D.     The  site plan attached hereto as Exhibit "B" and made a part hereof
                                              -----------
(the "Site Plan") sets forth approximately the proposed location of the current and planned improvements to the Project, including, without limitation, the Buildings and the parking areas, as well as the intended boundaries of the three
(3)  separate  "Parcels"  of  the  Project.

     E. Declarant wishes to subject the Project, in accordance with a common plan, to certain covenants, conditions and restrictions for the benefit of Declarant and any and all future owners of the Project or of a Parcel in the Project. The purpose of the Declaration is to ensure proper development and use of the Project, to protect the owner of each Parcel against any improper or uncomplimentary development and use of surrounding Parcels which might depreciate the value of said Parcel, to provide for a Common Area and the maintenance and preservation thereof, to provide for the establishment and maintenance of common services and


                              EXHIBIT P - Page-2-                          CC&Rs
                                                            [20th Century Plaza]
amenities for the Project, to prevent haphazard and inharmonious improvements, to enhance and protect the value, desirability and attractiveness of all the Project, and in general to provide adequately for a high type and quality of improvement of the Project in accordance with a uniform plan of development.

     F. Upon the recordation of this Declaration, all the Parcels will be held, conveyed, hypothecated, encumbered, leased, used, occupied and improved, subject to the following covenants, conditions and restrictions, all of which are declared and agreed to be equitable servitudes in furtherance of a plan for Parcel subdivision, improvement, and sale, and are established and agreed upon for the purpose of enhancing and protecting the value, desirability and attractiveness of the Project. All the covenants, conditions and restrictions shall run with all of the Parcels, and shall be binding upon, and shall benefit the Declarant and each "Owner" and their respective heirs, successors and assigns. All of the covenants, conditions and restrictions described herein are made for the direct, mutual and reciprocal benefit of each Parcel and shall create reciprocal rights and obligations and privity of contract and estate between the Owners and their heirs, successors and assigns. With respect to the rights, duties and obligations between Declarant and "Occupants" under leases of all or any portion of any Parcels, and, in the event that the fee interest or lease interest in one or more Parcels are conveyed by Declarant to another Person (such Person thereby becoming an "Owner"), then with respect to the rights, duties and obligations between such other Owner(s) on the one hand and Occupants under leases on the other hand, Declarant intends that the provisions of this Declaration are made pursuant to Sections 1469 and 1470 of the California Civil Code. In the event that the fee interest or lease interest in one or more Parcels are conveyed by Declarant to another Person (such Person thereby becoming an "Owner"), then with respect to the rights, duties and obligations among such other Owner(s) and Declarant, or, in the event Declarant has conveyed all of the Parcels, then with respect to the rights, duties and obligations among the Owners of said Parcels, Declarant intends that the provisions of this Declaration will be restrictive covenants made pursuant to Section 1468 of the California Civil Code.

                               A G R E E M E N T:
                               -----------------

                                    ARTICLE I

                                  DEFINITIONS

     The terms defined in this Article I shall, for all purposes of this Declaration, have the meanings herein specified (and any capitalized terms set forth in the following definitions shall have the meaning set forth in this Declaration).

     1.1  "Additional  Building"  shall  mean  and  refer  to  that  certain
           --------------------
Building to be constructed by Declarant on Parcel 2 as set forth on the Site Plan and located at 6303 Owensmouth Avenue, Woodland Hills, California 91367.


                              EXHIBIT P - Page-3-                          CC&Rs
                                                            [20th Century Plaza]

     1.2  "Agent"  shall  mean  and refer to any Person acting on the behalf of,
           -----
and  with  authority  from,  the  Declarant.

     1.3  "Arbitration  Notice"  shall  mean  and  refer  to  the  notice  one
           -------------------
Owner provides to another in the event it elects to arbitrate a dispute pursuant to Article 13 below.

     1.4  "Building"  shall  mean  and  refer  to  any  occupiable  structure
           --------
constructed  on  any  Parcel.

     1.5  "Project"  shall  mean  and  refer  to that certain property described
           -------
on  Exhibit  "A"  attached  hereto  which  is  more commonly referred to as 20th
    ------------
Century  Plaza  and  is  also  shown  on  the  Site  Plan.

     1.6  "City"  shall  mean  and  refer to the City of Los Angeles, located in
           ----
the  State  of  California.

     1.7  "Claim"  shall  mean  and  refer to all loss, cost, damage, liability,
           -----
claims, costs and expenses, including without limitation, reasonable attorneys' fees, further described in Section 3.

     1.8  "Common  Area"  shall  mean  and  refer  to  all  real  and  personal
           ------------
property owned or leased by Declarant and designated by Declarant from time to time in Declarant's sole discretion for the common use and enjoyment of the Owners, including, as of the date hereof, all structures and construction of any kind upon the real property depicted as Parcel 3 on the Site Plan (whether permanent or temporary, and whether above or below the land surface), including, without limitation, buildings, improvements, water and electrical lines, paved areas, pathways, fences, walls, plantings, planted trees or shrubs, irrigation and drainage pipes and fixtures, lighting fixtures, monuments and signs. Notwithstanding the foregoing, Declarant, at its option, may (i) develop the Project further by construction from time to time of one or more additional Buildings upon the Common Area, and (ii) create from time to time one or more additional Parcels.

     1.9  "Common  Expenses"  shall  mean  and  refer  to  all  expenses,  costs
           ----------------
and amounts, of every kind and nature which are incurred by Declarant during any Fiscal Year because of or in connection with the ownership, management, maintenance, repair, replacement restoration or operation of the Common Area or any portion thereof. Without limiting the generality foregoing, Common Expenses shall specifically include any and all of the following:

          1.9.1 The cost of maintenance, management, operation, repair and replacement of the Common Area, including, but not limited to, the cost of parts and supplies, utilities, landscaping, cleaning, pest control, and hiring of any outside contractor services;

          1.9.2 The cost of repair, improvement, restoration and maintenance of the Parking Areas, including, but not limited to, resurfacing, repainting, restriping and cleaning;

          1.9.3 The cost of management and administration of the Common Area, including, but not limited to, compensation paid by Declarant to managers, accountants, outside auditors, attorneys, consultants and employees, including employer's Social Security taxes,

                              EXHIBIT P - Page-4-                          CC&Rs
                                                            [20th Century Plaza]
unemployment taxes or insurance, and any other taxes which may be levied on such compensation.;

          1.9.4 The cost of casualty, liability, workers' compensation, fidelity and directors' and officers' liability insurance and any other insurance obtained by Declarant in accordance with the terms and conditions of this Declaration;

          1.9.5 Reasonable reserves as provided herein and as deemed appropriate by Declarant;

          1.9.6     The  cost  of  bonding  of any professional managing agent;

          1.9.7 All federal, state, county or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Common Area, or any portion thereof), which shall be paid during any Fiscal Year (without regard to any different Fiscal Year use by such governmental or municipal authority) because of or in connection with the Common Area or any portion thereof;

          1.9.8 Amounts paid by Declarant for discharging a lien or encumbrance levied against the Common Area or any portion thereof;

          1.9.9 The cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Common Expenses;

          1.9.10 Amounts paid for developing, coordinating, monitoring, and enforcing any transportation demand management programs as may be implemented by Declarant from time to time with respect to the Project;

          1.9.11 Costs incurred in contracting with an outside agency or organization for the provision of a security force to patrol and protect the Common Area and such other portions of the Project as Declarant may, in its sole discretion, designate;

          1.9.12 An administrative fee payable to Declarant or its agent to manage and conduct the business of the Project, which administrative fee shall not exceed fifteen percent (15%) of Common Expenses in any Fiscal Year;

          1.9.13     Payments  under  any  equipment  rental  agreements;

          1.9.14 Amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Common Area, or any portion thereof;


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                                                            [20th Century Plaza]

          1.9.15 Payments, fees or charges under any easement, license, operating agreement, declaration, covenants, conditions or restrictions or instrument pertaining to the sharing of costs by the Project, or any portion thereof, including this Declaration and payments under the Ground Lease;

          1.9.16 The cost of janitorial services, alarm and security service, (window cleaning,) trash removal, maintenance and replacement of curbs and walkways, incurred by Declarant in connection with the Common Area;

          1.9.17 The cost of capital improvements, or repairs to the Project, or other costs incurred in connection with the Project which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Declarant, or made to the Project, or any portion thereof, that are required under any governmental law or regulation that was not a requirement for the Project on the date this Declaration was executed and recorded; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at Declarant's actual cost of funds) over its useful life as reasonably determined by Declarant;

          1.9.18 Costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute taxes;

          1.9.19 The cost of construction, repairs, improvement, restoration and maintenance of that certain road as set forth in that certain Declaration of Easement and Maintenance Agreement dated August 24, 1979, by and between West Valley Partnership, a California limited partnership, and Tishman Warner Center Venture, a California general partnership, predecessor-in-interest to Declarant, and recorded on August 24, 1979, as Instrument No. 79-942217 in the Official Records of Los Angeles, County, California (the "West Valley Declaration"); and

          1.9.20 Other expenses incurred (i) by Declarant for any reason whatsoever in connection with the Project, the Common Area or in connection with any other item or items designated by the Controlling Documents, or (ii) in the discharge of any duties or powers of Declarant under this Declaration.

     1.10 "Controlling  Documents"  shall  mean  and  refer  to  this
           ----------------------
Declaration, the Rules, the Maintenance Standards and any other documents controlling or governing the use of the Parcels or the Common Area, or the maintenance and repair of the Parcels and as from time to time amended, modified or supplemented. Each Owner and each Occupant shall fully and faithfully comply with and conform to the Controlling Documents.

     1.11     "Declarant" shall mean and refer to Tishman Warner Center Venture,
              -----------
LLC, a California limited liability company, and its successors and assigns in its sole and absolute discretion, so long as Declarant owns or leases one or more Parcels. In the event that Declarant ceases to own or lease one or more Parcels and has failed to name an Owner as its successor or


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                                                            [20th Century Plaza]
assign, then "Declarant" shall mean and refer to the Owner designated as Declarant by the vote or written consent of Owners who own a majority of the Parcel Area. Any Owner succeeding to Tishman Warner Center Venture, LLC as Declarant hereunder shall promptly substitute its name for that of Tishman Warner Center Venture, LLC as Declarant under this Agreement and shall relinquish any and all right to the Tishman name.

     1.12 "Declaration"  shall  mean  and  refer  to  this  Declaration  of
           -----------
Covenants, Conditions and Restrictions for the Project as it may from time to time be amended, modified or supplemented. Such amendments, modifications and supplements are hereby incorporated herein and made a part hereof.

     1.13     "Entitlements"  shall  mean and refer to all governmental, special
              --------------
district and public utility approvals, decisions, resolutions, ordinances, permits, agreements, conditions, requirements, exactions, entitlements, reports, maps, plans and orders, at any time adopted, amended or supplemented, governing, affecting or relating to the organization, zoning, use, development, improvement, operation or ownership of the Project, or any portion thereof. Declarant and each other Owner and Occupant shall comply with and conform to the Entitlements.

     1.14     "Existing  Building" shall mean and refer to that certain Building
              --------------------
existing as of the date of this Declaration, constructed on Parcel 1 as set forth on the Site Plan, and located at 6301 Owensmouth Avenue, Los Angeles, California.

     1.15     "Existing  Parking  Area"  shall  mean  and  refer to that certain
              -------------------------
surface parking area existing as of the date of this Declaration, located on Parcel 3 adjacent to Parcel 1 as set forth on the Site Plan.

     1.16     "Fiscal  Year"  shall  mean  and  refer  to  the  fiscal  year  of
              --------------
Declarant, which shall be the calendar year; provided, however, that the Fiscal Year is subject to change from time to time as Declarant may determine.

     1.17     "Governmental  Requirements"  shall  mean  and refer to all local,
              ----------------------------
state and federal governmental, special district and public utility approvals, agreements, conditions, demands, entitlements, exactions, maps, laws, statutes, rules and regulations, building codes, ordinances (zoning or otherwise), permits, plans, orders and resolutions, which are, or will be, adopted, amended, modified or supplemented, and which govern, affect or relate to the organization, zoning, use, development, improvement, operation or ownership of the Project, or any portion thereof, including, without limitation, the Entitlements and the Specific Plan which are or may be in effect, and as amended from time to time, in accordance with provisions therein.

     1.18     "Improvements"  shall  mean  and  refer  to  all  structures  and
              --------------
construction of any kind on any Parcel, whether above or below the land surface, whether permanent or temporary, including but not limited to, Buildings, utility lines, driveways, paved parking areas, pathways, fences, retaining walls, plantings, irrigation and drainage pipes and fixtures, lighting fixtures and signs.


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
     1.19     "Indemnitee" shall mean and refer to, Declarant and its respective
              ------------
officers, directors, employees, agents, partners, members, heirs, successors and assigns.

     1.20     "Indemnitor" shall mean and refer to each Owner, by its acceptance
              ------------
of a deed or an assignment of a leasehold interest or by its execution of a sublease with respect to its Parcel, as the case may be.

     1.21     "Maintenance  Standards" shall mean and refer to those maintenance
              ------------------------
standards, if any, created by Declarant for the maintenance and repair of the exterior of the Buildings and other Improvements on any Parcel, as they may from time to time be amended, modified or supplemented. The Maintenance Standards are hereby incorporated herein and made a part hereof.

     1.22     "Mortgage"  shall  mean  and  refer  to a fee or leasehold deed of
              ----------
trust  or  mortgage  recorded  against  any  Parcel  or  Parcels.

     1.23     "Mortgagee"  shall  mean  and  refer to a beneficiary or mortgagee
              -----------
under  a  Mortgage  recorded  against  any  Parcel  or  Parcels.

     1.24     "Occupant"  shall mean and refer to the Owner and any other Person
              ----------
or Persons entitled, by ownership, leasehold interest or other legal relationship, to the exclusive right to occupy all or any portion of any Parcel or Building.

     1.25     "Owner"  shall  mean  and  refer  to the Person or Persons holding
              -------
record fee title to a Parcel (including, as applicable, Declarant), but excluding any Mortgagee or Person holding such interest merely as security for the performance of an obligation, or, in the alternative, the Person or Persons (including, as applicable, Declarant) leasing or subleasing a Parcel, and their respective heirs, successors and assigns.

     1.26     "Parcel"  shall  mean  and refer to each of Parcels 1 through 3 as
              --------
further set forth on the Site Plan, and such additional parcels as may be designated from time to time by Declarant.

     1.27     "Parcel  Area"  shall  mean  and  refer to the square footage of a
              --------------
Parcel as shown on the Site Plan or as designated from time to time by Declarant in the event that Declarant shall create one or more additional Parcels.

     1.28     "Parking Areas" shall mean and refer to the Existing Parking Area,
              ---------------
the Parking Structure and any additional parking spaces as may be constructed on Parcel 3 from time to time in accordance with Section 5.6.1.2.

     1.29     "Parking  Structure" shall mean and refer to the Parking Structure
              --------------------
to  be  constructed  on  Parcel  3.

     1.30     "Permittees"  shall  mean  and  refer  to  all  Occupants  and all
              ------------
customers, patrons, employees, concessionaires and other business invitees of the Occupants.

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
     1.31     "Person"  shall  mean  and  refer  to any individual, partnership,
              --------
corporation,  trust,  estate  or  other  legal  entity.

     1.32     "Record"  or  "Recordation"  shall  mean,  with  respect  to  any
              ---------------------------
document, the recordation thereof, and with respect to any map, the filing thereof, in the office of the County Recorder of Los Angeles County, State of California.

     1.33     "Rules" shall mean and refer to the rules and regulations, if any,
              -------
adopted by Declarant for the operation and use of the Common Area, as they may from time to time be amended, modified or supplemented. The Rules are hereby incorporated herein and made a part hereof.

     1.34     "Site Plan" shall mean and refer to the Site Plan attached to this
              -----------
Declaration  as  Exhibit  "B".
                 ------------

     1.35     "State"  shall  mean  and  refer  to  the  State  of  California.
              -------

     1.36     "Utility  Easements"  shall  mean  and  refer to certain electric,
              --------------------
telephone, cable, television, water, gas, sanitary sewer lines, drainage facilities and other similar types of easements.

                                   ARTICLE II

                                  IMPROVEMENTS

     As of the date hereof, the Project contains the Existing Building constructed on Parcel 1 and the Existing Parking Area located on Parcel 3 and adjacent to Parcel 1. The Project will be improved further to contain the Additional Building to be constructed on Parcel 2 and the Parking Structure to be constructed on Parcel 3. The Buildings, the Parking Areas and the landscaping of the Project relate to one another through careful site planning and site development, resulting in continuity for the entire Project. The Improvements, Common Area and landscaping will have been constructed and shall be maintained pursuant to, among other things, the material requirements of the Governmental Requirements. Owners shall comply with the Governmental Requirements and other criteria imposed by Declarant as provided herein. All improvements to the Project, except the construction of the Additional Building and the Parking Structure, shall be constructed in accordance with the reasonable construction rules and regulations and insurance requirements determined by Declarant.

                                   ARTICLE III

                       REGULATION OF OPERATIONS AND USES

3.1  Certain  Nuisances.

          3.1.1 No nuisance shall be permitted to exist or operate upon any Parcel or any portion thereof so as to be offensive or detrimental to any Person or activity on any other Parcel or on any public street.


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                                                            [20th Century Plaza]

          3.1.2 No rubbish, trash, waste, residue, brush, weeds or undergrowth (except brush, weeds and undergrowth growing naturally on any Parcel prior to development) or debris of any kind or character shall ever be placed or permitted to accumulate upon any portion of any Parcel, so as to render said premises a fire hazard, unsanitary, unsightly, offensive, or detrimental to any Person or activity on any other Parcel or on any public street.

          3.1.3 No Improvement shall be permitted to fall into disrepair and all Improvements shall at all times be kept in good condition and repair (including, without limitation, free of the presence of wood-destroying pests and organisms) and adequately painted or otherwise finished. Any and all exterior repairs, redecorations, modifications or additions shall be made in accordance with this Declaration, and shall be subject to, the Controlling Documents, the Governmental Requirements, and shall be approved in writing by Declarant.

          3.1.4 No condition shall be permitted to exist upon any Parcel which shall induce, breed or harbor infectious plant diseases, rodents, or noxious insects.

          3.1.5 No structure of a temporary character, trailer, tent, shack, barn or other outbuilding shall be used by any Person other than Declarant on any portion of the Project at any time, either temporarily or permanently, unless such structure is being used in connection with the construction and leasing of an Improvement or unless such structure is approved by Declarant.

          3.1.6 No Owner shall permit the construction or installation of any Improvement of any kind upon the Common Area without the prior written consent of Declarant.

          3.1.7 No Owner shall permit anything to be done or kept on its Parcel that violates any of the Governmental Requirements.

3.2  Indemnification  by  Parties.

     Each Indemnitor shall indemnify, defend and hold harmless all other Indemnitees (except to the extent the same is the obligation of another party under this Declaration) against any loss, cost, damage, liability, claims, costs and expenses, including without limitation, reasonable attorneys' fees
(collectively, "Claims") arising out of or connected with any accident, occurrence, injury, loss or damage whatsoever caused to any Person or to the property of any Persons as shall occur in or on the Indemnitor's Parcel(s) during the period from the date this Declaration is Recorded to and including the termination of the term of this Declaration, as set forth in Article 11 hereof, to the extent such Claims arise from the acts or omissions of the Indemnitor, or the Indemnitor's employees, agents or contractors, unless caused in whole or in part by Indemnitee. Indemnitee shall give Indemnitor notice of any suit or proceedings entitling Indemnitee to indemnification pursuant to this
Section 3.2 and this Declaration, and Indemnitor shall have the right and obligation to defend Indemnitee in said suit or proceeding with counsel reasonably satisfactory to Indemnitee.


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                                                            [20th Century Plaza]

                                   ARTICLE IV

                               APPROVAL OF PLANS

4.1  Approval  Required.

     Each Improvement to be erected in the Project from the date of this Declaration, and any (i) reconstruction; (ii) exterior remodeling; (iii) exterior alteration; or (iv) interior remodeling or interior alteration involving or affecting the exterior of any Improvement within the Project, shall be of first quality construction and shall not be commenced without the prior written consent of Declarant.

4.2  Completion  of  Construction.

     The approval of the erection, construction, refinishing, installation, placement, or alteration of any Improvement shall be deemed conditional upon the commencement of said work within ninety (90) days after approval of same by Declarant or within such other period as shall have been specified by Declarant at the time of its approval. The work thereon must thereafter be prosecuted diligently to completion within a reasonable time, and in any event, before the expiration of such period specified by Declarant. Declarant in its sole, absolute and unfettered discretion, and in writing, may extend the period for completion of any such erection, construction, refinishing, installation, placement or alteration. During said construction period, the area shall be kept clear of debris and refuse to the greatest extent possible. In the event the work is not commenced within said ninety (90) days, unless such time condition is waived in writing by Declarant in its sole, absolute and unfettered discretion, all proceedings shall terminate, and the work shall be conditional on the obtaining of Declarant's consent in accordance with this Article IV.

4.3  Inspection  of  Work.

     Upon the completion of any construction, reconstruction, or the alteration or refinishing of the exterior of any Improvement, or upon the completion of any other work for which approved plans are required under this Article IV, Declarant, or its duly authorized representative, may inspect such Improvement to determine whether it was constructed, reconstructed, altered or refinished in substantial compliance with Declarant's approval. If Declarant finds that such construction, reconstruction, alteration or refinishing was not done in substantial compliance with Declarant's approval, then Owner shall remedy such non-compliance within thirty (30) days from the date of written notice by Declarant of such noncompliance. If Owner fails to remedy such non-compliance, then Declarant, at its option, may enter the Parcel and the Improvement and perform, or cause to be performed, such work or other acts as may be required to remove the non-complying Improvement or remedy the non-compliance, and the Owner of the Parcel or Improvement shall promptly pay all costs and expenses incurred by Declarant in connection therewith upon presentation to Owner of invoices thereof.


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                                                            [20th Century Plaza]

4.4  Unauthorized  Improvements.

     If any Improvement is made without first obtaining approval of Declarant, then Declarant may give written notice to the Owner of its violation of this Declaration. Within thirty (30) days of said notice, the Owner shall either (a) remove the Improvement at its own expense and restore the Parcel or Improvement to its condition prior to commencement of construction of the Improvement, or
(b) request approval from Declarant in accordance with this Article IV. If the Owner has failed to take such action within the thirty (30) day period, then Declarant, at its sole option, may enter the Parcel and the Improvement and perform or cause to be performed such work or other acts as may be required to remove the non-complying Improvement or remedy the non-compliance, and the Owner of the Improvement shall promptly pay all costs and expenses incurred by Declarant in connection therewith upon presentation to Owner of invoices therefor. If the Owner elects option (b) described in this Section 4.4 and Declarant thereafter disapproves the Improvement, then the Improvement shall be removed by Owner.

4.5  Presumption  of  Compliance.

     Notwithstanding anything to the contrary herein contained, after the City's issuance of a Certificate of Occupancy for any Improvement, said Improvement shall, in favor of purchasers and encumbrancers in good faith and for value, be deemed to be completed and in compliance with all provisions of this Article 4, unless actual notice of such noncompletion or noncompliance, executed by Declarant or a designated representative thereof, shall have been Recorded or unless legal proceedings shall have been instituted to enforce such completion or compliance.

4.6  Fee.

     In connection with its review and approval or disapproval of the erection, construction, refinishing, installation, placement or alteration of an Improvement in accordance with this Article IV, Declarant may charge the Owner an architectural review fee. The amount of such fee shall not exceed the cost incurred by Declarant (i) in hiring outside consultants to review such plans,
(ii) for the staff time and out-of-pocket costs of Declarant incurred in reviewing such plans, and (iii) any other reasonable expenses incurred by Declarant in connection with its review, analysis and approval of such plans. Such fees shall be paid at such times and in such manner as Declarant may determine. If the plans are disapproved as not conforming with the provisions of this Declaration, the Governmental Requirements, or any criteria reasonably imposed by Declarant, then the subsequent submittal of new or revised plans shall be deemed to be an entirely new submittal, which shall again be subject to the foregoing fee.

4.7  Governmental  Action.

     If plans approved by Declarant are subsequently modified by the City or by a governmental agency with jurisdiction over the Project, then such modification must be reviewed and approved by Declarant. In any event, one complete set of final plans shall be furnished to Declarant upon approval by the City or by a governmental agency with jurisdiction over the Project, and such plans shall be kept on file in the records of Declarant to ensure that the


                              EXHIBIT P - Page-12-                         CC&Rs
                                                            [20th Century Plaza]

Improvements are constructed in compliance therewith. When construction is completed, one complete set of final "as-built" plans and specifications, together with a CAD diskette, shall be furnished to and kept on file in the records of Declarant.

                                    ARTICLE V

                               GRANT OF EASEMENTS

5.1  Easements  for  the  Benefit  of  Governmental  Agencies  and  Public
Utilities.

     Certain easements (in perpetuity or otherwise) have been and may in the future be granted by Declarant to certain local governmental agencies, including the City and public utilities, which may include, without limitation, easements for Vehicle/Pedestrian Areas, open space, drainage, sewer, and water lines, which easements may affect some or all of the Parcels. Declarant shall be entitled, without the consent of the Owners, to grant any such future easements which it determines are in the best interests of the Project. Each Owner shall fully and faithfully comply with all requirements of the governmental agencies and public utilities in connection with the easements granted pursuant to this
Section  5.1.

5.2  Easements  for  the  Benefit  of  Owners  and  Occupants.

     Except as otherwise stated, the following non-exclusive easements are hereby established in perpetuity, for the benefit of all Owners and Occupants:

          5.2.1 a non-exclusive easement over those certain roadway(s) for ingress and egress as designated from time to time by Declarant, including, without limitation, over that certain road constructed and maintained in accordance with the West Valley Declaration, if any, until such time as the ownership of such ingress and egress easement is transferred to another entity, including, without limitation, by deed to a local governmental or public entity; and

          5.2.2 a non-exclusive easement over certain driveways as designated from time to time by Declarant.

5.3  Easements  for  the  Benefit  of  Declarant.

     In addition to the rights of entry and any other rights given to Declarant in this Declaration, there are hereby established the following non-exclusive easements in perpetuity for the benefit of Declarant, its agents, employees and contractors:

          5.3.1 Easements in gross on, over, under or across all portions of the Project for the purposes shown as existing or proposed or for purposes deemed necessary or convenient by Declarant for (i) the installation, placement and maintenance of electric, telephone, cable television, water, gas, sanitary sewer lines, drainage facilities or any other utilities, together with the right to enter upon the affected Parcel (without unreasonably interfering with Owner's and Occupants' reasonable use and enjoyment thereof) to service, maintain, repair, reconstruct, relocate or replace any of such lines or facilities, (ii) ingress and egress over any public or private


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                                                            [20th Century Plaza]

Vehicle/Pedestrian Area or other specific designated use areas, and (iii) any other matter required or mandated by any governmental authority with jurisdiction over the Project.

          5.3.2 An easement over, upon, across and under all the Parcels to inspect and/or ascertain whether such Parcel, the Improvement(s) thereon and the uses thereof are in compliance with the provisions of the Controlling Documents or Governmental Requirements; and to abate and remove any thing or condition that may exist thereon contrary to the intent and meaning of the Controlling Documents or the Governmental Requirements.

          5.3.3 An easement over, upon, across and under all property designated from time to time by Declarant hereunder to perform Declarant's obligations under this Declaration with respect to the maintenance and repair of the Common Area and any Improvement thereon, including, without limitation, for access to slopes and drainageways when such access is necessary for the maintenance or stabilization of slopes or drainage, or both, on the Common Area.

          5.3.4 With respect to the easements established pursuant to Sections 5.3.1 through 5.3.3 above, Declarant shall have the right and power at all times to enter and re-enter the property thereby encumbered, with or without vehicles or on foot, and to come upon said property as often as it deems reasonably necessary to effectuate the purpose of such easements.

          5.3.5 An easement over, upon, across and under each of the Parcels for (i) planting, replacing and maintaining any such landscaping strips as shall reasonably be designated by Declarant, and (ii) installing, repairing, replacing and maintaining any drainage and/or irrigation systems (including, without limitation, landscape wiring and conduits) upon any such Parcel as shall reasonably be designated by Declarant in connection with such landscaping strips or in connection with landscaping strips on the Common Area or on other Parcels.

          5.3.6 A non-exclusive easement over, upon, across and under the Common Area for the purpose of completing the Common Area and any construction thereon, or for the purpose of completing the construction of any Improvement on any Parcel which are then owned by Declarant.

5.4  No  Merger.

     Notwithstanding the union of (a) the fee simple title to any of the Parcels, or any portion thereof, or any other real property of Declarant with
(b) any right, title or interest in the easements granted by or reserved to Declarant pursuant to this Declaration, it is the intention of Declarant that the separation of such fee simple estate and such right, title or interest in such easements shall be maintained, and that a merger shall not take place without the express prior written consent of Declarant.

5.5  No  Abandonment.

     Notwithstanding Section 811 of the California Civil Code or any other applicable law, it is the intent of Declarant that no easement granted or reserved hereunder be deemed abandoned or terminated merely by disuse or incompatible acts; rather, the easements granted hereunder


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
shall continue in full force and effect unless (a) terminated by a written agreement, executed by the Person or Persons entitled to the benefit thereof, and duly Recorded, or (b) in the case of the Owners, terminated by approval of the Owners and certified in a written agreement executed and Recorded by all of the Owners.

5.6  Parking  Easements.

          5.6.1     Parking  Areas
                     --------------

          Subject to the terms and provisions of this Article V, Declarant expressly reserves for the use and benefit of each Parcel, and each Owner and Occupant, and their respective Permittees, which shall be appurtenant to and for the benefit of each Parcel, in common with others entitled to use the same, a non-exclusive easement for the parking of motor vehicles (excluding recreational and other oversized vehicles), motorcycles and bicycles within the Parking Areas and upon other portions of the Common Areas specifically designated for use as parking, and as such areas may be changed from time to time for use as parking in accordance with the terms of this Declaration. Notwithstanding the foregoing, Declarant shall have the right to reserve certain parking spaces in the Parking Areas for the exclusive use of certain Owners or Occupants, or their respective Permittees, and to enforce the reservation of such reserved parking spaces.

          5.6.2     Parking  Charges.
                    ----------------

          Notwithstanding anything to the contrary contained in this Declaration, commencing on the later of (i) the date of this Declaration, or
(ii) the date on which a Certificate of Occupancy is issued for any Improvements on the Parcel of such Owner, each Owner shall have the obligation to rent from Declarant on an annual basis the amount of parking passes corresponding to the number of parking spaces as may be designated by Declarant from time to time. Each Owner shall pay to Declarant for parking passes on an annual basis the prevailing rate charged from time to time at the location of such parking passes. In addition, each Owner shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by such Owner or the use of the Parking Areas by such Owner and its Occupants. Each Owner's continued right to use the parking passes is conditioned upon such Owner abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Areas where the parking passes are located, including any sticker or other identification system established by Declarant, such Owner's cooperation in seeing that Owner's Occupants and their respective Permittees also comply with such rules and regulations and such Owner not being in default under this Declaration. In the event an Owner fails to pay any amount due under this
Article V, then such amount shall be a lien against the interest of such Owner in its Parcel(s) in accordance with Section 7.3 below.

          5.6.3     Visitor  Parking.
                    ----------------

          Each Owner and Occupant may validate visitor parking in those portions of the Parking Areas designated by Declarant for visitor parking from time to time by such method or


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
methods as Declarant may establish from time to time, at the validation rate from time to time generally applicable to such visitor parking.

          5.6.4     Control  of  Parking  Structures.
                    --------------------------------

          Declarant shall at all times have the sole and exclusive control of the Parking Areas and may from time to time prescribe reasonable rules and regulations to regulate the use of the Parking Areas, subject to the rights granted to each Owner, its Occupants and Permittees, to use the Parking Areas as provided herein. Such rules and regulations may include limitations on use by trucks, trailers, vans, campers, heavy equipment or other vehicles, including the regulation of the times during which use by such vehicles shall be permitted. The rules and regulations may also regulate the location of use of the Parking Areas by any oversize vehicles. Declarant may retain personnel or a parking manager to implement a system of operation and security for regulating the use of the Parking Areas, the cost of which shall be a Common Expense.

5.7  Grant  of  Power  of  Attorney  and  Future Grants of Easements Over Common
Areas.

     Each of the Owners hereby grants to Declarant the right to grant or convey any future easements, licenses or rights-of-way in, on or over the Common Areas for purposes not inconsistent with the intended use of the Project, and hereby appoints Declarant as its attorney-in-fact to execute any and all necessary documents on behalf of each Owner to grant or convey any such easements, licenses or rights-of-way. Such future easements may include non-exclusive easements for the purpose of installing, maintaining and repairing utilities to service one or more Parcels, including, but not limited to, the Utility Easements. Such grants for Utility Easements shall require that all costs and expense connected with the installation, repair and maintenance of the Utility Easements, including any liability resulting from personal injury or property damage or claims for labor and materials attributable to such repairs and maintenance, shall be the sole obligation of the Owner or Owners for whose benefit the particular Utility Easements are being maintained and repaired and such Owner or Owners shall agree to indemnify and hold Declarant and all other Owners free and harmless from any and all claims for such costs and expenses, including attorneys' fees. The Utility Easements shall be located along roadways in the Common Areas to the extent possible and shall be underground or concealed to the extent possible. All permanent utility appurtenances located in the Common Areas as required by the City or by a governmental agency with jurisdiction over the Project shall be architecturally treated and screened from view with enclosures such as landscaping, architecturally designed screening or finish materials.

5.8  Use  of  Common  Areas  by  Owners  and  Occupants.

          5.8.1 Except as otherwise specifically provided in this Declaration, the use of the Common Areas by the Owners and Occupants, and their respective Permittees, shall be in common with all other Owners and Occupants, and their respective Permittees. Each Owner shall keep the Common Areas free and clear of any obstructions created or permitted by such Owner or resulting from such Owner's or its Occupant's or their respective Permittees' operation of its business so as not to unreasonably interfere with the use and enjoyment by the other Owners and Occupants, and their respective Permittees, of the Common Areas.


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
          5.8.2 Except for the Parking Structure and other portions of the Common Areas specifically designated as Parking Areas, no parking shall be allowed anywhere in the Common Areas and Declarant shall have the right to enforce this "no parking" restriction by (i) posting signs at various points in the Common Areas which restrict both parking and stopping of vehicles, and (ii) removing any vehicles in violation thereof in accordance with the provisions of
Section 22658 of the California Vehicle Code, or other applicable Governmental Requirement.

5.9  Restoration.

     After any use by an Owner of any easement provided in this Article V, such Owner shall restore the Common Area to the condition it was in immediately prior to the commencement of such use.

5.10 Prohibition  Against  Granting  Easements.

     No Owner shall grant an easement or easements in, to, over, under or across such Owner's Parcel or the Common Area for the benefit of any Parcel or property, either within or outside the Project, without the express written consent of Declarant.

                                   ARTICLE VI

                                   TRANSFERS

6.1  Documents  to  be  Provided  to  Purchaser.

               An Owner shall, as soon as practicable before transfer of a fee or leasehold title to a Parcel, provide to the prospective purchaser copies of the Controlling Documents.

6.2  Notification  to  Declarant.

          Concurrently  with the consummation of any Parcel sale, or within five
(5) days thereafter, the transferee shall notify Declarant in writing of such transfer. Such notification shall set forth (i) the names of the transferee, its Mortgagees and the transferor, (ii) the address of the purchased Parcel ,
(iii) the transferee's and the Mortgagees' mailing addresses, and (iv) the date of transfer. Before the receipt of such notification, any and all communications required or permitted to be given by Declarant shall be deemed to be duly made and given to the transferee if duly and timely made and given to the transferee's transferor.

6.3  Validity  of  Transfers.

          Nothing in this Section 6.3 shall be construed as affecting the validity of title to any Parcel transferred in violation of this Section 6.3.


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
                                   ARTICLE VII

                           PAYMENT OF COMMON EXPENSES

7.1  Billing.

     Commencing as to all Parcels upon the Recordation of this Declaration, Declarant shall periodically, but no more frequently than monthly, bill the Owners for their respective proportionate shares (as defined in Section 7.2 below) based on either (i) the Common Expenses paid by Declarant for the operation, maintenance and insurance of the Common Area during the preceding billing period, or (ii) equal periodic installments which have been estimated in advance based on a budget prepared by Declarant for a particular Fiscal Year. In addition, Declarant, at any time and from time to time, may bill any Owners for any amounts due under this Declaration which amounts do not constitute Common Expenses. In the event during any Fiscal Year the Owners have paid periodic installments based on Declarant's estimates, Declarant shall, after the end of such Fiscal Year, notify each Owner of any adjustment in the estimated expenses to reflect the actual expenses paid by Declarant during such Fiscal Year, and shall deliver an accounting in reasonable detail showing the actual costs and expenses paid by Declarant for the operation, maintenance and insurance of the Common Area during the preceding Fiscal Year. Within ten (10) days after delivery of such notice, each Owner shall pay to Declarant its share of the amount of any expenses actually incurred by Declarant for which Declarant was not paid by such periodic installments, or Declarant shall credit each Owner its respective share of the amount of any overpayment against such Owner's next periodic installment due, as the case may be. In the event a billing statement is based on actual costs and expenses paid by Declarant, it shall set forth in reasonable detail all such expenses paid by Declarant and shall be accompanied by such evidence of payment as may be reasonably requested by the Owners, or any of them, billed therefor. Within fifteen (15) days after receipt of Declarant's billing statement given in accordance with the terms of this Section 7.1, each Owner shall pay or cause to be paid the amount set forth in such billing statement.

7.2  Proportionate  Shares.

     Except as provided otherwise in this Section 7.2, each Owner's proportionate share of Common Expenses shall be based on a fraction, the numerator of which is the rentable square feet of the Building(s) located on such Owner's Parcel(s), and the denominator of which is the total rentable square feet of all of the Buildings located in the Project; provided, however, both the numerator and the denominator of such fraction shall be proportionately adjusted in the event more than five percent (5%) of the rentable square feet of the Buildings(s) located on any Parcel is taken by eminent domain.

7.3  Liens  for  Delinquent  Payments.

          7.3.1 If, after receipt of such billing statement given in the manner provided in Section 7.1 (including such evidence of payment as theretofore may have been reasonably requested), any Owner fails to pay when due the amount specified in such statement, Declarant shall deliver to such non-paying Owner, in the manner specified in Section 14.4, a second copy


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
of such billing statement, together with a written notice stating that the billing amount is unpaid, that a late charge has been imposed and the amount thereof (which late charge shall not exceed ten percent (10%) of the unpaid amount or Fifty Dollars ($50.00), whichever is greater), and that interest (as provided below) will begin to accrue unless payment is made immediately after the effective date of such written notice. If the billing amount or any portion thereof remains unpaid, Declarant shall be entitled to interest on such unpaid amount at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law until paid, commencing on the date of the original billing statement, and such unpaid amount, together with interest and late charge as aforesaid, shall be a lien against the interest of the defaulting Owner in its Parcel(s), which lien shall attach and be enforced as provided in Section 7.4 below.

          7.3.2 Subject to Section 12.1 below, the lien for delinquent payments, costs of collection, late charges and interest provided in Section 7.3 shall be prior and superior to all other liens except taxes, bonds, governmental assessments and other levies which, by law, would be superior thereto. The sale or transfer of any Parcel shall not affect or extinguish the lien against such Parcel; provided, however, that the sale or transfer of any Parcel through foreclosure, trustee's sale or deed in lieu of foreclosure shall extinguish such lien as to payments which became due prior to such transfer, as provided in
Section 12.1 hereof. In no event shall any sale or transfer (whether by foreclosure or otherwise) relieve any Parcel from lien rights in Declarant for any payments of Common Expenses thereafter becoming due.

7.4  Enforcement  of  Obligation.

     Declarant may enforce delinquent payments by suing the Owner directly on the debt established by such delinquent payment, or by recording a lien against the Owner's Parcel as provided in Section 7.3 above and foreclosing the lien through either judicial or nonjudicial proceedings. Declarant may commence and maintain a lawsuit directly on the debt without waiving its right to establish a lien against the Owner's Lot for the delinquent payment. Any lien created pursuant to Section 7.3 above may be enforced in any manner permitted by law, including sale by a court, sale by the trustee designated in the notice of delinquent payment, or sale by a trustee substituted pursuant to Section 2934(a) of the California Civil Code, and to that end a power of sale with respect to the Parcels is hereby conferred upon Declarant. Any sale by a trustee shall be conducted in accordance with the provisions of Section 2924 et seq. of the
                                                                  -- ----
California Civil Code applicable to the exercise of powers of sale. Declarant shall have the power to bid for the Parcel at a foreclosure sale, and to acquire and hold, lease, mortgage and convey the same. Nothing herein contained shall prohibit Declarant from taking a deed in lieu of foreclosure of a lien created pursuant to Section 7.3 above. In any action instituted by Declarant to collect delinquent payments, accompanying costs, late charges or interest, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees as set forth in Section 13.3 below.

7.5  Assignment  of  Leases  and  Rents

     Each Owner hereby absolutely and unconditionally assigns and transfers to Declarant all the leases (including all security deposits, guarantees and other security at any time given as security for the performance of the obligations of the tenants thereunder), income, rents, issues, deposits, profits and proceeds of such Owner's Parcel to which such Owner may be entitled,


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
whether now due, past due or to become due, and hereby gives to and confers upon Declarant the right, power and authority to collect such income, rents, issues, deposits, profits and proceeds. This assignment of the leases, income, rents, issues, deposits, profits and proceeds constitutes an irrevocable direction and authorization of all tenants under the leases to pay all rent, income and profits to Declarant upon demand and without further consent or other action by such Owner. This is an absolute assignment, not an assignment for security only, and Declarant's right to rents, issues and profits is not contingent on Declarant's possession of all or any portion of such Owner's Parcel. Each Owner irrevocably appoints Declarant its true and lawful attorney, at the option of Declarant at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of such Owner or in the name of Declarant, for all such income, rents, issues, deposits, profits and proceeds and apply the same to the obligations hereunder. It is understood and agreed that neither the foregoing assignment of leases, income, rents, issues, deposits, profits and proceeds to Declarant nor the exercise by Declarant of any of its rights or remedies under this Section 7.5 shall be deemed to make Declarant a "mortgagee-in-possession" or otherwise obligated, responsible or liable in any manner with respect to such Owner's Parcel or the use, occupancy, enjoyment or operation of all or any portion thereof. Notwithstanding anything to the contrary contained herein, so long as an Owner shall not be delinquent in its performance of its obligations under this Declaration (including, without limitation, payment to Declarant of any sums due hereunder), such Owner shall have a license to collect all income, rents, issues, profits and proceeds from such Owner's Parcel as trustee for the benefit of Declarant and such Owner shall apply the funds so collected first to the payment or performance of its obligations under this Declaration in such manner as Declarant elects and thereafter to the account of such Owner. Upon such Owner becoming delinquent in its performance of its obligations under this Declaration, such license shall be deemed revoked and any rents received thereafter by such Owner shall be delivered in kind to Declarant. In such event, such Owner agrees to deliver the original copies of all leases to Declarant. Each Owner hereby irrevocably constitutes and appoints Declarant its true and lawful attorney-in-fact to enforce in such Owner's name or in Declarant's name or otherwise all rights of such Owner in the instruments, including without limitation checks and money orders, tendered as payments of rents and to do any and all things necessary and proper to carry out the purposes hereof.

7.6  Appointment  of  Receiver

     In the event that an Owner shall be delinquent in its performance of its obligations under this Declaration (including, without limitation, payment to Declarant of any sums due hereunder), Declarant, as a matter of right and without notice to such Owner or anyone claiming under it, and without regard to the then value of such Owner's Parcel or the interest of such Owner therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of such Owner's Parcel or any portion thereof, and such Owner hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Declarant in case of entry as provided herein and shall continue as such and exercise all such powers until the date of confirmation of sale of such Owner's Parcel unless such receivership is sooner terminated.


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
7.7  No  Offsets.

     All Common Expenses shall be payable in the amount specified in the bill therefor and no offsets against such amount shall be permitted for any reason.

                                  ARTICLE VIII

                         POWERS AND DUTIES OF DECLARANT

     In addition to the other powers and duties of Declarant provided in this Declaration, Declarant shall specifically have the right and power to accomplish those matters described in this Article VIII.

8.1  Employ  Manager.

     Declarant shall have the power but not the duty to contract with a professional management and/or asset management agent for the performance of maintenance and repair of the Project and for conducting other activities on behalf of Declarant. Any such contract shall be on terms acceptable to Declarant, and shall be terminable by Declarant at any time (i) for cause upon thirty (30) days' written notice thereof, and (ii) without cause upon payment of a termination fee and upon ninety (90) days' written notice. The fee, cost and/or expense of such contract shall be a Common Expense.

8.2  Insurance.

     Declarant shall have the power and the duty to obtain and maintain in force such other insurance as Declarant shall deem necessary or expedient to carry out the functions of Declarant as set forth in this Declaration. Every policy of insurance obtained by Declarant, whether or not required to be obtained pursuant to the provisions of this Declaration, shall expressly waive any and all rights of subrogation against Declarant, its representatives and employees and all Owners if permitted under the terms of such policy. The premiums for the insurance policies obtained and maintained by Declarant shall be a part of the Common Expenses. Declarant is appointed attorney-in-fact by each Owner to negotiate and agree on the value and extent of any loss under any policy carried by Declarant under this Section 8.2. Declarant is granted full right and authority to compromise and settle any claim or endorse any claim by legal action or otherwise and to execute releases in favor of any insurer.

8.3  Utilities.

     Declarant shall have the power and the duty to pay all charges for utility services for the Common Area which charges shall be included in Common Expenses.

8.4  Common  Area.

     Declarant shall have the power and the duty to manage, operate, maintain, repair, restore, add to and replace the Common Area and all Improvements located thereon (including, without limitation, the express obligation at all times to preserve, plant, install, repair and maintain the


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
Common Area as set forth in this Declaration), and all other property (whether real or personal) owned by Declarant.

8.5  Enforcement.

     Declarant shall have the power and the duty to enforce the provisions of the Controlling Documents; provided, however, that at no time shall Declarant, with respect to amounts owed to Declarant (including, without limitation, amounts owed for Common Expenses), impose a rate of interest in excess of the rate of interest then permitted by law to be charged.

8.6  Square  Footage/Total  Entitlement  Monitoring.

     Declarant shall have the power and the duty to track and monitor the square footage of the Project to ensure that it does not exceed the maximum square footage allowed under the Governmental Requirements.

8.7  Contract  and  Make  Payments.

     Declarant shall have the power and the duty to contract and pay for Common Expenses.

8.8  Employment  of  Agents.

     Declarant shall have the power but not the duty to employ the services of any Person or Persons to manage and conduct the business of Declarant hereunder, and upon such conditions as are deemed advisable by Declarant, to delegate to such Person or Persons any of its powers.

8.9  Taxes.

     Declarant shall have the power and the duty to pay any taxes and governmental assessments which are or could become a lien on the Common Area or any portion thereof which taxes and governmental assessments shall be included in Common Expenses.

8.10 Delegation  of  Powers.

     Declarant shall have the power but not the duty to delegate any of its powers hereunder to other Persons, including, without limitation, committees, officers and employees.

8.11 Security.

     Declarant shall have the power but not the duty to provide, through an outside agency, a security force to patrol and protect the Common Areas the cost of which shall be included in Common Expenses.

8.12 Rules.

     Declarant shall have the power but not the duty to adopt, amend, supplement and repeal the Rules. The Rules may restrict and govern the use of the Common Area by any Owner; provided, however, that the Rules may not discriminate between the various Owners, Occupants


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
and Permittees. A copy of the Rules shall be given to each Owner not less than ten (10) business days before said Rules (or, as applicable, an amendment thereto) may be deemed to be in full force and effect. The Rules shall have the same force and effect as if set forth herein and made a part of this Declaration.

8.13 Maintenance  Standards.

     Declarant shall have the power but not the duty to adopt, amend, supplement and repeal the Maintenance Standards; provided, however, that at no time shall the standards set forth therein for repair and maintenance be lower than the minimum standards set forth in this Declaration or required by the Governmental Requirements, and provided further that the Maintenance Standards may impose higher standards of maintenance for areas within the Project visible from main public streets and/or the Common Area than from those areas within the Project not so visible. Whether or not Maintenance Standards have been adopted, nothing in this Section 8.13 shall be construed as relieving any Owner from the obligation to at all times comply with the minimum standards for repair and maintenance set forth in this Declaration. A copy of the Maintenance Standards shall be given to each Owner not less than ten (10) business days before the same may be deemed to be in full force and effect. The Maintenance Standards shall have the same force and effect as if set forth herein and made a part of this Declaration.

8.14 Right  to  Grant  Easements.


8.3  Utilities.

     Declarant shall have the power and the duty to pay all charges for utility services for the Common Area which charges shall be included in Common Expenses.

8.4  Common  Area.

     Declarant shall have the power and the duty to manage, operate, maintain, repair, restore, add to and replace the Common Area and all Improvements located thereon (including, without limitation, the express obligation at all times to preserve, plant, install, repair and maintain the


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
Common Area as set forth in this Declaration), and all other property (whether real or personal) owned by Declarant.

8.5  Enforcement.

          8.14.1 Declarant shall have the power and the duty to grant utility and other easements, through, over, under, across and on the Common Area, which are reasonably necessary or appropriate in connection with the operation or activities of Declarant or to the ongoing development of lands held by Declarant or an affiliate of Declarant in the vicinity of the Project.

          8.14.2 Declarant shall have the power and the duty to relocate easements for ingress and egress through, over, under, across and on the Common Area; provided, however, that Declarant shall use reasonable criteria in deciding which easements are to be relocated and to what location.

          8.14.3 Declarant shall have the power but not the duty to institute any other services for the benefit of the Owners deemed advisable by Declarant.

8.15 Limitation  on  Liability  of  Declarant;  Indemnification.

         8.15.1 Declarant (or any Agent of Declarant when acting in such capacity), shall not be liable to any Owner or Occupant or any other Person for any damage, loss, or prejudice suffered or claimed on account of any act, omission, error or negligence of Declarant (or such Agent) if Declarant (or such Agent) has acted in good faith.

          8.15.2 Each Owner, by accepting its deed or assignment of lease or by executing a sublease, as the case may be, agrees personally and for all its Occupants and Permittees to indemnify Declarant (or any Agent of Declarant when acting in such capacity), and to defend such Declarant (or such Agent) against any liability for any damage, loss or prejudice suffered or


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                                                            [20th Century Plaza]
claimed on account of any act, omission, error or negligence of Declarant (or such Agent) if Declarant (or such Agent) has acted in good faith.

          8.15.3 In addition to the foregoing Section 8.15.2, Declarant hereby agrees to indemnify such Agent and to defend such Agent against any liability for any damage, loss or prejudice suffered or claimed on account of any act, omission, error or negligence by such Agent in performing his duties on behalf of Declarant.

          8.15.4 In addition to the foregoing in Section 8.15.3, Declarant hereby agrees to indemnify any director, officer, member or employee of Declarant against any liability for any damage, loss or prejudice suffered or claimed on account of any act, omission, error or negligence by such director, officer or employee in representing Declarant in Declarant's dealings with Declarant, the Owners or the Project.

          8.15.5 The indemnities set forth in Sections 8.15.3 and 8.15.4 above shall continue only for so long as Declarant or any affiliate of Declarant owns any Parcel.

                                   ARTICLE IX

                                  COMMON AREA

9.1  Easement  of  Enjoyment.

     All Owners and Occupants shall have a right and easement of enjoyment in and to portions of the Common Area as set forth in Section 5.2 above, which right and easement shall be appurtenant to and shall pass with the title to each such Parcel; provided, however, that such right and easement shall be subject to the following:

                    9.1.1 The right of Declarant to transfer all or substantially all of its assets, including all or any part of the Common Area; and

                    9.1.2 The right of Declarant to adopt, amend, supplement and enforce the Rules.

9.2  Use  of  Common  Areas  by  Owners  and  Occupants.

     Except as otherwise specifically provided in this Declaration, the use of the Common Areas by each Owner and Occupant, and their respective Permittees, shall be in common with all other Owners and Occupants, and their respective Permittees. Each Owner shall keep the Common Areas free and clear of any obstructions created or permitted by such Owner or resulting from such Owner's or its Occupant's or their Permittees' operation of its business so as not to unreasonably interfere with the use and enjoyment by the other Owner and Occupants, and their respective Permittees, of the Common Areas. Unless otherwise stated herein, the Common Area shall be used by the Owners and Occupants, and their respective Permittees, in accordance with the Rules.


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9.3     Building  Exterior  Maintenance  Standards.

     All Building exteriors shall be maintained at all times in a neat, orderly and weatherproof manner, including, without limitation, periodic painting or cleaning if either is customary with respect to the exterior construction materials employed for such Building.

9.4     Expansion  of  Common  Area.

     At any time, Declarant may, but need not, by purchase, lease, acceptance of gift or other transaction (and without the consent of the other Owners) obtain or acquire, any lands, personal property or rights therein, and thereby increase and expand the Common Area, whereupon the maintenance of such additional Common Area shall become the obligation of Declarant and shall be included in Common Expenses.

9.5     Covenant  Against  Partition.

     Each Owner shall be deemed to covenant and agree for itself and its heirs, personal representatives, successors and assigns, that there shall be no judicial partition of the Common Area and the same shall remain undivided, nor shall Declarant or any Person acquiring any interest in the Project or any part thereof, seek any such judicial partition unless the structures in the Project are totally or partially destroyed and the Owners elect not to rebuild as hereinabove provided. Each Person acquiring any interest in the Project shall by such acquisition be deemed to have waived any right to partition of any Parcel or the Common Area, except as herein provided. Notwithstanding the foregoing, if any Parcel shall be owned by two or more tenants-in-common or joint tenants, nothing herein contained shall be deemed to prevent a partition by sale of such Parcel (exclusive of any portion of any Parcel which is part of the Common Area) as between such tenants-in-common or joint tenants. No Owner may sell or convey all or part of its undivided interest in any of the Common Area, except in conjunction with the sale of its Parcel, nor may it encumber any part or all of its undivided interest in the Common Area except in conjunction with an encumbrance of its Parcel.

                                    ARTICLE X

                                  ENFORCEMENT

10.1     Abatement  and  Suit.

                    10.1.1 Subject to the restrictions set forth in this Declaration and those imposed by law, the violation or breach of any covenant, condition, restriction or provision contained in the Controlling Documents shall give Declarant and its agents, employees, representatives and contractors the right to enter upon such portion of the Project upon or as to which said violation or breach exists and to summarily abate and remove, at the expense of the Owner thereof, any structure, thing or condition that may be or exist thereon contrary to the intent and meaning of the Controlling Documents.

                    10.1.2 Declarant and any aggrieved Owner shall have the right to prosecute a proceeding at law or in equity, or initiate arbitration proceedings pursuant to Article XIII below,


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                                                            [20th Century Plaza]
against any Owner or Occupant or any other Person or Persons who have violated or who have attempted to violate any of the provisions, covenants, conditions, and restrictions set forth in the Controlling Documents, to enjoin or prevent them from doing so, to cause said violation or breach to be remedied or to recover damages for said violation; provided, however, that nothing herein contained shall be deemed to impose upon Declarant or any aggrieved Owner any liability for the failure to correct or prosecute a violation or breach of the Controlling Documents.

                    10.1.3 Each Person comprising an Owner shall be jointly and severally liable with each other Person comprising such Owner for the violation or breach of any covenant, condition, restriction or provision contained in the Controlling Documents (i) existing upon the Parcel or Parcels owned by such Owner, or (ii) caused or committed by such Owner or any Occupant or their respective Permittees.

10.2     Deemed  to  Constitute  a  Nuisance.

     The result of every action or omission whereby any covenant, condition, restriction or provision herein contained is violated in whole or in part is hereby declared to be and constitute a nuisance, and every remedy allowed by law or equity against anyone causing a nuisance shall be applicable against the Owner, Occupant or any other Person responsible for such action or omission, and may be exercised by Declarant and/or any aggrieved Owner.

10.3     Inspection.

     Declarant and its representatives may, from time to time at any reasonable hour or hours and without notice to any Owner or Occupant, enter and inspect any Parcel to ascertain whether such Parcel, the Improvements thereon and the uses thereof are in compliance with the Controlling Documents. In such event, no entering Person (nor Declarant itself) shall thereby be deemed guilty of, or become liable for, any manner of trespass or unlawful entrance in connection with such entry and inspection.

10.4     Failure  to  Enforce  Not  a  Waiver  of  Rights.

     The failure of Declarant or any aggrieved Owner to enforce any covenant, condition, restriction or provision herein contained shall in no event be deemed to be a waiver of the right to thereafter do so nor of the right to enforce any other covenant, condition, restriction or provision set forth in this Declaration.

10.5     Enforcing  Violations.

     The violation of any Governmental Requirement shall constitute a violation of this Declaration and shall be enforceable in accordance with the provisions of this Article X.

10.6     Termination.

     Notwithstanding anything contained or implied in this Declaration to the contrary, in no event shall the remedies available hereunder for a breach of the provisions hereof include termination of this Declaration. Instead, it is Declarant's express intention that this Declaration


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                                                            [20th Century Plaza]
be terminable only upon the agreement of all the Owners. Each Owner hereby waives any right under law, equity or otherwise, to terminate this Declaration under any circumstance other than as set forth in this Section 10.6 and in
Article  XI  hereof.

10.7     Remedy.

     Notwithstanding the foregoing, no Owner may exercise any remedy hereunder unless, after the failure of a defaulting Owner to cure a breach within the applicable cure period, such non-defaulting Owner delivers notice of the breach to each Mortgagee of the defaulting Owner of which the non-defaulting Owner has received notice under Section 12.2 below, and provides such Mortgagee with the opportunity to cure such breach within an additional cure period; provided, however, that nothing herein shall entitle such Mortgagee to arbitrate a breach that has already been arbitrated hereunder.

10.8     Force  Majeure.

     Except as otherwise provided in this Article X or elsewhere in this Declaration, each Owner shall be excused from performing any obligation or undertaking provided in this Declaration, except any obligation to pay any money (unless such payment is conditioned upon performance of an obligation or undertaking excused by this Article X), in the event but only so long as the performance of any such obligation is prevented or delayed, retarded or hindered by (i) act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the ordinary course on the open market; (ii) failure of normal transportation, strike, lockout, action of labor unions; (iii) condemnation, requisition, law, order of governmental or civil or military authorities; (iv) the inability to obtain governmental approvals or permits despite the exercise of due diligence and good faith efforts; or (v) any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of such Owner (financial ability or negligence excepted). Each Owner shall give notice of any such delay to the other Owner within thirty (30) days of such Owner's actual knowledge of the occurrence of the event with respect to which such Owner intends to claim a permitted delay hereunder.

10.9     Correction  of  Site  Descriptions,  Descriptions  of  Easements.

     By reason of inadvertent construction errors, the Buildings may not be precisely constructed within their respective Parcels. As soon as reasonably possible after completion of the construction of each Building, the Owner thereof, at its expense, shall cause an "as-built" survey to be made of its Parcel. If such survey discloses that the Building causing such survey to be made has not been constructed precisely within such Owner's Parcel, then, upon request of the constructing Owner, the other Owner shall grant to the constructing Owner an easement over that portion of the Common Area as is required to allow the location of such Building as shown on the survey and the constructing Owner shall grant to the other Owner an easement over that portion of its Parcel upon which the Building is not located for use as a portion of the Common Area. Any such easements shall remain in existence so long as such Building shall be in existence. Nothing herein contained shall be deemed to relieve or excuse either Owner from


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                                                            [20th Century Plaza]
exercising all due diligence to construct its Building within its Parcel. All of the costs and expenses of granting such easements, including without limitation, any attorneys' fees incurred in connection therewith by the other Owner, and of improving the portion of the constructing Owner's Parcel which is to be used as a portion of the Common Area so as to integrate such portion into the Common Area shall be borne solely by the constructing Owner.

                                   ARTICLE XI

                           TERMINATION AND AMENDMENT

11.1     Duration.

     This Declaration shall be effective as of the date of Recordation and shall continue in full force and effect for ninety-nine (99) years or until the expiration or earlier termination of the Ground Lease, whichever is earlier. Thereafter, this Declaration shall be automatically extended for successive periods of ten (10) years each, unless an instrument signed by all then Owners of the Parcels, and consented to by their Mortgagees, is duly Recorded, which Recordation shall occur at least one (l) year prior to the end of any such period for the purpose of terminating or amending this Declaration in whole or in part, or with respect to the application of this Declaration to any Parcel existing at that time. Upon termination of this Declaration, all rights and privileges derived from, and all duties and obligations created and imposed by, the provisions of this Declaration, shall terminate and have no further force or effect; provided, however, that the termination of this Declaration shall not limit or affect any remedy at law or in equity of any Owner against any other Owner with respect to any liability or obligation arising or to be performed under this Declaration prior to the date of such termination.

11.2     Amendments.

     The provisions of this Declaration may be modified or amended only upon the agreement of Owners (including, as applicable, Declarant) who own a majority of the Parcel Area. Notwithstanding the foregoing, any modification or amendment to this Declaration shall comply with the following: (1) any such modification or amendment must be within the general spirit and overall intention of this Declaration, (2) prior to any such modification or amendment Declarant shall obtain the approval of any governmental agency to such modification or amendment where such approval is required by such governmental agency, (3) any modification or amendment shall not provide for any type of Improvements or use presently specifically prohibited by this Declaration, (4) such modification or amendment shall not materially adversely affect any Owner (or the Declarant), or its rights, duties and privileges specified in this Declaration, without the written consent of such Owner and any Mortgagee of such Owner, and (5) any such modification or amendment shall not increase an Owner's pro-rata share of the Common Expenses without the written consent of such Owner and any Mortgagee of such Owner. No such modification or amendment shall be effective until the Owners have been given thirty (30) days prior written notice of the proposed change and a proper instrument in writing has been executed, acknowledged, and Recorded. Notwithstanding the foregoing, any such amendment or modification, to be effective, must also be approved in writing by (a) the affected Mortgagees if such amendment or modification would either (i) affect the protection and rights of such


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                                                            [20th Century Plaza]

Mortgagees as set forth in Article XII below, (ii) change the method of calculating Owner's respective proportionate shares of Common Expenses, or (iii) affect the validity of such Mortgagee's security.

11.3     Termination  of  Declarant's  Interest.

     Declarant's right to enforce the provisions of this Declaration shall continue for so long as Declarant owns any Parcel; provided, however, that Declarant shall be entitled, at any earlier time, by an instrument in writing executed and acknowledged and Recorded, to terminate in whole or in part its right to enforce the provisions of this Declaration.

                                   ARTICLE XII

                               RIGHTS OF LENDERS

12.1     Priority  of  Lien  of  Mortgage.

     This Declaration shall be and remain senior in priority to all Mortgages hereafter executed upon the Project, any Parcel or any portion thereof;
provided, however, that no breach of the covenants, conditions or restrictions herein contained or foreclosure of any lien herein created for Common Expenses shall affect, impair, defeat or render invalid the lien, charge or priority of any Mortgage made in good faith and for value encumbering any Parcel. Any Mortgagee or other Owner whose title to a Parcel is derived through foreclosure, trustee's sale or deed in lieu of foreclosure, shall take title to such Parcel subject to, and shall be bound by, all the covenants, conditions and restrictions set forth in this Declaration.

12.2     Notice  of  Default.

     Each Mortgagee, upon filing a written request for such notification with Declarant, is entitled to written notification from Declarant of any default by the Owner of such Parcel or Building in the performance of the applicable Owner's obligations under this Declaration, which default is not cured within thirty (30) days after Declarant gives written notice thereof to such Owner.

12.3     Request  for  Notice.

     No Mortgagee shall be entitled to receive any notice which this Declaration requires Declarant to give to such Mortgagee unless and until such Mortgagee has delivered to Declarant a written request for such notice. Such request for notice shall state which Parcel or Improvement is encumbered by its mortgage or subject to a ground lease. Notwithstanding the foregoing or anything contained in this Declaration, any Mortgagee where Declarant is mortgagor shall automatically be entitled to receive any notice or other information or material which this Declaration requires to be given to Declarant, without a written request for such notice, so long as the mortgage includes a notice provision for the Mortgagee. A Mortgagee's rights pursuant to this Declaration, including, without limitation, the priority of the lien of its mortgage over the lien for Common Expenses levied by Declarant hereunder shall not be affected by the failure to request such notice. Any request for notice delivered to Declarant and the automatic notice


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
provisions hereof shall remain effective without any further action by the requesting Person for so long as the requesting Person continues to be the Mortgagee, with respect to the Parcel or Improvement for which the request for notice was given.

12.4     Curing  Defaults.

     A Mortgagee or the immediate transferee of such Mortgagee, who acquires title by judicial foreclosure, a deed in lieu of foreclosure or trustee sale, or otherwise, shall not be obligated to cure any breach of the provisions of this Declaration which occurred before such Mortgagee or transferee acquired the title to a Parcel if (a) such breach is noncurable or of a type which is not practical or feasible to cure, and (b) such Mortgagee did not have notice of such a breach at the time it acquired a lien or security interest in the Parcel.


12.5     Availability  of  Documents.

     Declarant shall make available to Owners and Mortgagees current copies of the Controlling Documents. "Available" means available for inspection, upon request, during normal business hours or under other reasonable circumstances.


12.6     Conflicts.

     In the event of any conflict between any of the provisions of this Article XII and any of the other provisions of this Declaration, the provisions of this
Article  XII  shall  control.

                                  ARTICLE XIII

             WAIVER OF JURY TRIAL, ARBITRATION, LITIGATION EXPENSES

13.1     WAIVER  OF  TRIAL  BY  JURY.

     ANY LITIGATION COMMENCED BY ANY OWNER AGAINST ANY OTHER OWNER RESULTING FROM ANY BREACH OR ALLEGED BREACH OF THE TERMS OF THIS DECLARATION SHALL BE TRIED WITHOUT A JURY AND ANY SUCH OWNER SHALL BE DEEMED TO HAVE WAIVED ANY RIGHT TO A TRIAL BY JURY.

13.2     Arbitration.

          13.2.1.     General  Submittals  to  Arbitration.  Notwithstanding
                       ------------------------------------
anything to the contrary contained in this Declaration, the submittal of all matters to arbitration in accordance with the terms of this Section 13.2 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Declaration, except for claims which (A) seek anything other than enforcement of rights under this Declaration, or (B) which are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, which disputes shall be resolved by suit filed in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to applicable law.


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          13.2.2.     JAMS.  Any  dispute  to  be  arbitrated  pursuant  to the
                       ----
provisions of this Section 13.2 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "Arbitrator") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

          13.2.3.     Arbitration  Procedure.
                       ----------------------

               13.2.3.1     Pre-Decision  Actions.  The  Arbitrator  shall
                             ---------------------
schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

               13.2.3.2     The  Decision.  The  arbitration shall be conducted
                             -------------
in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the terms and provisions of this Declaration. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure
Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Declaration. The Arbitrator may award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be


                              EXHIBIT P - Page -31-                       CCR&Rs
                                                            [20th Century Plaza]
determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

13.3     Attorney's  Fees  and  Costs.

     If any Owner, Occupant or Declarant brings an action against any other Owner, Occupant or Declarant by reason of a breach or alleged violation of any covenant, term or obligation of this Declaration, or for the enforcement of any provision of this Declaration or otherwise arising out of this Declaration, the prevailing party in such action shall be entitled to its cost of suit and reasonable attorneys' fees, which shall be made part of any judgment rendered in such action. For the purposes of this Declaration, the term "attorneys' fees" shall mean the fees and expenses of counsel to the parties hereto, which may include post-judgment motions, contempt proceedings, garnishment, levy and debtor and third-party examinations, discovery, bankruptcy, litigation, printing, photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, all of which shall be deemed to have accrued upon the commencement of such action.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

14.1     Constructive  Notice  and  Acceptance.

     Every Person who now or hereafter owns or acquires any right, title or interest in or to any portion of the Project or any Parcel is and shall be conclusively deemed to have consented and agreed to every covenant, condition, restriction and provision contained in this Declaration, whether or not any reference to this Declaration is contained in the instrument by which such Person acquired an interest in the Project.

14.2     Declarant's  Rights  Under  Other  Documents.

     Nothing herein contained shall prejudice or diminish in any way Declarant's rights under any other documents which may be subsequently Recorded against all or any portions of the Project.

14.3     Land  Use  Matters.

     Declarant shall retain the right, in its sole discretion, for the benefit of the Parcels of which Declarant or an affiliate of Declarant then retains ownership or for the benefit of all or any other portion of the Project, to apply for, obtain, prepare, change, amend, supplement, modify or terminate any Governmental Requirement or any Controlling Document. Each Owner, by accepting its deed or assignment of lease or by executing a sublease, as the case may be, and each Occupant, by accepting the right to occupy a Parcel, agrees to support the general plan of improvement and development of the Project, as from time to time conceived, determined, amended, modified or supplemented by Declarant and affiliates of Declarant, and further agrees that it will cooperate with, take all steps required of it to accomplish the foregoing and not


                              EXHIBIT P - Page -32-                       CCR&Rs
                                                            [20th Century Plaza]
oppose or interfere in any fashion (including, without limitation, by speaking out at public hearings) with Declarant's (or such affiliate of Declarant's) efforts to complete development of the Project (including, without limitation, ingress and egress through lands immediately adjacent to the Project).

14.4     Notices.

          14.4.1 Except as otherwise expressly provided in this Declaration or required by law, all notices, consents, requests, demands, approvals, authorizations and other communications (each a "Notice") provided for herein shall be in writing and shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"); (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail; (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to the intended party at its last known address. For purposes of this Section 14.4, "last known address" with respect to any Owner shall mean such Owner's address supplied by such Owner to Declarant. If no address is supplied, then such Owner's address shall be deemed to be the address of any Parcel owned by such Owner. If personally delivered, then such Notice shall be effective upon delivery. If sent by telex or fax transmission or other form of electronic transmission, then such Notice shall be effective upon transmission (if prior to 6:00 p.m. in the recipient's time zone; but if after 6:00 p.m., then such Notice shall be effective at 9:00 a.m. on the next business day after such transmission). If mailed, then such Notice shall be deemed given on the third day after it is deposited in the mail in accordance with the foregoing. Any correctly addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first date that such Notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger, officer of the law or overnight delivery service.

          14.4.2 With respect to (i) any such notice, consent, request, demand, approval, authorization or communication, and (ii) any document or instrument (whether a Controlling Document or otherwise) given or made available to any Owner hereunder or under any of the other Controlling Documents and which might concern an Occupant of such Owner's Parcel, it shall be the sole responsibility of such Owner to make a copy thereof available in a timely manner to such Occupant.

14.5     Liberal  Construction.

     The provisions of this Declaration shall be liberally construed to effectuate its purpose. The failure to enforce any provision of this Declaration shall not constitute a waiver of the right to thereafter enforce such provision or the right to enforce any other provision hereof.

14.6     Singular  Includes  Plural.

     Whenever the context of this Declaration requires, the singular shall include the plural, and vice versa, and the masculine shall include the feminine
                        ----------
and  vice  versa.
     -----------


                              EXHIBIT P - Page -33-                       CCR&Rs
                                                            [20th Century Plaza]
14.7     Headings.

     Section and Article headings, where used in this Declaration, are inserted for convenience only and are not intended to be a part hereof or in any way to define, limit or describe the scope and intent of the particular provisions to which they refer.

14.8     Effect  of  Invalidation.

     Each covenant, condition and restriction of this Declaration is intended to be, and shall be construed as, independent and severable from each other covenant, condition and restriction. If any covenant, condition or restriction of this Declaration is held to be invalid by any court, the invalidity of such covenant, condition or restriction shall not affect the validity of the remaining covenants, conditions and restrictions hereof.

14.9     Cumulative  Remedies.

     Each remedy provided for in this Declaration and/or in the Controlling Documents shall be cumulative and not exclusive. The failure to exercise any remedy provided for in this Declaration or any other Controlling Document shall not constitute a waiver of such remedy or of any other remedy provided herein or therein.

14.10     Conflicting  Provisions.

     In the case of any conflict between this Declaration or any of the other Controlling Documents, this Declaration shall control.


                              EXHIBIT P - Page -34-                       CCR&Rs
                                                            [20th Century Plaza]

14.11     Approvals.

     Any reference in the Declaration to an approval by the Declarant, shall, unless set forth otherwise, be deemed to be in Declarant's sole and absolute discretion.

IN WITNESS WHEREOF, Declarant has hereunto affixed the following signatures as of the date first above written.

                                      "Landlord":

                                      TISHMAN WARNER CENTER VENTURE, LLC,
                                      a California limited liability company

                                      By:  TIW INVESTMENT CORPORATION,
                                           a California corporation,
                                           Its manager

                                           By:
                                              ----------------------------------
                                                Alan D. Levy,
                                                Chief Executive Officer


                                                            [20th Century Plaza]

STATE  OF                )
                         )  ss.
COUNTY  OF               )



     On  ________________________, before me, ________________________, a Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                  ____________________________________________
                      Notary Public in and for said State




                              EXHIBIT P - Page -34-                       CCR&Rs
                                                            [20th Century Plaza]

                            EXHIBIT "A" TO EXHIBIT P
                            ------------------------

                              LEGAL DESCRIPTION OF
                              --------------------

                                   THE CENTER
                                   ----------
















                      EXHIBIT "A" TO EXHIBIT P - Page -1-                 CCR&Rs
                                                            [20th Century Plaza]

                      EXHIBIT "A" TO EXHIBIT P - Page -2-                 CCR&Rs
                                                            [20th Century Plaza]

                      EXHIBIT "A" TO EXHIBIT P - Page -3-                 CCR&Rs
                                                            [20th Century Plaza]

                            EXHIBIT "B" TO EXHIBIT P
                            -------------------------

                                   SITE PLAN
                                   ----------















                      EXHIBIT "B" TO EXHIBIT P - Page -3-                 CCR&Rs
                                                            [20th Century Plaza]

                                   EXHIBIT Q
                                   ----------

                               20TH CENTURY PLAZA

                       FORM OF RECOGNITION OF COVENANTS,

                          CONDITIONS, AND RESTRICTIONS



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

ALLEN, MATKINS, LECK, GAMBLE
& MALLORY LLP
1999 Avenue Of The Stars, Suite 1800
Los Angeles, California 90067-6050

Attention:  Anton N. Natsis, Esq.



                        (Space Above For Recorder's Use)

                            RECOGNITION OF COVENANTS,

                          CONDITIONS, AND RESTRICTIONS

     This Recognition of Covenants, Conditions, And Restrictions (this "Agreement") is entered into as of the ____ day of ___________ , 19____, by and between ("Landlord"), and ("Tenant"), with reference to the following facts:

     A. Landlord and Tenant entered into that certain Office Lease Agreement dated ______________ (the "Lease"). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the "Premises") located in an office building on certain real property described in EXHIBIT A attached hereto
                                                       ---------
and  incorporated  herein  by  this  reference  (the  "Property").

     B.     The  Premises  are  located  in  an  office building located on real property which is part of an area owned by Landlord containing approximately ____ (_) acres of real property (the "Project"), as more particularly described in EXHIBIT B attached hereto and incorporated herein by this reference.
    ----------

     C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "Declaration"), dated __________ , 19__, in connection with the Project.

     D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

     NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,


                              EXHIBIT Q - Page -1-                        CCR&Rs
                                                            [20th Century Plaza]

     1.     Tenant's Recognition of Declaration.  Notwithstanding that the Lease
            -----------------------------------
has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

     2.     Miscellaneous.
            -------------

     2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

     2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

     2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that, except as set forth in the Lease (the provisions of which, notwithstanding, may not be construed to waive or modify in any respect Tenant's obligations under this Agreement) there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

     2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

     2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determine by the court of other tribunal having jurisdiction, including matters on appeal.

     2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to In any way in connection with the interpretation or enforcement of this Agreement.

     2.7 If any provision of this Agreement, as applied to any party of to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

     2.8     Time  is  of  the  essence  of  this  Agreement.

     2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.


                              EXHIBIT Q - Page -2-                        CCR&Rs
                                                            [20th Century Plaza]

     2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.















                              EXHIBIT Q - Page -3-                        CCR&Rs
                                                            [20th Century Plaza]

                        SIGNATURE PAGE OF RECOGNITION OF

                     COVENANTS, CONDITIONS, AND RESTRICTIONS

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                        "Landlord":


                                        --------------------------------,
                                        a
                                           ------------------------------
                                        By:
                                           ------------------------------
                                           Its:
                                               --------------------------



                                        "Tenant":


                                        --------------------------------,
                                        a
                                           ------------------------------
                                        By:
                                           ------------------------------
                                           Its:
                                               --------------------------


                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

STATE OF                 )
                         )  ss.
COUNTY OF                )

On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                  ____________________________________________
                      Notary Public in and for said State





STATE OF                 )
                         )  ss.
COUNTY OF                )

On  ________________________,  before  me,  ________________________,  a  Notary
Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                  ____________________________________________
                      Notary Public in and for said State










                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               20TH CENTURY PLAZA

                                  OFFICE LEASE

                             6303 OWENSMOUTH AVENUE

NOTE: TENANT IS NOT REQUIRED TO NOTIFY LANDLORD THAT TENANT ELECTS TO EXERCISE ITS EXTENSION OPTION(S) UNTIL THIRTY (30) DAYS AFTER TENANT'S RECEIPT OF AN "EXTENSION REMINDER NOTICE" FROM LANDLORD (SEE SECTION 2.3.3).
                                               -------------

                       TISHMAN WARNER CENTER VENTURE, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY,
                                  as Landlord,

                                       and

                            20TH CENTURY INDUSTRIES,
                            A CALIFORNIA CORPORATION,
                                   as Tenant.








                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6303 Owensmouth]

                               20TH CENTURY PLAZA

                       SUMMARY OF BASIC LEASE INFORMATION

     The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (the "Office Lease") which pertains to the "Project," as that term is defined in the Office Lease, to be known as "20TH CENTURY PLAZA" located in Woodland Hills, California. This Summary and the Office Lease are collectively referred to herein as the "LEASE". Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

               TERMS OF LEASE
     (References are to the Office Lease)              DESCRIPTION
     ------------------------------------              -----------

1.   Date:                                 April 8, 1998.

2.   Landlord:                             TISHMAN WARNER CENTER
                                           VENTURE, LLC, a California limited
                                           liability company

3.   Tenant:                               20TH CENTURY INDUSTRIES, a
                                           California corporation.

4.   Premises (Article 1).

     4.1 Building Address:                 6303 Owensmouth Avenue, Woodland
                                           Hills, California  91367

     4.2 Premises:                         A total of 172,520 rentable square feet
                                           of space in the Building as described in
                                           SECTION 1.1 of the Office Lease.
                                           -----------

5.   Lease Term (Articles 1 and 2).

     5.1 Length of Term:                   Fifteen (15) years .


                                      (ii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

     5.2 Lease Commencement Date:          The date which is one hundred twenty
                                           (120) days after the date as of which the
                                           last of the seven (7) floors constituting
                                           the Premises are delivered to Tenant
                                           "Ready for Construction," as that term
                                           is defined in SECTION 1 of the Tenant
                                                         ---------
                                           Work Letter (which Lease
                                           Commencement Date is anticipated to
                                           be December 1, 1999).

     5.3 Lease Expiration Date:            On the fifteenth (15th) anniversary of
                                           the Lease Commencement Date (which
                                           Lease Expiration Date is anticipated to
                                           be November 30, 2014).

6.   Base Rent (Article 3):
                                                    Annual
                                                Rental Rate per
                           Annual            Rentable Square Foot
     Lease Year            Base Rent           of the Premises
     -------------       -------------       ---------------------
     1 through 10        $5,520,640.00       $               32.00
     11 through 15       $5,779,420.00       $               33.50

7.   Additional Rent (Article 3).

     7.1 Tenant's Share:                   A fraction, the numerator of which is
                                           the total number of rentable square feet
                                           contained within the Premises from
                                           time to time and the denominator of
                                           which is 273,882 which, subject to
                                           SECTION 1.5, is the total number of
                                           -----------
                                           rentable square feet in the Building.

     7.2 Annual Direct Expense Allowance:  8.00 per rentable square foot of the
                                           Building.

8.   Security Deposit :                    None.


                                      (iii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

9.   Parking Pass Ratio (Article 18):      Three and thirty-nine one hundredths
                                           (3.39) parking passes for every 1,000
                                           rentable square feet in the Premises,
                                           from time to time, subject to the terms
                                           of ARTICLE 18 of the Office Lease (to be
                                             -----------
                                           adjusted upon the final determination
                                           of the rentable square footage of the
                                           Building pursuant to Section 1.5, based
                                           on the 930 parking total spaces
                                           available for the Building).

10.  Address of Tenant (Section 19.5 ):    20th Century Industries
                                           6301 Owensmouth Avenue
                                           #730 Woodland Hills, California 91367
                                           Attention:  Administrative Services

                                           with a copy to:

                                           Ervin Cohen & Jessup
                                           9401 Wilshire Boulevard
                                           9th Floor Beverly Hills
                                           California 90212
                                           Attention: David P. Kassoy, Esq.

                                           (Prior to and After Lease
                                           Commencement Date)

11.  Broker(s) (Article 14):               Tishman International Companies
                                           10900 Wilshire Boulevard, Suite 510
                                           Los Angeles, California  90024

                                           and

                                           Travers Realty Corporation
                                           550 South Hope Street, Suite 2600
                                           Los Angeles, California 90071

12.  Storage Area (Article 4):

                    Dead Storage Annual   Human Occupancy Storage
     Lease Year         Rental Rate          Annual Rental Rate
     -------------  --------------------  ------------------------
     1 through 10   $              12.50  $                  19.20
     11 through 15  $              15.00  $                  21.00


                                      (iv)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

                                    "Landlord":

                                    TISHMAN WARNER CENTER VENTURE, LLC

                                    a California limited liability company

                                    By: TIW INVESTMENT CORPORATION,
                                        a California corporation,
                                        Its manager

                                             By:
                                                --------------------------------
                                                  Alan D. Levy,
                                                  Chief Executive Officer

                                    "Tenant":

                                    20TH CENTURY INDUSTRIES,
                                    a California corporation

                                    By:
                                       --------------------------------
                                         William L. Mellick, President
                                         and Chief Executive Officer

                                    By:
                                         --------------------------------
                                         William G. Crain, Vice President








                                      (v)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

                                TABLE OF CONTENTS


ARTICLE       SUBJECT MATTER                                     PAGE
---------------------------------------------------------------  ----
ARTICLE 1     PREMISES, BUILDING, PROJECT AND
              COMMON AREAS. . . . . . . . . . . . . . . . . . .    10
ARTICLE 2     LEASE TERM. . . . . . . . . . . . . . . . . . . .    10
ARTICLE 3     RENT. . . . . . . . . . . . . . . . . . . . . . .    10
ARTICLE 4     STORAGE SPACE . . . . . . . . . . . . . . . . . .    10
ARTICLE 5     USE OF PREMISES . . . . . . . . . . . . . . . . .    10
ARTICLE 6     MAINTENANCE, REPAIRS, ADDITIONS
              AND ALTERATIONS . . . . . . . . . . . . . . . . .    10
ARTICLE 7     INSURANCE . . . . . . . . . . . . . . . . . . . .    10
ARTICLE 8     DAMAGE AND DESTRUCTION. . . . . . . . . . . . . .    10
ARTICLE 9     PERSONAL PROPERTY TAX . . . . . . . . . . . . . .    10
ARTICLE 10    SERVICES AND UTILITIES. . . . . . . . . . . . . .    10
ARTICLE 11    ASSIGNMENT AND SUBLETTING . . . . . . . . . . . .    10
ARTICLE 12    DEFAULTS; REMEDIES. . . . . . . . . . . . . . . .    10
ARTICLE 13    CONDEMNATION. . . . . . . . . . . . . . . . . . .    10
ARTICLE 14    BROKERS . . . . . . . . . . . . . . . . . . . . .    10
ARTICLE 15    LANDLORD'S LIABILITY. . . . . . . . . . . . . . .    10
ARTICLE 16    REASONABLENESS AND GOOD FAITH . . . . . . . . . .    10
ARTICLE 17    INTENTIONALLY OMITTED . . . . . . . . . . . . . .    10
ARTICLE 18    TENANT PARKING. . . . . . . . . . . . . . . . . .    10
ARTICLE 19    MISCELLANEOUS PROVISIONS. . . . . . . . . . . . .    10
ARTICLE 20    HOLD SPACE; RIGHT OF FIRST OFFER;
              EXPANSION SPACE . . . . . . . . . . . . . . . . .    10


EXHIBITS
--------
A. . . . . . . . . . . . . .  OUTLINE OF FLOORS OF THE PREMISES
B. . . . . . . . . . . . . . . . . . . . . . OUTLINE OF PROJECT
C. . . . . . . . . . . . . . . . . . . . . . TENANT WORK LETTER
D. . . . . . . . . . . . . . . . . . NOTICE OF LEASE TERM DATES
E. . . . . . . . . . . . . . . . . . . .  RULES AND REGULATIONS
F. . . . . . . . . . . . . . . . . . . . . ESTOPPEL CERTIFICATE
G. . . . . . . . . . . . . . . . . . . . . . . . . STORAGE AREA
H. . . . . . . . . . . . . . . . HVAC DESIGN AND SPECIFICATIONS
I. . . . . . . . . . . . . . . . . .  JANITORIAL SPECIFICATIONS
J. . . . SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
K. . . . . . . . . . . . . . . . . . . .  INTENTIONALLY OMITTED
L. . . . . . . . . . . . . . . . . . . .  INTENTIONALLY OMITTED
M. . . . . . . . . . . . . . . . . . . . .  SHORT FORM OF LEASE
N. . . . . . . . . . . . . . . . . . . . . TERMINATION OF LEASE
O. . . . . . . . . . . . . . . . . . . .  INTENTIONALLY OMITTED


                                      (vi)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

P. . . . . . . . . . . . . . . . . . . . . . . . FORM OF CC&R'S
Q. . . . . . . . . . . . . . . .  FORM OF RECOGNITION OF CC&R'S






                                      (vii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

                          INDEX OF MAJOR DEFINED TERMS


DEFINED TERMS                                                          PAGE
-------------                                                         ------

12-Month Period. . . . . . . . . . . . . . . . . . . . . . . . . . .      38
15-Month Period. . . . . . . . . . . . . . . . . . . . . . . . . . .      39
AAA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      79, 31
Access Areas . . . . . . . . . . . . . . . . . . . . . . . . . . . .      51
Actual Cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
Adjacent Building. . . . . . . . . . . . . . . . . . . . . . . . . .       1
After-Hours HVAC . . . . . . . . . . . . . . . . . . . . . . . . . .      47
Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
Annual Storage Rent. . . . . . . . . . . . . . . . . . . . . . . . .      22
Arbitration Notice . . . . . . . . . . . . . . . . . . . . . . . . .      79, 31
Arbitrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      79, 31
Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      53
Base Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
Basic Number . . . . . . . . . . . . . . . . . . . . . . . . . . . .      63
Best's Rating. . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
BOMA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      61
Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Building Hours . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
Building Top Signage . . . . . . . . . . . . . . . . . . . . . . . .      70
Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
CC&Rs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30
Common Areas . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
Comparable Relocation Space. . . . . . . . . . . . . . . . . . . . .      50
Compliance Obligations . . . . . . . . . . . . . . . . . . . . . . .      75
Coverage Item. . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
Damaged Area . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
Deductible Percentage. . . . . . . . . . . . . . . . . . . . . . . .      32
Earthquake Insurance . . . . . . . . . . . . . . . . . . . . . . . .      32
Earthquake Self-Insurance. . . . . . . . . . . . . . . . . . . . . .      32
Emergency Generator. . . . . . . . . . . . . . . . . . . . . . . . .      51
Estimate Statement . . . . . . . . . . . . . . . . . . . . . . . . .      20
Estimated Additional Rent. . . . . . . . . . . . . . . . . . . . . .      20
Estimated Completion Date. . . . . . . . . . . . . . . . . . . . . .      37
Exercise Notice. . . . . . . . . . . . . . . . . . . . . . . . . . .       7
Expansion Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .      84
Extension Option Reminder Notice . . . . . . . . . . . . . . . . . .       7
Financial Requirements . . . . . . . . . . . . . . . . . . . . . . .      32
First Expansion Delivery Period. . . . . . . . . . . . . . . . . . .      83


                                     (viii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

First Expansion Space. . . . . . . . . . . . . . . . . . . . . . . .      83
First Offer Commencement Date. . . . . . . . . . . . . . . . . . . .      82
First Offer Notice . . . . . . . . . . . . . . . . . . . . . . . . .      81
First Offer Rent . . . . . . . . . . . . . . . . . . . . . . . . . .      82
First Offer Space. . . . . . . . . . . . . . . . . . . . . . . . . .      81
Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . . .      73
Funding Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
Funding Refusal Notice . . . . . . . . . . . . . . . . . . . . . . .      42
Gross-Up Adjustment. . . . . . . . . . . . . . . . . . . . . . . . .      12
Hold Space Periods . . . . . . . . . . . . . . . . . . . . . . . . .      80
Holdover Floors. . . . . . . . . . . . . . . . . . . . . . . . . . .       5
Holdover Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
Holdover Space . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
Hourly Charge. . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
HVAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
Includable Deducted Sums . . . . . . . . . . . . . . . . . . . . . .      27
Initial Floor Delivery Date. . . . . . . . . . . . . . . . . . . . .       4
Insurance Shortfall. . . . . . . . . . . . . . . . . . . . . . . . .      42
Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
JAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      79, 31
Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Landlord Caused Holdover . . . . . . . . . . . . . . . . . . . . . .       5
Landlord Parties . . . . . . . . . . . . . . . . . . . . . . . . . .      29
Landlord's Termination Period. . . . . . . . . . . . . . . . . . . .      42
Lapse Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Lease Commencement Date. . . . . . . . . . . . . . . . . . . . . . .       4
Lease Expiration Date. . . . . . . . . . . . . . . . . . . . . . . .       4
Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
Measurement Period . . . . . . . . . . . . . . . . . . . . . . . . .       3
Minimum Coverage Amount. . . . . . . . . . . . . . . . . . . . . . .      32
Monument Signage . . . . . . . . . . . . . . . . . . . . . . . . . .      70
Nondisturbance Agreement . . . . . . . . . . . . . . . . . . . . . .      67
Notice of Termination. . . . . . . . . . . . . . . . . . . . . . . .      41
Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      65
Option Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
Option Rent Notice . . . . . . . . . . . . . . . . . . . . . . . . .       8
Original Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . .       6
Outside Agreement Date . . . . . . . . . . . . . . . . . . . . . . .       8
Parking Structure. . . . . . . . . . . . . . . . . . . . . . . . . .      63
Permitted User . . . . . . . . . . . . . . . . . . . . . . . . . . .      71
Premises Obligations . . . . . . . . . . . . . . . . . . . . . . . .      25


                                     (ix)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

Pre-Occupancy Space. . . . . . . . . . . . . . . . . . . . . . . . .       4
Proposition 13 . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
Provider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      78
Recognition Agreement. . . . . . . . . . . . . . . . . . . . . . . .      56
Relocated Space. . . . . . . . . . . . . . . . . . . . . . . . . . .      39
Renewal Concessions. . . . . . . . . . . . . . . . . . . . . . . . .       6
Renewal Option Right . . . . . . . . . . . . . . . . . . . . . . . .       6
Repair Certificate . . . . . . . . . . . . . . . . . . . . . . . . .      37
Repair Cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . . . .      32
Review Period. . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
Right of First Offer . . . . . . . . . . . . . . . . . . . . . . . .      81
Riser Areas. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
Second Expansion Delivery Period . . . . . . . . . . . . . . . . . .      84
Self-Insurance Gross-Up. . . . . . . . . . . . . . . . . . . . . . .      32
Self-Insurance Notice. . . . . . . . . . . . . . . . . . . . . . . .      34
Self-Insuring Party. . . . . . . . . . . . . . . . . . . . . . . . .      34
Specifications . . . . . . . . . . . . . . . . . . . . . . . . . . .      70
Standard Tenant Services . . . . . . . . . . . . . . . . . . . . . .      44
Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
Stipulated Numbers . . . . . . . . . . . . . . . . . . . . . . . . .       3
Storage Area . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
Subject Space. . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
Successor Entity . . . . . . . . . . . . . . . . . . . . . . . . . .      71
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      60
Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Tenant Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .      30
Tenant Repair Option . . . . . . . . . . . . . . . . . . . . . . . .      40
Tenant Termination Notice. . . . . . . . . . . . . . . . . . . . . .      38
Tenant's Determination Period. . . . . . . . . . . . . . . . . . . .       8
Transfer Costs . . . . . . . . . . . . . . . . . . . . . . . . . . .      54
Transfer Notice. . . . . . . . . . . . . . . . . . . . . . . . . . .      52
Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
Uninsured Shortfall. . . . . . . . . . . . . . . . . . . . . . . . .      41
Usable Condition . . . . . . . . . . . . . . . . . . . . . . . . . .      36
Warner Center. . . . . . . . . . . . . . . . . . . . . . . . . . . .       7


                          ACKNOWLEDGMENT OF NAME CHANGE
                          -----------------------------

     This ACKNOWLEDGMENT OF NAME CHANGE ("ACKNOWLEDGMENT") is made and entered into as of the __ day of October, 1999, by and between TISHMAN WARNER CENTER
VENTURE, LLC, a California limited liability company ("LANDLORD") and 21ST CENTURY INSURANCE GROUP, a California corporation, formerly known as 20th Century Industries ("TENANT").


                                      (x)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

                                   RECITALS:
                                   --------

A. Landlord and Tenant entered into those certain Leases dated April 8, 1998 (the "LEASES"), whereby Tenant leased those certain premises consisting of a total of 227,653 rentable square feet of space of that certain building located at 6301 Owensmouth Avenue, Woodland Hills California (the "6301 OWENSMOUTH BUILDING"), and those certain premises consisting of a total of 172,520 rentable square feet of that certain building located at 6303 Owensmouth Avenue, Woodland Hills, California (the "6303 OWENSMOUTH BUILDING"), respectively.

B. The 6301 Owensmouth Building and 6303 Owensmouth Building are part of a project known as "20th Century Plaza" (the "PROJECT").

C. Landlord desires to change the Project name, and Tenant desires to change Tenant's name.

                                ACKNOWLEDGMENT:
                                --------------

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby acknowledge as follows:

1.   CAPITALIZED  TERMS.  All  capitalized terms when used herein shall have the
       ----------------
     same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Acknowledgment.

2.   ACKNOWLEDGMENT  OF  PROJECT  NAME  CHANGE. Effective as of the date hereof,
       ---------------------------------------
     Landlord and Tenant acknowledge that the name of the Project shall be changed from "20th Century Plaza" to 21st Century Plaza."

3.   ACKNOWLEDGMENT  OF  TENANT  NAME  CHANGE.  Landlord  and Tenant acknowledge
       --------------------------------------
     that Tenant's name has been changed from "20th Century Industries" to "21st Century Insurance Group."

4.   NO  MODIFICATION.  This Acknowledgment does not modify or affect any of the
     ----------------
     terms and provisions of the Lease, all of which remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Acknowledgment has been executed as of the day and year first above written.

"TENANT"                                     "LANDLORD"



21st Century Insurance Group,                TISHMAN WARNER CENTER VENTURE, LLC,
a California Corporation                     a California limited liability
(formerly known as 20th Century Industries)  company

By: /s/ Richard A. Dinon                     By: /s/ Alan D. Levy
Its: Senior Vice President                   Its: Chairman

By: /s/ Michael J. Cassanego
Its: General Counsel


                                      (xi)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

                              Trammel Crow Company

August 7, 2001

Mr. Bernard Landgraf
21st Century Insurance Group
6301 Owensmouth Avenue, Suite 730
Woodland Hills, CA 91367

Reference:     Property Ownership Change 21st Century Plaza

Dear Mr. Landgraf:

Effective August 3, 2001, the ownership of 21st Century Plaza changed from Tishman Warner Center Venture, LLC to BFWV, LLC. Trammell Crow Company will continue with management of the facility.

Please be advised that all certificates of insurance required pursuant to the lease agreement with 21st Century Insurance Group need to be reissued naming BFWV, LLC as ownership. Accordingly, all rental and other payments should be made out to BFWV, LLC and sent to the following address:

               BFWV, LLC
               c/o Trammell Crow Company
               6301 Owensmouth Avenue, Suite 105
               Woodland Hills, CA 91367

We look forward to a mutually beneficial working relationship with the new ownership. Should additional information be required, do not hesitate to contact me at 818/704-8500.

TRAMMELL CROW COMPANY, Managing Agent

BFWV, LLC

/s/ Suzanne Clement

Suzanne Clement, RPA
Property Manager


                                      (xii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

                            FIRST AMENDMENT TO LEASE
                            ------------------------

     This FIRST AMENDMENT TO LEASE ("FIRST AMENDMENT") is made and entered into as of the 31st day of August, 2000, by and between TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("LANDLORD") and 21ST CENTURY INSURANCE GROUP, a California corporation, formerly known as 20th Century Industries ("TENANT").

                                   RECITALS:
                                   --------

     A. Landlord and Tenant entered into that certain Lease dated April 8, 1998 (the "LEASE"), whereby Tenant leased those certain premises consisting of all the occupiable area of that certain building located at 6301 Owensmouth Avenue, Woodland Hills California (the "BUILDING"), with the exception of the space located on the first (ground) of the Building and indicated on Exhibit . to the Lease and not including any basement storage areas, all as more specifically described in the Lease (the "PREMISES").

     B. Landlord and Tenant now desire to modify and amend the Lease as provided in this First Amendment to, among other things, memorialize the Lease Commencement Date for the Adjacent Building Lease and the Lease Expiration Date for the Lease and to modify the length of the term of the Lease and the Base Rent Schedule for the Premises set forth therein to reflect the determination of the Lease Commencement Date for the Adjacent Building Lease and the Lease Expiration Date for the Lease.

                                   AGREEMENT:
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   CAPITALIZED  TERMS.  All capitalized terms when used herein shall have
          ------------------
          the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

     2.   CONFIRMATION OF LEASE COMMENCEMENT DATE FOR ADJACENT BUILDING LEASE
          -------------------------------------------------------------------
          AND  LEASE EXPIRATION DATE. Landlord and Tenant each hereby agrees and
          --------------------------
          acknowledges that the Lease Commencement Date with respect to the Adjacent Building Lease was February 15, 2000 and, accordingly, that the Lease Expiration Date for the Lease shall be February 28, 2015

     3.   MODIFICATIONS  TO  SUMMARY  OF  BASIC  LEASE INFORMATION. Based on the
          --------------------------------------------------------
          determination of the Lease Commencement Date for the Adjacent Building Lease and the Lease Expiration Date for the Lease set forth in Section 3 above, each of Sections 5.1, 5.3, 6 and 12 of the Summary is amended in its entirety to read as follows:


                                     (xiii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

-------------------------------------  ---------------------------  ------------------------------------------------------------
5.1                                    Length of Term:              Approximately sixteen (16) years, eleven (11) months."
-------------------------------------  ---------------------------  ------------------------------------------------------------
5.3                                    Lease Expiration Date:       February 28, 2015
-------------------------------------  ---------------------------  ------------------------------------------------------------
6                                      Base Rent (Article 3):
-------------------------------------  ---------------------------  ------------------------------------------------------------
Date of Lease Term                     Annual Base Rent             Annual Rental Rate per Rentable Square Foot of the Premises
-------------------------------------  ---------------------------  ------------------------------------------------------------
April 8, 1998 - February 14, 2000      $              4,712,417.00  $                                                      20.70
-------------------------------------  ---------------------------  ------------------------------------------------------------
February 15, 2000 - February 14, 2010  $              4,951,452.75  $                                                      21.75
-------------------------------------  ---------------------------  ------------------------------------------------------------
February 15, 2010 - February 28, 2015  $              5,884,830.05  $                                                      25.85
-------------------------------------  ---------------------------  ------------------------------------------------------------
(Note that Tenant did receive a credit against Base Rent in the amount of $300,000.00 with respect to the month of January, 1999.)"

-------------------------------------  ---------------------------  ------------------------------------------------------------
12                                     Storage Area (Article 4):
-------------------------------------  ---------------------------  ------------------------------------------------------------
Date of Lease Term                     Annual Dead Storage Rental   Dead Storage Annual Rental Rate
-------------------------------------  ---------------------------  ------------------------------------------------------------
April 8, 1998 - February 14, 2000      $                 68,975.10  $                                                      10.38
-------------------------------------  ---------------------------  ------------------------------------------------------------
February 15, 2000 - February 14, 2010  $                 79,740.00  $                                                      12.00
-------------------------------------  ---------------------------  ------------------------------------------------------------
February 15, 2010 - February 28, 2015  $                 96,675.00  $                                                      15.00
-------------------------------------  ---------------------------  ------------------------------------------------------------


     1.   ADDITIONAL CHANGES TO LEASE.
          ---------------------------

               a. Section 3.2 (Additional Rent) of the Lease is hereby amended, retroactively effective as of February 15, 2000, to change the Stop Year to calendar year 2000 so that the measuring period for determining any adjustment to the Annual Direct Expense Allowance of $8.00 shall be calendar year 2000 (subject to a Gross-Up Adjustment for the variable components of Operating Expenses to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied for the entire calendar year 2000) and not the twelve (12) month period commencing on the "Lease Commencement Date," as such term is defined in the Adjacent Building Lease.

               b.   The  final  notice address for Landlord set forth in Section
                    19.5 (Notices) of the Lease is hereby amended in its entirety to read as follows:

                         "Pillsbury Madison & Sutro LLP
                         725 South Figueroa Street, Suite 1200
                         Los Angeles, California 90017
                         Attn: John J. Duffy, Esq."


                                      (xiv)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue]

               c. Section 19.43 (Termination of Adjacent Building Lease) is hereby deleted in its entirety and is of no further force and effect.


     1.   ENTIRE  AGREEMENT;  AMENDMENT.  The  Lease,  as  amended by this First
          -----------------------------
          Amendment, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Lease, as so amended, and no provision of the Lease, as so amended, may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all the parties hereto.

     2.   AUTHORITY.  Each  person executing this First Amendment represents and
          ---------
          warrants that he or she is duly authorized and empowered to execute it, and does so as the act of and on behalf of the party indicated below.

     3.   FORCE  AND  EFFECT.  Except  as  modified by this First Amendment, the
          ------------------
          terms and provisions of the Lease are hereby ratified and confirmed and are and shall remain in full force and defect. Should any inconsistency arise between this First Amendment and the Lease as to the specific matters which are the subject of this First Amendment, the terms and conditions of this First Amendment shall control. This First Amendment shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference.

     IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.


"TENANT"                                "LANDLORD"


21st Century Insurance Group,            TISHMAN WARNER CENTER VENTURE, LLC,
a California Corporation                 a California limited liability company


By: /s/ Richard A. Andre                By: /s/ Alan D. Levy
Its: Vice President, Human Resources    Its: Chairman


                       FIRST AMENDMENT TO LEASE AGREEMENT
                       -----------------------------------

     This FIRST AMENDMENT TO LEASE AGREEMENT ("AMENDMENT") is made as of June 30, 1998 by and between TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("LANDLORD") and 20TH CENTURY INDUSTRIES, a California corporation ("TENANT").

                                   RECITALS:
                                   --------

     A. Landlord and Tenant entered into that certain Lease Agreement dated April 8, 1998 (the "LEASE"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 172,520 rentable square feet of space consisting of the entirety of each of


                                      (xv)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                               [20th Century Industries; 6301 Owensmouth Avenue] the first (1st) through seventh (7th) floors and all the occupiable area of the first (1st) (ground) floor (the "PREMISES") of that certain building located at 6303 Owensmouth Avenue, Woodland Hills California (the "BUILDING").

     B. In a letter dated April 8, 1998 ("Parking Letter Agreement"), Landlord and Tenant agreed that Tenant would allow Landlord to relocate the Temporary Parking to a location designated by Landlord.

     C.   Landlord  and  Tenant now desire to modify certain dates in the Lease.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   CAPITALIZED  TERMS.  All capitalized terms when used herein shall have
          ------------------
          the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Amendment.

     2.   TENANT'S EARLY TERMINATION RIGHT. Section 19.42 of the Lease is hereby
          --------------------------------  -------------
          modified as follows: the date by which Landlord must record a deed of trust is changed from July 1, 1998, to July 15, 1998, and the date on or before which Tenant must give Landlord a Construction Failure Termination Notice is changed from July 15, 1998, to July 31, 1998.

     3.   RELOCATED TEMPORARY PARKING AGREEMENT. The date by which Landlord must
          -------------------------------------
          have commenced construction in order to be allowed to exercise its rights under the Parking Letter Agreement is hereby changed from July 1, 1998, to five (5) business days after recordation of a deed of trust against the Project evidencing a loan for the construction of the Building.

     4.   NO  FURTHER  MODIFICATION.  Except  as  otherwise  set  forth  in this
          -------------------------
          Amendment, all of the terms and provisions of the Lease and the Parking Letter Agreement shall apply and shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"TENANT"                                   "LANDLORD"


21st Century Insurance Group,              TISHMAN WARNER CENTER VENTURE, LLC, a
a California Corporation                   California limited liability company


                                           By: TIW INVESTMENT CORPORATION,
                                           a California corporation
                                           Its Manager


By: /s/ William L Mellick                  By: /s/ Alan D. Levy
William L Mellick                          Alan D. Levy
President and Chief Executive Officer      Chief Executive Officer

By: /s/ William G. Crain
William G. Crain
Vice President


                                     (xvi)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

                           SECOND AMENDMENT TO LEASE
                           --------------------------

     This SECOND AMENDMENT TO LEASE AGREEMENT ("AMENDMENT") is made as of July 13, 1998 by and between TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("LANDLORD") and 20TH CENTURY INDUSTRIES, a California corporation ("TENANT").

                                   RECITALS:
                                   --------

     A. Landlord and Tenant entered into that certain Lease Agreement dated as of April 8, 1998 (the "LEASE"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 172,520 rentable square feet of space consisting of the entirety of each of the first (1st) through seventh (7th) floors and all the occupiable area of the first (1st) (ground) floor (the "PREMISES") of that certain building located at 6303 Owensmouth Avenue, Woodland Hills California (the "BUILDING").

     B. In a letter dated April 8, 1998 ("Parking Letter Agreement"), Landlord and Tenant agreed that Tenant would allow Landlord to relocate the Temporary Parking to a location designated by Landlord.

     C. By that certain First Amendment to Lease Agreement dated June 30, 1998, Landlord and Tenant modified certain dates in the Lease.

     D. Landlord and Tenant now desire to further modify certain dates in the Lease.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   CAPITALIZED  TERMS.  All capitalized terms when used herein shall have
          ------------------
          the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Amendment.

     2.   TENANT'S EARLY TERMINATION RIGHT. Section 19.42 of the Lease is hereby
          --------------------------------  -------------
          modified as follows: the date by which Landlord must record a deed of trust is changed to July 31, 1998, and the date on or before which Tenant must give Landlord a Construction Failure Termination Notice is changed to August 15, 1998.

     3.   NO  FURTHER  MODIFICATION.  Except  as  otherwise  set  forth  in this
          -------------------------
          Amendment, all of the terms and provisions of the Lease and the Parking Letter Agreement shall apply and shall remain unmodified and in full force and effect.


                                     (xvii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.


"TENANT"                                   "LANDLORD"


21st Century Insurance Group,              TISHMAN WARNER CENTER VENTURE, LLC, a
a California Corporation                   California limited liability company


                                           By: TIW INVESTMENT CORPORATION,
                                           a California corporation
                                           Its Manager


By: /s/ William L Mellick                  By: /s/ Alan D. Levy
William L Mellick                          Alan D. Levy
President and Chief Executive Officer      Chief Executive Officer

By: /s/ William G. Crain
William G. Crain
Vice President


                            THIRD AMENDMENT TO LEASE
                            -------------------------

     This THIRD AMENDMENT TO LEASE ("AMENDMENT") is made and entered into as of the 14th day of February, 2000, by and between TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("LANDLORD") and 21ST CENTURY INSURANCE GROUP, a California corporation, formerly known as 20th Century Industries ("TENANT").

                                   RECITALS:
                                   --------

     A. Landlord and Tenant entered into that certain Lease dated April 8, 1998 (the "LEASE"), whereby Tenant leased those certain premises consisting a total of 172,520 rentable square feet of space and comprising the entirety of each of the second (2nd) through seventh
          (7th) floors and all the occupiable area of the first (1st) (ground) floor (the "INITIAL PREMISES") of that certain building located at 6303 Owensmouth Avenue, Woodland Hills California (the "BUILDING"). The Lease has previously been amended by the First Amendment to Lease dated as of June 30, 1998, and the Second Amendment to Lease dated as of July 13, 1998.

     B. Pursuant to Section 4.1 of the Lease, Tenant leased from Landlord that certain storage area, containing 8,062 rentable square feet of space, located in the basement level of the Building and indicated in hatch marks as set forth in Exhibit G attached to the Lease (the "ORIGINAL
                                  ---------
          STORAGE  AREA").

     C. Tenant desires to substitute a portion of the Original Storage Area with another storage area which is also located in the basement level of the Building.

                                   AGREEMENT:
                                   ---------


                                     (xviii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   CAPITALIZED  TERMS.  All capitalized terms when used herein shall have
           -----------------
          the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Amendment.

     2.   AMENDMENT  OF  STORAGE  AREA.  Effective  as  of  the date hereof, the
          ----------------------------
          Original Storage Area shall be amended by substituting for that portion of the Original Storage Area indicated in square hatch marks as set forth in Exhibit "A" attached hereto, that storage area, consisting of 1,134 rentable (878) usable square feet, indicated in hatch marks as set forth in Exhibit "A" attached hereto (the
          SUBSTITUTION STORAGE AREA"). The "Storage Area," as that term is defined in the Lease, shall hereafter refer collectively to the remaining portion of the Original Storage Area and the Substitution Storage Area, containing approximately 8,062 rentable square feet of space in the aggregate.

     3.   NO FURTHER MODIFICATION. Except as set forth in this Amendment, all of
          -----------------------
          the terms and provisions of the Lease and Side Letter shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.


"TENANT"                                   "LANDLORD"


21st Century Insurance Group,              TISHMAN WARNER CENTER VENTURE, LLC, a
a California Corporation                   California limited liability company


By: /s/ Richard A. Dinon                   By: TISHMAN INTERNATIONAL COMPANIES
Its: Senior Vice President                 Its: Agent


By: /s/ Michael J. Cassanego               By: /s/ Arlene C. Pepp
Its: General Counsel                       Its: Vice President Arlene C. Pepp



                           FOURTH AMENDMENT TO LEASE
                           --------------------------

     This FOURTH AMENDMENT TO LEASE AGREEMENT ("FOURTH AMENDMENT") is made by and entered into as of the 31st day of August, 2000, by and between TISHMAN WARNER CENTER VENTURE, LLC, a California limited liability company ("LANDLORD") and 21ST CENTURY INSURANCE GROUP, a California corporation, formerly known as 20th Century Industries ("TENANT").

                                   RECITALS:
                                   --------


                                     (xix)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

     A. Landlord and Tenant entered into that certain Lease dated April 8, 1998 (the "ORIGINAL LEASE"), whereby Tenant leased those certain premises consisting of the entirety of each of the second (2nd) through seventh (7th) floors and all the occupiable area of the first
          (1st) (ground) floor (the "INITIAL PREMISES") of that certain building located at 6303 Owensmouth Avenue, Woodland Hills California (the "BUILDING"). The Original Lease has previously been amended by the First Amendment to Lease dated as of June 30, 1998, the Second Amendment to Lease dated as of July 13, 1998 and the Third Amendment to Lease dated as of February 14, 2000 and, as so amended, is hereinafter referred to as the "LEASE."

     B. Landlord and Tenant now desire to modify and amend the Lease as provided in this Fourth Amendment to, among other things, memorialize the Lease Commencement and Lease Expiration Dates and the recalculation of the rentable square footage in the Building and in the Premises.

                                   AGREEMENT:
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   CAPITALIZED  TERMS.  All capitalized terms when used herein shall have
          ------------------
          the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.


     2.   CONFIRMATION  OF  LEASE  COMMENCEMENT  DATE AND LEASE EXPIRATION DATE.
          ---------------------------------------------------------------------
          Landlord and Tenant each hereby agrees and acknowledges that the Lease Commencement Date with respect to the Initial Premises was February 15, 2000 and that the Lease Expiration Date for the Lease shall be February 28, 2015.


     3.   RENTABLE  SQUARE  FOOTAGE OF PREMISES AND BUILDING. The square footage
          --------------------------------------------------
          of each of the Premises and of the Building may been recalculated by Landlord and by Tenant pursuant to BOMA in accordance with Section 1.5 of the Original Lease and the recalculated number of rentable square feet of each floor of the Premises and for each floor of the entire Building agreed to by Landlord and by Tenant is as provided below.

                        Floor         Rentable Square Feet
                          1                 18,699
                          2                 24,968
                          3                 26,890
                          4                 26,983
                          5                 26,983
                          6                 26,983
                          7                 27,174
                          8                 27,174
                          9                 27,256
                         10                 27,256
                         11                26,619


                                     (xx)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

     Accordingly, the recalculated total rentable square footage of the Initial Premises is 178,684 (in lieu of 172,520 as set forth in Section 4.2 of the Summary and Section 1.1 of the Original Lease) and the recalculated total rentable square footage of Floors 1 to 11, inclusive, of the Building is 286,985 (in lieu of 273,882 as set forth in Section 7.1 of the Summary and Section 1.1 of the Original Lease). The recalculation as set forth above is no longer subject to Tenant's right to remeasure pursuant to Section 1.5 of the Original Lease.

1.   RENTABLE  SQUARE  FOOTAGE  OF THE STORAGE AREA. Landlord and Tenant further
     ----------------------------------------------
     agree that the Storage Area, as recalculated pursuant to BOMA, contains approximately 8,350 rentable square feet.

2.   BASE  RENT FOR INITIAL PREMISES. Based on the recalculation of the rentable
     -------------------------------
     square  footage  of  the  Initial  Premises  set  forth in Section 3 above,
     Section 6 of the Summary of the Original Lease is amended in its entirety to read as follows with respect to the Initial Premises:

    6       Base Rent (Article 3):
Lease Year      Annual Base Rent     Annual Rental Rate per Rentable Square Foot of the Premises
----------  -----------------------  ------------------------------------------------------------
1-10        $          5,717,760.00  $                                                      32.00
----------  -----------------------  ------------------------------------------------------------
11-15       $          5,985,780.00  $                                                      33.50
----------  -----------------------  ------------------------------------------------------------

1.   TENANT'S  SHARE  FOR  INITIAL  PREMISES.  Based on the recalculation of the
     ---------------------------------------
     rentable square footage of the Initial Premises set forth in Section 3 above, Tenant's Share for the Initial Premises is 62.26%.

2.   PARKING  PASSES  FOR  INITIAL  PREMISES.  Based on the recalculation of the
     ---------------------------------------
     rentable square footage of the Initial Premises set forth in Section 3 above, the number of parking passes for the Initial Premises shall be 606.

3.   ADDITIONAL  CHANGES  TO  LEASE.
     ------------------------------

          a. Each of the phrases "incurred during the first twelve (12) months of the Lease Term" and '`for the first twelve (12) months of the Lease Term" set forth in the fifth, sixth, seventh and eighth sentences of Section 3.2 (Additional Rent) of the Original Lease is hereby amended in its entirety to read, respectively, as follows: "incurred during the calendar year 2000" and "for the calendar year 2000" so that the measuring period for determining any adjustment to the Annual Direct Expense Allowance of $8.00 shall be calendar year 2000 (subject to a Gross-Up


                                     (xxi)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

               Adjustment for the variable components of Operating Expenses to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied for the entire calendar year 2000) and not the first twelve (12) months of the Lease Term.

          b. The final notice address for Landlord set forth in Section 19.5 (Notices) of the Lease is hereby amended in its entirety to read as follows:

                    "Pillsbury Madison & Sutro LLP
                    725 South Figueroa Street, Suite 1200
                    Los Angeles, California 90017
                    Attn: John J. Duffy, Esq."

          c. Section 19.42 (Early Termination Based upon Landlord's Factual Inability to Commence Construction of the Building) of the Original Lease is hereby deleted in its entirety and is of no further force and effect.

          d. Section 20.1 (Hold Space Period) of the Original Lease is hereby deleted in its entirety and is of no further force and effect.

          e. Section 20.2 (Right of First Offer) of the Original Lease is hereby amended in the following respects:

                    i. The first sentence is amended in its entirety to read as follows: "After the initial leasing thereof in each instance and continuing thereafter through the end of the Lease Term (subject to the terms of Section 20.2.6, below), Landlord hereby grants to Tenant a Right of First Offer (the "Right of First Offer") with respect to any space not then included in the Premises whether or not a full floor space (the "First Offer Space")."

                    ii.  The  Section  referenced  in  the  last line of Section
                         20.2.3 (First Offer Space Rent) is changed from Section
                         2.2.2  to  Section  2.3.2.

                    iii. Landlord  shall  provide  Tenant  with  notice  of  the expiration date for each of the initial leases which Landlord enters into for any of the First Offer Space, it being agreed and understood that Landlord shall have no liability to Tenant if Landlord should for any reason fail to furnish Tenant with any such notice. In addition, upon the request of the Tenant, at any time during the Term of the Lease (but not more than twice in any 12-month period), Landlord shall furnish Tenant with a list setting forth the expected expiration dates for any leases then in effect with respect to any of the First Offer Space. Notwithstanding the foregoing, if, for any reason, Landlord fails to furnish Tenant with notice of the expiration date of an initial lease of any of the First Offer Space at least six (6) months prior to the scheduled expiration date of the term of such initial lease as set forth in such initial lease, then, Tenant shall be entitled to up to ninety (90) days


                                     (xxii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

                         (rather than only fifteen (15) business days, as provided in Section 20.2.2) in which to deliver notice to Landlord of Tenant's intention to exercise its right of First Offer with respect to the space described in a First Offer Notice.

          a. Section 20.3 (Expansion Space) is hereby amended in its entirety to read as follows:

          "20.3  Expansion  Space. Landlord hereby grants to Tenant the right to
                 ----------------
          lease floors eight (8) and nine (9) of the Building (collectively, the "FIRST EXPANSION SPACE"), and Floors ten (10) and eleven (11) (collectively. the "SECOND EXPANSION SPACE"), upon the terms and conditions set forth in this Section 20.3 and in this Lease, to the
                                          ------------
          extent such First Expansion Space and Second Expansion Space is not already part of the Premises. The First Expansion Space and Second Expansion Space are sometimes collectively referred to in this Section
                                                                         -------
          20.3  as  the  "EXPANSION  SPACE".
          ----

          20.3.1  Method  of Exercise. In the event that Tenant desires to Lease
                  -------------------
          the First Expansion Space or Second Expansion Space, Tenant shall deliver to Landlord written notice, which notice, in the case of Tenant's desire to lease any portion of the First Expansion Space, shall be delivered on or before February 1, 2004, and in the case of the Second Expansion Space, shall be delivered on or before December 31, 2009, which notice shall contain Tenant's irrevocable exercise of its option to lease the First Expansion Space or Second Expansion Space, as applicable, and shall indicate therein whether Tenant is leasing the two (2) floors or only one (1) floor of the applicable
          Expansion Space, and if only one (1) floor, which floor. Any such floor or floors so elected by Tenant must be contiguous with Tenant's then-existing Premises. Tenant's failure to make any choice in the notice shall be deemed Tenant's election to lease the two (2) floors.

          20.3.2  Delivery  of  the  First  Expansion Space. In the event Tenant
                   ----------------------------------------
          properly exercises its right to lease the First Expansion Space, Landlord shall deliver the First Expansion Space to Tenant either (i) within the period which commences May 1, 2004 and ends October 31, 2005, or (ii) on a date which is within thirty (30) days after the expiration of any initial lease of any portion of the First Expansion Space by Landlord (and Landlord hereby agrees that any such initial lease shall not exceed five (5) years) (either such period, as applicable, the "FIRST EXPANSION DELIVERY PERIOD").

          20.3.3  Delivery  of  the  Second Expansion Space. In the event Tenant
                  -----------------------------------------
          properly exercises its right to lease the Second Expansion Space, Landlord shall deliver the Second Expansion Space to Tenant within the period which commences July 1, 2010 and ends June 30, 2011 (such period, "SECOND EXPANSION DELIVERY PERIOD").

          20.3.4  Expansion  Rent.  The Rent payable by Tenant for the Expansion
                  ---------------
          Space leased by Tenant (the "EXPANSION RENT") shall be the same rate at which Rent is then payable by Tenant under this Lease as of the applicable "Expansion Space Commencement Date," as that term is defined in Section 20.3.6 of this Lease, which
                       ---------------


                                    (xxiii)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

          Expansion Rent shall include all applicable escalations to the Rent made and to be made during the Lease Term, and shall include the same Annual Direct Expense Allowance as is applicable to the initial Premises.

          20.3.5  Construction  of  Expansion  Space. Tenant shall construct the
                  ----------------------------------
          initial improvements in the Expansion Space in accordance with the terms of the Tenant Work Letter as modified in Section 11, below, of this Fourth Amendment, provided that the Tenant Improvement Allowance granted to Tenant in connection with any such Expansion Space shall be equal to (A) the product of (i) $35.00 per rentable square foot of the First Expansion Space or the Second Expansion Space, as applicable, and (ii) a fraction, the numerator of which is the number of months remaining in the initial Lease Term as of the First Expansion Commencement Date or Second Expansion Commencement Date, as applicable, and the denominator of which is 180 (which is the number of months in the entire initial Lease Term), less (B) the amount of
                                                          ----
          the  Tenant  Improvement  Credit.

          20.3.6  Amendment  to Lease. If Tenant timely exercises Tenant's right
                  -------------------
          to lease the First Expansion Space or Second Expansion Space, as applicable, as set forth herein, Landlord and Tenant shall, within thirty (30) days thereafter, execute an amendment evidencing such addition. Such Expansion Space shall automatically be added to the Premises upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Section 20.3, and Tenant shall
                                                  ------------
          commence  payment  of  Rent  for  the  First Expansion Space or Second
          Expansion  Space,  as  applicable, and the term of the First Expansion
          Space or Second Expansion Space, as applicable, shall commence upon the date which is the earlier of (i) the date Tenant commences business in such space, and (ii) one hundred eighty (180) days (plus one (1) day for each day of delay of the substantial completion of the Tenant Improvements to the extent caused by a Landlord Caused Delay, as that term is defined in Section 5.1 of the Tenant Work Letter) after the date of delivery of the applicable Expansion Space to Tenant Ready for Construction (the "FIRST EXPANSION SPACE COMMENCEMENT DATE" or "SECOND EXPANSION SPACE COMMENCEMENT DATE", as applicable). The lease term of any Expansion Space leased by Tenant shall expire on the Lease Expiration Date.

          20.3.7 No Defaults. The rights contained in this Section 20.3 may only
                 -----------                               ------------
          be exercised by Tenant if Tenant occupies the entire Premises. For the purposes hereof, Tenant shall be deemed to be in occupancy of any portion of the premises occupied with or by any Affiliate of Tenant. Tenant shall not have the right to lease any Expansion Space as provided in this Section 20.3 if, as of the date of the attempted
                              -------------
          exercise of any expansion option by Tenant, or as of the scheduled date of delivery of any such Expansion Space to Tenant, Tenant is in default with respect to the payment of Base Rent or any Additional Rent under this Lease after expiration of any applicable cure periods; provided that Tenant shall not be deemed to be in default with respect to the payment of Additional Rent if Tenant is withholding a portion of Tenant's Share of Direct Expenses reasonably and in good faith, by notice delivered to Landlord on or prior to the due date of such Direct Expenses, and the amount of


                                    (xxiv)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

          Direct Expenses withheld by Tenant does not exceed an amount equal to the amount of Additional Rent set forth in the most recent Statement received by Tenant minus the amount of Additional Rent set forth in the Statement for the immediately preceding Expense Year."

     1.   WORK  LETTER.  The Work Letter shall he deemed modified in relation to
          ------------
          Expansion Space and First Offer Space whenever any provision thereof would otherwise reasonably be deemed inappropriate or unintended for that purpose including, without limitation, the following instances:
          (i) Tenant may retain an Architect of its oven choosing to prepare the Construction Drawings, subject to Landlord's prior approval, which approval shall not unreasonably be withheld or delayed, notwithstanding the provisions of Section 3.1; (ii) competitive bidding shall not be required in connection with Tenant's retention of a Contractor to construct Tenant Improvements to Expansion Space or First Offer Space, notwithstanding the provisions of Section 4.1.1; and (iii) the Architect and Contractor shall not be required to hold periodic meetings with the Landlord and its agents regarding preparation of Construction Drawings and construction of the Tenant Improvements, notwithstanding the provisions of Section 4.2.4.

     2.   Entire  Agreement;  Amendment.  The  Lease,  as amended by this Fourth
          -----------------------------
          Amendment, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Lease, as so amended, and no provision of the Lease, as so amended, may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all the parties hereto.

     3.   Authority.  Each person executing this Fourth Amendment represents and
          ---------
          warrants that he or she is duly authorized and empowered to execute it, and does so as the act of and on behalf of the party indicated below.

     4.   Force  and  Effect.  Except  as modified by this Fourth Amendment, the
          ------------------
          terms and provisions of the Lease are hereby ratified and confirmed and are and shall remain in full force and effect. Should any inconsistency arise between this Fourth Amendment and the Lease as to the specific matters which are the subject of this Fourth Amendment, the terms and conditions of this Fourth Amendment shall control. This Fourth Amendment shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.


"TENANT"                                "LANDLORD"


21st Century Insurance Group,            TISHMAN WARNER CENTER VENTURE, LLC,
a California Corporation                 a California limited liability company


                                         By: TISHMAN INTERNATIONAL COMPANIES
                                         Its  Agent


                                    (xxv)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]

By: /s/ Richard A. Andre                By: /s/ Alan D. Levy
Its: Vice President - Human Resources   Its: Chairman






                                    (xxvi)
                                              TISHMAN WARNER CENTER VENTURE, LLC
                                      [20th Century Industries; 6301 Owensmouth]